FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-167764

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-167764) for this offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THIS IS A DRAFT OF THE POOLING AND SERVICING AGREEMENT (THE “DRAFT POOLING AGREEMENT”) WITH RESPECT TO THE MORGAN STANLEY CAPITAL I TRUST 2011-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C3 CLASSES A-1, A-2, A-3 AND A-4 (THE “OFFERED CERTIFICATES”, AND THE OFFER, ISSUANCE AND SALE THEREOF, THE “TRANSACTION”), THAT IS EXPECTED TO BE EXECUTED IN CONNECTION WITH THE CLOSING OF THE TRANSACTION.  THIS DRAFT HAS NOT YET BEEN EXECUTED AND THERE CAN BE NO ASSURANCE THAT TERMS AND PROVISIONS SET FORTH HEREIN WILL NOT CHANGE PRIOR TO EXECUTION.  THE DRAFT POOLING AGREEMENT SHOULD NOT BE READ ALONE, BUT SHOULD ONLY BE READ IN CONJUNCTION WITH (I) THE FREE WRITING PROSPECTUS, DATED SEPTEMBER 2, 2011 AND FILED WITH THE SEC UNDER ACCESSION NUMBERS 0001521536-11-000187 AND 0001521536-11-000188 (THE “FREE WRITING PROSPECTUS”) AND (II) THE FREE WRITING PROSPECTUS ALSO DESIGNATED AS THE “STRUCTURAL AND COLLATERAL TERM SHEET”, DATED SEPTEMBER 2, 2011 AND FILED WITH THE SEC UNDER ACCESSION NUMBERS 0001521536-11-000185 AND 0001521536-11-000186 (THE “TERM SHEET”). THE FREE WRITING PROSPECTUS AND THE TERM SHEET CONTAIN A DESCRIPTION OF THE TERMS OF THE ANTICIPATED FORM OF THE EXECUTED POOLING AND SERVICING AGREEMENT.  AS THE PARTIES TO THE DRAFT POOLING AGREEMENT HAVE NOT YET EXECUTED THE DOCUMENT THE ULTIMATE TERMS OF THE POOLING AGREEMENT MAY CHANGE PRIOR TO THE FINALIZATION OF THE TRANSACTION.  THE DRAFT POOLING AGREEMENT HAS BEEN PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND PROSPECTIVE INVESTORS SHOULD NOT RELY ON THE DRAFT POOLING AGREEMENT AS A BASIS FOR ANY INVESTMENT DECISION.  FOR DISCLOSURE REGARDING THE CHARACTERISTICS, RISKS AND OTHER INFORMATION REGARDING THE OFFERED CERTIFICATES, THE MORTGAGE LOANS AND MORTGAGED PROPERTIES RELATING TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH ANY POTENTIAL INVESTMENT IN THE OFFERED CERTIFICATES, YOU SHOULD READ AND RELY SOLELY ON THE FREE WRITING PROSPECTUS AND THE TERM SHEET.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS FREE WRITING PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY CAPITAL I INC.
as Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer,

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
as Special Servicer,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

TRIMONT REAL ESTATE ADVISORS, INC.,
as Trust Advisor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Custodian, Certificate Administrator, Certificate Registrar and Authenticating Agent

POOLING AND SERVICING AGREEMENT

Dated as of October 1, 2011

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2011-C3

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS;
CALCULATIONS AND CERTAIN OTHER MATTERS

ARTICLE II
DECLARATION OF TRUST;
ISSUANCES OF CERTIFICATES

ARTICLE III
THE CERTIFICATES

ARTICLE IV
ADVANCES

Section 4.1	P&I Advances by Master Servicer	127
Section 4.1A	P&I Advances with Respect to Non-Serviced Mortgage Loans and Serviced Pari Passu Mortgage Loans	128
Section 4.2	Servicing Advances	129
Section 4.3	Advances by the Trustee	130

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Page

Section 4.4	Evidence of Nonrecoverability	130
Section 4.5	Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan	132
Section 4.6	Reimbursement of Advances and Advance Interest	132

ARTICLE V
ADMINISTRATION OF THE TRUST

ARTICLE VI
DISTRIBUTIONS

ARTICLE VII
CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

-ii-

ARTICLE VIII
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

-iii-

Page

Section 8.29	Procedure Upon Termination	241

ARTICLE IX
ADMINISTRATION AND SERVICING OF
SPECIALLY SERVICED MORTGAGE LOANS BY SPECIAL SERVICER

-iv-

Page

ARTICLE X
CERTAIN MATTERS RELATING TO THE CONTROLLING CLASS
REPRESENTATIVE, THE TRUST ADVISOR AND THE HOLDERS
OF THE B NOTES AND SERVICED COMPANION LOANS

ARTICLE XI
PURCHASE AND TERMINATION OF THE TRUST

Section 11.1	Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans	313
Section 11.2	Procedure Upon Termination of Trust	315
Section 11.3	Additional Trust Termination Requirements	316

ARTICLE XII
REMIC AND GRANTOR TRUST ADMINISTRATION

ARTICLE XIII
EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

-v-

ARTICLE XIV
MISCELLANEOUS PROVISIONS

-vi-

EXHIBITS AND SCHEDULES

EXHIBIT A 1	Form of Class A 1 Certificate
EXHIBIT A 2	Form of Class A 2 Certificate
EXHIBIT A 3	Form of Class A 3 Certificate
EXHIBIT A 4	Form of Class A 4 Certificate
EXHIBIT A 5	Form of Class A J Certificate
EXHIBIT A 6	Form of Class X-A Certificate
EXHIBIT A 7	Form of Class X-B Certificate
EXHIBIT A 8	Form of Class B Certificate
EXHIBIT A 9	Form of Class C Certificate
EXHIBIT A 10	Form of Class D Certificate
EXHIBIT A 11	Form of Class E Certificate
EXHIBIT A 12	Form of Class F Certificate
EXHIBIT A 13	Form of Class G Certificate
EXHIBIT A 14	Form of Class H Certificate
EXHIBIT A 15	Form of Class R Certificate
EXHIBIT B 1	Form of Initial Certification (Section 2.2)
EXHIBIT B 2	Form of Final Certification (Section 2.2)
EXHIBIT C	Form of Request for Release
EXHIBIT D-1	Form of Transferor Certificate for Transfers to Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D 2A	Form I of Transferee Certificate for Transfers of Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D 2B	Form II of Transferee Certificate for Transfers of Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D 3	Form of Transfer Certificate to an Interest in a Rule 144A Global Certificate
EXHIBIT E-1	Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT E 2	Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT F	Form of Regulation S Certificate
EXHIBIT G	Form of Exchange Certification (“Exchange Certificate”)
EXHIBIT H	Form of Euroclear Bank or Clearstream Bank Certificate (Section 3.7(d))
EXHIBIT I	Form of Investor Certification
EXHIBIT J	Form of NRSRO Certification (“NRSRO Certification”)
EXHIBIT K	Form of Distribution Date Statement (“Distribution Date Statement”)
EXHIBIT L	Form of Trust Advisor Annual Report
EXHIBIT M	Form of Financial Market Publishers Certification (Section 5.4(h))
EXHIBIT N-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights”)
EXHIBIT N-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
EXHIBIT O-1	Form of Power of Attorney to Master Servicer (Section 8.3(c))
EXHIBIT O 2	Form of Power of Attorney to Special Servicer (Section 9.3(a))
EXHIBIT P-1	Form of Performance Certification (Section 13.6)
EXHIBIT P-2	Reporting Servicer Form of Performance Certification (Section 13.6)

-vii-

SCHEDULE I	Bank of America Loan Schedule
SCHEDULE II	MSMCH Loan Schedule
SCHEDULE III	Reserved
SCHEDULE IV	Reserved
SCHEDULE V	List of Mortgage Loans secured by the interest of the related Mortgagor under a ground lease (Section 8.3(i))
SCHEDULE VI	List of Mortgagors that are Third-Party Beneficiaries Under Section 2.3(a)
SCHEDULE VII	Certain Escrow Accounts for Which a Report Under Section 5.1(g) is Required
SCHEDULE VIII	Mortgage Loans as to Which a Lender Register is to be Maintained
SCHEDULE IX	Mortgage Loans Secured by Mortgaged Properties Covered by an Environmental Insurance Policy
SCHEDULE X	Servicing Criteria to be Addressed in Assessment of Compliance
SCHEDULE XI	Additional Form 10-D Disclosure
SCHEDULE XII	Additional Form 10-K Disclosure
SCHEDULE XIII	Form 8-K Disclosure Information
SCHEDULE XIV	Additional Disclosure Notification
SCHEDULE XV	Seller Sub-Servicers

-viii-

THIS POOLING AND SERVICING AGREEMENT is dated as of October 1, 2011 (this “Agreement”) between MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the “Depositor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”), MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as special servicer (the “Special Servicer”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), TRIMONT REAL ESTATE ADVISORS, INC., as trust advisor (the “Trust Advisor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian, certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar and authenticating agent.

PRELIMINARY STATEMENT

On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital  Holdings LLC, as seller (“MSMCH”), and Bank of America, National Association, as seller (“Bank of America”), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created.  On the Closing Date, the Depositor will acquire:  (i) the REMIC I Regular Interests and, to the extent they represent the REMIC I Residual Interest, the Class R Certificates as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (ii) the REMIC II Regular Interests and, to the extent they represent the REMIC II Residual Interest, the Class R Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III Regular Certificates (other than the portion of the Class H Certificates representing the right to receive Excess Interest) and, to the extent they represent the REMIC III Residual Interest, the Class R Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust; and (iv) the portion of the Class H Certificates representing the right to receive Excess Interest as consideration for its transfer to the Trust of such right.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and, to the extent they represent the REMIC I Residual Interest, the Class R Certificates, representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and, to the extent they represent the REMIC II Residual Interest, the Class R Certificates, representing in the aggregate the entire beneficial ownership of REMIC II, and (C) the REMIC III Regular Certificates and, to the extent they represent the REMIC III Residual Interest, the Class R Certificates, representing in the aggregate the entire beneficial ownership of REMIC III and, in the case of the Class H Certificates, the Class H Grantor Trust.  Excess Interest received on the Mortgage Loans shall be held in the Class H Grantor Trust for the benefit of the Holders of the Class H Certificates.  All covenants and agreements made by the Depositor herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the holders of the REMIC I Regular Interests, the holders of the REMIC II Regular Interests, and the Holders of the REMIC III Regular Certificates and the Class R Certificates.  The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Class A Senior Certificates (collectively, the “Registered Certificates”) will be offered for sale pursuant to the prospectus (the “Prospectus”) dated September 2, 2011, as supplemented by a free writing prospectus dated September 2, 2011, as further supplemented by the free writing prospectuses dated September [_], 2011 (together, the “Free Writing Prospectus”, and together with the Prospectus, the “Preliminary Prospectus”), and as further supplemented by the Final Prospectus dated the Pricing Date (the “Prospectus Supplement”, and together with the Prospectus, the “Final Prospectus”), and the Class X, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class R Certificates will be offered for sale pursuant to a Preliminary Private Placement Memorandum dated September 2, 2011 (the “Preliminary Private Placement Memorandum”) and a final Private Placement Memorandum dated the Pricing Date (the “Private Placement Memorandum”).

REMIC I

As provided herein, with respect to the Trust, the Certificate Administrator on behalf of the Trustee will make an election for the segregated pool of assets described in the first (1st) paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than any Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a REMIC (“REMIC I”).  The REMIC I Regular Interests will be designated as the “regular interests” in REMIC I and the Class R Certificates will evidence the sole class of “residual interests in REMIC I for purposes of the REMIC Provisions.

Each REMIC I Regular Interest will relate to, and constitute the “Corresponding REMIC I Regular Interest” with respect to, a separate specific Mortgage Loan (including an REO Mortgage Loan) and any Qualifying Substitute Mortgage Loan that may replace such Mortgage Loan.  Each REMIC I Regular Interest will have a Pass-Through Rate equal to the applicable REMIC I Net Mortgage Rate from time to time, an initial REMIC I Principal Amount equal to the Cut-Off Date Principal Balance of the Mortgage Loan to which such REMIC I Regular Interest relates, and a “latest possible maturity date” set to the Rated Final Distribution Date.  The Class R Certificates will have no principal amount and no Pass-Through Rate, but (insofar as such Certificates represent the REMIC I Residual Interest) will entitle Holders thereof to receive the proceeds of any assets remaining in REMIC I after all the REMIC I Regular Interests have been paid in full.

REMIC II

As provided herein, with respect to the Trust, the Certificate Administrator on behalf of the Trustee will make an election for the segregated pool of assets described in the second (2nd) paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a REMIC (“REMIC II”).  The REMIC II Regular Interests will be designated as the “regular interests” in REMIC II and the Class R Certificates will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions.

The following table sets forth the designation, the initial REMIC II Principal Amount, the corresponding Class of Principal Balance Certificates (the “Corresponding Certificates”) and corresponding Class X REMIC III Regular Interest (the “Corresponding Class X REMIC III Regular Interest”) with respect to each REMIC II Regular Interest.  Each REMIC II Regular Interest will have a Pass-Through Rate equal to the Weighted Average

REMIC I Net Mortgage Rate from time to time.  The Class R Certificates will have no principal amount and no Pass-Through Rate, but (insofar as such Certificates represent the REMIC II Residual Interest) will entitle Holders thereof to receive the proceeds of any assets remaining in REMIC II after all the REMIC II Regular Interests have been paid in full.

Designations of REMIC II Regular Interests	Initial REMIC II Principal Amount	Corresponding Certificates	Corresponding Class X REMIC III Regular Interest
A-1	$85,448,000	Class A-1	X-A-1
A-2	$448,881,000	Class A-2	X-A-2
A-3	$219,010,000	Class A-3	X-A-3
A-4	$291,053,000	Class A-4	X-A-4
A-J	$162,253,000	Class A-J	X-A-J
B	$69,005,000	Class B	X-B
C	$44,760,000	Class C	X-C
D	$31,704,000	Class D	X-D
E	$54,085,000	Class E	X-E
F	$11,190,000	Class F	X-F
G	$26,110,000	Class G	X-G
H	$48,489,764	Class H	X-H

REMIC III

As provided herein, with respect to the Trust, the Certificate Administrator on behalf of the Trustee will make an election for the segregated pool of assets described in the third (3rd) paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a REMIC (“REMIC III”).  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the Class H REMIC III Regular Interest and the Class X REMIC III Regular Interests will be designated as the “regular interests” in REMIC III, and the Class R Certificates will evidence the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions.

The following table sets forth the Class designation, initial Aggregate Certificate Balance (or initial Notional Amount) and corresponding REMIC II Regular Interest(s) (each, a “Corresponding REMIC II Regular Interest”) with respect to each Class of REMIC III Regular Certificates.  On each Distribution Date, the Pass-Through Rate for each Class of Certificates (other than the Class R Certificates) will be determined as set forth herein under the definition of “Pass-Through Rate.”  The Class R Certificates will have no Aggregate Certificate Balance or Pass-Through Rate, but (insofar as such Certificates represent the REMIC III Residual Interest) will entitle the Holders thereof to receive the proceeds of any remaining assets in REMIC III after the Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero and any Collateral Support Deficits previously allocated thereto (and any interest thereon) have been reimbursed.

Class Designation	Initial Aggregate Certificate Balance or Notional Amount	Corresponding REMIC II Regular Interest(s)
Class A-1	$85,448,000	A-1
Class A-2	$448,881,000	A-2
Class A-3	$219,010,000	A-3
Class A-4	$291,053,000	A-4
Class A-J	$162,253,000	A-J
Class B	$69,005,000	B
Class C	$44,760,000	C
Class D	$31,704,000	D
Class E	$54,085,000	E
Class F	$11,190,000	F
Class G	$26,110,000	G
Class H(a)	$48,489,764	H
Class X-A(b)	$1,206,645,000	A-1, A-2, A-3, A-4 and A-J(e)
Class X-B(c)	$285,343,764	B, C, D, E, F, G and H(f)

(a)
The Class H Certificates represent ownership of the Class H REMIC III Regular Interest.  In addition, the Class H Certificates will be entitled to Excess Interest (which will not be a part of any REMIC Pool).  The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class H Certificates (other than the portion thereof consisting of a REMIC III Regular Interest) shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the “Class H Grantor Trust”).

(b)
The Class X-A Certificates represent ownership of the Class X-A-1 REMIC III Regular Interest, the Class X-A-2 REMIC III Regular Interest, the Class X-A-3 REMIC III Regular Interest, the Class X-A-4 REMIC III Regular Interest and the Class X-A-J REMIC III Regular Interest.

(c)
The Class X-B Certificates represent ownership of the Class X-B REMIC III Regular Interest, the Class X-C REMIC III Regular Interest, the Class X-D REMIC III Regular Interest, the Class X-E REMIC III Regular Interest, the Class X-F REMIC III Regular Interest, the Class X-G REMIC III Regular Interest and the Class X-H REMIC III Regular Interest.

(d)	Notional Amount equals aggregate REMIC II Principal Amount of the Corresponding REMIC II Regular Interests.

(e)
REMIC II Regular Interest A-1 is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-A-1; REMIC II Regular Interest A-2 is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-A-2; REMIC II Regular Interest A-3 is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-A-3; REMIC II Regular Interest A-4 is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-A-4; and REMIC II Regular Interest A-J is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-A-J.

(f)
REMIC II Regular Interest B is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-B; REMIC II Regular Interest C is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-C; REMIC II Regular Interest D is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-D; REMIC II Regular Interest E is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-E; REMIC II Regular Interest F is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular

Interest X-F; REMIC II Regular Interest G is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-G; and REMIC II Regular Interest H is the Corresponding REMIC II Regular Interest with respect to REMIC III Regular Interest X-H.

CLASS H GRANTOR TRUST

The parties intend that the portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account (such portion of the Trust, the “Class H Grantor Trust”) be treated as a  grantor trust under Subpart E of Part 1 of subchapter J of the Code, as an “investment trust” under Treasury Regulations Section 301.7701-4(c) and as a “domestic trust” under Treasury Regulations Section 301.7701-7.  Each of the Class H Certificates represents a pro rata undivided beneficial interest in the Class H Grantor Trust.

ARTICLE I
DEFINITIONS;
CALCULATIONS AND CERTAIN OTHER MATTERS

Section 1.1                      Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“10-K Filing Deadline” has the meaning set forth in Section 13.5.

“17g-5 Indemnifying Party” means each of the 17g-5 Information Provider, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Certificate Registrar, the Trustee, the Custodian and the Master Servicer (other than with respect to the Sellers, the Underwriters and the Initial Purchasers).

“17g-5 Information Provider” means the Certificate Administrator.

“17g-5 Information Provider’s Website” means the internet website of the 17g-5 Information Provider, initially located at www.ctslink.com, under the “NRSRO” tab of the respective transaction, access to which is limited to Rating Agencies and other NRSROs who have provided an NRSRO Certification.

“30/360” has the meaning set forth in the definition of REMIC I Net Mortgage Rate.

“A Note” means, with respect to any A/B Whole Loan, the mortgage note (or notes) included in the Trust that is senior in right of payment to the related B Note or any other subordinated note(s) to the extent set forth in the related Intercreditor Agreement.  The A Note included in the Trust is the Coventry Portfolio Mortgage Loan.

“A/B Whole Loan” means any mortgage loan serviced under this Agreement that is divided into a senior mortgage note that is included in the Trust and one or more subordinated mortgage note(s) not included in the Trust.  References herein to an A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related subordinated note(s).  The A/B Whole Loan related to the Trust is the Coventry Portfolio A/B Whole Loan.

“A/B Whole Loan Custodial Account” means each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of a related B Note.  Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, any default arising when the related loan documents require that the related Mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard, but subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the related Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate.

“Accountant” means a person engaged in the practice of accounting who is Independent.

“Accrued Certificate Interest” means:  (a) with respect to any Class of Principal Balance Certificates for any Distribution Date, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class immediately prior to such Distribution Date at the applicable Pass-Through Rate for such Class and Distribution Date; and (b) with respect to any Class of Class X Certificates for any Distribution Date, all Accrued Interest with respect to the related Class X REMIC III Regular Interests for such Distribution Date.  Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Accrued Interest” means:  (a) with respect to any REMIC I Regular Interest for any Distribution Date, interest accrued during the Interest Accrual Period relating to such Distribution Date on the REMIC I Principal Amount of such REMIC I Regular Interest immediately prior to such Distribution Date at the applicable Pass-Through Rate for such REMIC I Regular Interest and Distribution Date; (b) with respect to any REMIC II Regular Interest for any Distribution Date, interest accrued during the Interest Accrual Period relating to such Distribution Date on the REMIC II Principal Amount of such REMIC II Regular Interest immediately prior to such Distribution Date at the applicable Pass-Through Rate for such REMIC II Regular Interest and Distribution Date; and (c) with respect to any Class X REMIC III Regular Interest for any Distribution Date, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Notional Amount of such Class X REMIC III Regular Interest immediately prior to such Distribution Date at the applicable Pass-Through Rate for such Class X REMIC III Regular Interest and Distribution Date.  Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Acquisition Date” means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged

Property (or an interest therein, in the case of the Mortgaged Properties securing any A/B Whole Loan, Non-Serviced Mortgage Loan, Non-Serviced Companion Loan or Loan Pair).

“Actual Recoveries” means any actual recoveries of Trust Advisor Expenses from third parties (i.e., other than the related Mortgagor) or from the related Mortgagor to the extent such amounts paid by the related Mortgagor were specifically identified as a reimbursement of the Trust Advisor Expenses and paid in respect of a Collection Period when no other amounts were currently due and owing (or when the related Mortgagor contemporaneously paid all amounts due and owing) in respect of the related Mortgage Loan to which such Trust Advisor Expenses related.

“Additional Disclosure Notification” means the form of notification attached hereto as Schedule XIV to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information.

“Additional Form 10-D Disclosure” has the meaning set forth in Section 13.4.

“Additional Form 10-K Disclosure” has the meaning set forth in Section 13.5.

“Additional Servicer” means each Affiliate of the Master Servicer, the Special Servicer, the Sellers, the Certificate Administrator, the Trustee, the Depositor or any of the Underwriters that Services any of the Mortgage Loans and each Person, other than the Special Servicer, who is not an Affiliate of the Master Servicer, the Sellers, the Certificate Administrator, the Trustee, the Depositor or any of the Underwriters, that Services 10% or more of the Mortgage Loans (based on their Unpaid Principal Balances).

“Additional Trust Expense” means any of the following items:  (i) Special Servicing Fees, Workout Fees and Liquidation Fees (in each case to the extent not collected from the related Mortgagor); (ii) Advance Interest that cannot be paid in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, any applicable Non-Serviced Mortgage Loan Master Servicer, the Trust Advisor (subject to the last sentence of this definition), any applicable Non-Serviced Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Collection Account or Distribution Account; and (v) subject to the last sentence of this definition, to the extent not otherwise covered by indemnification by one of the parties hereto or otherwise and not payable by the related Mortgagor under any Mortgage Loan, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) that the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer) will not, recover from any other source; provided, however, that, in the case of an A/B Whole Loan, “Additional Trust Expense” shall not include any of the foregoing amounts to the extent that the payment of those expenses are allocated to the related B Note as a result of the subordination of the related B Note in accordance with the terms of the related Intercreditor Agreement.  Notwithstanding anything to the contrary, “Additional Trust Expenses” shall not include (A) allocable overhead of the Master Servicer, the Special Servicer, any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Special Servicer, the Trust

Advisor, the Trustee, the Certificate Administrator or the Certificate Registrar, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead, or (B) with respect to the Control Eligible Certificates, Trust Advisor Expenses (including Excess Trust Advisor Expenses).

“Administrative Cost Rate” means, with respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate, the Trust Advisor Fee Rate, the Certificate Administrator Fee Rate and in the case of any Non-Serviced Mortgage Loan, the related Pari Passu Loan Servicing Fee Rate.

“Advance” means either a P&I Advance or a Servicing Advance.

“Advance Interest” means interest at the Advance Rate payable to the Master Servicer, the Special Servicer or the Trustee on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement and any interest payable to any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Trustee or any Non-Serviced Mortgage Loan Fiscal Agent with respect to Pari Passu Loan Nonrecoverable Advances pursuant to Section 4.4(c) hereof.

“Advance Rate” means a per annum rate equal to the Prime Rate as published in the “Money Rates” section of The Wall Street Journal from time to time.  If The Wall Street Journal ceases to publish the “prime rate,” then the Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body then the Trustee shall select a comparable interest rate index.  In either case, such selection shall be made by the Trustee in its reasonable discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

“Advance Report Date” means the second (2nd) Business Day prior to each Distribution Date.

“Adverse Grantor Trust Event” means any action that, under the Code, if taken or not taken, as the case may be, would result in the imposition of an entity level tax on the income of the Class H Grantor Trust or any of its assets or transactions.

“Adverse REMIC Event” means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of its assets or transactions, including without limitation the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Certificate Balance” means, at the time of any determination and as the context may require, the aggregate of the Certificate Balances of any two or more Principal Balance Certificates or of all the Certificates of any particular Class or Classes of Principal Balance Certificates.

“Aggregate Stated Principal Balance” means, at the time of any determination and as the context may require, the aggregate of the Stated Principal Balances for all Mortgage Loans (including REO Mortgage Loans).

“Agreement” means this Pooling and Servicing Agreement and all amendments and supplements hereto.

“Allocable Modification Fee” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, as to which a Modification Fee is collected, the excess, if any, of (i) such Modification Fee, over (ii) 0.50% of the Unpaid Principal Balance of such Mortgage Loan, A/B Whole Loan or Loan Pair immediately following the related restructuring, modification, extension, waiver or amendment in connection with which such Modification Fee was collected.

“Anticipated Repayment Date” means, with respect to each ARD Mortgage Loan, the anticipated maturity date set forth in the related Mortgage Note.

“Applicable Control Party” means the Controlling Class Representative (during any Subordinate Control Period and except with respect to an A/B Whole Loan or a Loan Pair or a related REO Property as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder) or any related Loan-Specific Directing Holder (solely with respect to an A/B Whole Loan or a Loan Pair or a related REO Property as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder), as applicable.  During any Collective Consultation Period and any Senior Consultation Period, there shall be no Applicable Control Party except: (i) to the extent provided for under the related Intercreditor Agreement, with respect to an A/B Whole Loan or a Loan Pair or a related REO Property as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder; and (ii) with respect to the Controlling Class Representative if it is otherwise specifically granted consent rights during any Collective Consultation Period with respect to any particular matter as set forth herein.  Provisions in this Agreement that contemplate any other Person having to obtain the consent or approval of, consult with or otherwise interact with an Applicable Control Party in circumstances involving a Mortgage Loan, A/B Whole Loan, Loan Pair or related REO Property as to which there is no Applicable Control Party shall be of no force and effect.

“Appraisal” means an appraisal by an Independent licensed MAI appraiser having at least five (5) years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the “market value” of the subject property as defined in 12 C.F.R. § 225.62.

“Appraisal Event” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, the occurrence of the earliest of:

(a)           the date on which a modification of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, becomes effective following the occurrence of a Servicing Transfer Event that, among other things, materially affects the amount or timing of any payment of principal or interest on such Mortgage Loan, A/B Whole Loan or Loan Pair or materially affects any other Money Term (other than an extension of the date that a Balloon Payment is due for a period of less than six (6) months from the original due date of such Balloon Payment), or changes any other material economic term of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, or impairs the security of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be;

(b)           that date on which such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, is sixty (60) days or more delinquent in respect of any Scheduled Payment (other than a Balloon Payment);

(c)           solely in the case of a delinquent Balloon Payment, (i) the date occurring sixty (60) days beyond the date on which that Balloon Payment was due (except as described in clause (ii)) or (ii) if the related Mortgagor has delivered a refinancing commitment acceptable to the Special Servicer prior to the date sixty (60) days after maturity, the date occurring 120 days after the date on which that Balloon Payment was due (or for such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur);

(d)           that date on which the related Mortgaged Property became an REO Property;

(e)           the day on which Special Servicer receives notice that a receiver or similar official has been appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(f)           the date the related Mortgagor becomes subject to (i) a voluntary bankruptcy, insolvency or similar proceeding, or (ii) an involuntary bankruptcy, insolvency or similar proceeding that remains undismissed for sixty (60) days; or

(g)           the date on which such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, remains outstanding five (5) years following any extension of its maturity date pursuant to this Agreement.

“Appraisal Reduction” means, with respect to any Required Appraisal Loan (including any Required Appraisal Loan that is or is comprised of an REO Mortgage Loan, REO B Note or REO Serviced Companion Loan, as the case may be) with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, less the principal amount of any guaranty or surety bond with a rating of at least “BBB-” (or its equivalent) by a NRSRO and the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan at a per annum rate equal to the applicable Mortgage Rate, (iii) all unreimbursed Advances and interest on such Advances at the Advance Rate, and all Unliquidated Advances, with respect to such Required Appraisal Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Special Servicer or the Trustee all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property, as the case may be, as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for such Required Appraisal Loan (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate); provided that, if any Required Appraisal Loan is secured by more than one (1) Mortgaged Property, and one or more of the related Mortgaged Properties has been defeased, the Stated Principal Balance of such Required Appraisal Loan shall not include the portion of the principal balance of such Required Appraisal Loan that has been defeased, and any defeasance collateral will not be included for purposes of determining the value of the Mortgaged Property or REO Property that secures the related Required Appraisal Loan; and provided, further, that each Appraisal Reduction will be reduced to zero as of the date the related Required Appraisal Loan becomes a Rehabilitated Mortgage Loan and no Appraisal Reduction will exist as to any Required Appraisal Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of; and provided, further, that any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan shall be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement based upon the applicable allocation of the items set forth in clauses (A) and (B) above between the Non-Serviced Mortgage Loans and the related Non-Serviced Companion Loans and all other related pari passu loans.  Notwithstanding the foregoing, if an Appraisal is required to be obtained in accordance with Section 6.9 of this Agreement but is not obtained within 120 days following the events described in the applicable clause of the definition “Appraisal Event” (without regard to the time periods stated therein), then, until such Appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction shall equal 25% of the Stated Principal Balance of the related Mortgage Loan; provided that, upon receipt of an Appraisal, the Appraisal Reduction for such Required Appraisal Loan shall be recalculated in accordance with this definition without regard to this sentence.

“Appraised Value” means, (i) with respect to any Mortgaged Property (other than the Mortgaged Property relating to a Non-Serviced Mortgage Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer, the Special Servicer or, as and when provided in Section 6.9, the Requesting Holders, as applicable, or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation and (ii) with respect to the Mortgaged

Property relating to a Non-Serviced Mortgage Loan, the portion of the appraised value allocable thereto.

“Appraised-Out Class” has the meaning set forth in Section 6.9.

“ARD Loan” means any Mortgage Loan, B Note or Serviced Companion Loan that provides that if the unamortized principal balance thereof is not repaid by a date certain set forth in the related loan documents, such Mortgage Loan, B Note or Serviced Companion Loan, as the case may be, will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

“ARD Mortgage Loan” means a Mortgage Loan that is an ARD Loan.

“Asset Status Report” has the meaning set forth in Section 9.32.

“Assignment of Leases” means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor’s interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

“Assumed Scheduled Payment” means:  (i) with respect to any Balloon Mortgage Loan as to which advancing is required hereunder for its Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Balloon Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Balloon Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property or an interest therein remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in clause (i) of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.  The amount of the Assumed Scheduled Payment for any A Note shall be calculated solely by reference to the terms of such A Note (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement.

“Assumption Fees” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, any and all assumption fees of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, for transactions effected under Section 8.7 and/or Section 9.5 (excluding assumption application fees), actually paid by the related Mortgagor and other applicable fees (excluding assumption application fees) actually paid by the related Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Trust (or, in the case of an A/B Whole Loan or a Loan Pair, on behalf of the Trust and the holder of the related B Note or Serviced Companion Loan, as applicable) pursuant to, or paid by the related Mortgagor with respect to, any transfer of an interest in such Mortgagor pursuant to Section 8.7 or Section 9.5, as applicable.

“Authenticating Agent” means any authenticating agent serving in such capacity pursuant to Section 7.10.

“Authorized Officer” means any Person that may execute an Officer’s Certificate on behalf of the Depositor.

“Available Advance Reimbursement Amount” has the meaning set forth in Section 4.6(a).

“Available Distribution Amount” means, with respect to any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trust Advisor in respect of unpaid Trust Advisor Fees or the Certificate Administrator in respect of unpaid Certificate Administrator Fees, including any portion of the Certificate Administrator Fees payable to the Trustee in respect of unpaid Trustee Fees), (iii) amounts that constitute Prepayment Premiums, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts of one (1) day’s interest with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v) in the case of each REO Property related to an A/B Whole Loan or Loan Pair, all amounts received with respect to such A/B Whole Loan or Loan Pair that are required to be paid to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the terms of the related B Note or Serviced Companion Loan, as applicable, and the related Intercreditor Agreement (which amounts will be deposited into the related A/B Whole Loan Custodial Account or Serviced Companion Loan Custodial Account, as applicable, pursuant to Section 5.1(c) and withdrawn from such accounts pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for such Distribution Date on the Mortgage Loans pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer on the Mortgage Loans for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2012 or on the final Distribution Date, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

“B Note” means, with respect to any A/B Whole Loan, any related subordinated note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related Intercreditor Agreement.  The B Note related to the Trust is the Coventry Portfolio B Note.

“Balloon Loan” means a Mortgage Loan, A/B Whole Loan or Loan Pair that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its Cut-Off Date Principal Balance as of its stated maturity date, unless prepaid prior thereto.

“Balloon Mortgage Loan” means a Mortgage Loan that is a Balloon Loan.

“Balloon Payment” means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

“Bank of America” has the meaning set forth in the Preliminary Statement hereto.

“Bank of America Loans” means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on Schedule I hereto.

“Bank of America Lender Successor Borrower Right” has the meaning set forth in Section 8.3(h) hereof.

“Bankruptcy Loss” means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, A/B Whole Loan or Loan Pair, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Distribution Date occurs.

“Base Interest Fraction” means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the applicable Discount Rate and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the applicable Discount Rate, provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  If the Discount Rate referred to above is greater than or equal to the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the Mortgage Rate on the related Mortgage Loan, but is less than the Pass-Through Rate on the subject Class of Principal Balance Certificates, then the Base Interest Fraction shall be equal to 1.0.

“Book-Entry Certificates” means any Certificates as to which ownership and transfer thereof shall be made through book entries as set forth in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be “Book-Entry Certificates.”

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, (iii) a legal holiday in New York, New York, Pittsburgh, Pennsylvania, Charlotte, North Carolina or the principal city or, as applicable, the corporate trust office, in which any of the Special Servicer, the Trustee, the Certificate Administrator or the Master Servicer conducts servicing or trust operations, or (iv) a day on which banking institutions or savings associations in New York, New York, Pittsburgh, Pennsylvania, Charlotte, North Carolina or the principal city or, as applicable, the corporate trust office, in which any of the Special Servicer, the Trustee, the Certificate Administrator or the Master Servicer conducts servicing or trust operations are authorized or obligated by law or executive order to be closed.

“Calculation Rate” means a discount rate appropriate for the type of cash flows being discounted, namely:  (A) for principal and interest payments on a Mortgage Loan, B Note or Serviced Companion Loan or from the sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the related Mortgagor on similar non-defaulted debt of the related Mortgagor as of such date of determination, and (2) the related Mortgage Rate based on its Unpaid Principal Balance; and (B) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property.

“Cash Liquidation” means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan.  The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based solely on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.).

“Certificate Administrator” means Wells Fargo Bank, National Association and any successor or assign, as provided herein.

“Certificate Administrator Disclosure Sections” has the meaning set forth in the Certificate Administrator Indemnification Agreement.

“Certificate Administrator Fee” means, with respect to each Mortgage Loan (including a Mortgage Loan that relates to an REO Property or is a Defeasance Loan) for any related Mortgage Loan Accrual Period, the amount of interest accrued during such related Mortgage Loan Accrual Period at the related Certificate Administrator Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Mortgage Loan Accrual Period; provided that a portion of the Certificate Administrator Fee agreed upon between the Certificate Administrator and the Trustee shall be applied to pay the Trustee Fee.

“Certificate Administrator Fee Rate” means 0.0030% per annum (which includes the per annum rate applicable to calculation of the Trustee Fee).

“Certificate Administrator Indemnification Agreement” means that certain indemnification agreement, dated the Pricing Date, between the Certificate Administrator, the Depositor, the Initial Purchasers and the Underwriters.

“Certificate Administrator’s Website” means the internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance” means, with respect to any Principal Balance Certificate as of any date or time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, minus (a)(i)  the amount of all principal distributions previously made with respect to such Certificate in reduction of its Certificate Balance pursuant to Section 6.5(a), (ii) all Collateral Support Deficits allocated to such Certificate in reduction of its Certificate Balance pursuant to Section 6.6, and (iii) all Excess Trust Advisor Expenses allocated to such Certificate in reduction of its Certificate Balance pursuant to Section 6.11, plus (b) any prior increase in the Certificate Balance of such Certificate attributable to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount with respect to any Distribution Date, plus (c) any prior increase in the Certificate Balance of such Certificate pursuant to Section 6.11 in connection with the allocation of Actual Recoveries of Trust Advisor Expenses.  On each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Balances of the Principal Balance Certificates will be increased by the aggregate of the amounts identified in clause (I)(C) of the definition of “Principal Distribution Amount” for such Distribution Date, such increase to be allocated to the respective Classes of the Principal Balance Certificates in descending sequential order of payment priority (i.e. to the most senior Class first), in each case up to, and in reduction of, the amount of Collateral Support Deficits previously allocated thereto and not otherwise reimbursed hereunder.  Any such increase in the Certificate Balances of the Principal Balance Certificates of any particular Class thereof shall, in turn, be allocable among such Principal Balance Certificates on a pro rata basis in accordance with their respective initial Certificate Balances.

“Certificate Owner” means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate Register” has the meaning set forth in Section 3.2.

“Certificate Registrar” means the registrar appointed pursuant to Section 3.2, which initially shall be the Certificate Administrator.

“Certificateholders” has the meaning set forth in the definition of “Holder.”

“Certificates” means, collectively, the REMIC III Regular Certificates and the Class R Certificates.

“Certification Parties” has the meaning set forth in Section 13.6 and shall also include such parties in an Other Securitization.

“Certifying Certificateholder” means a Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification.

“Certifying Person” has the meaning set forth in Section 13.6.

“Certifying Servicer” has the meaning set forth in Section 13.9.

“Class” means all Certificates bearing the same alphabetic or alphanumeric class designation.

“Class A Certificates” means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-J Certificates.

“Class A Senior Certificates” means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

“Class A-1 Certificates,” “Class A-2 Certificates,” “Class A-3 Certificates,” “Class A-4 Certificates,” “Class A-J Certificates,” “Class X-A Certificates,” “Class X-B Certificates,” “Class B Certificates,” “Class C Certificates,” “Class D Certificates,” “Class E Certificates,” “Class F Certificates,” “Class G Certificates,” “Class H Certificates,” and “Class R Certificates” mean, in each such case, the Certificates designated as “Class A-1,” “Class A-2,” “Class A-3,” “Class A-4,” “Class A-J,” “Class X-A,” “Class X-B,” “Class B,” “Class C,” “Class D,” “Class E,” “Class F,” “Class G,” “Class H,” and “Class R,” respectively, on the face thereof, in substantially the form attached hereto as Exhibits.

“Class H Grantor Trust” means that portion of the Trust consisting of the Excess Interest and the Excess Interest Sub-account, as set forth in Section 12.5(a) hereof.

“Class H Grantor Trust Interest” means that portion of the rights represented by the Class H Certificates that evidences beneficial ownership of the Class H Grantor Trust.

“Class H REMIC III Regular Interest” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III evidenced by the Class H Certificates, which regular interest bears interest at a per annum rate equal to the Pass-Through Rate for the Class H Certificates from time to time and has a principal amount equal to the initial Aggregate Certificate Balance of the Class H Certificates from time to time.

“Class X Certificate” means any Class X-A Certificate or Class X-B Certificate.

“Class X-A REMIC III Regular Interest” means any of REMIC III Regular Interest X-A-1, REMIC III Regular Interest X-A-2, REMIC III Regular Interest X-A-3, the REMIC III Regular Interest X-A-4 and REMIC III Regular Interest X-A-J.  The Class X-A REMIC III Regular Interests relate to, and are evidenced by, the Class A-X Certificates.

“Class X-B REMIC III Regular Interest” means any of REMIC III Regular Interest X-B, REMIC III Regular Interest X-C, REMIC III Regular Interest X-D, REMIC III Regular Interest X-E, REMIC III Regular Interest X-F, REMIC III Regular Interest X-G and REMIC III Regular Interest X-H.  The Class X-B REMIC III Regular Interests relate to, and are evidenced by, the Class X-B Certificates.

“Class X REMIC III Regular Interest” means any Class X-A REMIC III Regular Interest or Class X-B REMIC III Regular Interest.

“Class X Strip Rate” means, with respect to any REMIC II Regular Interest for any Distribution Date, the excess, if any, of the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for the Class of Corresponding Certificates.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, which initially shall be the Depository.

“Clearstream Bank” means Clearstream Banking, société anonyme.

“Closing Date” means October [_], 2011.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

“Collateral Support Deficit” means:

(a)  with respect to any REMIC I Regular Interest, as of any Distribution Date, following the deemed distributions with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 6.3(a), but prior to any reduction in the REMIC I Principal Amount of such REMIC I Regular Interest on such Distribution Date pursuant to Section 6.6(a), the amount, if any, by which (i) the then Stated Principal Balance of the Mortgage Loan (including an REO Mortgage Loan) as to which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest, is less than (ii) the then REMIC I Principal Amount of such REMIC I Regular Interest;

(b)  with respect to the REMIC II Regular Interests, as of any Distribution Date, following any deemed allocations of Trust Advisor Expenses to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4, REMIC II Regular Interest A-J, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F on such Distribution Date pursuant to Section 6.11 and the deemed distributions with respect to the REMIC II Regular Interests on such Distribution Date pursuant to Section 6.4, but prior to any reduction in the REMIC II Principal Balances of the REMIC II Regular Interests on such Distribution Date pursuant to Section 6.6(b), the amount, if any, by which (i) the then Aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) (for purposes of this calculation only, not giving effect to any reductions of the Aggregate Stated Principal Balance for principal payments received on the Mortgage Loans (including REO Mortgage Loans) that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans (including REO Mortgage Loans) for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances), is less than (ii) the then aggregate REMIC II Principal Balance of the REMIC II Regular Interests; and

(c)  with respect to the Principal Balance Certificates, as of any Distribution Date, following any allocations of Trust Advisor Expenses to the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date pursuant to Section 6.11 and the distributions with respect to the Principal Balance Certificates on such Distribution Date pursuant to Section 6.5, but prior to any reduction in the respective Certificate Balances of the Principal Balance Certificates on such Distribution Date pursuant to Section 6.6(c), the amount, if any, by which (i) the then Aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) (for purposes of this calculation only, not giving effect to any reductions of the Aggregate Stated Principal Balance for principal payments received on the Mortgage Loans (including REO Mortgage Loans) that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans (including REO Mortgage Loans) for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances), is less than (ii) the then Aggregate Certificate Balance of the Principal Balance Certificates.

“Collection Account” means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a).

“Collection Period” means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first (1st) Distribution Date, commencing immediately following the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

“Collective Consultation Period” means any period when both (i) the Aggregate Certificate Balance of the Class G Certificates, as notionally reduced by any Appraisal Reductions allocable to such Class in accordance with Section 6.9, is less than 25% of the initial Aggregate Certificate Balance of the Class G Certificates and (ii) the Aggregate Certificate Balance of the Class G Certificates, without regard to any Appraisal Reductions allocable to such Class in accordance with Section 6.9, is at least 25% of the initial Aggregate Certificate Balance of the Class G Certificates.

“Commission” means the U.S. Securities and Exchange Commission.

“Compensating Interest” means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess, if any, of (i) Prepayment Interest Shortfalls incurred during the related Collection Period in respect of all Mortgage Loans (other than the Specially Serviced Mortgage Loans and other than Mortgage Loans as to which the Controlling Class Representative has, during any Subordinate Control Period, directed and/or consented to acceptance of the subject Principal Prepayment, including the date and amount of the Principal Prepayment) resulting from (x) voluntary Principal Prepayments on such Mortgage Loans (but not including any B Note, Non-Serviced Companion Loan or Serviced Companion Loan) or (y) to the extent that the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents, involuntary Principal Prepayments, over (ii) the aggregate of Prepayment Interest Excesses resulting from Principal Prepayments on the Mortgage Loans (but not including any B Note, Non-Serviced Companion Loan or Serviced Companion Loan) during the related Collection Period and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to two (2) basis points for the related Collection Period calculated in respect of all the Mortgage Loans (including REO Mortgage Loans but not including any B Note, Non-Serviced Companion Loan or Serviced Companion Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date; provided that Compensating Interest shall only include (without regard to clause (B) above), the amount of any Prepayment Interest Shortfall otherwise described in clause (A) above incurred in connection with any Principal Prepayment received in respect of a Mortgage Loan during the related Collection Period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (x) subsequent to a default or imminent default under the related Mortgage Loan documents or (y) pursuant to applicable law or a court order).  For the avoidance of doubt, no Repurchased Loan shall be included as a Mortgage Loan for purposes of computing the amount of Compensating Interest.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and (if applicable) its related B Note or Serviced Companion Loan.  With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Condemnation Proceeds.

“Consent Fees” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, any and all fees actually paid by a Mortgagor with respect to any consent or approval required pursuant to the terms of the related loan documents that does not involve a restructuring, modification, assumption, extension, waiver or amendment of the terms of such Mortgage Loan documents.

“Control Eligible Certificates” means any of the Class G and Class H Certificates.

“Controlling Class” means, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an Aggregate Certificate Balance (as notionally reduced by any Appraisal Reductions allocable to such Class in accordance with Section 6.9) at least equal to 25% of the initial Aggregate Certificate Balance of such Class; provided that if no Class of Control Eligible Certificates has an Aggregate Certificate Balance (as notionally reduced by any Appraisal Reductions allocable to such Class in accordance with Section 6.9) at least equal to 25% of the initial Aggregate Certificate Balance of such Class, then the Controlling Class shall be the most senior Class of Control Eligible Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

“Controlling Class Certificateholder” means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar from time to time.

“Controlling Class Representative” means the Controlling Class Certificateholder (or other representative) selected or designated, as applicable, in accordance with Section 10.1.

“Controlling Person” means, with respect to any Person, any other Person who “controls” such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, presently located at 190 S. LaSalle Street, 7th Floor, Mail Code MK-IL-SL7R, Chicago, Illinois 60603, Attention:  Morgan Stanley Capital I Inc., Series 2011-C3, and the office of the Certificate Administrator located, for certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention:  Morgan Stanley

Capital I Inc., Series 2011-C3, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045, Client Manager - Morgan Stanley Capital I Inc., Series 2011-C3, or at such other address as the Trustee or Certificate Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Trust Advisor and the Special Servicer.

“Corresponding Certificates” means the Class of Principal Balance Certificates designated as such in the Preliminary Statement with respect to any REMIC II Regular Interest.

“Corresponding Class X REMIC III Regular Interest” means the Class X REMIC III Regular Interest designated as such in the Preliminary Statement with respect to any REMIC II Regular Interest.

“Corresponding REMIC I Regular Interest” means the REMIC I Regular Interest that relates to any particular Mortgage Loan (including an REO Mortgage Loan) or Qualifying Substitute Mortgage Loan that replaces such Mortgage Loan, which REMIC I Regular Interest has the characteristics described in the Preliminary Statement.

“Corresponding REMIC II Regular Interest” means the REMIC II Regular Interest designated as such in the Preliminary Statement with respect to any Class of Principal Balance Certificates, any Class of Class X Certificates or any Class X REMIC III Regular Interest.

“Coventry Portfolio A/B Whole Loan” means the Coventry Portfolio Mortgage Loan and the Coventry Portfolio B Note.

“Coventry Portfolio B Note” means, with respect to the Coventry Portfolio A/B Whole Loan, the related B Note not included in the Trust, which is subordinated in right of payment to the Coventry Portfolio Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

“Coventry Portfolio Mortgage” means the Mortgage securing the Coventry Portfolio A/B Whole Loan.

“Coventry Portfolio Mortgage Loan” means the Mortgage Loan designated as Mortgage Loan No. [25] on the Mortgage Loan Schedule and which is senior in right of payment to the Coventry Portfolio B Note to the extent set forth in the related Intercreditor Agreement and is secured by the related Mortgaged Property pursuant to the Coventry Portfolio Mortgage.  The Coventry Portfolio Mortgage Loan is a “Mortgage Loan.”

“CREFC” means the CRE Financial Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.  If neither such association nor any successor remains in existence, “CREFC” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization.  If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Certificate Administrator, the Special Servicer and, during any Subordinate Control Period, the Controlling Class Representative.

“CREFC Advance Recovery Report” means a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Bond Level File” means the data file (prepared by the Certificate Administrator) substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Collateral Summary File” means the data file (prepared by the Certificate Administrator) substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Comparative Financial Status Report” means a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Delinquent Loan Status Report” means a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Financial File” means the data file (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Historical Loan Modification and Corrected Mortgage Loan Report” means a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Investor Reporting Package (IRP)” means:

(a)           The following seven (7) electronic files (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (i) CREFC Loan Setup File, (ii) CREFC Loan Periodic Update File, (iii) CREFC Property File, (iv) CREFC Bond Level File, (v) CREFC Financial File, (vi) CREFC Collateral Summary File and (vii) CREFC Special Servicer Loan File;

(b)           The following eleven supplemental reports (and any other reports as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (i) CREFC Delinquent Loan Status Report, (ii) CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC REO Status Report, (iv) CREFC Operating Statement Analysis Report, (v) CREFC Comparative Financial Status Report, (vi) CREFC Servicer Watch List, (vii) CREFC Loan Level Reserve/LOC Report, (viii) CREFC NOI Adjustment Worksheet, (ix) CREFC Advance Recovery Report, (x) CREFC Total Loan Report and (xi) CREFC Reconciliation of Funds Report; and

(c)           such other reports as CREFC may designate from time to time.

“CREFC Loan Level Reserve/LOC Report” means the monthly report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve/LOC Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Loan Periodic Update File” means the data file (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Loan Setup File” means the data file (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC NOI Adjustment Worksheet” means a report prepared by the Master Servicer with respect to all the non-Specially Serviced Mortgage Loans, and by the Special Servicer with respect to Specially Serviced Mortgage Loans and, if they relate to any REO Property, REO Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Operating Statement Analysis Report” means a report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Property File” means a data file substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Reconciliation of Funds Report” means a monthly report (prepared by the Certificate Administrator) in the “Reconciliation of Funds” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC REO Status Report” means a report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Reports” means the reports and files comprising the CREFC Investor Reporting Package (IRP), as the forms thereof are modified, expanded or otherwise changed from time to time by the CREFC.

“CREFC Servicer Watch List” means, as of each Determination Date, a report (prepared by the Master Servicer), including and identifying each non-Specially Serviced Mortgage Loan satisfying the “CREFC Portfolio Review Guidelines” approved from time to time by the CREFC in the “CREFC Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Special Servicer Loan File” means the report (prepared by the Special Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Total Loan Report” means the monthly report (prepared by the Master Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage-backed securities transactions generally.

“CREFC Website” means the CREFC’s Website located at “www.crefc.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

“Crossed Mortgage Loan” has the meaning set forth in Section 2.3(a).

“Custodian” means the Certificate Administrator or any Person who is appointed by the Certificate Administrator at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Certificate Administrator as set forth in Section 7.5.

“Customer” means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Cut-Off Date” means the end of business on October 1, 2011.  The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first (1st) day of each month shall be the end of business on October 1, 2011, and Scheduled Payments due in October 2011 with respect to Mortgage Loans not having Due Dates on the first (1st) of each month have been deemed received on October 1, 2011, not the actual day on which such Scheduled Payments were due.

“Cut-Off Date Principal Balance” means, with respect to any Mortgage Loan, B Note, A/B Whole Loan, Serviced Companion Loan or Loan Pair, the unpaid principal balance thereof as of its Due Date in October 2011, after application of all payments of principal due on or before such date, whether or not received.

“DBRS” means DBRS, Inc. or its successors in interest.

“Debt Service Coverage Ratio” means, with respect to any Mortgage Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the formulas set forth in the CREFC Operating Statement Analysis Report, whether or not the Mortgage Loan has an interest-only period that has not expired as of the Cut-Off Date.

“Debt Service Reduction Amount” means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan, a Serviced Companion Loan or a B Note as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

“Default Interest” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, all interest accrued in respect of such Mortgage Loan, A/B Whole Loan or Loan Pair as provided in the related loan documents as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate and, in the case of an ARD Loan after its Anticipated Repayment Date, the per annum rate at which Excess Interest (or the equivalent) accrues, but excluding any such amounts allocable to a Non-Serviced Mortgage Loan and related Non-Serviced Companion Loan pursuant to the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement.

“Defaulted Mortgage Loan” means a Mortgage Loan (i) that is delinquent at least thirty (30) days in respect of its Scheduled Payments or delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage Loan documents or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

“Defeasance Collateral” means, with respect to any Defeasance Loan, the Government Securities required to be pledged in lieu of prepayment pursuant to the terms thereof.

“Defeasance Loan” means any Mortgage Loan, Serviced Companion Loan or B Note which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan, Serviced Companion Loan or B Note to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

“Defective Mortgage Loan” has the meaning set forth in Section 2.3(a).

“Deficient Valuation” means, with respect to any Mortgage Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B Whole Loan or any Loan Pair, a valuation by a court of competent jurisdiction of the Mortgaged Property (or, with respect to a Non-Serviced Mortgage Loan, the pro rata portion of the valuation allocable to such Non-Serviced Mortgage Loan) relating to such Mortgage Loan, A/B Whole Loan or Loan Pair in an amount less than the then outstanding indebtedness under such Mortgage Loan, A/B Whole Loan or Loan Pair, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan, A/B Whole Loan or Loan Pair.

“Deficient Valuation Amount” means (i) with respect to each Mortgage Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B Whole Loan or any Loan Pair, the amount by which the total amount due with respect to such Mortgage Loan, A/B Whole Loan or Loan Pair (excluding interest not yet accrued), including the Unpaid Principal Balance of such Mortgage Loan, A/B Whole Loan or Loan Pair plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and (ii) with respect to any A Note or Serviced Pari Passu Mortgage Loan, the portion of any Deficient Valuation Amount for the related A/B Whole Loan or Loan Pair, as applicable, that is borne by the holder of the A Note or Serviced Pari Passu Mortgage Loan, as applicable, under the related Intercreditor Agreement.

“Definitive Certificates” means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

“Deleted Mortgage Loan” means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

“Demand” means any request or demand to repurchase or replace a Mortgage Loan for a breach of representation or warranty or document deficiency.

“Depository” means The Depository Trust Company or its successor in interest.

“Depository Agreement” means the Letter of Representations dated the Closing Date and by and among the Depositor, the Certificate Administrator and the Depository.

“Determination Date” means the 11th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in November 2011.

“Directly Operate” means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where at least 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”  means, with respect to any Mortgage Loan, Loan Pair, A/B Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan, Loan Pair, A/B Whole Loan or REO Property and any purchaser of any Mortgage Loan, Loan Pair, A/B Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Loan Pair or A/B Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any Special Servicer Compensation to which the Special Servicer is entitled pursuant to Section 9.11 of this Agreement.

“Discount Rate” means, for the purposes of the distribution of Prepayment Premiums, (i) if a discount rate was used in the calculation of the applicable Prepayment Premium pursuant to the terms of the related Mortgage Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and (ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium pursuant to the terms of the related Mortgage Loan, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.  “Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid.  If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

“Dispute” means, with respect to any Demand, any disagreement (whether oral or in writing) between the applicable Request Recipient and the Person making such Demand whether to pursue or act in accordance with, as applicable, such Demand.

“Disqualified Organization” means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code, and (v) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause any of REMIC I, REMIC II or REMIC III, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distributable Certificate Interest” means, with respect to any Class of REMIC III Regular Certificates for any Distribution Date, the sum of (A) Accrued Certificate Interest in respect of such Class for such Distribution Date, reduced (to not less than zero) by (1) any Net Aggregate Prepayment Interest Shortfall allocated on such Distribution Date to such Class pursuant to Section 6.7, (2) with respect to each Class of the Class B, Class C, Class D, Class E and Class F Certificates, any Trust Advisor Expenses allocated on such Distribution Date to such Class in reduction of the Distributable Certificate Interest thereon pursuant to Section 6.11, and (3) with respect to each Class of the Class C, Class D, Class E and Class F Certificates, any amounts reimbursable in accordance with Section 6.11(c), out of amounts otherwise distributable as interest in respect of such Class, to any more senior Class of Certificates on such Distribution Date in respect of Trust Advisor Expenses allocated on prior Distribution Dates to such more senior Class of Certificates pursuant to Section 6.11, plus (B) if such Distribution Date is subsequent to the initial Distribution Date, any Unpaid Interest in respect of such Class for such Distribution Date, plus (C) in the case of a Class of Principal Balance Certificates, if the Certificate Balances of such Principal Balance Certificates are increased on such Distribution Date in accordance with clause (b) of the definition of “Certificate Balance”, the total amount of interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the related Aggregate Certificate Balance was so increased, if such Aggregate Certificate Balance had not been reduced by that amount in connection with the allocation of Collateral Support Deficits in the first place and assuming that the reinstatement of Certificate Balance is in reverse chronological order of the original reductions therein, plus (D) in the case of each Class of the Class B, Class C, Class D, Class E and Class F Certificates, the amount of any Actual Recoveries of Trust Advisor Expenses allocated in accordance with Section 6.11(c) to such Class of Certificates to increase the Distributable Certificate Interest thereof for such Distribution Date, plus (E) in the case of each Class of the Class B, Class C, Class D and Class E Certificates, any amounts reimbursed in accordance with Section 6.11(c) to such Class of Certificates by any more junior Class of Certificates on such Distribution Date in respect of Trust Advisor Expenses allocated on prior Distribution Dates to the subject Class of Certificates pursuant to Section 6.11.  Any increase in the Distributable Certificate Interest with respect to any Class of Principal Balance Certificates for any Distribution Date pursuant to clause (C) of the prior sentence shall result in a corresponding reduction of interest payable on unreimbursed allocations of Collateral Support Deficits in respect of such Class of Principal Balance Certificates.

“Distributable Interest” means, with respect to any REMIC I Regular Interest, REMIC II Regular Interest or Class X REMIC III Regular Interest for any Distribution Date, the sum of (A) Accrued Interest in respect of such REMIC I Regular Interest, REMIC II Regular Interest or Class X REMIC III Regular Interest, as the case may be, for such Distribution Date, reduced (to not less than zero) by (1) any Net Aggregate Prepayment Interest Shortfall allocated on such Distribution Date to such REMIC I Regular Interest, REMIC II Regular Interest or

Class X REMIC III Regular Interest, as the case may be, pursuant to Section 6.7, and (2) in the case of each of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F, the aggregate amount in respect of the Corresponding Class of Certificates for such Distribution Date described in clause (A)(2) and clause (A)(3) of the definition of “Distributable Certificate Interest”, plus (B) if such Distribution Date is subsequent to the initial Distribution Date, any Unpaid Interest in respect of such REMIC I Regular Interest, REMIC II Regular Interest or Class X REMIC III Regular Interest, as the case may be, for such Distribution Date, plus (C) in the case of a REMIC II Regular Interest, if the REMIC II Principal Amount of such REMIC II Regular Interest is increased on such Distribution Date in accordance with the definition of “REMIC II Principal Amount” in conjunction with an increase in the Aggregate Certificate Balance of the Class of Corresponding Certificates, the total amount of interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the related REMIC II Principal Amount was so increased, if such REMIC II Principal Amount had not been reduced by that amount in connection with the allocation of Collateral Support Deficits in the first place and assuming that the reinstatement of REMIC II Principal Amount is in reverse chronological order of the original reductions therein, plus (D) in the case of each of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F, the aggregate amount in respect of the Corresponding Class of Certificates for such Distribution Date described in clause (D) and clause (E) of the definition of “Distributable Certificate Interest”.  Any increase in the Distributable Interest with respect to any REMIC II Regular Interest for any Distribution Date pursuant to clause (C) of the prior sentence shall result in a corresponding reduction of interest payable on unreimbursed allocations of Collateral Support Deficits in respect of such REMIC II Regular Interest.

“Distribution Account” means the Distribution Account maintained by the Certificate Administrator on behalf of the Trustee, in accordance with the provisions of Section 5.3.

“Distribution Date” means, with respect to any Determination Date, the fourth (4th) Business Day after the related Determination Date, commencing in November 2011.

“Distribution Date Statement” means, with respect to any Distribution Date, a report substantially in the form of Exhibit K attached hereto, setting forth, among other things, the following information:

(a)           the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Certificate Principal Balance of such Class of Certificates;

(b)           the amount of the distribution on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to the interest distributable on such Class of Certificates;

(c)           the aggregate amount of P&I Advances made in respect of the Mortgage Loans (including REO Mortgage Loans) for such Distribution Date;

(d)           the aggregate amount of compensation paid to the Certificate Administrator/Trustee and the Trust Advisor, and servicing compensation paid to the Master Servicer and the Special Servicer, in respect of the related Distribution Date;

(e)           the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) outstanding immediately before and immediately after such Distribution Date;

(f)           the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (excluding REO Mortgage Loans) as of the end of the related Collection Period;

(g)           (i) the number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent ninety (90) days or more and (D) current but specially serviced or in foreclosure but not an REO Property and (ii) the information described in Item 1100(b)(5) of Regulation AB to the extent material;

(h)           the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(i)           the Available Distribution Amount for such Distribution Date;

(j)           the amount of the distribution on such Distribution Date to the Holders of any Class of REMIC III Regular Certificates allocable to Prepayment Premiums;

(k)           the total Distributable Certificate Interest for each Class of REMIC III Regular Certificates for such Distribution Date, whether or not paid;

(l)           the Pass-Through Rate in effect for each Class of REMIC III Regular Certificates for such Distribution Date;

(m)           the Principal Distribution Amount for such Distribution Date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

(n)           the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of Collateral Support Deficit and Excess Trust Advisor Expenses;

(o)           the amount of any Appraisal Reductions in effect as of such Distribution Date on a loan-by-loan basis and the aggregate amount of Appraisal Reductions as of such Distribution Date;

(p)           the number and aggregate principal balance of any Mortgage Loans extended or modified during the related Collection Period on a loan-by-loan basis;

(q)           the amount of any remaining unpaid Distributable Certificate Interest for each Class of REMIC III Regular Certificates and, in the case of each Class of the Class B, Class C, Class D, Class E and Class F Certificates, any unreimbursed interest shortfalls for such Class of Certificates resulting from the allocation of Trust Advisor Expenses, as of the close of business on such Distribution Date;

(r)           a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Collection Period and the amount of such Principal Prepayment occurring;

(s)           the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of Collateral Support Deficit and Trust Advisor Expenses previously allocated thereto;

(t)           the aggregate Unpaid Principal Balance of the Mortgage Loans (including REO Mortgage Loans) outstanding as of the close of business on the related Determination Date;

(u)           with respect to any Mortgage Loan as to which a Final Recovery Determination was made during the related Collection Period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the Final Recovery Determination;

(v)           with respect to any REO Property as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

(w)           the aggregate amount of interest on P&I Advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior Distribution Date;

(x)           the aggregate amount of interest on Servicing Advances in respect of the mortgage loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior Distribution Date;

(y)           a loan-by-loan listing of any Mortgage Loan which was defeased during the related Collection Period;

(z)           a loan-by-loan listing of any Mortgage Loan that was the subject of material modification, extension or waiver during the related Collection Period;

(aa)           a loan-by-loan listing of any Mortgage Loan that was the subject of a Material Breach of a representation or warranty given with respect to any such Mortgage Loan by the applicable Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

(bb)           the amounts of any Excess Liquidation Proceeds held in the Excess Liquidation Proceeds Reserve Account and the amount of any TA Unused Fees held in the TA Unused Fees Reserve Account;

(cc)           the amount of the distribution on such Distribution Date to the Holders of the Class R Certificates;

(dd)           the Record Date, Interest Accrual Period and Determination Date for such Distribution Date;

(ee)           the Distribution Date, Record Date, Interest Accrual Period and Determination Date for the related Distribution Date; and

(ff)           an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period.

In the case of the information contemplated by clauses (a), (b), (d), (j), (k), (q) and (s) of this definition, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Amount, as the case may be.

If and for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Distribution Date Statement shall not include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any Class of Certificates.

“Due Date” means, with respect to a Mortgage Loan, a Serviced Companion Loan or a B Note, the date on which a Scheduled Payment is (or in the case of a Balloon Loan past its maturity date or an REO Loan, would otherwise have been) due.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Eligible Account” means an account (or accounts) that is any of the following:  (i) maintained with a depository institution or trust company (A) whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least “P-1” by Moody’s and “R-1 (middle)” by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody’s), in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s and “A” by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody’s), (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or as an administrator on behalf of the Trust, which depository institution or trust company is rated at least “Baa3” by Moody’s, is (in the case of a state chartered depository institution or trust company) subject to regulations substantially similar to 12 C.F.R. §9.10(b), and is subject to supervision or examination by federal and state authority, and the long-term unsecured debt obligations of which depository institution or trust company are rated at least “Baa3” by Moody’s, (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long term unsecured debt rating shall be at least “A2” from Moody’s and at least “A” by DBRS, or if not rated by DBRS, an equivalent rating by at least two NRSROs (which may include S&P, Fitch and/or Moody’s), if the deposits are to be held in the account for more than thirty (30) days or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “P-1” from Moody’s and “R-1(middle)” in the case of DBRS, or if not rated by DBRS, an equivalent rating by at least two NRSROs (which may include S&P, Fitch and/or Moody’s), if the deposits are to be held in the account for thirty (30) days or less, (iv) an account or accounts maintained with Wells Fargo Bank, National Association so long as Well Fargo Bank, National Association’s long term unsecured debt rating shall be at least “A2” from Moody’s and at least “A” by DBRS, or if not rated by DBRS, an equivalent rating by at least two NRSROs (which may include S&P, Fitch and/or Moody’s), if the deposits are to be held in the account for more than thirty (30) days or Wells Fargo Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “P-1” from Moody’s and “R-1(middle)” in the case of DBRS, or if not rated by DBRS, an equivalent rating by at least two NRSROs (which may include S&P, Fitch and/or Moody’s), if the deposits are to be held in the account for thirty (30) days or less or (v) an account maintained with any another insured depository institution that is the subject of a Rating Agency Confirmation.

“Eligible Investments” means any one or more of the following financial assets or other property:

(i)           direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

(ii)           demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any Affiliate of the Trustee, the Master Servicer, the Special Servicer or the Certificate Administrator, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of Moody’s and DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s by at least two NRSROs (which may include Fitch, Moody’s and/or S&P), or otherwise acceptable to DBRS, as confirmed in a Rating Agency Confirmation relating to the Certificates), or in the case of any such Rating Agency such lower rating as is the subject of a Rating Agency Confirmation and, if the investment described in this clause has a term in excess of three months, the long-term debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal to “AAA” (or the equivalent) by each of the Rating Agencies or, in each case, if not so rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation with respect to such investment as an Eligible Investment;

(iii)           repurchase agreements or obligations with respect to any security set forth in clause (i) above where such security has a remaining maturity of one (1) year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) set forth in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as set forth in this Agreement, such amounts are required to be withdrawn from the Collection Account and which meets the minimum rating requirement for such entity set forth above;

(iv)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), so long as the short term obligations of the issuer of such commercial paper are rated in the highest short-term debt rating category of each Rating Agency (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation) and, if such commercial paper has a term in excess of three months, the long-term debt obligations of the issuer of such commercial paper are rated “AAA” (or the equivalent) by each of Moody’s (or, if not rated by Moody’s, otherwise acceptable to Moody’s as confirmed in a Rating Agency Confirmation) and DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s by at least two NRSROs (which may include Fitch, Moody’s and/or S&P), or otherwise acceptable to DBRS, as confirmed in a Rating Agency Confirmation relating to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(v)           guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation the short-term unsecured debt obligations of which are rated in the highest short-term debt rating category of each Moody’s (or such lower rating for which Rating Agency Confirmation is obtained from Moody’s) and DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P), or otherwise acceptable to DBRS, as confirmed in a Rating Agency Confirmation relating to the Certificates) and the long-term unsecured debt obligations of which are rated in the highest long-term category by Moody’s (or such lower rating for which Moody’s has provided a Rating Agency Confirmation) and “AAA” (or the equivalent) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two NRSROs (which may include Fitch, Moody’s and/or S&P), or otherwise acceptable to DBRS, as confirmed in a Rating Agency Confirmation relating to the Certificates);

(vi)           the Wells Fargo Prime Investment Money Market Fund or any other money market funds (including those managed or advised by the Certificate Administrator or its affiliates) that maintain a constant asset value and that are rated by Moody’s in its highest money market fund ratings category and DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two NRSROs (which may include Fitch, Moody’s and/or S&P), or otherwise acceptable to DBRS, as confirmed in a Rating Agency Confirmation relating to the Certificates) in its highest money market fund ratings category; and

(vii)           any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained with respect to such obligation as an Eligible Investment;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a “permitted investment” that is a “cash flow investment” under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one (1) year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Collection Account) may be invested in investments treated as equity interests for Federal income tax purposes.  No Eligible Investments shall be purchased at a price in excess of par.  For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

“Eligible Trust Advisor” means a Person that (i) is regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, (ii) has at least five (5) years of experience in commercial real estate asset management and in the workout and management of distressed commercial real estate assets, (iii) is not the Depositor, a Seller, the Master Servicer, the Special Servicer or any Affiliate of any of the foregoing, (iv) can and will make the representations and warranties set forth in Section 10.6 and (v) is not the Controlling Class Representative, a Loan-Specific Directing Holder or an Affiliate of the Controlling Class Representative or a Loan-Specific Directing Holder.

“Environmental Insurance Policy” shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

“Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

“Escrow Amount” means any amount payable with respect to a Mortgage Loan, A/B Whole Loan or Loan Pair for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

“Euroclear Bank” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 8.28(a).

“Excess Interest” means, with respect to any ARD Mortgage Loan that is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the related Mortgage Loan documents) over (ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date.  Excess Interest on an ARD Mortgage Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

“Excess Interest Sub-account” means an administrative account deemed to be a sub-account of the Distribution Account.  The Excess Interest Sub-account shall not be an asset of any REMIC Pool.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan (or, in the case of an REO Property related to an A/B Whole Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note, or, in the case of an REO Property related to a Loan Pair, a Principal Prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced

Companion Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and any and all expenses (including Additional Trust Expenses and Unliquidated Advances) with respect to such Mortgage Loan.  In the case of a Serviced Pari Passu Mortgage Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocated to the Trust.

“Excess Liquidation Proceeds Reserve Account” means the Excess Liquidation Proceeds Reserve Account maintained by the Certificate Administrator in accordance with the provisions of Section 5.3, which shall be an Eligible Account or a subaccount of an Eligible Account.

“Excess Modification Fees” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, the sum of (a) any and all Unallocable Modification Fees with respect to any modification, waiver, extension or amendment of any of the terms of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be (exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), (b) the excess, if any, of (i) any and all Allocable Modification Fees with respect to any modification, waiver, extension or amendment of any of the terms of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be (exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), over (ii) all unpaid or unreimbursed Additional Trust Expenses outstanding or previously incurred with respect to the related Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, that are reimbursed from such Allocable Modification Fees (which Additional Trust Expenses shall be reimbursed from such Allocable Modification Fees (exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Allocable Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement)), and (c) expenses previously paid or reimbursed from Allocable Modification Fees as described in the preceding clause (b), which expenses have been recovered from the related Mortgagor or otherwise.

“Excess Penalty Charges” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair, the sum of (a) the excess, if any, of (i) any and all Penalty Charges collected in respect of such Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be (exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), over (ii) all unpaid or unreimbursed Additional Trust Expenses outstanding or previously incurred, with respect to the related Mortgage Loan, A/B Whole Loan or Loan Pair, as the case may be, that are reimbursed from such Penalty Charges (which Additional Trust Expenses shall be reimbursed from such Penalty Charges (exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement)), and (b) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (a), which expenses have been recovered from the related Mortgagor or otherwise.

“Excess Servicing Fees” means with respect to each Mortgage Loan (and any successor REO Loan with respect thereto), that portion of the Master Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Excess Servicing Fee Rate” means with respect to each Mortgage Loan (and any successor REO Loan with respect thereto), a rate per annum equal to [__]%; provided that such rate shall be subject to reduction at any time following any resignation of a Master Servicer pursuant to Section [8.22] of this Agreement (if no successor is appointed in accordance with such Section) or any termination of the Master Servicer pursuant to Section [8.28] of this Agreement, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section [8.22(b)] of this Agreement.

“Excess Servicing Fee Right” means with respect to each Mortgage Loan (and any successor REO Loan with respect thereto), the right to receive Excess Servicing Fees.  In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Excess Trust Advisor Expenses” means, with respect to each Distribution Date, an amount equal to the positive amount, if any, of the Trust Advisor Expenses for such Distribution Date, less the amount of any such Trust Advisor Expenses allocated to reduce the aggregate Distributable Certificate Interest of the Class B, Class C, Class D, Class E and Class F Certificates for such Distribution Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Act Filing” means any report on Form 10-D, Form 10-K or Form 8-K that is filed by the Certificate Administrator with respect to the Trust through the EDGAR system.

“Exchange Certification” means an Exchange Certification substantially in the form set forth in Exhibit G hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A Global Certificate, as applicable.

“Exemption” means each of the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the United States Department of Labor to the Underwriters and Initial Purchasers, as amended.

“Expense Loss” means a loss realized upon payment by the Trust of an Additional Trust Expense.

“Extension” has the meaning set forth in Section 9.15(a).

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“Final Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Controlling Class Representative or any related Loan-Specific Directing Holder, in each case, which does not include any communication (other than the related Final Asset Status Report) between the Special Servicer and the Controlling Class Representative or any related Loan-Specific Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless (i) the Applicable Control Party has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such actions, or has been deemed to have approved or consented to such actions, or (ii) the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Certification” has the meaning set forth in Section 2.2.

“Final Judicial Determination” has the meaning set forth in Section 2.3(a).

“Final Prospectus” has the meaning set forth in the Preliminary Statement hereto.

“Final Recovery Determination” means a determination with respect to any Mortgage Loan, B Note, Serviced Companion Loan or REO Property by the Special Servicer in consultation with the Applicable Control Party, and the Master Servicer (including a Mortgage Loan, a Serviced Companion Loan or a B Note that relates to an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries that the Special Servicer expects to be finally recoverable on such Mortgage Loan, B Note, Serviced Companion Loan or REO Property, without regard to any obligation of the Master Servicer, the Special Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered.

“Final Scheduled Distribution Date” means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that ARD Mortgage Loans are assumed to be repaid on their Anticipated Repayment Dates.

“Financial Market Publishers” means BlackRock Financial Management, Inc., Trepp, LLC, Bloomberg L.P., CMBS.com, Inc., Intex Solutions, Inc. and Markit, or any successor entities thereof.

“Fitch” means Fitch, Inc. or its successor in interest.

“Form 8-K Disclosure Information” has the meaning set forth in Section 13.7.

“Free Writing Prospectus” has the meaning set forth in the Preliminary Statement hereto.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Global Certificate” means any Registered Global Certificate, Rule 144A Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

“Government Securities” has the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Grantor Trust Pool” means the Class H Grantor Trust.

“Hazardous Materials” means any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder” means the Person in whose name a Certificate is registered on the Certificate Register (and, solely for the purposes of distributing reports, statements or other information pursuant to this Agreement, any Certificate Owner or potential transferee of a Certificate to the extent the Person distributing such information has been provided with an Investor Certification; provided that, this Agreement, the Final Prospectus, the Distribution Date Statements and the Exchange Act Reports shall be made available to the general public).  Solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor, a manager of a Mortgaged Property, a Mortgagor or any of their respective Affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor, the Certificate Administrator or any of their Affiliates will be outstanding if such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor or the Certificate Administrator or any of their Affiliates.  Also, notwithstanding the foregoing, the restrictions above will not apply to the exercise of the rights of the Master Servicer, the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class.

“Independent” means, when used with respect to (i) any Accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X and (ii) any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person described in clause (B) or (C) above.

“Independent Contractor” means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an “independent contractor” with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R Certificates), a Percentage Interest of 35% or more in the Class R Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Certification” has the meaning set forth in Section 2.2.

“Initial Deposit” means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

“Initial Purchaser” means each of Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and, in each case, its respective successor in interest.

“Inquiries” has the meaning set forth in Section 5.4(c).

“Inspection Report” means, with respect to a Mortgaged Property, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Property Inspection Form” available on the CREFC Website.

“Institutional Accredited Investor” means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

“Insurance Policies” means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

“Insurance Proceeds” means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan, the related Serviced Companion Loan, the related B Note or the Servicing Standard.  With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan, as applicable, shall be included in Insurance Proceeds.

“Intercreditor Agreement” means:  (a) with respect to an A/B Whole Loan, the related intercreditor, co-lender or similar agreement in effect from time to time by and between the holder of the related A Note(s) and the holder of the related B Note relating to the relative rights of such holders; and (b) with respect to a Loan Pair, the related intercreditor, co-lender or similar agreement in effect from time to time by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan relating to the relative rights of such holders.

“Interest Accrual Period” means, with respect to any REMIC I Regular Interest, REMIC II Regular Interest, Class X REMIC III Regular Interest or Class of REMIC III Regular Certificates, the period beginning on the first (1st) day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

“Interest Reserve Account” means that Interest Reserve Account maintained by the Certificate Administrator pursuant to Section 5.3(a), which account shall be an Eligible Account.

“Interest Reserve Amount” has the meaning set forth in Section 5.3(b).

“Interest Reserve Loans” shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve (12) 30-day months.

“Interested Person” means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a Holder or Certificate Owner of 50% or more of the Controlling Class, the Controlling Class Representative, the Trust Advisor, any Seller, any Mortgagor, any Manager, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee or the Certificate Administrator to be an Affiliate of any of them.

“Investor-Based Exemption” means PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or a similar exemption under Similar Laws.

“Investor Certification” means a certificate substantially in the form of Exhibit I to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website representing that the person executing the certificate (1) is a Certificateholder, a Certificate Owner or a prospective purchaser that, in the case of a Registered Certificate, has received a copy of the Final Prospectus and (2) is not a Mortgagor, a Manager, an Affiliate of a Mortgagor or Manager or an agent of any of the foregoing.  The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“Investor Q&A Forum” has the meaning set forth in Section 5.4(c).

“Investor Registry” has the meaning set forth in Section 5.4(d).

“IRS” means the Internal Revenue Service.

“Junior Indebtedness” means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

“Late Collections” means, with respect to any Mortgage Loan, Serviced Companion Loan or B Note, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered; provided that “Late Collections” shall not include any Actual Recoveries of Trust Advisor Expenses.

“Late Fee” means a fee paid or payable, as the context may require, to the related lender by a Mortgagor as provided in the related Mortgage Loan, A/B Whole Loan or Loan Pair in connection with a late payment made by such Mortgagor, but excluding any such amounts allocable to a Non-Serviced Mortgage Loan and related Non-Serviced Companion Loan pursuant to the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement.

“Lender Register” has the meaning set forth in Section 8.26.

“Liquidation Expenses” means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses in connection with a closing, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan.  All Liquidation Expenses relating to disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the Master Servicer or the Special Servicer, subject to Section 4.4 and Section 4.6(e) hereof, as a Servicing Advance.

“Liquidation Fee” means a fee payable with respect to the final disposition or liquidation of a Specially Serviced Mortgage Loan or REO Property equal to the lesser of (1) $1,000,000 and (2) the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of, and any Condemnation Proceeds and Insurance Proceeds received by the Trust (net of any expenses incurred by the Special Servicer on behalf of the Trust in connection with the collection of such Condemnation Proceeds and Insurance Proceeds) with respect to, a Specially Serviced Mortgage Loan or REO Property or portion thereof, other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds received in connection with any Non-Serviced Mortgage Loan; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan shall be reduced by the amount of any Excess Modification Fees received by the Special Servicer as additional servicing compensation with respect to such Mortgage Loan within the prior 12 months, but only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.  No Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the related Seller for a Material Breach or Material Document Defect, if such repurchase or substitution occurs on or before the later of (x) 180 days after the discovery or receipt of notice by the related Seller of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, and (y) the expiration of the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of any applicable extended resolution period, (ii) the purchase of any Specially Serviced Mortgage Loan that is, or is part of, an A/B Whole Loan or Loan Pair by the holder of the related B Note or Serviced Companion Loan, as applicable, within ninety (90) days following the date that the subject Mortgage Loan became a Specially Serviced Mortgage Loan, (iii) the purchase of any Specially Serviced Mortgage Loan by the holder of any related mezzanine loan, pursuant to the related mezzanine loan intercreditor agreement, within the ninety (90) days following the date that such holder’s option to purchase such Specially Serviced Mortgage Loan first becomes exercisable, (iv) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust, (v) the purchase of any Specially Serviced Mortgage Loan by the Special Servicer or any Affiliate thereof (other than the Controlling Class Representative), or (vi) the purchase of any Specially Serviced Mortgage Loan or related REO Property, by the Controlling Class Representative or any affiliate thereof (other than the Special Servicer), if such purchase occurs within ninety (90) days after the date on which the Special Servicer delivers to the Controlling Class Representative for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan.  For the avoidance of doubt, the Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan, Serviced Companion Loan, B Note or REO Loan.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a Mortgage Loan, a Serviced Companion Loan or a B Note or related REO Property, net of Liquidation Expenses.  With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds.

“Liquidation Realized Loss” means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation, or other liquidation or REO Disposition has occurred, an amount equal to the excess, if any, of:  (A) the sum, without duplication, of (1) the Unpaid Principal Balance of the Mortgage Loan or the related REO Mortgage Loan, as the case may be, as of the date of the Cash Liquidation, or other liquidation or REO Disposition, plus (2) unpaid interest and interest accrued thereon at the applicable Mortgage Rate through the Due Date (or, in the case of a Balloon Mortgage Loan past its Maturity Date or an REO Property, the date that would otherwise be the Due Date) in the Collection Period in which the Cash Liquidation or other liquidation or REO Disposition occurred, plus (3) any expenses (including Additional Trust Expenses, unpaid Servicing Advances and unpaid Advance Interest, but excluding Trust Advisor Expenses) incurred in connection with such Mortgage Loan or REO Property that have been paid or are payable or reimbursable to any Person, other than amounts included in the definition of Liquidation Expenses and amounts previously treated as Expense Losses attributable to principal (and interest thereon), plus (4) any Unliquidated Advances incurred with respect to such Mortgage Loan or REO Property; over (B) the sum of (1) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (2) Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Late Collections and all other amounts recovered from the related Mortgagor and received during the Collection Period in which such Cash Liquidation, or other liquidation or REO Disposition occurred and which are not required under any Intercreditor Agreement or Non-Serviced Mortgage Loan Intercreditor Agreement to be payable or reimbursable to any holder of a B Note, a Serviced Companion Loan or a Non-Serviced Companion Loan.

“Loan Pair” means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan, collectively.  There are no Loan Pairs related to the Trust.

“Loan-Specific Directing Holder” means, with respect to any A/B Whole Loan or Loan Pair, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.

“Loan-Specific Special Servicer” has the meaning set forth in Section 9.30(f).

“Loan-to-Value Ratio” means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Unpaid Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, in the case of any Non-Serviced Mortgage Loan or Loan Pair, the allocable portion thereof.

“Lock-Box Account” has the meaning set forth in Section 8.3(g).

“Lock-Box Agreement” means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or the Sub-Servicer on its behalf) pursuant to which a Lock-Box Account is created.

“Losses” has the meaning set forth in Section 12.4.

“MAI” means Member of the Appraisal Institute.

“Major Decision” means any of the following:

(a)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(b)           any modification, consent to a modification or waiver of a Monetary Term (other than Penalty Charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of a Mortgage Loan or any extension of the Maturity Date of any Mortgage Loan;

(c)           following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents;

(d)           any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

(e)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located a Mortgaged Property or at an REO Property;

(f)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(g)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor, or consent to the incurrence of additional debt (including the incurrence of mezzanine financing by an owner of the Mortgagor not permitted under the related Mortgage Loan documents), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan documents;

(h)           any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto;

(i)           any franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the related Mortgage Loan documents), or, with respect to a Mortgage Loan with an Unpaid Principal Balance greater than $2,500,000, any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

(j)           releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(k)           any acceptance of an assumption agreement releasing a Mortgagor, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(l)           any determination of an Acceptable Insurance Default;

(m)           the execution, termination or renewal of any lease, to the extent lender approval is required under the related Mortgage Loan documents and to the extent such lease is (a) for the greater of (i) 10% of leasable space or (ii) 30,000 square feet, (b) for over 50,000 square feet or (c) otherwise constitutes a “major lease” or a “material lease”, if applicable, under the related Mortgage Loan documents, including entering into any related subordination, non-disturbance and attornment agreement;

(n)           any adoption or implementation of a budget submitted by a Mortgagor with respect to a Mortgage Loan (to the extent lender approval is required under the related Mortgage Loan documents), if the Mortgage Loan is on the CREFC Servicer Watch List;

(o)           the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a Mortgagor; and

(p)           the exercise of the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement to the “Note A Holder”, the “Note A Controlling Holder”, the “Senior Lender”, the “Senior Loan Controlling Holder”, or such other similar term as may be set forth in any such Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the “Note A Holder”, the “Note A Controlling Holder”, the “Senior Lender”, the “Senior Loan Controlling Holder”, or such other similar term.

“Majority Controlling Class Certificateholders” means the Holder(s) of Certificates representing more than 50% of the Aggregate Certificate Balance of the Controlling Class.

“Manager” means, with respect to any Mortgage Loan, any property manager for the related Mortgaged Property.

“Master Servicer” means Wells Fargo Bank, National Association and its permitted successors or assigns.

“Master Servicer Consent Matters” has the meaning set forth in Section 8.3(a).

“Master Servicer Indemnified Parties” has the meaning set forth in Section 8.25(a).

“Master Servicer Losses” has the meaning set forth in Section 8.25(a).

“Master Servicer Remittance Date” means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

“Master Servicer Remittance Report” means the CREFC Loan Periodic Update File.

“Master Servicing Fee” means, with respect to each Mortgage Loan and, if applicable, A/B Whole Loan or Loan Pair (including a Mortgage Loan, A/B Whole Loan or Loan Pair that relates to an REO Property or is a Defeasance Loan), other than a Non-Serviced Mortgage Loan (if any) (as to which there is no Master Servicing Fee payable to the Master Servicer under this Trust), for any related Mortgage Loan Accrual Period, the amount of interest accrued during such related Mortgage Loan Accrual Period at the related Master Servicing Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan or, if applicable, such A/B Whole Loan or Loan Pair, as the case may be, during such related Mortgage Loan Accrual Period, subject to reduction in respect of Compensating Interest, as set forth in Section 5.2(a)(I)(iv).

“Master Servicing Fee Rate” means, with respect to each Mortgage Loan and, if applicable, Loan Pair or A/B Whole Loan (including any Mortgage Loan, A/B Whole Loan or Loan Pair that relates to an REO Property or is a Defeasance Loan), the rate per annum specified as such on the Mortgage Loan Schedule.  With respect to a Non-Serviced Mortgage Loan, except as provided for on the Mortgage Loan Schedule, no Master Servicing Fee Rate is charged by the Master Servicer, but the Pari Passu Loan Servicing Fee Rate is charged by the applicable Non-Serviced Mortgage Loan Master Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

“Material Breach” has the meaning set forth in Section 2.3(a).

“Material Document Defect” has the meaning set forth in Section 2.3(a).

“Maturity Date” means, with respect to any Mortgage Loan, Serviced Companion Loan or B Note as of any date of determination, the date on which the last payment of principal is due and payable thereunder, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan, Serviced Companion Loan or B Note occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Serviced Companion Loan or B Note or (ii) any grace period permitted by such Mortgage Loan, B Note or Serviced Companion Loan.

“Modification Fee” means a fee, if any, collected from a Mortgagor by the Master Servicer in connection with a written restructuring, modification, waiver, extension or amendment of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced

Companion Loan or B Note other than a Specially Serviced Mortgage Loan or collected in connection with a written restructuring, modification, waiver, extension or amendment by the Special Servicer of a Specially Serviced Mortgage Loan, but does not include Assumption Fees, assumption application fees or Consent Fees.

“Modification Loss” means, with respect to each Mortgage Loan, (i) a decrease in the outstanding principal balance of such Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any fees and expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

“Money Term” means with respect to any Mortgage Loan, Serviced Companion Loan or B Note, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium in connection with a principal prepayment (and shall not include Late Fees or Default Interest provisions).

“Moody’s” means Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage” means the mortgage, deed of trust or other instrument securing a Mortgage Note.

“Mortgage File” means the mortgage documents listed below:

(i)           the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of U.S. Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3, without recourse, representation or warranty” or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

(ii)           the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost after recordation, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

(iii)           the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation or extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 45th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations or extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

(iv)           an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of “U.S. Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3”;

(v)           originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder’s office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 45th day following the Closing Date from the applicable recording office or has been lost after recordation, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

(vi)           if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of “U.S. Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3,” which assignment may be effected in the related Assignment of Mortgage;

(vii)         the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)         the original Title Insurance Policy or if such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

(ix)           (A) UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

(x)            copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

(xi)           copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement or Non-Serviced Mortgage Loan Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing any related Serviced Companion Loan, Non-Serviced Companion Loan and B Note) related to any Mortgage Loan;

(xii)           either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the Trustee and delivered to the Custodian on behalf of the Trustee on behalf of the Trust with a copy to be held by the Master Servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the Master Servicer on behalf of the Trustee, with a copy to be held by the Custodian on behalf of the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within thirty (30) days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Master Servicer on behalf of the Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit).  In the case of clause (B) above, the Master Servicer acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the Master Servicer sells its rights to service the applicable Mortgage Loan, Master Servicer will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer (with respect to any Specially Serviced Mortgage Loan) to such party as the Special Servicer may instruct, in each case, at the expense of the Master Servicer.  The Master Servicer shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

(xiii)         the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)         third-party management agreements;

(xv)          any Environmental Insurance Policy;

(xvi)         any affidavit and indemnification agreement; and

(xvii)        with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

With respect to any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the Non-Serviced Mortgage Loan Mortgage.  To the extent that the custodian with respect to any Non-Serviced Mortgage Loan is also acting as the Custodian under this Agreement, copies of the mortgage documents specified in this definition of “Mortgage File” shall not be required with respect to such Non-Serviced Mortgage Loan.

“Mortgage Loan” means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, provided that the term “Mortgage Loan” shall include any Defeasance Loan, and any Non-Serviced Mortgage Loan (but shall not include any Non-Serviced Companion Loan) but with respect to (i) any A/B Whole Loan, shall include the A Note (but shall not include the related B Note) and (ii) any Loan Pair, shall include the Serviced Pari Passu Mortgage Loan (but shall not include the related Serviced Companion Loan).  For the avoidance of doubt, no Bank of America Lender Successor Borrower Right nor any MSMCH Seller Defeasance Rights and Obligations is part of a “Mortgage Loan”.

“Mortgage Loan Accrual Period” means, with respect to any Mortgage Loan, Serviced Companion Loan or B Note (including any Mortgage Loan, Serviced Companion Loan or B Note that relates to an REO Property), the period that commences on any related Due Date (or, in the case of any Mortgage Loan, Serviced Companion Loan or B Note that relates to an REO Property or as to which the Maturity Date has passed, the date that would otherwise have been a related Due Date) and that continues to, but not including the next succeeding related Due Date (or, in the case of any Mortgage Loan, Serviced Companion Loan or B Note that relates to an REO Property or as to which the Maturity Date has passed, the date next succeeding that would otherwise have been a related Due Date).

“Mortgage Loan Purchase Agreement” means Mortgage Loan Purchase Agreement I or Mortgage Loan Purchase Agreement II, as the case may be.

“Mortgage Loan Purchase Agreement I” means that certain Mortgage Loan Purchase Agreement between Bank of America and the Depositor dated as of the Pricing Date with respect to the Bank of America Loans.

“Mortgage Loan Purchase Agreement II” means that certain Mortgage Loan Purchase Agreement between MSMCH and the Depositor dated as of the Pricing Date with respect to the MSMCH Loans.

“Mortgage Loan Schedule” or “Loan Schedule” means collectively the schedule attached hereto as Schedule I, which identifies each Bank of America Loan, and the schedule attached hereto as Schedule II, which identifies each MSMCH Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

“Mortgage Note” means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate” means, for a given Mortgage Loan, Serviced Companion Loan or B Note, the per annum rate at which interest accrues on such Mortgage Loan, Serviced Companion Loan or B Note, as the case may be, without regard to any increase in such rate after the related Anticipated Repayment Date in the case of an ARD Loan, and without regard to any increase in such rate as a result of a default under such Mortgage Loan, Serviced Companion Loan or B Note, as the case may be.

“Mortgaged Property” means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan and, in the case of an A/B Whole Loan, the related B Note and, in the case of a Loan Pair, the related Serviced Companion Loan.

“Mortgagee” means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

“Mortgagor” means the obligor on a Mortgage Note.

“MSMCH” has the meaning set forth in the Preliminary Statement hereto.

“MSMCH Defeasance Rights and Obligations” has the meaning set forth in Section 8.3(h) hereof.

“MSMCH Loans” means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on Schedule II hereto.

“Net Aggregate Prepayment Interest Shortfall” means, for any Distribution Date, the excess, if any, of the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period with respect to all Mortgage Loans that are not Specially Serviced

Mortgage Loans, over the sum of (A) the Compensating Interest to be paid by the Master Servicer on such Distribution Date and (B) the aggregate of all Prepayment Interest Excesses collected during the related Collection Period for all Mortgage Loans that are not Specially Serviced Mortgage Loans.

“New Lease” means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“Net Mortgage Rate” means, with respect to any Mortgage Loan (including an REO Mortgage Loan), as of any date of determination, a per annum rate equal to the Mortgage Rate of such Mortgage Loan, minus the related Administrative Cost Rate.

“Nondisqualification Opinion” means a written Opinion of Counsel to the effect that a contemplated action (i) will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a “prohibited transaction,” “prohibited contribution” or any other tax (other than a tax on “net income from foreclosure property” permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust and (ii) will not cause the Class H Grantor Trust to fail to qualify as a grantor trust.

“Non-Investment Grade Certificates” means each Class of Certificates that, at the time of transfer, is not rated in one of the four (4) highest generic rating categories by at least one of the Rating Agencies.

“Non-Public Information” means any information in respect of the Issuing Entity, the Certificates, the Mortgage Loans or the Trust, in each case prepared and/or made available by any party to this Agreement, other than the Final Prospectus, the Distribution Date Statements, this Agreement and the Exchange Act Reports.

“Nonrecoverable Advance” means any of the following:  (i) any Pari Passu Loan Nonrecoverable Advance (including interest accrued thereon at the Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (and, in the case of an Unliquidated Advance, not previously reimbursed to the Trust) or proposed to be made by the Master Servicer, the Special Servicer or the Trustee, that, in its respective sole discretion, exercised in good faith and, with respect to the Master Servicer and the Special Servicer, taking into account the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or Serviced Companion Loan (and taking into consideration any Crossed Mortgage Loans) (in the case of Servicing Advances) or B Note (in the case of Servicing Advances) or REO Property (in the case of P&I Advances and Servicing Advances), as evidenced by an Officer’s Certificate delivered pursuant to Section 4.4.

“Non-Registered Certificate” means unless and until registered under the Securities Act, any Class A-J, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class R Certificate.

“Non-Serviced Companion Loan” means a loan not included in the Trust that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan.  There are no Non-Serviced Companion Loans related to the Trust.

“Non-Serviced Mortgage Loan” means a Mortgage Loan included in the Trust but serviced under another agreement.  There are no Non-Serviced Mortgage Loans in the Trust.

“Non-Serviced Mortgage Loan Certificate Administrator” means the applicable “certificate administrator” or “paying agent” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  There are no Non-Serviced Mortgage Loan Certificate Administrators related to the Trust.

“Non-Serviced Mortgage Loan Fiscal Agent” means the applicable “fiscal agent” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  There are no Non-Serviced Mortgage Loan Fiscal Agents related to the Trust.

“Non-Serviced Mortgage Loan Intercreditor Agreement” means, the applicable intercreditor agreement with respect to a Non-Serviced Mortgage Loan.

“Non-Serviced Mortgage Loan Master Servicer” means the applicable “master servicer” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  There are no Non-Serviced Mortgage Loan Master Servicers related to the Trust.

“Non-Serviced Mortgage Loan Mortgage” means the mortgage securing a Non-Serviced Mortgage Loan.  There are no Non-Serviced Mortgage Loan Mortgages related to the Trust.

“Non-Serviced Mortgage Loan Pooling and Servicing Agreement” means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced.  There are no Non-Serviced Mortgage Loan Pooling and Servicing Agreements related to the Trust.

“Non-Serviced Mortgage Loan Special Servicer” means the applicable “special servicer” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  There are no Non-Serviced Mortgage Loan Special Servicers related to the Trust.

“Non-Serviced Mortgage Loan Trustee” means the applicable “trustee” under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  There are no Non-Serviced Mortgage Loan Trustees related to the Trust.

“Notional Amount” means, as of any date of determination:  (i) with respect to any Class X REMIC III Regular Interest, the REMIC II Principal Amount of the Corresponding REMIC II Regular Interest as of such date of determination; (ii) with respect to any Class of Class X Certificates, the aggregate of the Notional Amounts of the related Class X REMIC II Regular Interests as of such date of determination; and (iii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate, multiplied by the Notional Amount of the applicable Class of Class X Certificates as of such date of determination.

“NRSRO” means any nationally recognized statistical ratings organization under the Exchange Act, including the Rating Agencies; provided, however, that, when referred to in connection with the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, “NRSRO” shall mean a nationally recognized statistical rating organization that has delivered an NRSRO Certification .

“NRSRO Certification” means a certification substantially in the form of Exhibit J executed by a NRSRO in favor of the 17g-5 Information Provider.

“Officer’s Certificate” means (u) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, (v) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (w) in the case of the Trustee, a certificate signed by a Responsible Officer, (x) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President, any Senior Vice President, Vice President, Second Vice President or Assistant Vice President, (y) in the case of the Certificate Administrator, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement; and (z) in the case of any other Additional Servicer, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President or an employee thereof designated as a Servicing Officer.

“Opinion of Counsel” means a written opinion of counsel addressed to the Trustee and the Certificate Administrator, reasonably acceptable in form and substance to the Trustee and the Certificate Administrator, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee and the Certificate Administrator, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a “grantor trust” under the Code of the Class H Grantor Trust.

“Other Advance Report Date” means with respect to a Non-Serviced Companion Loan or a Serviced Companion Loan, as applicable, which has been deposited into a commercial mortgage securitization trust, the date under the related Other Companion Loan Pooling and Servicing Agreement that the related Other Master Servicer is required (pursuant to the terms thereof) to make a determination as to whether it will make a P&I Advance as required under such Other Companion Loan Pooling and Servicing Agreement.

“Other Companion Loan Pooling and Servicing Agreement” means a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan that creates a commercial mortgage securitization trust, as applicable.  There are no Other Companion Loan Pooling and Servicing Agreements related to the Trust.

“Other Controlling Class Representative” means the applicable other “controlling class representative” under an Other Companion Loan Pooling and Servicing Agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan, as applicable.  There are no Other Controlling Class Representatives related to the Trust.

“Other Master Servicer” means the applicable other “master servicer” under an Other Companion Loan Pooling and Servicing Agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan, as applicable.  There are no Other Master Servicers related to the Trust.

“Other NRSRO” means a NRSRO that is not a Rating Agency.

“Other Securitization” has the meaning set forth in Section 9.3(e).

“Other Special Servicer” means the applicable other “special servicer” under an Other Companion Loan Pooling and Servicing Agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan, as applicable.  There are no Other Special Servicers related to the Trust.

“Ownership Interest” means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance” means (other than with respect to a Serviced Companion Loan or a B Note) for any Distribution Date:  (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date, the portion of such Scheduled Payment not received; (ii) with respect to any Mortgage Loan that is a Balloon Mortgage Loan (excluding any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period that are included in the Available Distribution Amount for such Distribution Date; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over any remittances of REO Income to the Master Servicer by the Special Servicer that are included in the Available Distribution Amount for such Distribution Date; provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the Net Mortgage Rate relating to such Mortgage Loan or such REO Mortgage Loan and the Certificate Administrator Fee Rate, such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the Master Servicing Fee and the Trust Advisor Fee; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified; and provided, further, that the interest component of any P&I Advance with respect to a Mortgage

Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to the subject Distribution Date less any Appraisal Reduction applicable to such Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan or a Serviced Pari Passu Mortgage Loan, the portion of such Appraisal Reduction allocable (based upon their respective Unpaid Principal Balances) to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan under the related Intercreditor Agreement or the related Non-Serviced Mortgage Loan Intercreditor Agreement, or in the case of an A/B Whole Loan, the portion of such Appraisal Reduction allocable to the A Note pursuant to the definition of “Appraisal Reduction”), and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to the subject Distribution Date.  All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

“P&I Advance Amount” means, with respect to any Mortgage Loan or any REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

“Pari Passu Loan Nonrecoverable Advance” means any “Nonrecoverable Servicing Advance” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) made with respect to any Non-Serviced Mortgage Loan pursuant to and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; provided that if the applicable Non-Serviced Mortgage Loan Master Servicer shall have made a “Servicing Advance” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in the nature of an expenditure benefiting the related Mortgaged Property generally, the portion thereof attributable to any Non-Serviced Mortgage Loan shall be determined based on the outstanding balances of such Non-Serviced Mortgage Loan and all the related pari passu loans secured by such Non-Serviced Mortgage Loan Mortgage on a pari passu basis on the date such advance was made.

“Pari Passu Loan Servicing Fee Rate” means the “Master Servicing Fee Rate” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and any other servicing fee rate (other than those payable to the applicable Non-Serviced Mortgage Loan Special Servicer) applicable to any Non-Serviced Mortgage Loan.

“Participant” means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Pass-Through Rate” or “Pass-Through Rates” means:  (a) with respect to any REMIC I Regular Interest for any Distribution Date, the related REMIC I Net Mortgage Rate for such Distribution Date, (b) with respect to any REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (c) with respect to any Class X REMIC III Regular Interest for any Distribution Date, the Class X Strip Rate with respect to the Corresponding REMIC II Regular Interest for such Distribution Date; (d) with respect to any Class of Class X Certificates for any Distribution Date, the weighted average of the Pass-Through Rates with respect to the related Class X REMIC III Regular

Interests for such Distribution Date, weighted on the basis of the respective Notional Amounts of such Class X REMIC III Regular Interests immediately prior to such Distribution Date; (e) with respect to the Class A-1 Certificates for any Distribution Date, [_]% per annum; (f) with respect to the Class A-2 Certificates for any Distribution Date, [_]% per annum; (g) with respect to the Class A-3 Certificates for any Distribution Date, [_]% per annum; (h) with respect to the Class A-4 Certificates for any Distribution Date, [_]% per annum; (i) with respect to the Class A-J Certificates for any Distribution Date, [_]% per annum; (j) with respect to the Class B Certificates for any Distribution Date, the lesser of [_]% per annum and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date; (k) with respect to the Class C, Class D, Class E and Class F Certificates for any Distribution Date, the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date; and (l) with respect to any Class of Control Eligible Certificates, [__]% per annum.

“Penalty Charges” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair (including any related REO Property), any amounts actually collected thereon that represent Default Interest and/or Late Fees but excluding any amounts allocable to a Non-Serviced Mortgage Loan and its related Non-Serviced Companion Loan pursuant to the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“Percentage Interest” means: (a) with respect to each Certificates other than a Class R Certificate, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four (4) decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date; and (b) with respect to each Class R Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

“Performing Party” has the meaning set forth in Section 13.12.

“Permitted Special Servicer/Affiliate Fees” means (a) any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed hereunder by such party with respect to any Mortgage Loan, Loan Pair, A/B Whole Loan or REO Property and (b) any fees or compensation earned by BlackRock Financial Management, Inc., as manager for one or more managed funds or accounts, if and for so long as it is an Affiliate of the Special Servicer, as a result of its ownership of any Certificates, acting as the Controlling Class Representative or acting as a Financial Market Publisher.

“Permitted Transferee” means any Transferee other than:  (a) a Disqualified Organization; (b) any other Person identified in an Opinion of Counsel delivered to the Certificate Administrator and the Trustee to the effect that the transfer of an ownership interest in any Class R Certificate to such Person may cause any REMIC Pool to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a non-United States Tax

Person (other than (i) a non-United States Tax Person in whose hands the income from such Class R Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or other prescribed form or (ii) a non-United States Tax Person, if in connection with the proposed transfer of such Class R Certificate, the transferor provides an opinion of counsel to the Certificate Registrar to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3), (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a non-United States Tax Person or (e) a United States Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other United States Tax Person.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Phase I Environmental Report” means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

“Plan” has the meaning set forth in Section 3.3(d).

“Plan Asset Regulations” means the Department of Labor regulations set forth in 29 C.F.R. § 2510.3-101.

“Preliminary Prospectus” has the meaning set forth in the Preliminary Statement hereto.

“Prepayment Interest Excess” means, with respect to any Mortgage Loan as to which a full or partial Principal Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made during that portion of any Collection Period after the Due Date for such Mortgage Loan through and including the last day of the Collection Period, the amount of interest that accrues on the amount of such Principal Prepayment from such Due Date to the date such payment was made, plus (if made) any payment by the Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the Master Servicing Fee, the Special Servicing Fee, the Trust Advisor Fee, the Certificate Administrator Fee and the servicing fee and trustee fee payable in connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced Mortgage Loan)), to the extent collected.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan as to which a full or partial Principal Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made during that portion of any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period, an amount equal to the excess of (A) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan if the Mortgage Loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Special Servicing Fee, the Trust Advisor Fee, the Certificate Administrator Fee and the servicing fee payable in connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced Mortgage Loan)) over (B) the aggregate interest that did so accrue through the date such payment was made (net of such fees).

“Prepayment Premium” means, with respect to any Mortgage Loan, Serviced Companion Loan or B Note for any Distribution Date, the prepayment premiums, yield maintenance charges or percentage premiums, if any, received during the related Collection Period in connection with Principal Prepayments on such Mortgage Loan, Serviced Companion Loan or B Note.

“Pricing Date” means September [_], 2011.

“Primary Collateral” means the portion of the Mortgaged Property securing the Repurchased Loan or Crossed Mortgage Loan, as applicable, that is encumbered by a first mortgage lien.

“Principal Balance Certificates” means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

“Principal Distribution Amount” means on any Distribution Date, the amount equal to the excess, if any, of

(I)           the sum of:

(A)           the following (without duplication):

(i)           the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO B Note) for their respective Due Dates occurring during the related Collection Period; plus

(ii)           all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO B Note) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO B Note) during the related Collection Period and that were identified and applied by the Master Servicer or the Special Servicer as recoveries of principal thereof in accordance with this Agreement;

(B)           the aggregate amount of any collections received on or in respect of the Mortgage Loans and any REO Mortgage Loans during the related Collection Period that, in each case, represents a delinquent amount as to which an Advance had been made, which Advance (or interest thereon) was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to a prior Distribution Date;

(C)           the aggregate amount of any collections received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance (or interest thereon) and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date; and

(D)           any Actual Recoveries of amounts previously paid as Excess Trust Advisor Expenses to the extent such amounts had been allocated as a reduction of the Principal Distribution Amount on any prior Distribution Dates; over

(II)           the sum of:

(A)           the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer and the Trustee from amounts in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II);

(B)           the aggregate amount of Nonrecoverable Advances (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer and the Trustee during the related Collection Period from amounts in the Collection Account allocable to principal received or advanced with respect to the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II); and

(C)           the amount of any Excess Trust Advisor Expenses allocated to reduce the Aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, for such Distribution Date pursuant to Section 6.11.

“Principal Prepayment” means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, a Serviced Companion Loan or a B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Unpaid Principal Balance of the Mortgage Loan, Serviced Companion Loan or B Note in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

“Private Placement Memorandum” has the meaning set forth in the Preliminary Statement hereto.

“Privileged Information” means any (i) correspondence or other communications between the Controlling Class Representative or a Loan-Specific Directing Holder, on the one hand, and the Special Servicer, Master Servicer, the Certificate Administrator or Trustee, on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or a Loan-Specific Directing Holder under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust’s position in any ongoing or future negotiations with the related Mortgagor or other interested party, and (iii) legally privileged information; provided that the summary of any Final Asset Status Report prepared pursuant Section 10.5(a) is deemed not to be Privileged Information (although no such summary shall be made available to any Mortgagor, Manager, Affiliate of a Mortgagor or Manager or agent of any of the foregoing that relates to the Mortgage Loan as to which the applicable Final Asset Status Report relates).

“Privileged Person” means the Depositor, the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative (during any Collective Consultation Period and any Subordinate Control Period), any Loan-Specific Directing Holder (if and for so long as it is the Loan-Specific Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as the case may be), the Trustee, the Certificate Administrator, the Trust Advisor, a designee of the Depositor and any Person who provides the Certificate Administrator with an Investor Certification or NRSRO Certification, as applicable, which Investor Certification or NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website; provided that in no event shall a Mortgagor, a Manager, an Affiliate of a Mortgagor or Manager or an agent of any of the foregoing be considered a Privileged Person.

“Prohibited Party” means (i) a Person that is a proposed Servicing Function Participant that the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee, the Trust Advisor or any primary servicer, as applicable, seeks to retain as a Servicing Function Participant and that the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee, the Trust Advisor or any primary servicer, as applicable, has actual knowledge (obtained by written notice or through actual experience) has defaulted on any prior date to comply with its Exchange Act or Regulation AB obligations with respect to the Trust or any other securitization transaction or (ii) any Person identified in writing (delivered prior to the date of retention) by the Depositor to the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee, the Trust Advisor or any primary servicer, as applicable, as a Person that the Depositor has knowledge has failed on any prior date to comply with its Exchange Act or Regulation AB obligations with respect to the Trust or any other securitization transaction.

“Prospectus” has the meaning set forth in the Preliminary Statement hereto.

“Prospectus Supplement” has the meaning set forth in the Preliminary Statement hereto.

“PTCE” has the meaning set forth in Section 3.3(d).

“Purchase Price” means, with respect to the purchase by the Seller or liquidation by the Special Servicer of (i) a Mortgage Loan or an REO Mortgage Loan pursuant to Article II of this Agreement, (ii) an REO Mortgage Loan pursuant to Section 9.15 or (iii) a Mortgage Loan pursuant to Section 9.17 under the circumstances set forth therein, a price equal to the sum (without duplication) of (A) 100% of the Unpaid Principal Balance of such Mortgage Loan or REO Mortgage Loan, plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan and any related Serviced Companion Loan, B Note or REO Property (including any Servicing Advances and any Advance Interest (which have not been paid by the Mortgagor on the related Mortgage Loan and any related Serviced Companion Loan or B Note) related to such Mortgage Loan and any related Serviced Companion Loan or B Note, the amount of any Servicing Advances (and Advance Interest thereon) that were reimbursed from collections on the other Mortgage Loans pursuant to Section 5.2(a)(II)(iii) and not subsequently recovered from the related Mortgagor, and all Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan and any related Serviced Companion Loan or B Note) that are reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, any Non-Serviced Mortgage Loan Master Servicer or any Non-Serviced Mortgage Loan Special Servicer, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Trust Advisor, the Depositor, the Certificate Administrator or the Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in clause (C) above) and any Liquidation Fee payable in connection with any such repurchase.

“Purchase Proceeds” means any cash amounts received by the Master Servicer in connection with:  (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase of the Mortgage Loans and REO Properties by the Holders of the Controlling Class, the Master Servicer, the Special Servicer, the Holders of the Class R Certificates or any other applicable Person pursuant to Section 11.1(b), (iii) the purchase of an A Note by a holder of the related B Note in accordance with the terms of the related Intercreditor Agreement or (iv) the purchase of a Mortgage Loan by a holder of a mezzanine loan under the related mezzanine intercreditor agreement.

“Qualified Bidder” means as used in Section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b).

“Qualified Institutional Buyer” means a qualified institutional buyer qualifying pursuant to Rule 144A.

“Qualified Insurer” means, (i) with respect to any Mortgage Loan, Serviced Companion Loan or B Note, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than “A3” by Moody’s (or, if not so rated by Moody’s, then Moody’s has issued a Rating Agency Confirmation with respect to such insurance company) and “A(low)” by DBRS, (or, if not rated by DBRS, then either an equivalent rating (such as that listed above for Moody’s) by at least two NRSROs (which may include S&P, Fitch and/or Moody’s) or DBRS has issued a Rating Agency Confirmation with respect to such insurance company) and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than “A3” by Moody’s (or if such company is not rated by Moody’s, is rated at least A-:VIII by A.M. Best’s Key Rating Guide) and “A(low)” by DBRS (or, if such company is not rated by DBRS, is rated at least A-:VIII by A.M. Best’s Key Rating Guide) or (iii) in either case, an insurance company not satisfying clause (i) or (ii) but with respect to which a Rating Agency Confirmation is obtained from each Rating Agency.  “Qualified Insurer” shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

“Qualifying Substitute Mortgage Loan” means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Stated Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Collection Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; and (viii) as to which the Trustee and the Certificate Administrator have received an Opinion of Counsel, at the related Seller’s expense, that such Mortgage Loan is a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three (3) years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless a Rating Agency Communication has been provided to each Rating Agency, and provided, further, that, during any Subordinate Control Period, no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Controlling Class Representative shall have approved of such substitution.  If either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the principal balances referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (B) the rates referred to in clause (ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualifying Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding Class of Certificates that is not based on, or subject to a cap equal to, the Weighted Average REMIC I Net Mortgage Rate).  Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Certificate Administrator, which shall deliver a copy of such certification to the Master Servicer, the Special Servicer, the Trustee and the Controlling Class Representative promptly, and in any event within five (5) Business Days following the Certificate Administrator’s receipt of such certification.

“Rated Final Distribution Date” means with respect to each rated Class of Certificates, the Distribution Date in July 2049.

“Rating Agencies” means DBRS and Moody’s.

“Rating Agency Communication” means any written communication intended for a Rating Agency, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with Section 5.7), and, promptly, but not earlier than, the second (2nd) Business Day following delivery to the 17g-5 Information Provider, the notifying party shall provide such communication to the Rating Agencies.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each Rating Agency (or a particular Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.  Any party requesting a Rating Agency Confirmation shall provide a request in electronic format to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with Section 5.7) and, promptly, but not earlier than, the second (2nd) Business Day following delivery to the 17g-5 Information Provider, to the Rating Agencies.  Any party requesting a Rating Agency Confirmation shall provide ten (10) Business Days prior written notice of such request to each Rating Agency and, subject to Section 5.7, shall provide to each Rating Agency, to the extent within such requesting party’s reasonable control, all information and documents with respect to the applicable Mortgage Loan, the applicable Mortgaged Property, the applicable Mortgagor or such action for which Rating Agency Confirmation is required that would be reasonably required for such Rating Agency to provide such Rating Agency Confirmation with respect to the proposed action.  If, within ten (10) Business Days following such request, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then all the following provisions shall apply: (i) such requesting party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and if it has, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such request for Rating Agency Confirmation within five (5) Business Days following such second (2nd) request, then the applicable Rating Agency Confirmation requirement shall be deemed to have been satisfied and (iii) the requesting party shall provide written notice of the satisfaction of clauses (i) and (ii) to the 17g-5 Information Provider, which notice shall be posted on the 17g-5 Information Provider’s Website.  For the purposes of this requirement, any confirmation, waiver, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).  At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency.

“Rating Agency Inquiry” shall have the meaning set forth in Section 5.7(g).

“Realized Interest Loss” means, with respect to each Mortgage Loan (including an REO Mortgage Loan), (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses treated as Realized Interest Losses pursuant to clause (iv) of the definition of “Realized Principal Loss” or (iv) in the case of a Modification Loss, a Modification Loss set forth in clause (iii) of the definition thereof.

“Realized Loss” means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan (including an REO Mortgage Loan).

“Realized Principal Loss” means, with respect to each Mortgage Loan (including an REO Mortgage Loan), (i) in the case of a Liquidation Realized Loss, the amount of such Liquidation Realized Loss, to the extent that it does not exceed the Unpaid Principal Balance (plus the amount of any Unliquidated Advance with respect to such Mortgage Loan) of the Mortgage Loan, (ii) in the case of a Modification Loss, the amount of such Modification Loss set forth in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Bankruptcy Loss attributable to the reduction in the principal balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, the amount of such Expense Loss (other than Expense Losses resulting from the payment of Special Servicing Fees) to the extent that such Expense Loss does not exceed amounts collected in respect of the Mortgage Loans that were identified as allocable to principal in the Collection Period in which such Expense Losses were incurred, and any such excess shall be treated as a Realized Interest Loss, (v) any Nonrecoverable Advance reimbursed from collections of principal on the Mortgage Loans

(including REO Mortgage Loans), and (vi) any Unliquidated Advance that is determined by the Master Servicer to be a Nonrecoverable Advance.

“Record Date” means, for each Distribution Date, with respect to each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Recoveries” means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, a Serviced Companion Loan, a B Note or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as “Recoveries” herein.

“Registered Certificates” has the meaning set forth in the Preliminary Statement hereto.

“Registered Global Certificate” means, with respect to any Registered Certificate, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

“Regulation S Global Certificates” means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

“Regulation S Permanent Global Certificate” means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

“Regulation S Temporary Global Certificate” means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

“Rehabilitated Mortgage Loan” means any Specially Serviced Mortgage Loan with respect to which (i) three (3) consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan, Serviced Companion Loan or B Note that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or, with respect to determining whether a

Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount, or such amounts have been forgiven.  An A Note shall not constitute a Rehabilitated Mortgage Loan unless its related B Note would constitute a Rehabilitated Mortgage Loan.  A B Note shall not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan.  A Serviced Pari Passu Mortgage Loan shall not constitute a Rehabilitated Mortgage Loan unless its related Serviced Companion Loan would constitute a Rehabilitated Mortgage Loan.  A Serviced Companion Loan shall not constitute a Rehabilitated Mortgage Loan unless its related Serviced Pari Passu Mortgage Loan also would constitute a Rehabilitated Mortgage Loan.

“Release Date” means the date forty (40) days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

“Relevant Servicing Criteria” means the Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor or the Certificate Administrator, on Schedule X attached hereto).  For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Sub-Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or such Sub-Servicer.

“REMIC” means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

“REMIC I” means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the TA Unused Fees Reserve Account, the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account) and the Interest Reserve Account, the Insurance Policies (other than the interests of the holder of any Non-Serviced Companion Loan or Serviced Companion Loan or B Note therein) and any REO Properties or beneficial interests therein (other than the interests of the holder of any Non-Serviced Companion Loan or any Serviced Companion Loan or B Note therein), for which a REMIC election will be made pursuant to Section 12.1(a) hereof.  The Excess Interest on the ARD Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder.  The Non-Serviced Companion Loans and any amounts payable thereon shall not constitute assets of the Trust or any REMIC Pool formed hereunder.  No B Note or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.  No Serviced Companion Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

“REMIC I Interests” means, collectively, the REMIC I Regular Interests and the REMIC I Residual Interest.

“REMIC I Net Mortgage Rate” means, with respect to any Distribution Date, as to any REMIC I Regular Interest, a rate per annum equal to:  (a) if the related Mortgage Loan (including an REO Mortgage Loan) accrues interest on the basis of a 360-day year consisting of twelve (12) 30-day months (“30/360 basis”), the Net Mortgage Rate of such related Mortgage Loan as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date; and (b) if the related Mortgage Loan (including an REO Mortgage Loan) accrues interest on a basis other than a 30/360 basis, the annualized rate at which interest would have to accrue in respect of the related Mortgage Loan on a 30/360 basis for the related Mortgage Loan Accrual Period, in order to produce the amount of net interest that would have accrued during the related Mortgage Loan Accrual Period assuming a net interest rate equal to the rate set forth in clause (a) above and assuming an interest accrual basis that is the same as the actual interest accrual basis of such Mortgage Loan, provided that for purposes of this clause (b), commencing in 2012, (i) the REMIC I Net Mortgage Rate with respect to the subject REMIC I Regular Interest for the Distribution Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account, and (ii) the REMIC I Net Mortgage Rate with respect to the subject REMIC I Regular Interest for the Distribution Date in March and the final Distribution Date shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account.

“REMIC I Principal Amount” means, with respect to any REMIC I Regular Interest, as of any date or time of determination, the then unpaid principal amount thereof, such amount being equal to the Cut-Off Date Principal Balance of the related Mortgage Loan, minus (i) the amount of all principal distributions previously deemed made with respect to such REMIC I Regular Interest pursuant to Section 6.3(a) and (ii) all Collateral Support Deficits allocated to such REMIC I Regular Interest in reduction of its REMIC I Principal Amount pursuant to Section 6.6.

“REMIC I Regular Interests” means, collectively, the uncertificated interests designated as “regular interests” (within the meaning of the REMIC Provisions) in REMIC I, each of which relates to a separate specific Mortgage Loan (including an REO Mortgage Loan) and any Qualifying Substitute Mortgage Loan that may replace such Mortgage Loan, has an initial REMIC I Principal Amount equal to the Cut-Off Date Principal Balance of such Mortgage Loan, and has a Pass-Through Rate equal to the applicable REMIC I Net Mortgage Rate from time to time.

“REMIC I Residual Interest” means the “residual interest” (within the meaning of the REMIC Provisions) in REMIC I evidenced by the Class R Certificates.  The REMIC I Residual Interest has no principal amount or Pass-Through Rate.

“REMIC II” means the segregated pool of assets consisting of the REMIC I Regular Interests and related amounts in the Distribution Account for which a REMIC election will be made pursuant to Section 12.1(a) hereof.

“REMIC II Interests” means, collectively, the REMIC II Regular Interests and the REMIC II Residual Interest.

“REMIC II Principal Amount” means, with respect to any REMIC II Regular Interest, as of any date or time of determination, the then Aggregate Certificate Balance of the Class of Corresponding Certificates.

“REMIC II Regular Interest A-1” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) the in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class A-1 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest A-2” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class A-2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest A-3” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class A-3 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest A-4” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class A-4 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

REMIC II Regular Interest A-J” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class A-J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest B” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest C” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest D” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest E” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest F” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest G” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interest H” means the uncertificated interest designated as a “regular interest” (within the meaning of the REMIC Provisions) in REMIC II, which shall consist of an interest having a REMIC II Principal Amount equal to the Aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate from time to time.

“REMIC II Regular Interests” means, collectively, the REMIC II Regular Interest A-1, the REMIC II Regular Interest A-2, the REMIC II Regular Interest A-3, the REMIC II Regular Interest A-4, the REMIC II Regular Interest A-J, the REMIC II Regular Interest B, the REMIC II Regular Interest C, the REMIC II Regular Interest D, the REMIC II Regular Interest E, the REMIC II Regular Interest F, the REMIC II Regular Interest G and the REMIC II Regular Interest H.

“REMIC II Residual Interest” means the “residual interest” (within the meaning of the REMIC Provisions) in REMIC II evidenced by the Class R Certificates.  The REMIC II Residual Interest has no principal amount or Pass-Through Rate.

“REMIC III” means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election will be made pursuant to Section 12.1(a) hereof.

“REMIC III Interests” means, collectively, the REMIC III Regular Interests and the REMIC III Residual Interest.

“REMIC III Regular Certificates” means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

“REMIC III Regular Interests” means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates, the Class H REMIC III Regular Interest and the Class X REMIC III Regular Interests.

“REMIC III Regular Interest X-A-1” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-A-1” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest A-1 outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest A-1 from time to time.

“REMIC III Regular Interest X-A-2” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-A-2” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest A-2 outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest A-2 from time to time.

“REMIC III Regular Interest X-A-3” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-A-3” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest A-3 outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest A-3 from time to time.

“REMIC III Regular Interest X-A-4” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-A-4” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest A-4 outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest A-4 from time to time.

“REMIC III Regular Interest X-A-J” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-A-J” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest A-J outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest A-J from time to time.

“REMIC III Regular Interest X-B” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-B” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest B outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest B from time to time.

“REMIC III Regular Interest X-C” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-C” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest C outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest C from time to time.

“REMIC III Regular Interest X-D” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-D” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest D outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest D from time to time.

“REMIC III Regular Interest X-E” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-E” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest E outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest E from time to time.

“REMIC III Regular Interest X-F” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-F” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest F outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest F from time to time.

“REMIC III Regular Interest X-G” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-G” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest G outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest G from time to time.

“REMIC III Regular Interest X-H” means the “regular interest” (within the meaning of the REMIC Provisions) in REMIC III that is designated “X-H” and has no principal amount, a Notional Amount equal to the REMIC II Principal Amount of REMIC II Regular Interest H outstanding from time to time and a Pass-Through Rate equal to the Class X Strip Rate with respect to REMIC II Regular Interest H from time to time.

“REMIC III Residual Interest” means the “residual interest” (within the meaning of the REMIC Provisions) in REMIC III evidenced by the Class R Certificates.  The REMIC III Residual Interest has no principal amount or Pass-Through Rate.

“REMIC Pool” means each of the three (3) segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.  For the avoidance of doubt, no Bank of America Lender Successor Borrower Right nor any MSMCH Seller Defeasance Rights and Obligations is a part of any “REMIC Pool”.

“REMIC Provisions” means the provisions of the federal income tax law governing the treatment of real estate mortgage investment conduits and their investors, including the conditions that must be satisfied for an arrangement to be treated as a REMIC and for a loan secured by an interest in real property to be a qualified mortgage, which appear in Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.  For the avoidance of doubt, the provisions of the mortgage documents with respect to a mortgage loan fail to comply with the “REMIC Provisions” if such mortgage documents permit transactions that would result in the mortgage loan failing to satisfy the definition of “qualified mortgage” under such federal income tax law.

“Rent Loss Policy” or “Rent Loss Insurance” means a policy of insurance generally insuring against loss of income or rent resulting from force majeure.

“Rents from Real Property” means, with respect to any REO Property, income of the character set forth in Section 856(d) of the Code.

“REO Account” shall have the meaning set forth in Section 9.14(a) hereof.

“REO Disposition” means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

“REO Income” means, with respect to any REO Property that had not been security for an A/B Whole Loan or Loan Pair for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.  With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the Mortgaged Property secured by such Non-Serviced Mortgage Loan Mortgage), the REO Income shall comprise only such portion of the foregoing that is allocable to the holder of such Non-Serviced Mortgage Loan.

“REO B Note” means a B Note as to which the related Mortgaged Property has become an REO Property.  Such B Note shall be deemed to remain outstanding for purposes of various calculations under this Agreement notwithstanding that the related Mortgaged Property has become an REO Property.

“REO Loan” means any of an REO Mortgage Loan, REO B Note and REO Serviced Companion Loan.

“REO Mortgage Loan” means a Mortgage Loan as to which the related Mortgaged Property has become an REO Property.  Such Mortgage Loan shall be deemed to remain outstanding for purposes of various calculations under this Agreement notwithstanding that the related Mortgaged Property has become an REO Property.

“REO Property” means a Mortgaged Property (or an interest therein, if the Mortgaged Property securing any Loan Pair or the Mortgaged Property securing an A/B Whole Loan has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions;

provided that a Mortgaged Property that secures a Non-Serviced Mortgage Loan shall constitute an REO Property if and when it is acquired under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement for the benefit of the Trustee as the holder of such Non-Serviced Mortgage Loan and of the holder of the related Non-Serviced Companion Loan(s) through foreclosure, acceptance of a deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a default or otherwise treated as foreclosure property under the REMIC Provisions.  The Special Servicer shall not have any obligations with respect to an REO Property that relates to a Mortgaged Property that secures a Non-Serviced Mortgage Loan and all references to the Special Servicer’s obligations in this Agreement with respect to “REO Property” shall exclude any such Mortgaged Property that secures a Non-Serviced Mortgage Loan.

“REO Serviced Companion Loan” means a Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.  Such Serviced Companion Loan shall be deemed to remain outstanding for purposes of various calculations under this Agreement notwithstanding that the related Mortgaged Property has become an REO Property.

“Report Date” means the second (2nd) Business Day before the related Distribution Date.

“Reportable Event” has the meaning set forth in Section 13.7.

“Reporting Servicer” means the Master Servicer, the Special Servicer, the Trust Advisor and any Servicing Function Participant (including the Certificate Administrator, the Custodian, the Trustee (if and for such time as it is a Servicing Function Participant) and each Sub-Servicer), as the case may be.

“Repurchase Request Recipient” has the meaning set forth in Section 2.3(e).

“Repurchased Loan” has the meaning set forth in Section 2.3(a).

“Request for Release” means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

“Requesting Holders” has the meaning set forth in Section 6.9.

“Required Appraisal Loan” means any Mortgage Loan, Loan Pair or A/B Whole Loan as to which an Appraisal Event has occurred.  In the case of an A/B Whole Loan or Loan Pair, upon the occurrence of an Appraisal Event in respect of the related A Note or B Note or the related Serviced Pari Passu Mortgage Loan or Serviced Companion Loan, the related A/B Whole Loan or Loan Pair, as applicable, shall be deemed to be a single Required Appraisal Loan.  A Mortgage Loan, Loan Pair or A/B Whole Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

“Reserve Accounts” means, collectively, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the TA Unused Fees Reserve Account.

“Responsible Officer” means, when used with respect to the initial Trustee or the initial Certificate Administrator, any officer assigned to the Corporate Trust Services group, with specific responsibilities for the matters contemplated by this Agreement, and when used with respect to any successor Trustee or Certificate Administrator, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or persons performing similar roles on behalf of the Trustee or Certificate Administrator.

“Rule 15Ga-1” means Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice” has the meaning set forth in Section 2.3(e).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Certificate” means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor in interest.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification” has the meaning set forth in Section 13.6.

“Scheduled Payment” means each scheduled payment of principal of, and/or interest on, a Mortgage Loan, a Serviced Companion Loan or a B Note required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note, Serviced Companion Loan or B Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).  Notwithstanding the foregoing, the amount of the Scheduled Payment for any Serviced Pari Passu Mortgage Loan or Serviced Companion Loan or any A Note or B Note shall be calculated without regard to the related Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller” means Bank of America or MSMCH, as the case may be.

“Seller Sub-Servicer” means a Sub-Servicer or Additional Servicer required by a Seller to be retained by the Master Servicer or the Special Servicer, as applicable, as listed on Schedule XV hereto.

“Senior Consultation Period” means a period when the Aggregate Certificate Balance of the Class G Certificates (without regard to any Appraisal Reductions allocable to such Class in accordance with Section 6.9) is less than 25% of the initial Aggregate Certificate Balance of the Class G Certificates.

“Serviced Companion Loan” means a mortgage loan that is serviced under this Agreement, is not a “Mortgage Loan” included in the Trust, and is paid on a pari passu basis with a Mortgage Loan included in the Trust.  There are no Serviced Companion Loans related to the Trust.

“Serviced Companion Loan Custodial Account” means each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of the related Serviced Companion Loan.  Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

“Serviced Pari Passu Mortgage” means the Mortgage securing a Serviced Pari Passu Mortgage Loan and its related Serviced Companion Loan secured by the related Mortgaged Property.  There are no Serviced Pari Passu Mortgages related to the Trust.

“Serviced Pari Passu Mortgage Loan” means a Mortgage Loan that is included in the Trust and is paid on a pari passu basis with a Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  There are no Serviced Pari Passu Mortgage Loans related to the Trust.

“Service(s)(ing)” means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer Errors and Omissions Insurance Policy” or “Errors and Omissions Insurance Policy” means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

“Servicer Fidelity Bond” or “Fidelity Bond” means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer’s, the Special Servicer’s, the Trustee’s or the Certificate Administrator’s, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

“Servicer Mortgage File” means copies of the mortgage documents listed in the definition of “Mortgage File” relating to a Mortgage Loan and shall also include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items:  the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

“Servicing Advance” means any cost or expense of the Master Servicer, the Special Servicer or the Trustee, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee, as the case may be, to protect and preserve the security for such Mortgage Loan and/or (if applicable) the related Serviced Companion Loan or B Note.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Function Participant” means any Person (including the Trustee and the Certificate Administrator), other than the Master Servicer and the Special Servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (based on their Unpaid Principal Balance).  The Trustee is a Servicing Function Participant only if, and for such time as, it has made an Advance during any calendar year covered by an Annual Report on Assessment of Compliance with Servicing Criteria.

“Servicing Officer” means, any officer or employee of the Master Servicer, or an Additional Servicer, as the case may be, involved in, or responsible for, the administration and servicing of the Mortgage Loans, any Serviced Companion Loan and any B Note whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Certificate Administrator by the Master Servicer, or an Additional Servicer, as the case may be, and signed by an officer of the Master Servicer, or an Additional Servicer, as the case may be, as such list may from time to time be amended.

“Servicing Standard” means, with respect to the Master Servicer or the Special Servicer, as the case may be, to service and administer the Mortgage Loans (and any Serviced Companion Loan and B Note but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of any Serviced Companion Loan or B Note (taking into account the subordinate nature of any such B Note), the related holder of the Serviced Companion Loan or B Note, as applicable) as a collective whole (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, any Serviced Companion Loan and any B Note (and, in the case of any Loan Pair or A/B Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows:

(a)           with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;

(b)           with a view to the timely collection of all Scheduled Payments of principal and interest under the Mortgage Loans, any Serviced Companion Loan and any B Note or, if a Mortgage Loan, any Serviced Companion Loan or any B Note comes into and continues in default and with respect to the Special Servicer, if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such Mortgage Loan to the Certificateholders (as a collective whole) (or in the case of any A/B Whole Loan and its related B Note or any Loan Pair, the maximization of the recovery of principal and interest on such A/B Whole Loan or Loan Pair, as applicable, to the Certificateholders and the holder of the related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the applicable Calculation Rate); and without regard to:  (I) any other known relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any Affiliate of the related Mortgagor; (II) the ownership of any Certificate or any interest in any Non-Serviced Companion Loan, Serviced Companion Loan or B Note or any mezzanine loan related to a Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (III) the Master Servicer’s or the Special Servicer’s obligation to make Advances; (IV) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive any compensation and/or reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (V) any obligation of the Master Servicer (or any Affiliate thereof) to repurchase any Mortgage Loan from the Trust.

“Servicing Transfer Event” means the occurrence of any of the following events:  (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note is past due with respect to a Balloon Payment, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day after the date on which such Balloon Payment was due (or if the Master Servicer has, prior to the 60th day after the Due Date of such Balloon Payment, received written evidence from an institutional lender of its binding commitment to refinance such Mortgage Loan, one hundred twenty (120) days succeeding the date on which such Balloon Payment was due; provided, however, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event shall be deemed to have occurred), or any other payment is more than sixty (60) days past due or has not been made on or before the second (2nd) Due Date following the Due Date such payment was due; (ii) either (A) the Mortgagor under any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note has, to the Master Servicer’s knowledge, consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or (B) the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of sixty (60) days; (iii) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note, the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (iv) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note, the Master Servicer has obtained knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) that, in the good faith reasonable judgment of the Master Servicer, materially and adversely affects the interests of the Certificateholders or the holder of any related Serviced Companion Loan or B Note and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, sixty (60) days); (v) the Mortgagor under any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note, the Master Servicer or Special Servicer (and, in the case of the Special Servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative) has determined, in the good faith reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), that (a) a payment default is imminent or is likely to occur within sixty (60) days, or (b) any other default is imminent or is likely to occur within sixty (60) days and such default, in the good faith reasonable judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Companion Loan or B Note (as the case may be); provided, that any determination under this clause (vi)(b) with respect to any Mortgage Loan (or B Note or Serviced Companion Loan, if applicable) solely by reason of the failure (or imminent failure) of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer if it determines that such default is not an Acceptable Insurance Default (during any Subordinate Control Period with the consent of the Controlling Class Representative); provided, further, that (1) if the holder of the B Note exercised its right to cure a monetary default and a monetary default occurs in the following month due to the holder of the B Note’s failure to cure, then servicing of such Mortgage Loan shall be transferred to the Special Servicer on the Business Day following the expiration of the Cure Period (as defined in the related Intercreditor Agreement) of the holder of the B Note if the holder of the B Note does not cure the current monetary default or (2) if the holder of the B Note has exercised its right to cure the number of consecutive monetary defaults it is permitted to cure under the related Intercreditor Agreement and a monetary default occurs in the following month, then servicing of such Mortgage Loan shall be transferred to the Special Servicer at the expiration of the Mortgagor’s grace period for the current monetary default.  If a Servicing Transfer Event occurs with respect to an A Note or a B Note, it shall be deemed to have occurred also with respect to its related B Note or A Note, as the case may be; and provided, further, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to such A/B

Whole Loan.  If a Servicing Transfer Event occurs with respect to any Serviced Pari Passu Mortgage Loan or any Serviced Companion Loan, it shall be deemed to have occurred also with respect to the related Serviced Companion Loan or Serviced Pari Passu Mortgage Loan, respectively.  Under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to any Non-Serviced Companion Loan, it shall be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

“Significant Obligor” means (a) Any obligor (as defined in Item 1101(i) of Regulation AB) or group of affiliated obligors on any Mortgage Loan or group of Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Loans (by principal balance as of the Cut-off Date); or (b) any single Mortgaged Property or group of Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized and/or cross-defaulted Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Loans (by principal balance as of the Cut-off Date).  The Mortgaged Properties securing the Park City Center Mortgage Loan constitutes the only Significant Obligors.

“Similar Laws” has the meaning set forth in Section 3.3(d).

“Single-Purpose Entity” means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm’s length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies.  The entity’s organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

“Sole Certificateholder”:  Any Certificate Owner of a Book-Entry Certificate or a Holder of a Definitive Certificate holding 100% of the Class X-B, Class F, Class G and Class H Certificates; or, with respect to such Classes of Certificates, an assignment of the voting rights thereof; provided, however, that the Certificate Balances and Notional Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class X-A, Class B, Class C, Class D and Class E Certificates have been reduced to zero.

“Special Notice” means any (a) notice transmitted to Certificateholders pursuant to Section 3.6(b) of this Agreement, (b) notice of any request by at least 25% of the aggregate

Voting Rights of the Certificates to terminate and replace the Special Servicer pursuant to Section 9.30(c) of this Agreement and (c) notice of any request by at least 25% of the aggregate Voting Rights of the Certificates to terminate and replace the Trust Advisor pursuant to Section 10.12(b) of this Agreement.

“Special Servicer” means Midland Loan Services, a Division of PNC Bank, National Association, or its successor in interest, or any successor Special Servicer appointed as herein provided.

“Special Servicer Compensation” means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Workout Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

“Special Servicer Indemnification Parties” has the meaning set forth in Section 9.24(a).

“Special Servicer Losses” has the meaning set forth in Section 9.24(a).

“Special Servicer Remittance Date” means the Business Day following each Determination Date.

“Special Servicing Fee” means, with respect to each Specially Serviced Mortgage Loan and REO Loan, an amount accrued during any Mortgage Loan Accrual Period at the Special Servicing Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Specially Serviced Mortgage Loan or REO Loan, as the case may be, during such related Mortgage Loan Accrual Period; provided that such amounts shall be prorated for partial periods (including by reason of a Mortgage Loan, B Note or Serviced Companion Loan being a Specially Serviced Mortgage Loan or REO Loan for only part of a related Mortgage Loan Accrual Period).

“Special Servicing Fee Rate” means 0.25% per annum.

“Special Servicing Officer” means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Certificate Administrator, the Trust Advisor and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

“Specially Serviced Mortgage Loan” means, as of any date of determination, any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or B Note with respect to which the Master Servicer has notified the parties set forth in Section 8.1(b) that a Servicing Transfer Event has occurred, and the Special Servicer has received all information, documents and records relating to such Mortgage Loan, Serviced Companion Loan or B Note as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan, Serviced Companion Loan or B Note.  A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the parties set forth in Section 8.1(b), that such Mortgage Loan has become a Rehabilitated Mortgage Loan with respect to all applicable Servicing Transfer Events and the Master Servicer has received all information, documents and records reasonably requested by it to enable it to perform its servicing duties in respect of such Mortgage Loan, unless and until the Master Servicer notifies the parties set forth in Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan, Serviced Companion Loan or B Note exists or occurs.

“Standard Hazard Insurance Policy” means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

“Startup Day” means, with respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 12.1(b).

“Stated Principal Balance” means, with respect to any Mortgage Loan (including an REO Mortgage Loan), as of any date of determination, for purposes of performing various calculations under this Agreement, an amount equal to the Cut-Off Date Principal Balance of such Mortgage Loan (or, in the case of a Qualifying Substitute Mortgage Loan, the outstanding principal balance thereof as of the date of substitution after taking into account all payment made or due during or prior to the month of substitution), as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date described in clause (I)(A) of the definition of “Principal Distribution Amount” that is allocable to such Mortgage Loan, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan during the related Collection Period (provided that, if some or all of a Realized Principal Loss constitutes an Advance that previously reduced the Stated Principal Balance of such Mortgage Loan by operation of clause (i) above, then the amount of that Advance included in such Realized Principal Loss shall not further reduce the Stated Principal Balance of such Mortgage Loan under this clause (ii), and provided that, for purposes of allocating Collateral Support Deficits to the respective Classes of the Principal Balance Certificates, a Realized Principal Loss shall not include any Trust Advisor Expense that has not been allocated pursuant to Section 6.11).  Notwithstanding the foregoing, if a Cash Liquidation, a Principal Prepayment in full, a discounted payoff or an REO Disposition occurs in respect of any Mortgage Loan or any related REO Property, or, if any Mortgage Loan or any related REO Property is otherwise removed from the Trust, then the “Stated Principal Balance” of such Mortgage Loan (including an REO Mortgage Loan) shall be zero commencing as of the first (1st) Distribution Date following the end of the applicable Collection Period in which such event occurred.  The “Stated Principal Balance” of any B Note or Serviced Companion Loan shall equal its Unpaid Principal Balance.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, an Additional Servicer or a Sub-Servicer.

“Subordinate Certificates” means, collectively, the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

“Subordinate Control Period” means any period when the Aggregate Certificate Balance of the Class G Certificates (as notionally reduced by any Appraisal Reductions allocable to such Class in accordance with Section 6.9) is at least 25% of the initial Aggregate Certificate Balance of the Class G Certificates.

“Sub-Servicer” means any Person that (1) is a Servicing Function Participant, (2) Services the assets of the Trust on behalf of (a) the Trust, (b) the Master Servicer, (c) the Special Servicer, (d) any Additional Servicer, (e) the Certificate Administrator or (f) any other Person that otherwise constitutes a “Sub-Servicer”, and (3) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are required to be performed by the Trust, the Certificate Administrator, the Master Servicer, the Special Servicer or any Additional Servicer under this Agreement or any sub-servicing agreement and are identified in Item 1122(d) of Regulation AB.

“Successful Bidder” has the meaning set forth in Section 8.29(d).

“Surviving Sub-Servicer” has the meaning set forth in Section 8.4(a).

“TA Unused Fees” means any amounts in the nature of Trust Advisor Fees that were otherwise payable, as provided in this Agreement, to a Trust Advisor that has been terminated or resigned, if and to the extent such amounts are not payable to a replacement trust advisor.

“TA Unused Fees Reserve Account” means the TA Unused Fees Reserve Account maintained by the Certificate Administrator in accordance with the provisions of Section 5.3, which shall be an Eligible Account or a subaccount of an Eligible Account.

“Tax Matters Person” means the person designated as the “tax matters person” of each REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

“Termination Price” has the meaning set forth in Section 11.1(b).

“Third Party Reports” means, with respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report or property condition report, if any.

“Title Insurance Policy” means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

“Transfer” means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee” means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor” means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

“Trust” means the trust created pursuant to this Agreement, the assets which (the “Trust Fund”) consist of all the assets of REMIC I (including the Mortgage Loans (other than Excess Interest), such amounts related thereto as shall from time to time be held in the Collection Account, the Distribution Account, the Reserve Accounts, the Insurance Policies, any REO Properties or beneficial interests therein and other items referred to in Section 2.1(a) hereof); REMIC II; REMIC III; the Excess Interest Sub-account and any Excess Interest on the Mortgage Loans.  The Trust shall not include any Non-Serviced Companion Loan, any B Note, any interest of the holders of a B Note, any A/B Whole Loan Custodial Account, any Serviced Companion Loan, any interest of the holders of a Serviced Companion Loan or any Serviced Companion Loan Custodial Account.  For the avoidance of doubt, no Bank of America Lender Successor Borrower Right nor any MSMCH Seller Defeasance Rights and Obligations is an asset of the Trust.

“Trust Advisor” means TriMont Real Estate Advisors, Inc., or its successor in interest, or any successor Trust Advisor appointed as herein provided.

“Trust Advisor Annual Report” has the meaning set forth in Section 10.5(a)(iv).

“Trust Advisor Expense Interest Shortfall” means, with respect to any Class of Class B, Class C, Class D, Class E and Class F Certificates for any Distribution Date, the aggregate amount of Trust Advisor Expenses allocated to such Class on any prior Distribution Date (including as a payment to a more senior Class of Certificates in respect of interest shortfalls created by previously allocated Trust Advisor Expenses), to the extent not previously reimbursed to such Class pursuant to Section 6.5(a), 6.5(c) and/or Section 6.11(c).

“Trust Advisor Expenses” means, with respect to any Distribution Date, an amount equal to any unreimbursed indemnification amounts or expenses payable to the Trust Advisor pursuant to this Agreement (other than the Trust Advisor Fee and other than any such indemnification amounts and expenses payable out of the TA Unused Fees Reserve Account and/or Actual Recoveries of Trust Advisor Expenses); provided that any increase in the Trust Advisor Fee that is payable out of the assets of the Trust (to the extent that such increase arises out of an increase in the per annum rate at which, or any other change to the manner in which, the Trust Advisor Fee is calculated) shall constitute a Trust Advisor Expense if such increase is effected without the consent of the Holders of Certificates representing 66-2/3% of the Voting Rights allocable to the Controlling Class.

“Trust Advisor Fee” means, with respect to each Mortgage Loan (including an REO Mortgage Loan), for any related Mortgage Loan Accrual Period, an amount accrued at the applicable Trust Advisor Fee Rate during such related Mortgage Loan Accrual Period on the same principal balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan (including an REO Mortgage Loan) during such Mortgage Loan Accrual Period, and prorated for partial periods.  Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Trust Advisor under this Agreement.

“Trust Advisor Fee Rate” means a per annum rate equal to 0.0016%.

“Trust Advisor Standard”  means the performance by the Trust Advisor of any of its obligations under this Agreement solely on behalf of the Trust in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders (as determined by the Trust Advisor in the exercise of its good faith and reasonable judgment).

“Trust Advisor Termination Event” has the meaning set forth in Section 10.12(a).

“Trust Fund” has the meaning set forth in the definition of “Trust”.

“Trust Mortgage File” means the mortgage documents listed in the definition of “Mortgage File” hereof pertaining to a particular Mortgage Loan (and, if applicable, the related Serviced Companion Loan and the related B Note) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term “Trust Mortgage File” is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

“Trustee” means U.S. Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then “Trustee” shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section 7.9 hereof), as the case may be.

“Trustee Disclosure Sections” has the meaning set forth in Section 7.3 hereof.

“Trustee Fee” means the portion of the Certificate Administrator Fee payable to the Trustee in an amount agreed to between the Trustee and the Certificate Administrator.

“Trustee Indemnification Agreement” means that certain indemnification agreement, dated the Pricing Date, between the Certificate Administrator, the Depositor, the Initial Purchasers and the Underwriters.

“Unallocable Modification Fee” means, with respect to any Mortgage Loan, A/B Whole Loan or Loan Pair as to which a Modification Fee is collected, the lesser of (i) such Modification Fee, and (ii) 0.50% of the Unpaid Principal Balance of such Mortgage Loan, A/B Whole Loan or Loan Pair immediately following the related restructuring, modification, extension, waiver or amendment in connection with which such Modification Fee was collected.

“Underwriter” means each of Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and, in each such case, its respective successor in interest.

“United States Tax Person” means any of (i) a citizen or resident of the United States, (ii) corporation, partnership or other entity organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust.

“Unliquidated Advance” means any Advance previously made by a party hereto that has been previously reimbursed to that party by the Trust as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

“Unpaid Interest” means:  (a) with respect to any REMIC I Regular Interest, REMIC II Regular Interest or Class X REMIC III Regular Interest for any Distribution Date subsequent to the initial Distribution Date, the portion of Distributable Interest for such REMIC I Regular Interest, REMIC II Regular Interest or Class X REMIC III Regular Interest, as the case may be, remaining unpaid as the close of business on the preceding Distribution Date; and (b) with respect to any Class of REMIC III Regular Certificates, the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date.  For avoidance of doubt, “Unpaid Interest” shall not include any reductions in Distributable Certificate Interest in respect of any Class of the Class B, Class C, Class D, Class E and Class F Certificates as a result of the allocation of Trust Advisor Expenses, except to the extent that there are Actual Recoveries of Trust Advisor Expenses allocated to such Class pursuant to Section 6.11(c) in respect of such reductions in Distributable Certificate Interest.

“Unpaid Principal Balance” means, with respect to any Mortgage Loan, Serviced Companion Loan or B Note (including a Mortgage Loan, Serviced Companion Loan or B Note that relates to an REO Property), as of any date of determination, an amount equal to the Cut-Off Date Principal Balance of such Mortgage Loan, Serviced Companion Loan or B Note (or, in the case of a Qualifying Substitute Mortgage Loan, the unpaid principal balance thereof outstanding as of the date of substitution after taking into account all principal and interest payments made or due during or prior to the month of substitution), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal with respect to such Mortgage Loan, Serviced Companion Loan or B Note that have been collected or received on or prior to such date of determination, other than any Scheduled Payments due subsequent to such date of determination, and (ii) any Realized Principal Loss (or the equivalent) incurred in respect of such Mortgage Loan, Serviced Companion Loan or B Note.

“Voting Rights” means the portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates.  At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be:  (a) in the case of the Class R Certificates, 0%; (b) in the case of any Class of Class X Certificates, a percentage equal to the product of (i) 1%, multiplied by (ii) a fraction, the numerator of which is the Notional Amount of such Class and the denominator of which is the aggregate of the Notional Amounts of all Classes of the Class X Certificates; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Aggregate Certificate Balance of such Class and the denominator of which is equal to the Aggregate Certificate Balance of all Classes of Principal Balance Certificates; provided that, if the vote relates to the termination of the Special Servicer pursuant to Section 9.30 or the Trust Advisor pursuant to Section 10.12, the allocation of Voting

Rights among the respective Classes of Principal Balance Certificates pursuant to clause (c) of this definition shall be based on the Aggregate Certificate Balance of each Class of Principal Balance Certificates as notionally reduced by any Appraisal Reductions allocated to such Class.  The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests.

“Weighted Average REMIC I Net Mortgage Rate” means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

“WHFIT” means a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations” means Treasury Regulations section 1.671-5, as amended.

“WHMT” means a “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

“Workout-Delayed Reimbursement Amount” has the meaning set forth in subsection (II)(i) of Section 5.2(a).

“Workout Fee” means a fee payable with respect to any Rehabilitated Mortgage Loan (other than any Non-Serviced Mortgage Loan), equal to the lesser of (1) $1,000,000 and (2) the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds or Insurance Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan, Serviced Companion Loan or B Note, as applicable, for so long as it remains a Rehabilitated Mortgage Loan; provided that the Workout Fee with respect to any Rehabilitated Mortgage Loan shall be reduced by the amount of any Excess Modification Fees actually received by the Special Servicer as additional servicing compensation with respect to such Mortgage Loan, Serviced Companion Loan or B Note, as applicable, at any time in the prior 12 month, but only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Section 1.2                      Calculations Respecting Mortgage Loans.

(a)           Calculations required to be made by the Certificate Administrator pursuant to this Agreement with respect to any Mortgage Loan, Serviced Companion Loan or B Note shall be made based upon current information as to the terms of such Mortgage Loan, Serviced Companion Loan and B Note and reports of payments received from the Master Servicer on such Mortgage Loan, Serviced Companion Loan and B Note and payments to be made to the Certificate Administrator as supplied to the Certificate Administrator by the Master Servicer.  The Certificate Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations.  If, however, a Responsible Officer of the Certificate

Administrator has actual knowledge of an error in the calculations, the Certificate Administrator shall inform the Master Servicer of such error.

(b)           All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan (other than an REO Mortgage Loan) in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (exclusive, if applicable, in the case of an A/B Whole Loan or Loan Pair, of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) shall be allocated to amounts due and owing under such Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and Intercreditor Agreement; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after an event of default under the related Mortgage Loan, all such amounts collected (exclusive, if applicable, in the case of an A/B Whole Loan or Loan Pair, of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) collected shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)            as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Expenses with respect to such Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances with respect to such Mortgage Loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections on other Mortgage Loans (including REO Mortgage Loans);

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from the related Mortgagor, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under this Agreement in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if such Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining Unpaid Principal Balance);

(v)           as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related

P&I Advances for such Mortgage Loan that have theretofore occurred under this Agreement in connection with related Appraisal Reductions (to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)          as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)         as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)        as a recovery of any Prepayment Premiums then due and owing under such Mortgage Loan;

(ix)           as a recovery of any Default Interest or Late Fees then due and owing under such Mortgage Loan;

(x)            as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)           as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, if applicable, accrued and unpaid Excess Interest;

(xii)          as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining Unpaid Principal Balance; and

(xiii)         in the case of an ARD Mortgage Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions.

(c)           Collections by or on behalf of the Trust in respect of the REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of an A/B Whole Loan or a Loan Pair, exclusive of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) shall be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan in the following order of priority:

(i)           as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Expenses with respect to such REO Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances with respect to such REO Mortgage Loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections on other Mortgage Loans (including REO Mortgage Loans);

(iii)           to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on such REO Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred under this Agreement in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)           to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;

(v)            as a recovery of accrued and unpaid interest on such REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under this Agreement in connection with related Appraisal Reductions (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)           as a recovery of any Prepayment Premiums then due and owing under such REO Mortgage Loan;

(vii)          as a recovery of any Default Interest or Late Fees then due and owing under such REO Mortgage Loan;

(viii)         as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such REO Mortgage Loan;

(ix)            as a recovery of any other amounts then due and owing under such REO Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest, and

(x)             in the case of an REO Mortgage Loan that is an ARD Mortgage Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

(d)           The applications of amounts received in respect of any Mortgage Loan pursuant to subsection (b) of this Section 1.2 shall be determined by the Master Servicer in accordance with the Servicing Standard.  The applications of amounts received in respect of any REO Mortgage Loan or any REO Property pursuant to subsection (c) of this Section 1.2 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(e)           All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made using the Calculation Rate.

Section 1.3                      Calculations Respecting Accrued Interest.  Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.  Pass-Through Rates shall be carried out to eight (8) decimal places, rounded if necessary.  All dollar amounts calculated hereunder shall be rounded to the nearest penny.

Section 1.4                      Interpretation.

(a)           Whenever the Agreement refers to a Distribution Date and a “related” Collection Period, Determination Date, Distribution Date Statement, Due Date, Interest Accrual Period, Master Servicer Remittance Date, Record Date, Report Date or Special Servicer Remittance Date, such reference shall be to the Collection Period, Determination Date, Distribution Date Statement, Due Date, Interest Accrual Period, Master Servicer Remittance Date, Record Date, Report Date or Special Servicer Remittance Date, as applicable, immediately preceding (or, in the case of a period, most recently ended prior to) such Distribution Date.

(b)           As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

(c)           The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

(d)           Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

(e)           References herein to “Articles”, “Sections”, “Subsections”, “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement.

(f)           A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions.

(g)           The terms “include”, includes” or “including” shall mean without limitation by reason of enumeration.

(h)           This Agreement is the result of arm’s-length negotiations between the parties and has been reviewed by each party hereto and its counsel.  Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

Section 1.5                      ARD Loans.  Notwithstanding any provision of this Agreement:

(a)           For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal due on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of “Appraisal Reduction,” “Assumed Scheduled Payment,” “Mortgage Rate,” “Prepayment Premium,” “Prepayment Interest Shortfall,” “Prepayment Interest Excess,” “Purchase Price” and “Realized Loss.”

(b)           Excess Interest on the ARD Mortgage Loans shall constitute an asset of the Trust but not an asset of any REMIC Pool.

(c)           Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest on any Mortgage Loan unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

(d)           Neither Liquidation Fees nor Workout Fees shall be deemed to be earned on Excess Interest, nor shall Excess Interest be included as part of any servicing compensation.

(e)           With respect to an ARD Mortgage Loan, after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer’s or the Special Servicer’s determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof.  The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

(f)           With respect to an ARD Mortgage Loan, the Master Servicer or Special Servicer, as the case may be, may (but, consistent with the Servicing Standard, shall not be obligated to) take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents.

Section 1.6                      Certain Matters with Respect to Loan Pairs and A/B Whole Loans.

(a)           The parties hereto acknowledge that, pursuant to the related Intercreditor Agreement, if a Serviced Pari Passu Mortgage Loan or A Note, as applicable, is no longer part of the Trust or is no longer serviced pursuant to the terms of this Agreement, the holder of such Serviced Pari Passu Mortgage Loan or A Note, as applicable, shall negotiate one or more new servicing agreements with the Master Servicer (or, if applicable, a Surviving Sub-Servicer) and the Special Servicer, provided that, prior to entering into any such new servicing agreement, the new holder of such Serviced Pari Passu Mortgage Loan or A Note, as applicable, shall provide to the holder of the related Serviced Companion Loan and/or B Note copies of written communications provided to each NRSRO then rating any securitization relating to such Serviced Companion Loan and/or B Note notifying such NRSROs of such new servicing agreement; provided, that prior to such time the Master Servicer (or, if applicable, a Surviving Sub-Servicer) and the Special Servicer shall continue to service the related Loan Pair and/or A/B Whole Loan to the extent provided in the related Intercreditor Agreement.

(b)           For the avoidance of doubt and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to any A/B Whole Loan (including both the related A Note and the related B Note) or Loan Pair, shall terminate upon the earliest to occur of the following with respect to such A/B Whole Loan or Loan Pair, as the case may be:  (i) any repurchase of or substitution for the related A Note or Serviced Pari Passu Mortgage Loan by the applicable Seller pursuant to Section 2.3; (ii) any purchase of the related A Note or Serviced Pari Passu Loan by the owner of the related B Note or Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement; and (iii) any payment in full of any and all amounts due (or deemed due) under the related A Note or Serviced Pari Passu Mortgage Loan (or its successor REO Mortgage Loan) including amounts to which the holder of such A Note or Serviced Pari Passu Mortgage Loan is entitled under the related Intercreditor Agreement; provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such A/B Whole Loan or Loan Pair prior to the date on which such event occurs.

(c)           In connection with any purchase described in clause (ii) of Section 1.6(b) or an event described in clause (iii) of Section 1.6(b), the Trustee, the Custodian, the Certificate Administrator, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the related Serviced Companion Loan or B Note (if then still outstanding), after delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such Loan Pair or A/B Whole Loan, as applicable, possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by such party shall be conditioned upon its receipt from the Master Servicer of a Request for Release.  The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable A/B Whole Loan or Loan Pair.  If a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan or an A Note and the related B Note under the applicable Mortgage Loan are then REO Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

(d)           If an expense under this Agreement relates, in the reasonable judgment of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, primarily to the administration of the Trust or any REMIC or grantor trust formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or provisions relating to the grantor trust or the actual payment of any REMIC tax or expense or grantor trust tax or expense with respect to any REMIC or grantor trust formed hereunder, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the holder of any Serviced Companion Loan or B Note and such holder shall not suffer any adverse consequences as a result of the payment of such expense.

ARTICLE II
DECLARATION OF TRUST;
ISSUANCES OF CERTIFICATES

Section 2.1                      Conveyance of Mortgage Loans.

(a)           Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements and title, hazard and other insurance policies, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable after the Cut-Off Date, the Mortgage File and all rights, if any, of the Depositor in the Distribution Account, all REO Accounts, the Collection Account and the Reserve Accounts, (ii) the Depositor’s rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit, (iv) the Depositor’s rights under any Intercreditor Agreement, Non-Serviced Mortgage Loan Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to any Non-Serviced Mortgage Loan and (v) all other assets included or to be included in REMIC I or the Class H Grantor Trust.  Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after their respective Due Dates in October 2011.  The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale.  In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after October 1, 2011.  The transfer and assignment of any Non-Serviced Mortgage Loans to the Trustee and the right to service such Mortgage Loans are subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling and Servicing

Agreement and the related Non-Serviced Mortgage Loan Intercreditor Agreement, and the Trustee, by the execution and delivery of this Agreement, hereby agrees that such Mortgage Loans remain subject to the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement and, with respect to each Serviced Pari Passu Mortgage Loan and Serviced Companion Loan, the related Intercreditor Agreement.  The transfer and assignment of any A Notes and Serviced Pari Passu Mortgage Loans to the Trustee and the right to service such Mortgage Loans are subject to the terms of the related Intercreditor Agreements, and the Trustee, by the execution and delivery of this Agreement, hereby agrees, that such Mortgage Loans remain subject to the terms of the related Intercreditor Agreements.

(b)           In connection with the Depositor’s assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of “Mortgage File.”  Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to or on behalf of the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein.  None of the Trustee, the Certificate Administrator, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).  Not later than five (5) Business Days after the Closing Date, the Custodian shall deliver to the Master Servicer each original letter of credit delivered to the Custodian by the Sellers and the Master Servicer shall hold such original letters of credit on behalf of the Trustee pursuant to and in accordance with clause (xii) of the definition of “Mortgage File”.

(c)           The applicable Seller has agreed in the applicable Mortgage Loan Purchase Agreement, at the expense of such Seller as to each of its respective Mortgage Loans, (i) in the case of clauses (iv) and (vi)(B) of the definition of “Mortgage File” within forty-five (45) days following the Closing Date and (ii) in the case of clause (ix)(B) of the definition of “Mortgage File” within ninety (90) days following the Closing Date, to deliver for submission for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of “Mortgage File.”  Each such assignment shall reflect that it should be returned by the public recording office to the Custodian on behalf of the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the applicable Seller shall obtain therefrom a certified copy of the recorded original and forward such copy to the Custodian on behalf of the Trustee and the Special Servicer.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Seller shall, pursuant to the applicable Mortgage Loan Purchase Agreement, promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the applicable Seller shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

The parties acknowledge the obligation of each Seller pursuant to Section 2 of the related Mortgage Loan Purchase Agreement to deliver to [or on behalf of] the Trustee, on or before the fifth (5th) Business Day after the Closing Date, five (5) limited powers of attorney substantially in the form attached as Exhibit 4 to the Mortgage Loan Purchase Agreement in favor of the [Trustee] and the Special Servicer to empower the [Trustee] and, in the event of the failure or incapacity of the [Trustee], the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as set forth in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the [Trustee]).  The Sellers agree to reasonably cooperate with the Custodian, the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation.  The [Trustee] and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second (2nd) preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan.  The Custodian shall submit such documents for recording, at the related Seller’s expense, after the periods set forth above; provided, however, the Custodian shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

(d)           All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans, Serviced Companion Loans or B Notes and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer, on or before the date that is forty-five (45) days following the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.  To the extent delivered to the Master Servicer by the related Seller, the Servicer Mortgage File, will include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items:  the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, any financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.  Notwithstanding the foregoing, no Seller shall be required to deliver any draft documents, or any attorney-client communications that are privileged communications or constitute legal or other due diligence analyses or attorney work product, or internal communications of the Seller or its affiliates among themselves or with their respective attorneys, or credit underwriting or other analyses or data (and, if received, shall be returned and any copies thereof destroyed).  Delivery of any of the foregoing documents to a sub-servicer shall be deemed delivery to the Master Servicer and satisfy the Depositor’s obligations under this Section 2.1(d).  Neither the Master Servicer nor the Special Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

(e)           In connection with the Depositor’s assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties (and the exceptions thereto) made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

(f)           In connection herewith, the Depositor has acquired the MSMCH Loans from MSMCH and the Bank of America Loans from Bank of America.  The Depositor shall deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as set forth in the definition of “Mortgage File”) relating to the Mortgage Loans to the Trustee (or Custodian on its behalf), endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents.  To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, Bank of America and MSMCH, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee.  Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the MSMCH Loans shall be deemed to have been transferred from MSMCH to the Depositor and the Bank of America Loans shall be deemed to have been transferred from Bank of America to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

Section 2.2                      Acceptance by Trustee.  The Custodian on behalf of the Trustee hereby acknowledges receipt of a Trust Mortgage File for each Mortgage Loan and confirms that, with respect to each Mortgage Loan, all documents listed in clauses (i), (ii), (vii), (viii), (x) and (xii) of the definition of “Mortgage File” are in its possession.  On the Closing Date the Custodian shall deliver a copy of all documents listed in clauses (i), (ii), (vii), (viii), (x) and (xii) of the definition of “Mortgage File” for each Mortgage Loan to the Master Servicer.  The Custodian will hold (i) the documents constituting a part of the Mortgage Files delivered to it or the Custodian on its behalf, (ii) the REMIC I Regular Interests, and (iii) the REMIC II Regular Interests, in each case on behalf of the Trustee in trust for the use and benefit of all present and future Certificateholders.  To the extent that the contents of the Mortgage File for any A Note relate to the corresponding B Note, the Trustee, or the Custodian on the Trustee’s behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related B Note; provided, that if a B Note remains outstanding following payment in full of the amounts due under the related A Notes, the Mortgage Loan documents relating to such A/B Whole Loan (exclusive of any such documents related solely to the A Notes) shall be assigned to the holder of the B Note or its designee at the expense of the holder of the B Note and delivered to such B Note holder.  To the extent that the contents of the Mortgage File for any Serviced Pari Passu Mortgage Loan relate to the corresponding Serviced Companion Loan, the Trustee, or the Custodian, on the

Trustee’s behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related Serviced Companion Loan.

On the Closing Date in respect of the Initial Certification, and within seventy-five (75) days after the Closing Date in respect of the Final Certification, the Trustee or a Custodian on its behalf shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider, the Controlling Class Representative and, upon request, the holder of any Serviced Companion Loan a certification (the “Initial Certification” and the “Final Certification”, respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which shall be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that:  (A) all documents listed in clauses (i), (ii), (vii), (viii), (x) and (xii) of the definition of “Mortgage File” are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of “Mortgage File”, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that:  (A) all documents listed in clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (x) and (xii) of the definition of “Mortgage File” required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement), and with respect to all documents specified in the other clauses of the definition of “Mortgage File” to the extent known by a Responsible Officer of the Trustee or the Custodian to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address (excluding zip code) of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed.  Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date.

Within 360 days after the Cut-Off Date, the Trustee or a Custodian on its behalf shall provide a confirmation of receipt of recorded assignments of Mortgage (as set forth in the definition of “Mortgage File,” with evidence of recording thereon) or otherwise provide evidence of such recordation to the Master Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider (who shall promptly post such confirmation to the 17g-5 Information Provider’s Website pursuant to Section 5.7), the Controlling Class Representative and each Seller.  The Trustee or a Custodian on its behalf shall use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller), such recordation to be at the expense of the applicable Seller; provided, however, that neither the Trustee nor any Custodian on its behalf shall submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office.  In giving the certifications required above, neither the Trustee nor any Custodian on its behalf shall be under any obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates:  (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second (2nd) anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the Master Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider (who shall post such updated schedule of exceptions on the 17g-5 Information Provider’s Website pursuant to Section 5.7), the Controlling Class Representative and the holder of any Serviced Companion Loan on or about the date that is 180 days after the Closing Date and then again every ninety (90) days thereafter (until the earliest date specified above).  Upon request, the Master Servicer shall provide to the Trustee the names and addresses of each holder of a Serviced Companion Loan of which the Master Servicer has received notice in accordance with this Agreement and/or the related Intercreditor Agreement.

The Custodian or its authorized agents shall retain possession and custody of each Trust Mortgage File in accordance with and subject to the terms and conditions set forth herein.

Section 2.3                      Sellers’ Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties.

(a)           If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in Exhibit 2 of the related Mortgage Loan Purchase Agreements, and either (i) the defect or breach, as the case may be, materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan or (ii) the defect or breach materially and adversely affects the value of the Mortgage Loan (any such defect described in the preceding clause (i) or (ii), a “Material Document Defect”, and such a breach described in the preceding clause (i) or (ii), a “Material Breach”), then the party discovering that such Material Document Defect or Material Breach exists shall give prompt written notice to the Depositor, the other parties hereto, the related Seller, the 17g-5 Information Provider and, subject to Section 5.7, to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement.  Promptly (but in any event within three (3) Business Days) upon determining (or becoming aware of another party’s determination) that any such Material Document Defect or Material Breach exists (which determination shall, absent evidence to the contrary, be presumed to be no earlier than three (3) Business Days prior to the delivery of the notice referred to below), the Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than ninety (90) days from such Seller’s receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer’s Certificate delivered to the Trustee, then the cure period will be extended for an additional ninety (90) days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as set forth in clause (ii) or clause (v) of the definition of “Servicing Transfer Event” and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Custodian pursuant to Section 2.2 not less than ninety (90) days prior to the receipt by the applicable Seller of the notice of such Material Document Defect.  The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller or any party hereto of any Material Document Defect listed therein.

If any Material Document Defect or Material Breach that exists cannot be corrected or cured in all material respects within the above cure periods, the related Seller is obligated under the related Mortgage Loan Purchase Agreement, not later than the last day of such permitted cure period, subject to Section 5.12 of each Mortgage Loan Purchase Agreement, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), at the related Seller’s option, without recourse (other than the representations and warranties made with respect thereto), replace such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan and pay a substitution shortfall amount equal to the excess, if any, of the applicable Purchase Price for the Mortgage Loan or REO Mortgage Loan to be replaced, over the Stated Principal Balance of the Qualifying Substitute Mortgage Loan.  If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, the repurchase must occur within ninety (90) days from the date the related Seller was notified of the defect and substitution must occur within the sooner of (i) ninety (90) days from the date the related Seller was notified of the defect or (ii) two (2) years from the Closing Date.

As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Custodian on behalf of the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1, and the Master Servicer shall be entitled to rely on statements and certifications from the Custodian for this purpose.  No substitution may be made in any calendar month after the Determination Date for such month.  Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee (and the Custodian), the Certificate Administrator and the Special Servicer.  Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.  Upon receipt of the Trust Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release, or cause the Custodian to release, the Trust Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (“Crossed Mortgage Loans”) and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Crossed Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, (A) the Seller provides a Nondisqualification Opinion to the Trustee at the expense of the Seller and (B) both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the “Affected Loan(s)”):  (i) the Debt Service Coverage Ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four (4) calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I to the Prospectus Supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I to the Prospectus Supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)), at the time of repurchase or replacement.  The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall be required under the related Mortgage Loan Purchase Agreement to) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld).

With respect to any Defective Mortgage Loan, to the extent that the applicable Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a “Repurchased Loan”) in the manner prescribed above while the Trustee or the Custodian continues to hold any Crossed Mortgage Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee or the Custodian, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral.  If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies.  Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.  All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.  The Mortgagors set forth on Schedule VI hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph.

The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor’s consent.

Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect:  (A) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face (if such absence results from the related Seller’s failure to deliver such item); (B) the absence from the Mortgage File of the original signed Mortgage (or with respect to any Non-Serviced Mortgage Loan, a copy thereof) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded (if such absence results from the related Seller’s failure to deliver such item); (C) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of “Mortgage File” (or with respect to any Non-Serviced Mortgage Loan, a copy thereof) (if such absence results from the related Seller’s failure to deliver such item);  (D) the absence from the Mortgage File of the original or a copy of any letter of credit in effect as of the Closing Date (if such absence results from the related Seller’s failure to deliver such item); (E) the absence from the Mortgage File of a copy of the item called for in paragraph (x) of the definition of “Mortgage File” (if such absence results from the related Seller’s failure to deliver such item); or (F) the absence from the Mortgage File of the original or a copy of any guaranty in effect as of the Closing Date (if such absence results from Seller’s failure to deliver such item), provided that such absence contemplated by this Clause (F) shall not be considered to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan or to otherwise be a Material Document Defect unless and until the subject guaranty is, in the reasonable belief of the Special Servicer (based on the form of similar guaranties for other Mortgage Loans transferred to the Depositor by the same Seller or other documents in the subject Mortgage File), required in connection with an imminent enforcement of the mortgagee’s rights and remedies under such guaranty or for any immediate significant servicing obligation.  If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies (subject to Section 5.7), the parties hereto and, to the extent any Material Document Defect relates to a Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Companion Loan, and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, workout or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15, Section 9.17 and Section 10.3 and the terms and conditions of any related Intercreditor Agreement, as applicable, while pursuing the repurchase claim.  The related Seller has acknowledged and agreed under the related Mortgage Loan Purchase Agreement that any modification of the Mortgage Loan pursuant to a workout shall not constitute a defense to any repurchase claim nor shall such modification and workout change the Purchase Price due from the related Seller for any repurchase claim.  In the event of any such modification and workout, the related Seller has agreed under the related Mortgage Loan Purchase Agreement to repurchase the Mortgage Loan as modified and that the Purchase Price shall include any Workout Fee paid to the Special Servicer up to the date of repurchase plus the present value (calculated at the applicable Calculation Rate) of the Workout Fee that would have been payable to the Special Servicer in respect of such Mortgage Loan if the Mortgage Loan performed in accordance with its terms to its Maturity Date, provided that no amount shall be paid by the related Seller in respect of any Workout Fee if a Liquidation Fee already comprises (or will comprise) a portion of the Purchase Price or if the related Mortgagor has already paid such fee.  The related Seller shall be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase the applicable Mortgage Loan or REO Property, each in connection with such liquidation.  Any sale of the related Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the related REO Property, to a Person other than the related Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

The fact that a Material Document Defect or Material Breach is not discovered until after the completion of foreclosure (but in all instances prior to the sale of the related REO Property) shall not prejudice any claim against the Seller for repurchase of the REO Property (or the Trust’s interest therein).  In such an event, the Master Servicer shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall have ninety (90) days to correct or cure such Material Document Defect or Material Breach or purchase the REO Property (or the Trust’s interest therein) at the Purchase Price.  If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property shall apply.  After a final liquidation of the Mortgage Loan or REO Property, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Property (a “Final Judicial Determination”) or the related Seller otherwise accepts liability, then, but in no event later than the termination of the Trust pursuant to Section 11.1, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price.

In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate Stated Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution).  The Depositor shall cause the related Seller to deposit the amount of such shortage into the Collection Account in the month of substitution, without any reimbursement thereof.  In addition, the Depositor shall cause the related Seller to deposit into the Collection Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate.  The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer’s Certificate as to the calculation of such shortage) to the Trustee, the Certificate Administrator and the Master Servicer of such event which notice shall be accompanied by an Officer’s Certificate as to the calculation of such shortfall.

If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired.  Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

Notwithstanding the foregoing, if there is a breach of the representations and warranties set forth in paragraph 37 or  39 in Exhibit 2 to either Mortgage Loan Purchase Agreement, and as a result the payments by a Mortgagor of reasonable costs and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of a Mortgage Loan are insufficient such that the Trust incurs an Additional Trust Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, the related Seller has agreed to reimburse the Trust within ninety (90) days of the receipt of notice of such breach in an amount sufficient to avoid such Additional Trust Expense.  The parties hereto acknowledge that such reimbursement shall be the only obligation of the related Seller with respect to the breach discussed in the previous sentence.

If a Mortgage Loan or REO Property is repurchased or replaced by a Seller as contemplated by this Section 2.3, the Master Servicer shall provide prompt electronic notice to the Certificate Administrator (who shall promptly post such notice on the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post such notice on the 17g-5 Information Provider’s Website pursuant to Section 5.7).

(b)           In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the related Seller, after delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release.  The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the

Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so.  The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in an Escrow Account relating to the Mortgage Loan being repurchased or substituted for.  The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys’ fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

(c)           The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach.  The parties hereunder understand that (i) MSMCH, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the MSMCH Loans, and (ii) Bank of America, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the Bank of America Loans.

(d)           The Master Servicer or the Special Servicer may enforce the provisions of this Section 2.3.

(e)           If the Depositor, the Master Servicer or the Special Servicer (each a “Repurchase Request Recipient”):  (1) receives notice of a Demand; or (2) receives notice of a withdrawal of a Demand by the Person making such Demand, then such party shall give written notice thereof to the applicable Seller and the other parties hereto within ten (10) Business Days from the date of receipt of such notice.  Each notice required by this Section 2.3(e) (a “Rule 15Ga-1 Notice”) shall include:  (i) the date the Demand was delivered to the Repurchase Request Recipient or was withdrawn by the Person making such Demand, as the case may be; (ii) the identity of the related Mortgage Loan and the identity of the Person making such Demand; (iii) the breach of representation or warranty or document deficiency asserted by the Person making the Demand, to the extent known to the Repurchase Request Recipient; and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Demand.  Each Rule 15Ga-1 Notice may be delivered by electronic means.  A Repurchase Request Recipient shall not be required to provide any information under this Section 2.3(e) if and to the extent that such information is protected by either the attorney-client privilege or the attorney work product doctrines.  Each Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice is provided only to assist the Depositor, the related Seller and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient, and (B) no information provided pursuant to this Section 2.3(e) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the related Mortgage Loan Purchase Agreement.

If the Trustee or the Certificate Administrator receives a Demand, then such party shall promptly (but in no event later than ten (10) calendar days following receipt by the Certificate Administrator or the Trustee, as the case may be) forward such Demand to the Master Servicer, if relating to a Mortgage Loan that is not a Specially Serviced Mortgage Loan or REO Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or an REO Mortgage Loan, and shall include the following statement in the related correspondence:  “This is a “Demand” under Section 2.3 of the Pooling and Servicing Agreement relating to the MSCII 2011-C3 Commercial Mortgage Pass-Through Certificates requiring action by you as the “Repurchase Request Recipient” thereunder”.  Upon receipt of a Demand by the Master Servicer or Special Servicer, as applicable, pursuant to the prior sentence, such party shall be deemed a Repurchase Request Recipient in respect of such Demand, and such party shall comply with the procedures set forth in the prior paragraph of this Section 2.3(e) with respect to such Demand.  Neither the Trustee nor the Certificate Administrator shall accept any oral Demands, and each of the Trustee and the Certificate Administrator shall direct any Person making a Demand to submit it in writing to the Certificate Administrator (who will then act in accordance with the first sentence of this paragraph).  Any Demand to the Certificate Administrator must be submitted in writing or by email to mmgrepurchases@wellsfargo.com (or such other email address as the Certificate Administrator shall designate from time to time) with a subject line of “Repurchase Request - MSC 2011-C3”.

Section 2.4                      Representations and Warranties.  The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee (in its capacity as Trustee of the Trust) and the Certificate Administrator as of the Closing Date that:

(a)           The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(b)           The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or (iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

(c)           The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(d)           This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, receivership, liquidation and other similar laws affecting creditors’ rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and to matters of public policy with respect to indemnification or contribution as to violations of securities laws;

(e)           There are no actions, suits or proceedings pending or, to the best of the Depositor’s knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(f)           Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

Section 2.5                      Conveyance of Interests.  Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the REMIC I Regular Interests in exchange for the REMIC II Interests, (iii) the REMIC II Regular Interests in exchange for the REMIC III Interests, and (iv) the right to receive Excess Interest in exchange for the Class H Grantor Trust Interest.

Section 2.6                      Certain Matters Relating to Non-Serviced Mortgage Loans.

(a)           Notwithstanding anything to the contrary in this Agreement, with respect to each Mortgage Loan that is a Non-Serviced Mortgage Loan, each of the document delivery requirements set forth herein will be satisfied by the delivery by the applicable Seller of copies of each such document specified herein (other than the Mortgage Note (and all intervening endorsements) evidencing the Mortgage Loan, with respect to which the originals shall be required); provided, the document delivery requirements for the Assignment of Mortgage, any assignment of Assignment of Leases and any UCC-2 or UCC-3 financing statement set forth herein will be satisfied by the delivery by the applicable Seller of copies of such documents made in favor of the trustee of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

(b)           Promptly following the Closing Date, the Trustee shall send written notice with respect to each Non-Serviced Mortgage Loan, to each of the respective master servicer,

special servicer and trustee for the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the other holders of the related Non-Serviced Companion Loans, each stating that, among other things, the Trustee is the holder of the related Non-Serviced Mortgage Loan as of the Closing Date.

ARTICLE III
THE CERTIFICATES

Section 3.1                      The Certificates.

(a)           The Certificates shall be in substantially the forms set forth in the Exhibits attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)           The Class X Certificates will be issuable in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess thereof.  The Principal Balance Certificates will be issuable in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.  The Class R Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof.

(c)           Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates only as provided for in this Agreement.  If additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor’s expense, any such additional Certificates.  With respect to the REMIC III Regular Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof.  With respect to the Non-Registered Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

Section 3.2                      Registration.  The Certificate Administrator shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  The Certificate Registrar may resign or be discharged or removed by the Certificate Administrator or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Certificate Administrator and the appointment of a successor Certificate Administrator.  The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.3                      Transfer and Exchange of Certificates.

(a)           A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder’s duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates.  The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five (5) calendar days prior to any Distribution Date.

(b)           A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder’s duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of

Certificates.  Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)           No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.  If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either:  (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder’s prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective Transferee on which such Opinion of Counsel is based (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor or the Certificate Registrar in their respective capacities as such).  No transfer of a Class R Certificate may be made in book-entry form or otherwise to a Person that is not a Qualified Institutional Buyer, and any certificate and/or Opinion of Counsel delivered pursuant to the preceding sentence must reflect that the Transferee of a Class R Certificate is a Qualified Institutional Buyer.  No Person may hold an interest in a Rule 144A Global Certificate unless that Person is a Qualified Institutional Buyer, and no “U.S. person” (as that term is defined in Rule 902(k) under the Securities Act) may hold an interest in a Regulation S Global Certificate, and transfers of interests in the Global Certificates that would result in a violation of the foregoing are prohibited.  None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Trust Advisor or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate.  Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, each Initial Purchaser, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

(d)           No transfer of a Class R Certificate or other Non-Investment Grade Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any applicable federal, state or local law

(“Similar Laws”) materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, unless:  (i) except in the case of a Class R Certificate, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60; or (ii) in the case of a Non-Investment Grade Certificate (other than a Class R Certificate) held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Trust Advisor or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement.  Each Person who acquires any Class R Certificate or other Non-Investment Grade Certificate as a Definitive Certificate (unless it shall have acquired such Certificate from the Depositor or an Affiliate thereof or unless, in the case of a Non-Investment Grade Certificate (other than a Class R Certificate), it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar a certification in the form of Exhibit D-2A or Exhibit D-2B hereto that includes a certification to the effect that:  (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan; or (ii) that, except in the case of a Class R Certificate, the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the “prohibited transactions” rules under ERISA issued by the U.S. Department of Labor or similar exemption under Similar Laws.

(e)           Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  The rights of such person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A)           (1) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Tax Person other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a United Stated Tax Person, and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee and (2) each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Qualified Institutional Buyer and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Qualified Institutional Buyer.

(B)           In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a “Transfer Affidavit and Agreement”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is a Qualified Institutional Buyer, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a United Stated Tax Person, that if such Transferee is a partnership, trust or disregarded entity for U.S. federal income tax purposes, then each Person that may be allocated income from a Class R Certificate is a United States Tax Person, that it is not a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Class R Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will not cause income with respect to the Class R Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed Transferee or any other United States Tax Person, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

(C)           Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D)           Each Person holding or acquiring an Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 stating, among other things that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee, is not a United States Tax Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a United Stated Tax Person, is a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person or is a Person with respect to which income on the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

(E)           Each Person holding or acquiring an Ownership Interest in a Class R Certificate that is a “pass-through interest holder” within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Class R Certificate on behalf of a “pass-through interest holder”, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Class R Certificate.

(F)           If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Class R Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate.  None of the Trustee, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Registrar or the Certificate Administrator shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(G)           If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Class R Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Class R Certificate as set forth in clause (F) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, but not the obligation, to sell or cause to be sold such Class R Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose.  Such noncomplying Holder shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Certificate Registrar.  Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder.  The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

The Certificate Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information in its possession necessary to compute any tax imposed (i) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Class R Certificate and (ii) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is not a Permitted Transferee.  The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Certificate Administrator for providing such information.

The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Depositor and, subject to Section 5.7, each Rating Agency an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted Transferee.

(f)           None of the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee, the Certificate Administrator or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Class R Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Class R Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Class R Certificate if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future.  The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Class R Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Class R Certificate as set forth in Section 3.3(e).  The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

(g)           All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

(h)           The Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

(i)           Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below.  Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this Section 3.3.

Section 3.4                      Mutilated, Destroyed, Lost or Stolen Certificates.  If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and

(B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust.  In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.5                      Persons Deemed Owners.  Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor, the Certificate Administrator and any agent of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Advisor, may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Advisor nor any agent of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Trust Advisor shall be affected by any notice to the contrary.

Section 3.6                      Access to List of Certificateholders’ Names and Addresses.

(a)           If any three (3) or more Certifying Certificateholders, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Trust Advisor, or the Depositor (i) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (ii) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee or the Trust Advisor, as applicable, access during normal business hours to a current list of the Certificateholders.  The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be an Additional Trust Expense or borne by the Certificate Registrar or the Trustee.  Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Certificate Registrar, the Master Servicer, the Special Servicer, the Certificate Administrator, the Depositor, the Trustee or the Trust Advisor shall be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b)           Upon the written request of any Certifying Certificateholder that (i) states that such Certificateholder desires the Certificate Registrar to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other

Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (ii) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Registrar shall deliver such Special Notice to the Certificate Administrator, who shall make a copy of such Special Notice available electronically on the Certificate Administrator’s Website pursuant to Section 5.4.  The costs and expenses of the Certificate Registrar associated with delivering any such Special Notice shall be borne by the party or parties requesting delivery of such Special Notice.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 3.7                      Book-Entry Certificates.

(a)           The REMIC III Regular Certificates (exclusive of any Non-Registered Certificates that are sold in the United States to Institutional Accredited Investors that are not Qualified Institutional Buyers), in the case of each Class thereof, upon original issuance, shall be issued in the form of one or more Global Certificates representing the Book-Entry Certificates of such Class, to be delivered to the Certificate Registrar, as custodian for the Depository, the initial Clearing Agency, by, or on behalf of, the Depositor, provided, that any Non-Registered Certificates sold to Institutional Accredited Investors that are not Qualified Institutional Buyers, together with the Class R Certificates, will be issued as Definitive Certificates.  The Global Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner’s interest in the Global Certificates, except as provided in Section 3.9.  With respect to those Classes of Certificates issued as Global Certificates, unless and until Definitive Certificates have been issued to the related Certificate Owners pursuant to Section 3.9:

(i)            the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

(ii)           the Depositor, the Master Servicer, the Certificate Administrator, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

(iii)          to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this Section 3.7 shall control with respect to each such Class; and

(iv)          the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants.  Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

(b)           For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates.  The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

(c)           The Certificates of each Class of Non-Registered Certificates (other than the Class R Certificates) initially sold in reliance on Rule 144A shall be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.  The Non-Registered Certificates initially sold to Institutional Accredited Investors that are not Qualified Institutional Buyers, together with the Class R Certificates, shall be represented by Definitive Certificates for such Class.  The Non-Registered Certificates evidenced by any Rule 144A Global Certificate or Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

(d)           The Certificates of each Class of Non-Registered Certificates (other than the Class R Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.  Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class.  Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear Bank or Clearstream Bank; provided, however, that such interests may be exchanged for interests in the Rule 144A Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f).  The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear Bank or Clearstream Bank (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear Bank or Clearstream Bank with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear Bank or Clearstream Bank, as applicable, thereof).  Euroclear Bank or Clearstream Bank, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of Exhibit H hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner)

shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear Bank or Clearstream Bank with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date).  After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused.  No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A Global Certificate for such Class as set forth in Section 3.7(f).

(e)           Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates.  The Certificates are not issuable in bearer form.  Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository.  Such accounts initially shall be designated by or on behalf of the Underwriters and the Initial Purchasers.  Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers.  Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Certificate Administrator and the Certificate Registrar shall not be affected by any notice to the contrary.  Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates.  In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository’s applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear Bank and Clearstream Bank).

(f)           Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear Bank or Clearstream Bank, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit G attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the

Rule 144A Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A Global Certificate as set forth herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date.  Any holder of an interest in the Rule 144A Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear Bank or Clearstream Bank, as applicable, in the form of an Exchange Certification [(substantially in the form of Exhibit G attached hereto)], to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as set forth herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d).  Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate Registrar:  (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor.  The form of the Exchange Certification shall be available from the Certificate Registrar.

(g)           If a Holder of a Definitive Certificate wishes at any time to exchange such Definitive Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer such Definitive Certificate to a Person who is entitled to take delivery thereof in the form of an interest in the Rule 144A Global Certificate of the same Class, such Holder may, subject to the rules and procedures of the Depository, cause the exchange of such Definitive Certificate for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class; provided that such Holder shall pay all reasonable costs and expenses associated therewith.  Upon receipt by the Certificate Registrar, as registrar, at its Corporate Trust Office, of (1) such Definitive Certificate, duly endorsed as provided herein, (2) instructions from such Holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Rule 144A Global Certificate equal to the Certificate Balance of the Definitive Certificate to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (3) a certificate in the form of Exhibit D-3 hereto, then the Certificate Registrar, as registrar, shall cancel or cause the cancellation of such Definitive Certificate and shall instruct the Depository to increase, or cause to be increased, the Certificate Balance of the applicable Rule 144A Global Certificate by the aggregate Certificate Balance of the Definitive Certificate to be exchanged or transferred and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Certificate equal to the Certificate Balance of the Definitive Certificate so canceled.

Section 3.8                      Notices to Clearing Agency.  Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to

Section 3.9, the Certificate Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

Section 3.9                      Definitive Certificates.

(a)           Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within ninety (90) days thereof or (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate.  Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.  Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates.  None of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Certificate Administrator shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

(b)           If any Certificate Owner wishes to transfer its interest in a Rule 144A Global Certificate to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, or wishes to transfer its interest in a Regulation S Global Certificate to a “U.S. person” (as that term is defined in Rule 902(k) under the Securities Act) that is an Institutional Accredited Investor but not a Qualified Institutional Buyer, then the transferee shall take delivery in the form of a Definitive Certificate, subject to the restrictions on the transfer of such Definitive Certificate in Section 3.3.  No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer complies with the provisions of Section 3.3 applicable to transfers of Definitive Certificates.  Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Certificate equal to the denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

(c)           Distributions of principal and interest on the Definitive Certificates shall be made by the Certificate Administrator directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

ARTICLE IV
ADVANCES

Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee except to the extent that the Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

Section 4.1                      P&I Advances by Master Servicer.

(a)           On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee and the Certificate Administrator if the P&I Advance Amount for such Distribution Date is greater than zero (provided that such notice shall be deemed given if the Master Servicer complies with its obligations under Section 8.11(a)), and the Master Servicer shall make a P&I Advance in respect of each applicable Mortgage Loan of such amount no later than the Master Servicer Remittance Date.  It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement.  Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such P&I Advance if made would be a Nonrecoverable Advance as determined by the Special Servicer in accordance with the Servicing Standard, in which event the Special Servicer shall promptly direct the Master Servicer not to make such P&I Advance; provided, however, that the Special Servicer has no obligation to make such determination.  Such determination shall be conclusive and binding on the Trustee and the Certificateholders.  The Special Servicer shall not make P&I Advances under this Agreement.  If the Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Certificate Administrator of such failure.

(b)           If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the related Master Servicer Remittance Date either (A) deposit in the Collection Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Collection Account being held for future distributions or withdrawals to make such Advance.  Any funds being held in the Collection Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that funds in the Collection Account on such Master Servicer Remittance Date shall be less than payments to the Certificate Administrator or other Persons required to be made on such date.

(c)           In no event shall the Master Servicer be obligated to make a P&I Advance with respect to a B Note or a Serviced Companion Loan.

Section 4.1A                      P&I Advances with Respect to Non-Serviced Mortgage Loans and Serviced Pari Passu Mortgage Loans.  With respect to the Non-Serviced Mortgage Loans and Serviced Pari Passu Mortgage Loans (the “P&I Pari Passu Loans”), the Master Servicer shall make its determination that a P&I Advance previously made on any P&I Pari Passu Loan is a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance with respect to such P&I Pari Passu Loan in accordance with Section 4.1 independently of any determination made by any Other Master Servicer under the related Other Companion Loan Pooling and Servicing Agreement in respect of any P&I Pari Passu Loan following deposit of the Non-Serviced Companion Loans or Serviced Companion Loans into a commercial mortgage securitization trust, and the Other Master Servicer shall make its own determination that it has made a P&I Advance that is a Nonrecoverable Advance (both as defined in the related Other Companion Loan Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (both as defined in the related Other Companion Loan Pooling and Servicing Agreement) with respect to the Non-Serviced Companion Loans or Serviced Companion Loans, as applicable, in accordance with the related Other Companion Loan Pooling and Servicing Agreement.  The determination by either the Master Servicer or the Other Master Servicer made on the earlier of (i) the Advance Report Date and (ii) the Other Advance Report Date that any such P&I Advance is nonrecoverable shall be binding on the Other Master Servicer and the Master Servicer, as applicable, the Certificateholders and the holders of any securities relating to the Non-Serviced Companion Loans or Serviced Companion Loans, as applicable.

The Master Servicer shall not make a P&I Advance with respect to any P&I Pari Passu Loan after its receipt of notice from the related Other Master Servicer that it has determined that it has made a P&I Advance that is a Nonrecoverable Advance on the Non-Serviced Companion Loans or Serviced Companion Loans, as applicable, or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance pursuant to the relevant Other Companion Loan Pooling and Servicing Agreement.  If the Master Servicer determines that a P&I Advance would be (if made), or any outstanding P&I Advance previously made is, a Nonrecoverable Advance, the Master Servicer shall provide the Other Master Servicer written notice of such determination.  If the Master Servicer receives written notice by the Other Master Servicer that it has determined, with respect to any Mortgage Loan, that any proposed future P&I Advance would be, or any outstanding P&I Advance is, a Nonrecoverable Advance, the Master Servicer shall not make any additional P&I Advances with respect to such Mortgage Loan unless the Master Servicer has consulted with the Other Master Servicer and they both agree that circumstances with respect to such Mortgage Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.  Absent bad faith, any determination that a P&I Advance would be a Nonrecoverable Advance with respect to any Non-Serviced Mortgage Loan by the Master Servicer or any Other Master Servicer shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Master Servicer.  Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.  Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the Other Master Servicer, the Master Servicer shall follow the process set forth in this paragraph before making any additional P&I Advances with respect to such Mortgage Loan.

Following a securitization of a Serviced Companion Loan, the Master Servicer shall be required to deliver to the related Other Master Servicer the following information:  (i) any loan related information (in the form received), including without limitation CREFC Reports relating to the related Serviced Pari Passu Mortgage Loan, applicable to a determination that an Advance is or would be a Nonrecoverable Advance, within one (1) Business Day of the Master Servicer’s receipt thereof, (ii) notice of any Servicing Advance it, the Special Servicer or the Trustee makes with respect to the related Serviced Pari Passu Mortgage Loan within one (1) Business Day of the making of such Advance and (iii) notice of any determination that any Servicing Advance is a Nonrecoverable Advance within one (1) Business Day thereof.

Section 4.2                      Servicing Advances.  The Master Servicer and, if the Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Certificate Administrator that such Advance has not been made by the Master Servicer shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer or the Trustee as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance and, subject to the last sentence of this paragraph, except to the extent the Special Servicer determines in accordance with the Servicing Standard and Section 4.4 that such Advance, if made, would be a Nonrecoverable Advance, in which event the Special Servicer shall promptly direct the Master Servicer not to make such Advance; provided, however, that the Special Servicer has no obligation to make such determination.  Such determination by the Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee and the Certificateholders and, in the case of any B Note, the holder of the related B Note and, in the case of any Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Companion Loan.  The Special Servicer shall not be required to make Servicing Advances under this Agreement but may make such Servicing Advances (on an emergency basis) at its option in which event the Master Servicer shall reimburse the Special Servicer for such Servicing Advance (together with Advance Interest) promptly (but no later than five (5) days) following receipt of a statement therefor.  Promptly after discovering that the Master Servicer has failed to make a Servicing Advance that the Master Servicer is required to make hereunder, the Certificate Administrator shall promptly notify the Trustee in writing of the failure by the Master Servicer to make such Servicing Advance.  The Master Servicer may make Servicing Advances in its own discretion if it determines that making such Servicing Advance is in the best interest of the Certificateholders, as a collective whole (and, in the case of any A/B Whole Loan, in the best interest of the holder of the related B Note and the Trust as a collective whole and, in the case of any Loan Pair, in the best interest of the holder of the related Serviced Companion Loan and the Trust as a collective whole), even if the Master Servicer or the Special Servicer has determined, in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

The applicable Non-Serviced Mortgage Loan Master Servicer is obligated to make Servicing Advances pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to any Non-Serviced Mortgage Loan, and the Master Servicer

shall have no obligation or authority to make Servicing Advances with respect to such Mortgage Loan.

Section 4.3                      Advances by the Trustee.

(a)           To the extent that the Master Servicer fails to make a P&I Advance with respect to a Mortgage Loan by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance with respect to such Mortgage Loan to the extent the Trustee receives written notice from the Certificate Administrator not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the Master Servicer on the Master Servicer Remittance Date unless the Trustee determines (in its good faith business judgment) that such P&I Advance, if made, would be a Nonrecoverable Advance.  The Certificate Administrator shall notify (i) the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the Master Servicer has failed to make a P&I Advance and (ii) the Master Servicer in writing as soon as practicable, but not later than 5:00 p.m. (New York City time) on the Master Servicer Remittance Date, if it has not received a P&I Advance with respect to any Mortgage Loan set forth in the Master Servicer Remittance Report provided to the Certificate Administrator on the related Advance Report Date; provided, the failure of the Certificate Administrator to provide any such notice within such timeframe shall not diminish in any respect the obligation of the Master Servicer or the Trustee, as applicable, to make such P&I Advance.

(b)           To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives actual notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five (5) Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines (in its good faith business judgment) that such Servicing Advance, if made, would be a Nonrecoverable Advance.

(c)           In no event shall the Trustee be obligated to make a P&I Advance with respect to a B Note or a Serviced Companion Loan or any Servicing Advance with respect to a Non-Serviced Mortgage Loan.

Section 4.4                      Evidence of Nonrecoverability.

(a)           If the Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made (or Unliquidated Advance in respect thereof) constitutes, or any proposed Advance, if made, would constitute, a Nonrecoverable Advance, such determination shall be evidenced by an Officer’s Certificate delivered to the other such party, the Trustee, the Depositor, the Certificate Administrator, the 17g-5 Information Provider, the Trust Advisor (other than during any Subordinate Control Period), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the holder of the related B Note or Serviced Companion Loan (if the Advance relates to an A/B Whole Loan or a Loan Pair, as applicable) and, subject to Section 5.7, the Rating Agencies by the Business Day prior to the Distribution Date.  Such

Officer’s Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer’s or Special Servicer’s possession, and, if such information, reports or documents are used by the Master Servicer or the Special Servicer, as applicable, to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last twelve (12) months on the Mortgaged Property, any engineers’ reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination.  If the Trustee determines at any time that any Advance previously made by the Trustee constitutes, or any proposed Advance, if made by the Trustee, would constitute, a Nonrecoverable Advance, such determination shall be evidenced by an Officer’s Certificate of a Responsible Officer of the Trustee delivered to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider, the holder of any related B Note or Serviced Companion Loan (if the Advance relates to an A/B Whole Loan or a Loan Pair, as applicable), the Trust Advisor (other than during any Subordinate Control Period), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), and subject to Section 5.7, the Rating Agencies, stating the reasons for such determination.  In making any nonrecoverability determination as set forth above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their “as is” then-current conditions and occupancies and such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, and (iii) to estimate and consider, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer (among other things), future expenses and the timing of recovery to such party.  In addition, the relevant party may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

(b)           The Trustee shall not be required to make an Advance that the Master Servicer or the Special Servicer (or with respect to a Mortgage Loan included in a Loan Pair or any Non-Serviced Mortgage Loan, the related Other Master Servicer) has previously determined to be a Nonrecoverable Advance.  Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Special Servicer or the Trustee shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines, with regard to the Trustee, in its good faith business judgment or, with respect to the Master Servicer or Special Servicer, in accordance with the Servicing Standard that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance.  Absent bad faith, the Master Servicer’s and Special Servicer’s determinations in accordance with the above provisions shall be conclusive and binding on the Trustee, the Certificate Administrator and the Certificateholders and may be relied on by the Trustee and each other.  The Master Servicer or the Special Servicer, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverability determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

(c)           Any Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as applicable, shall be entitled to reimbursement for Pari Passu Loan Nonrecoverable Advances pursuant to and to the extent set forth in the related Non-Serviced Mortgage Loan Intercreditor Agreement (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in the manner set forth in Section 5.2.

Section 4.5                      Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan.  Any unreimbursed Advance funded from the Master Servicer’s, the Special Servicer’s or the Trustee’s own funds shall accrue interest, compounded annually, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor’s obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents.  All Late Collections on any Non-Serviced Mortgage Loan in respect of interest shall, promptly following receipt thereof, be applied by the Master Servicer to reimburse the interest component of any P&I Advance outstanding with respect to such Non-Serviced Mortgage Loan.  Any party that makes a P&I Advance with respect to any Non-Serviced Mortgage Loan shall provide to the applicable Non-Serviced Mortgage Loan Master Servicer monthly, at least two (2) Business Days prior to the next succeeding Due Date for such Non-Serviced Mortgage Loan, written notice of whether (and, if any, how much) Advance Interest will be payable on the interest component of that P&I Advance through the next succeeding related Master Servicer Remittance Date.  For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan (including an REO Mortgage Loan) and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance, and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6.  The Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and the Serviced Companion Loans) that are not Specially Serviced Mortgage Loans, Penalty Charges from the Mortgagor in an amount sufficient to pay Advance Interest.  The Master Servicer shall be entitled to retain Excess Penalty Charges paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Excess Penalty Charges that relate to the period commencing after the Servicing Transfer Event in respect of a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Excess Penalty Charges with respect to such Specially Serviced Mortgage Loan) as additional servicing compensation.  Penalty Charges shall be applied in accordance with Section 5.2(b).

Section 4.6                      Reimbursement of Advances and Advance Interest.

(a)           Advances made with respect to each Mortgage Loan, Serviced Companion Loan, B Note, Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2.  The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, any Serviced Companion Loan or any B Note or Specially Serviced Mortgage Loans or REO Property shall be an “Available Advance Reimbursement Amount.”

(b)           To the extent that Advances have been made on the Mortgage Loans, any Loan Pair, any A/B Whole Loan or any REO Loans, the Available Advance Reimbursement Amount with respect to any Master Servicer Remittance Date shall be applied to reimburse (i) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, Loan Pairs, A/B Whole Loans and/or REO Loans, plus any Advance Interest owed to the Trustee with respect to such Advances, and then (ii) the Master Servicer and the Special Servicer for any Advances outstanding thereto with respect to any of such Mortgage Loans, Loan Pairs, A/B Whole Loans and/or REO Loans, plus any Advance Interest owed to the Master Servicer and the Special Servicer with respect to such Advances.  To the extent that any Advance Interest payable to the Master Servicer, the Special Servicer or the Trustee with respect to an Advance on a Specially Serviced Mortgage Loan or REO Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Trustee, the Special Servicer or the Master Servicer, as the case may be, from amounts on deposit in the Collection Account (or sub-account thereof) or the Distribution Account, to the extent of amounts identified to be applied therefor, pursuant to Section 5.2(a), Section 5.2(b) or Section 5.3(b)(ii).  The Master Servicer’s, the Special Servicer’s and the Trustee’s right of reimbursement under this Agreement for Advances, together with Advance Interest thereon, shall be prior to the rights of the Certificateholders (and, in the case of a Serviced Companion Loan, the holder thereof and, in the case of a B Note, the holder thereof) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion Loans, B Notes or REO Loans.

(c)           Advance Interest will be paid to the Trustee, the Master Servicer and/or the Special Servicer (in accordance with the priorities specified in the preceding paragraph) first, in accordance with Section 5.2(b), from Penalty Charges and Allocable Modification Fees collected from the Mortgage Loans and, subject to the related Intercreditor Agreements, the Serviced Companion Loans and B Note (including REO Loans) during any particular Collection Period during which the related Advance is reimbursed, and then from Excess Liquidation Proceeds then available, prior to payment from any other amounts.  Advance Interest payable to the Master Servicer, the Special Servicer or the Trustee in respect of Servicing Advances on any Loan Pair shall be allocated to the Serviced Pari Passu Mortgage Loan and the Serviced Companion Loan on a pro rata basis based upon the respective Unpaid Principal Balances thereof.

(d)           Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such Advances.

(e)           To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures with interest at the Advance Rate promptly (but no later than five (5) days) after receiving an invoice and a report from the Special Servicer, subject to Section 4.4.  The Special Servicer shall not invoice the Master Servicer more than once per calendar month and shall provide an Officer’s Certificate setting forth its expenses and appropriate documentation evidencing such reimbursements.  With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date.  All such amounts reimbursed by the Master Servicer shall be a Servicing Advance, subject to Section 4.4.  If the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the Master Servicer does not make such payment, the Special Servicer shall notify the Master Servicer and the Certificate Administrator in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust in the same manner as the Master Servicer would have been reimbursed for the Advance with interest at the Advance Rate.  The Master Servicer, the Certificate Administrator and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(e) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(e).

ARTICLE V
ADMINISTRATION OF THE TRUST

Section 5.1                      Collections.

(a)           On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of “Wells Fargo Bank, National Association, as Master Servicer for U.S. Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3” (the “Collection Account”).

(b)           On or prior to the date the Master Servicer shall first deposit funds in a Collection Account, the Master Servicer shall give to the Certificate Administrator and the Trustee prior written notice of the name and address of the depository institution at which such account is maintained and the account number of such account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer’s (or its Sub-Servicer’s) right to direct payments and investments and its rights of withdrawal under this Agreement.

(c)           On the Closing Date, the Master Servicer shall deposit into the Collection Account the Initial Deposit delivered to it by the Depositor on that date.  The Master Servicer shall deposit, or cause to be deposited, into the Collection Account on the Business Day following receipt (or, in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to Section 9.14), other than in respect of interest and principal on the Mortgage Loans, any Serviced Companion Loan or any B Note due on or before the Cut-Off Date, which shall be remitted to the Depositor:

(A)           Principal:  all payments on account of principal, including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans, any Serviced Companion Loan and any B Note;

(B)           Interest:  all payments on account of interest on the Mortgage Loans, any Serviced Companion Loan and any B Note (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor and excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.3 below);

(C)           Liquidation Proceeds:  all Liquidation Proceeds with respect to the Mortgage Loans, any Serviced Companion Loan and any B Note;

(D)           Insurance Proceeds:  all Insurance Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Collection Account;

(E)           Condemnation Proceeds:  all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Collection Account;

(F)           REO Income:  all REO Income received from the Special Servicer;

(G)           Investment Losses:  any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Collection Account and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Account;

(H)           Advances:  all P&I Advances, unless made directly to the Distribution Account;

(I)           Other:  all Prepayment Premiums, Penalty Charges, Modification Fees and Assumption Fees and any and all other amounts required to be deposited in the Collection Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as set forth in the second (2nd) paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, payments or recoveries in respect of Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loan pursuant to Section 5.2(a)(II), any Actual Recoveries of Trust Advisor Expenses, any other amounts received with respect to any Serviced Companion Loan and with respect to any B Note, and all other amounts received pursuant to the cure and purchase rights set forth in the applicable Intercreditor Agreement; and

(J)           to the extent not otherwise set forth above, all amounts received from each Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee or Non-Serviced Mortgage Loan Certificate Administrator pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement.

With respect to any A/B Whole Loan, the Master Servicer shall establish and maintain one or more sub-accounts of the Collection Account (each an “A/B Whole Loan Custodial Account”) into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Collection Account.  Any A/B Whole Loan Custodial Account shall be held in trust for the benefit of the holder of the related B Note and shall not be part of any REMIC Pool.

With respect to any Loan Pair, the Master Servicer shall establish and maintain one or more sub-accounts of the Collection Account (each, a “Serviced Companion Loan Custodial Account”) into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Collection Account.  Each Serviced Companion Loan Custodial Account shall be held in trust for the benefit of the holder of the related Serviced Companion Loan and shall not be part of any REMIC Pool.

Remittances from any REO Account to the Master Servicer for deposit in the Collection Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

(d)           Reserved.

(e)           Funds in the Collection Account (including any A/B Whole Loan Custodial Accounts or Serviced Companion Loan Custodial Accounts) may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand.  All such Eligible Investments shall be made in the name of “U.S. Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3 and the holder of any related Serviced Companion Loan or B Note, as their interests may appear.”  None of the Depositor, the Mortgagors, the Underwriters, the Initial Purchasers, the Sellers, the Special Servicer, the Certificate Administrator or the Trustee shall be liable for any loss incurred on such Eligible Investments.

An amount equal to all income and gain realized from any such investment (net of any portion thereof applied to offset losses on other investments) shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time.  The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account (and, solely to the extent that the loss is of an amount credited to an A/B Whole Loan Custodial Account or Serviced Companion Loan Custodial Account, deposit to the related A/B Whole Loan Custodial Account or Serviced Companion Loan Custodial Account, as the case may be) out of its own funds immediately as realized; provided that, such investment losses shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of “Eligible Account” both at the time such investment was made and as of a date not more than thirty (30) days prior to the date of such loss and (b) is not the Person that made the relevant investment.  If the Master Servicer deposits in or transfers to the Collection Account, any A/B Whole Loan Custodial Account or any Serviced Companion Loan Custodial Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Collection Account, such A/B Whole Loan Custodial Account or such Serviced Companion Loan Custodial Account, as the case may be, any provision herein to the contrary notwithstanding.

(f)           Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Certificate Administrator, on behalf of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Collection Account, the related Serviced Companion Loan Custodial Account or the related A/B Whole Loan Custodial Account, as applicable, an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

(g)           If a Mortgage Loan provides for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor, the Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Sections 8.3(e) and 10.3 hereof and the terms and conditions of any related Intercreditor Agreement.  Schedule VII sets forth those Mortgage Loans as to which an upfront reserve was collected at closing in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service).

Section 5.2                      Withdrawals of Funds in the Collection Account.

(a)           Subsection (I).  The Master Servicer shall, from time to time, make withdrawals from the Collection Account (from the amounts specified for such purposes) for the following purposes (such list not to constitute an order of priority) and remit the amounts so withdrawn by wire transfer prior to 3:00 p.m. (New York City time), on the related Master Servicer Remittance Date, in immediately available funds to the account specified in this Section or otherwise (1) to such account as it shall determine from time to time, in the case of amounts payable to the Master Servicer from the Collection Account (or, insofar as they relate to a B Note, from the related A/B Whole Loan Custodial Account or, insofar as they relate to a Serviced Companion Loan, from the related Serviced Companion Loan Custodial Account) pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and (ix) below; (2) to the account specified in writing by the Certificate Administrator from time to time, in the case of amounts payable to the Certificate Administrator and the Trustee from the Collection Account (and, insofar as they relate to a B Note, from the related A/B Whole Loan Custodial Account and, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and (xiii) below; and (3) to the Special Servicer from time to time, in the case of amounts payable to the Special Servicer from the Collection Account (or, insofar as they relate to a B Note, from the related A/B Whole Loan Custodial Account or, insofar as they relate to a Serviced Companion Loan, from the related Serviced Companion Loan Custodial Account) pursuant to clauses (i), (ii), (iv), (vi), (vii) and (ix) below; and (4) to the Trust Advisor from time to time, in the case of amounts payable to the Trust Advisor from the Collection Account pursuant to clause (iv) below:

(i)           Fees:  the Master Servicer shall apply Penalty Charges and Allocable Modification Fees in accordance with Section 5.2(b), and shall pay any Excess Modification Fees, Excess Penalty Charges and Assumption Fees to the Master Servicer and/or the Special Servicer in accordance with Section 8.10 and/or Section 9.11, as applicable;

(ii)          Servicing Advances (including amounts later determined to be Nonrecoverable Advances):  (A) in the case of all Mortgage Loans, Serviced Companion Loans, B Notes and REO Mortgage Loans, subject to clause (B) below and subsection (iv) of Section 5.2(a)(II), to reimburse or pay to the Master Servicer, the Special Servicer and the Trustee pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, Servicing

Advances on the related Mortgage Loan, Serviced Companion Loan, REO Mortgage Loan or B Note, as applicable, from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, with any related Advance Interest thereon first, from related Penalty Charges and Allocable Modification Fees in accordance with Section 5.2(b), and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Collection Account (including from general collections), or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan, Serviced Companion Loan, REO Mortgage Loan or B Note is a Nonrecoverable Advance in accordance with Section 4.4, any Servicing Advances made on the related Mortgage Loan, related Serviced Companion Loan, related B Note or REO Property from any funds on deposit in the Collection Account (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced Companion Loan, B Note or REO Property) and pay Advance Interest thereon first, from related Penalty Charges and Allocable Modification Fees in accordance with Section 5.2(b), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Collection Account (including from general collections); and (B) in the case of any Non-Serviced Mortgage Loan and from any funds on deposit in the Collection Account, to reimburse the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer, the applicable Non-Serviced Mortgage Loan Trustee and the applicable Non-Serviced Mortgage Loan Fiscal Agent for Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Intercreditor Agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

(iii)         P&I Advances (including amounts later to be determined to be Nonrecoverable Advances):  in the case of all Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II), to reimburse or pay to the Master Servicer and the Trustee, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from related Penalty Charges and Allocable Modification Fees in accordance with Section 5.2(b), and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Collection Account (including from general collections), or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, any P&I Advances made on the related Mortgage Loan or REO Property from funds on deposit in the Collection Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from related Penalty Charges and Allocable Modification Fees in accordance with Section 5.2(b), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Collection Account (including from general collections);

(iv)         Servicing Fees, Special Servicer Compensation and Trust Advisor Fees:  to pay to itself the Master Servicing Fee, subject to reduction for any Compensating

Interest, to pay to the Special Servicer the Special Servicing Fee and the Workout Fee and to pay to the Trust Advisor the Trust Advisor Fee (exclusive of any TA Unused Fees);

(v)          Trustee Fee and Certificate Administrator Fee:  to pay to the Distribution Account for withdrawal by the Certificate Administrator for payment to itself and the Trustee, the Certificate Administrator Fee (exclusive of the Trustee Fee) and the Trustee Fee, respectively;

(vi)         Expenses of Trust:  to pay to the Person entitled thereto (other than the Trust Advisor) any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), and any other amounts that in fact constitute Additional Trust Expenses whose payment is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

(vii)        Liquidation Fees:  upon the occurrence of a Final Recovery Determination to pay to the Special Servicer from the Collection Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

(viii)       Investment Income:  to pay to itself net income and gain realized on the investment of funds deposited in the Collection Account (including any A/B Whole Loan Custodial Accounts and Serviced Companion Loan Custodial Accounts);

(ix)          Prepayment Interest Excesses:  to pay to the Master Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans received during the most recently ended Collection Period (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans incurred during the most recently ended Collection Period); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans that were Specially Serviced Mortgage Loans that were subject to voluntary Principal Prepayments during the most recently ended Collection Period (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans incurred during the most recently ended Collection Period;

(x)           Correction of Errors:  to withdraw funds deposited in the Collection Account in error;

(xi)          Distribution Account:  to make payment on each Master Servicer Remittance Date of the remaining amounts in the Collection Account (including any Excess Interest and Actual Recoveries of Trust Advisor Expenses) to the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account under Section 5.3(b)), other than amounts held for payment in future periods or pursuant to clause (xii) below;

(xii)         Certain Reserve Accounts:  to make payments on each Master Servicer Remittance Date to (A) the Excess Liquidation Proceeds Reserve Account of any Excess Liquidation Proceeds not otherwise applied to pay Advance Interest and (B) the TA Unused Fees Reserve Account of any TA Unused Fees; and

(xiii)        Clear and Terminate:  to clear and terminate the Collection Account in connection with the termination of the Trust;

provided, however, that in the case of any B Note for which an A/B Whole Loan Custodial Account is required to be established by the Master Servicer:

(A)           to the extent consistent with the related Intercreditor Agreement, the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Whole Loan Custodial Account to the portion of the Collection Account that does not constitute any A/B Whole Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (vi), (vii) and (viii) above, but only insofar as the payment or reimbursement described therein arises from or is related to the corresponding A/B Whole Loan and is allocable to such B Note pursuant to this Agreement or the related Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Whole Loan Custodial Account to the portion of the Collection Account that does not constitute any A/B Whole Loan Custodial Account, of amounts transferred to the related A/B Whole Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Collection Account in connection with the termination of the Trust;

(B)           the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Whole Loan Custodial Account to the portion of the Collection Account that does not constitute any A/B Whole Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of the related A Note is entitled under the related A/B Whole Loan and the related Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums in respect of the A Note (whether or not by operation of any provision of the related Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A Note)); and

(C)           unless otherwise set forth in the related Intercreditor Agreement, the Master Servicer shall on each Master Servicer Remittance Date remit to the holder of such B Note all amounts on deposit in such A/B Whole Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as set forth in clauses (A) and/or (B) above), to the extent that the holder of such B Note is entitled thereto under the related Intercreditor Agreement (including by way of the operation of any provision of the related Intercreditor Agreement that entitles the holder of such B Note to reimbursement of cure payments made by it);

and provided, further, however, that in the case of any Serviced Companion Loan:

(A)           to the extent consistent with the related Intercreditor Agreement, the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Loan Custodial Account to the portion of the Collection Account that does not constitute any Serviced Companion Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iv), (vi), (vii) and (viii) above, but only insofar as the payment or reimbursement described therein arises from or is related to the corresponding Loan Pair and is allocable to, and may (in accordance with the related Intercreditor Agreement) be paid out of amounts otherwise payable to the holder of, the related Serviced Companion Loan, and the Master Servicer shall also be entitled to make transfers from time to time, from the related Serviced Companion Loan Custodial Account to the portion of the Collection Account that does not constitute any Serviced Companion Loan Custodial Account, of amounts transferred to the related Serviced Companion Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Collection Account in connection with the termination of the Trust;

(B)           the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Loan Custodial Account to the portion of the Collection Account that does not constitute any Serviced Companion Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of the related Serviced Pari Passu Mortgage Loan is entitled under the related Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums); and

(C)           the Master Servicer shall, on either (x) the date set forth in the related Intercreditor Agreement for remittances (or, if none, on the first (1st) Business Day after receipt) or (y) such other date as may be agreed to between the Master Servicer and the holder of the related Serviced Companion Loan (in their respective sole discretion), remit to the holder of the related Serviced Companion Loan all amounts on deposit in such related Serviced Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as set forth in clauses (A) and/or (B) above), to the extent that the holder of such Serviced Companion Loan is entitled thereto under the related Intercreditor Agreement.

No decision by the Master Servicer or the Trustee under either this Section 5.2(a)(I) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer to subordinate (in respect of realizing losses), to any Class of Certificates, such party’s right to such reimbursement during such period of deferral.

Expenses incurred with respect to any A/B Whole Loan or Loan Pair shall be allocated in accordance with the related Intercreditor Agreement.  The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan, Serviced Companion Loan and B Note for the purpose of justifying any withdrawal or transfer from the Collection Account, each Serviced Companion Loan Custodial Account and any A/B Whole Loan Custodial Account, as applicable.  If funds collected in respect of the A Notes are insufficient to pay the Master Servicing Fee, then the Master Servicer shall be entitled to withdraw the amount of such shortfall from the collections on, and other proceeds of, the B Note that are held in the related A/B Whole Loan Custodial Account.  The Master Servicer shall not be permitted to withdraw any funds from the portion of the Collection Account that does not constitute the A/B Whole Loan Custodial Account unless there are no remaining funds in the related A/B Whole Loan Custodial Account available and required to be paid in accordance with the related Intercreditor Agreement.

Subsection (II).  The provisions of this subsection II of this Section 5.2(a) shall apply notwithstanding any contrary provision of subsection (I) of this Section 5.2(a):

(i)           Identification of Workout-Delayed Reimbursement Amounts.  If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three (3) consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance Interest, shall constitute a “Workout-Delayed Reimbursement Amount” to the extent that such amount has not been determined to constitute a Nonrecoverable Advance.  All references herein to “Workout-Delayed Reimbursement Amount” shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement.  That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

(ii)           General Relationship of Provisions.  Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 5.2(a)(I) above.  Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances at its sole option.  Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further

Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the Master Servicer’s (or, if applicable, the Trustee’s) exercise of its sole option authorized by subsection (iv) below.

(iii)           Reimbursements of Workout-Delayed Reimbursement Amounts.  The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amount in the Collection Account allocable to principal received with respect to the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such principal in accordance with Section 5.2(a)(II)(iv) below.  As and to the extent provided in clause (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from the aggregate amount in the Collection Account allocable to principal pursuant to the preceding sentence.

(iv)           Reimbursement of Nonrecoverable Advances; Sole Option to Abstain from Reimbursements of Certain Nonrecoverable Advances.  To the extent that Section 5.2(a)(I) otherwise entitles each of the Master Servicer and the Trustee to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Penalty Charges and Allocable Modification Fees on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate amount in the Collection Account allocable to principal received with respect to the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from amounts allocable to principal received with respect to the Mortgage Loans, as described by clause (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, and (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the Master Servicer (and the Trustee, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is deferred with respect to all Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b).  If the Master Servicer (or the Trustee) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth above.  In connection with a potential election by the Master Servicer or the Trustee to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the Master Servicer (or the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period.

None of the Master Servicer or the Trustee shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv).  The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

Any election by the Master Servicer (or the Trustee) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon).  Any election by the Master Servicer or the Trustee to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance.  None of the Master Servicer, the Trustee or the other parties to this

Agreement shall have any liability to one another or to any of the Certificateholders or any holder of a B Note or Serviced Companion Loan for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election.  The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.  Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Trustee may abstain from reimbursing itself for any particular Nonrecoverable Advance for a period in excess of twelve (12) months, and during any Subordinate Control Period and any Collective Consultation Period, neither the Master Servicer nor the Trustee may abstain from reimbursing itself for any particular Nonrecoverable Advance for a period in excess of six (6) months without the consent of the Controlling Class Representative.

(v)           Reimbursement Rights of the Master Servicer, Special Servicer and Trustee Are Senior.  Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the Master Servicer’s, the Special Servicer’s or the Trustee’s right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer’s election authorized in subsection (iv) or otherwise).

(b)           On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and apply as follows all Penalty Charges and Allocable Modification Fees (in that order) received with respect to a Mortgage Loan or, unless otherwise required to be paid to the holder thereof pursuant to the related Intercreditor Agreement, a Serviced Companion Loan or B Note during the most recently ended Collection Period:

(i)            first, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Nonrecoverable Advances (together with all unpaid Advance Interest on such Nonrecoverable Advances), all unpaid Advance Interest on any other Advances and any other outstanding Additional Trust Expenses, in each case, with respect to such Mortgage Loan or, if applicable, the related Loan Pair or A/B Whole Loan;

(ii)           second, as a reimbursement to the Trust of all Advances (and related Advance Interest) with respect to such Mortgage Loan or, if applicable, the related Loan Pair or A/B Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or Trustee, as applicable, from amounts (other than related Penalty Charges and Allocable Modification Fees) on deposit in the Collection Account  (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related Advance Interest);

(iii)           third, as a reimbursement to the Trust of all other Additional Trust Expenses with respect to such Mortgage Loan or, if applicable, the related Loan Pair or A/B Whole Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Additional Trust Expenses); and

(iv)           fourth, to pay any remaining Penalty Charges and Allocable Modification Fees to the Master Servicer and/or the Special Servicer, as applicable, as compensation as set forth in either Section 8.10 or Section 9.11, as applicable.

(c)           Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Collection Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate.  [The Master Servicer shall use its commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Balloon Payments received after the date that is two (2) Business Days immediately preceding the related Master Servicer Remittance Date and prior to the Distribution Date.]  In connection with the deposit of any Balloon Payments to the Distribution Account in accordance with the immediately preceding sentence, the Master Servicer shall promptly notify the Certificate Administrator and the Certificate Administrator shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date.  Neither the Master Servicer nor the Certificate Administrator shall be liable or held responsible for any resulting delay or failure in the making of such distribution to Certificateholders.  For purposes of the definition of “Available Distribution Amount” and “Principal Distribution Amount,” any Balloon Payments that are received prior to the Master Servicer Remittance Date in any Collection Period but are includable in the distributions on the Distribution Date in such Collection Period as provided above, shall each be deemed to have been collected in the prior Collection Period.

Section 5.3                      Distribution Account and Reserve Accounts.

(a)           The Certificate Administrator, on behalf of the Trustee shall establish (with respect to clause (i) and clause (ii), on or prior to the Closing Date, and with respect to clause (iii) and clause (iv), on or prior to the date the Certificate Administrator determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the “Distribution Account”), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled:  “Wells Fargo Bank, National Association, as Certificate Administrator on behalf of U.S. Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3, Distribution Account”, (ii) an account (the “Interest Reserve Account”) to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled:  “Wells Fargo Bank, National Association, as Certificate Administrator on behalf of U.S. Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3, Interest Reserve Account”, (iii) an account (the “Excess Liquidation Proceeds Reserve Account”) to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled:  “Wells Fargo Bank, National Association, as Certificate Administrator on behalf of U.S. Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3, Excess Liquidation Proceeds Reserve Account”, and (iv) an account (the “TA Unused Fees Reserve Account”) to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled:  “Wells Fargo Bank, National Association, as Certificate Administrator on behalf of U.S. Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3, TA Unused Fees Reserve Account”.  The Distribution Account and the Reserve Accounts shall be Eligible Accounts.  Funds in the Reserve Accounts shall not be invested.  The Distribution Account and the Reserve Accounts shall be held separate and apart from and shall not be commingled with any other monies of or held by the Certificate Administrator, it being understood, however, that each Reserve Account may be a subaccount of the Distribution Account.

Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Certificate Administrator in Eligible Investments selected by the Certificate Administrator which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Certificate Administrator to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand.  All such Eligible Investments shall be made in the name of “U.S. Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3.”  None of the Depositor, the Mortgagors, the Special Servicer, the Master Servicer or the Trustee shall be liable for any loss incurred on such Eligible Investments.

An amount equal to all income and gain realized from any such investment (to the extent not applied to offset losses on other investments) shall be paid to the Certificate Administrator as additional compensation and shall be subject to its withdrawal at any time from time to time.  The amount of any losses incurred in respect of any such investments shall be for the account of the Certificate Administrator which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized.  If the Certificate Administrator deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, any provision herein to the contrary notwithstanding.

(b)           The Certificate Administrator shall deposit into the Distribution Account, the Excess Liquidation Proceeds Reserve Account or the TA Unused Fees Reserve Account, as applicable, on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer and the Trustee, payments of Compensating Interest made by the Master Servicer and all Excess Liquidation Proceeds.  The Certificate Administrator shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account.  On any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Collection Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a)(I) and the P&I Advance Amount.

The Certificate Administrator, with respect to each Distribution Date occurring in January of each year (other than in any leap year and commencing in 2013) and February of each year (commencing in 2012), shall withdraw from the Distribution Account (to the extent of available funds) and deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any January and February in respect of each Interest Reserve Loan collectively, “Interest Reserve Amounts”).

The Certificate Administrator shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account), the Excess Liquidation Proceeds Reserve Account and the TA Unused Fees Reserve Account only for the following purposes:

(i)            to withdraw amounts deposited in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the TA Unused Fees Reserve Account in error and pay such amounts to the Persons entitled thereto;

(ii)           in the case of the Distribution Account only, to pay any amounts payable to the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee any fees, indemnification payments, other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

(iii)          to make distributions to the Certificateholders pursuant to Sections 6.5, 6.10 and/or 11.1, as applicable;

(iv)          in the case of the Distribution Account and the TA Unused Fees Reserve Account only, to reimburse the Trust Advisor for any indemnification payments or expenses payable to the Trust Advisor hereunder solely from amounts otherwise allocable to the Principal Balance Certificates that are not Control Eligible Certificates or Actual Recoveries of Trust Advisor Expenses or TA Unused Fees, in each case pursuant to, and subject to the limitations set forth in, this Agreement; and

(v)           to clear and terminate the Distribution Account and the Reserve Accounts pursuant to Section 11.2.

On each Master Servicer Remittance Date in March of every year commencing in March 2012 and on the Master Servicer Remittance Date related to the final Distribution Date, the Certificate Administrator shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

Section 5.4                      Certificate Administrator Reports.

(a)           On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Certificate Administrator by the Master Servicer (no later than 2:00 p.m., New York time on the Advance Report Date), the Certificate Administrator shall prepare and make available to the general public on the Certificate Administrator’s Website (or, upon written request from any Certificateholder or Certificate Owner, provide to the requesting party, by first class mail) (i) the Distribution Date Statement for such Distribution Date, and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix II to the Final Prospectus and shall be presented in tabular format substantially similar to the format utilized in such Appendix II which report may be included as part of the Distribution Date Statement.

In addition, the Certificate Administrator shall make available each month via the Certificate Administrator’s Website, to any Privileged Person (provided that the Final Prospectus, this Agreement, the Distribution Date Statements and the Exchange Act Filings will be made available to the general public), or in the case of item (vi) below, solely to Certificateholders and Certificate Owners, the following items:

(i)             the following “deal documents”:

(A)           the Final Prospectus and the Private Placement Memorandum;

(B)           this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(ii)            the Exchange Act Filings;

(iii)           the following “periodic reports”:

(A)           the Distribution Date Statement;

(B)           CREFC Reports, in each case, to the extent the Certificate Administrator has received or prepared such report or file; and

(C)           any Trust Advisor Annual Reports;

(iv)           the following “additional documents”:

(A)           the summary of any Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 10.5(a) of this Agreement; and

(B)           any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format;

(v)           the following “special notices”:

(A)           all Special Notices;

(B)           notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(C)           notice of final payment on the Certificates;

(D)           all notices of the occurrence of any Events of Default, in the case of the Master Servicer, or events described in Section 9.30(b), in the case of the Special Servicer, or Trust Advisor Termination Events, in the case of the Trust Advisor, received by the Certificate Administrator;

(E)           notice of termination or resignation of the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee);

(F)           any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator to support the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(G)           any notice of the termination of the Trust;

(H)           all of the annual compliance statements and annual assessments as to compliance delivered to the Certificate Administrator since the Closing Date pursuant to Section 13.9 and Section 13.10, respectively;

(I)           all of the annual independent public accountants’ servicing reports caused to be delivered to the Certificate Administrator since the Closing Date pursuant to Section 13.11;

(J)           any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s Appraisal Reduction and net present value calculations pursuant to Section 10.5;

(K)           any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation; and

(L)           any other information delivered to the Certificate Administrator pursuant to any other section of this Agreement, which other section expressly provides for posting of such information on the Certificate Administrator’s Website;

(vi)           the Investor Q&A Forum; and

(vii)          solely to Certificateholders and Certificate Owners, the Investor Registry.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and acceptance of a disclaimer that the Certificate Administrator will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them.  The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement.

The Certificate Administrator may provide such information through means other than (and in lieu of) the Certificate Administrator’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders and the holders of Serviced Companion Loans (but only for purposes of any such holder receiving information regarding its Serviced Companion Loan) shall have received notice of such alternative means (which notice may be given via the Certificate Administrator’s Website).

Any Certificateholder or Certificate Owner that is a Mortgagor, a Manager, an Affiliate of a Mortgagor or a Manager, or an agent of any of the foregoing shall be entitled to access only the Final Prospectus, the Distribution Date Statements, this Agreement and the Exchange Act Reports on the Certificate Administrator’s Website.  The provisions in this section shall not limit the Master Servicer’s ability to make accessible certain information (other than Privileged Information) regarding the Mortgage Loans at a website maintained by the Master Servicer.  The Certificate Administrator shall require an Investor Certification from any Certificateholder, Certificate Owner or prospective transferee of a Certificate or interest therein that requests access to any Non-Public Information.

(b)           Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (a), (b), (j) and (s) of the definition of “Distribution Date Statement” aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Certificate Administrator determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(c)           The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Certificateholders, Certificate Owners and prospective purchasers of Certificates may (i)(A)  submit questions to the Certificate Administrator relating to the Distribution Date Statement, (B) submit questions to the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 5.4, the Mortgage Loans, the A/B Whole Loans, the Loan Pairs or the Mortgaged Properties and (C) submit questions to the Trust Advisor relating to any Trust Advisor Annual Reports or actions by the Special Servicer referenced in any Trust Advisor Annual Report (collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto.  Upon receipt of an Inquiry for the Trust Advisor, the Master Servicer or the Special Servicer, the Certificate Administrator shall forward the Inquiry to the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of an Inquiry, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Trust Advisor, the Master Servicer or Special Servicer shall be by email to the Certificate Administrator.  The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry with the related answer to the Certificate Administrator’s Website.  If the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement (including the confidentiality provisions and restrictions on release of Privileged Information contained in this Agreement) or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, or (v) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Trust Advisor, the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator.  The Certificate Administrator shall notify the Person who submitted such Inquiry if the Inquiry will not be answered.  The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature, and no party shall post or otherwise disclose direct communications with the Controlling Class Representative or a Loan-Specific Directing Holder as part of its response to any Inquiries.  The Investor Q&A Forum will not reflect questions, answers and other communications which are not submitted via the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and no other Person will have any responsibility or liability for the content of any such information, nor will any other Person certify as to the accuracy of any of the information posted in the Investor Q&A Forum that is based, in whole or in part, on information received from third parties.  Rating Agencies and other NRSROs that provide an NRSRO Certification may have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.

(d)           The Certificate Administrator shall make available to any Certificateholder and Certificate Owner (other than a Mortgagor, a Manager, an Affiliate of a Mortgagor or a Manager, or an agent of any of the foregoing), the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered.  Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least forty-five (45) days from the date of such certification to other registered Certificateholders and registered Certificate Owners.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry.  The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.  Rating Agencies and other NRSROs shall not have access to the Investor Registry.

(e)           Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Certificate Administrator to produce any ad hoc or non-standard written reports (in addition to the CREFC Reports, inspection reports and other specific periodic reports otherwise required).  If the Master Servicer, the Special Servicer or the Certificate Administrator elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

(f)           Upon filing with the Internal Revenue Service, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the Form 1066 for each REMIC Pool and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.

(g)           The specification of information to be furnished by the Certificate Administrator in this Section 5.4 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Certificate Administrator to Certificateholders and Certificate Owners) shall not limit the Certificate Administrator in furnishing, and the Certificate

Administrator is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage Loans, the A/B Whole Loans, the Loan Pairs, the Mortgaged Properties or the Trust as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (to the extent such information is requested by a Certifying Certificateholder), (B) the Certificate Administrator shall be entitled to indicate the source of all information furnished by it, and the Certificate Administrator may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Certificate Administrator may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Certificate Administrator shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out of pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) the Certificate Administrator shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Certificate Administrator deems the same to be necessary or appropriate), and (F) the delivery of Additional Information shall in no event violate the confidentiality provisions and restrictions on release of Privileged Information contained in this Agreement.  Nothing herein shall be construed to impose upon the Certificate Administrator any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Certificate Administrator shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance.  The Certificate Administrator shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Certificate Administrator deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.  The Certificate Administrator shall not be obligated to determine whether any information submitted or delivered to it constitutes Privileged Information, and shall not have any liability for posting to the Certificate Administrator’s Website any Privileged Information received from a third party in accordance with this Agreement, unless such Privileged Information is clearly identified as such to the Certificate Administrator upon delivery thereto.  The Master Servicer, the Special Servicer and the Trust Advisor shall not deliver any Privileged Information to the Certificate Administrator.

(h)           The Depositor hereby authorizes the Certificate Administrator to make available to the Financial Market Publishers or such other vendor chosen by the Depositor upon delivery by such vendor to the Certificate Administrator of a certification in the form of Exhibit M hereto, all the Distribution Date Statements, CREFC Reports and supplemental notices delivered or made available pursuant to this Section 5.4 to Privileged Persons.

(i)           Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of a Serviced Companion Loan or B Note)

that is a savings association, bank, or insurance company, the Certificate Administrator shall provide (to the extent in its possession) to each such Certificateholder (or such holder of a Serviced Companion Loan or B Note) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or such holder of a Serviced Companion Loan or B Note) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Certificate Administrator shall be entitled to be reimbursed by such Certificateholder (or such holder of a Serviced Companion Loan or B Note) for the Certificate Administrator’s actual expenses incurred in providing such reports and access.  The holder of a B Note shall be entitled to receive information and documentation only with respect to its related A/B Whole Loan, and the holder of a Serviced Companion Loan shall be entitled to receive information and documentation only with respect to its related Loan Pair, pursuant hereto.

Section 5.5                      Certificate Administrator Tax Reports.  The Certificate Administrator shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class H Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Consistent with this Agreement, the Certificate Administrator shall provide or cause to be provided (i) to the United States Treasury or other Persons (including, but not limited to, the Transferor of a Class R Certificate to a Disqualified Organization or to an agent that has acquired a Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions; in the case of (i), subject to reimbursement of expenses relating thereto in accordance with Section 7.12.  The Master Servicer shall on a timely basis provide the Certificate Administrator with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool and the Class H Grantor Trust as the Certificate Administrator may reasonably request from time to time.  The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5.  The Certificate Administrator shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

Section 5.6                      Access to Certain Information.

(a)           The Certificate Administrator and the Custodian shall afford to any Privileged Person access to any documentation (other than Privileged Information identified as such to the Certificate Administrator upon delivery thereto) regarding the Mortgage Loans or the other assets of the Trust that are in its possession or within its control.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.

(b)           The Certificate Administrator (or, in the case of item (viii) below, the Custodian) shall maintain at its offices (and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available) for review by any Privileged Person (subject to Section 5.7 in the case of a Rating Agency) originals and/or copies (in paper or electronic form) of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator and do not constitute Privileged Information identified as such to the Certificate Administrator upon delivery thereto):

(i)           the Final Prospectus and the Private Placement Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(ii)          this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(iii)         all Distribution Date Statements and all CREFC Reports actually delivered or otherwise made available to Certificateholders pursuant to Section 5.4 of this Agreement since the Closing Date;

(iv)         all annual statements of compliance and annual assessments as to compliance delivered to the Certificate Administrator since the Closing Date pursuant to Sections 13.9 and 13.10, respectively;

(v)          all annual independent public accountants’ servicing reports caused to be delivered to the Certificate Administrator since the Closing Date pursuant to Section 13.11;

(vi)         the most recent inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 8.17 or Section 9.3 of this Agreement;

(vii)        any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 9.12(c) of this Agreement revealed that none of the conditions set forth in clauses (i), (ii) and (iii) thereof was satisfied;

(viii)       the Mortgage File, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans (or the A/B Whole Loans or Loan Pairs) entered into or consented to by the Master Servicer or Special Servicer and delivered to the Certificate Administrator pursuant to Section 8.18 or Section 9.5 of this Agreement;

(ix)          the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property, together with the other information specified in Section 8.14 of this Agreement;

(x)           any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator to support the Master Servicer’s, the Special Servicer’s or the

Trustee’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xi)          notice of termination or resignation of the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee (and appointments of successors thereto);

(xii)         all Special Notices;

(xiii)        any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator; and

(xiv)        each of the other documents made available by the Certificate Administrator under Section 5.4(a) on the Certificate Administrator’s Website and not otherwise listed in this Section 5.6(b);

(xv)         any other information in the possession of the Certificate Administrator that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon reasonable written request of any of the parties set forth in the previous sentence.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

Section 5.7                      Exchange Act Rule 17g-5 Procedures.

(a)           Except as otherwise expressly and specifically provided in this Agreement or as required by law, none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Certificate Registrar, the Trustee or the Custodian shall provide any information relevant to the Rating Agencies’ surveillance of the Certificates or the Mortgage Loans directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates.  To the extent that a Rating Agency makes an inquiry or initiates communications with any such party regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and delivered to the 17g-5 Information Provider electronically as provided in Section 5.7(g), which written response the 17g-5 Information Provider shall post to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt, after the end of which time period such responding party may provide such response to such Rating Agency in accordance with the delivery instructions set forth herein; provided that the foregoing shall not apply to Inquiries and responses thereto submitted and answered pursuant to the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

(b)           To the extent that any party to this Agreement is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement or applicable law, such party shall provide such information or communication to the 17g-5 Information Provider electronically as provided in Section 5.7(g), and the 17g-5 Information Provider shall upload such information or communication to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt, after the end of which time period the applicable party may send such information to such Rating Agency in accordance with the delivery instructions set forth herein.  The foregoing shall include any Rating Agency Communication provided pursuant to this Agreement. The 17g-5 Information Provider shall notify each other party to this Agreement in writing of any change in the identity or contact information of the 17g-5 Information Provider.  Any Rating Agency Confirmation request shall be made in accordance with Section 14.10(b).

(c)           Each 17g-5 Indemnifying Party hereby expressly agrees to indemnify and hold harmless the Depositor, the Sellers, the Underwriters, the Initial Purchasers and their respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust (each, for purposes of this Section 5.7(c), an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act, by contract or otherwise, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) such 17g-5 Indemnifying Party’s breach of Section 5.7(a), Section 5.7(b), Section 5.7(f) or Section 14.10 (it being acknowledged that Section 5.7(f) and Section 14.10 do not apply to the Trust Advisor) or any other provision of this Agreement relating to the delivery of any information or communication for posting on, or the posting of any information or communication to, the 17g-5 Information Provider’s Website, or (ii) if the 17g-5 Indemnifying Party is the 17g-5 Information Provider, any negligence, willful misconduct or bad faith on its part in connection with establishing, posting information and communications to, granting access to, and otherwise performing its obligations and duties hereunder with respect to, the 17g-5 Information Provider’s Website, or (iii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by, or any negligence, willful misconduct or bad faith referred to in clause (ii) above on the part of, the applicable 17g-5 Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(d)           None of the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Registrar, the Trustee, the Certificate Administrator (if it is not also the 17g-5 Information Provider) or the Custodian shall have any liability for (i) the 17g-5 Information Provider’s failure to post information provided by the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Registrar, the Trustee, the Certificate Administrator (if it is not also the 17g-5 Information Provider) or the Custodian in accordance with the terms of this Agreement, or (ii) any malfunction or disabling of the 17g-5 Information Provider’s Website.

(e)           None of the foregoing restrictions in this Section 5.7 prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless borrower, property or deal specific identifiers are redacted.

(f)           The 17g-5 Information Provider shall, at all times that any Certificates are outstanding and rated by a Rating Agency, maintain the 17g-5 Information Provider’s Website, and grant access thereto to the Rating Agencies and the other NRSROs, in accordance with this Agreement.

(g)           The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website and make available solely to the Rating Agencies and other NRSROs the following items, to the extent such items are delivered to it in an electronic document format suitable for website posting (and the parties required to deliver the following information to the 17g-5 Information Provider agree to do so) via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “MSC 2011-C3” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)            any and all Officer’s Certificates and other evidence delivered to the 17g-5 Information Provider to support the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance and notices of a determination to reimburse Nonrecoverable Advances from sources other than principal collections;

(ii)            any Final Asset Status Report delivered by the Special Servicer pursuant to Section 9.32(h);

(iii)           any Third Party Reports delivered to the 17g-5 Information Provider;

(iv)           all of the annual compliance statements and annual assessments as to compliance delivered to the 17g-5 Information Provider since the Closing Date pursuant to Section 13.9 and Section 13.10, respectively;

(v)            all of the annual independent public accountants’ servicing reports caused to be delivered to the 17g-5 Information Provider since the Closing Date pursuant to Section 13.11;

(vi)           copies of any Rating Agency Communications that are delivered to the 17g-5 Information Provider;

(vii)          copies of any questions or requests submitted by the Rating Agencies directed toward the Master Servicer, Special Servicer, Trust Advisor, Certificate Administrator or Trustee, and the responses thereto;

(viii)         all notices of termination, resignation or assignment of rights and duties of the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee) received by the 17g-5 Information Provider;

(ix)           all notices of the occurrence of an Event of Default, in the case of the Master Servicer, events described in Section 9.30(b), in the case of the Special Servicer, or events described in Section 10.12, in the case of the Trust Advisor, received by the 17g-5 Information Provider;

(x)            all notices of merger or consolidation of the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trustee) received by the 17g-5 Information Provider;

(xi)           any Trust Advisor Annual Reports received by the 17g-5 Information Provider;

(xii)          any notice of any amendment of this Agreement pursuant to Section 14.3;

(xiii)         any notice or other information provided to any Rating Agency pursuant to Section 14.10;

(xiv)         any Initial Certification, Final Certification and updated schedule of exceptions received by the 17g-5 Information Provider pursuant to Section 2.2;

(xv)          notice of any Material Breach or Material Document Defect, and notice of any repurchase or replacement of a Mortgage Loan in connection therewith,  received by the 17g-5 Information Provider pursuant to Section 2.3;

(xvi)         any requests for a Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 14.10;

(xvii)        any other information delivered to the 17g-5 Information Provider pursuant to this Agreement, including pursuant to Section 5.7(a) and Section 5.7(b); and

(xviii)       the Rating Agency Q&A Forum and Servicer Document Request Tool.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website a link to which shall be provided on NetRoadshow’s website at www.structuredfn.com or such other website as MSMCH may notify the parties hereto in writing.  Information will be posted to the 17g-5 Information Provider’s Website within two (2) Business Days of receipt.  The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be.  If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website.  The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s Website.  Access will be provided by the 17g-5 Information Provider to the Rating Agencies and other NRSROs upon receipt of an NRSRO Certification (which certification may be submitted electronically via the 17g-5 Information Provider’s Website).  Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (866) 846-4526 (or to such other telephone number or any email address as the 17g-5 Information Provider may designate).

Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 5.7.  In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each Rating Agency or other NRSRO each time the 17g-5 Information Provider posts an additional document to the 17g-5 Information Provider’s Website.

The 17g-5 Information Provider shall make available, only to the Rating Agencies and other NRSROs, the Rating Agency Q&A Forum and Servicer Document Request Tool.  The “Rating Agency Q&A Forum and Servicer Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where Rating Agencies and other NRSROs may (i) submit questions to the Certificate Administrator relating to the Distribution Date Statement, or submit questions to the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 5.7, the Mortgage Loans, the A/B Whole Loans, Loan Pairs or the Mortgaged Properties (“Rating Agency Inquiries”), (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information.  Upon receipt of a Rating Agency Inquiry for the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward such Rating Agency Inquiry to the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.  Following receipt of a Rating Agency Inquiry, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply to the Rating Agency Inquiry, which reply of the Certificate Administrator, the Trust Advisor, the

Master Servicer or the Special Servicer shall be by email to the 17g-5 Information Provider.  The 17g-5 Information Provider shall post (within a commercially reasonable period, and in any event within two (2) Business Days, following preparation or receipt of such answer, as the case may be) such Rating Agency Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website.  Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website.  If the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or the applicable Mortgage Loan documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator and the Trust Advisor) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator the Trust Advisor, Master Servicer or Special Servicer, as applicable, under this Agreement, then it shall not be required to answer such Rating Agency Inquiry and, in the case of the Certificate Administrator, the Trust Advisor, the Master Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post (within two (2) Business Days of its receipt of such notice) such Rating Agency Inquiry on the Rating Agency Q&A Forum and Servicer Document Request Tool together with the reason such Rating Agency Inquiry was not answered.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and no other party shall have any responsibility or liability for the content of any such information.  The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature.  The Rating Agency Q&A Forum and Servicer Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any other Person that are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information.  The 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agencies or other NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein, with a subject heading of “MSC 2011-C3” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website.

(h)           The costs and expenses of compliance with this Section by any party hereto shall not be Additional Trust Expenses.

(i)           The 17g-5 Information Provider shall not be obligated to determine whether any information submitted or delivered to it constitutes Privileged Information, and shall not have any liability for posting to the 17g-5 Information Provider’s Website any Privileged Information received from a third party in accordance with this Agreement, unless such Privileged Information is clearly identified as such to the 17g-5 Information Provider upon delivery thereto.  The Master Servicer, the Special Servicer and the Trust Advisor shall not deliver any Privileged Information to the 17g-5 Information Provider.

(j)           It is hereby acknowledged and agreed that none of the Depositor, any other party to this Agreement or any Seller has contracted with the Controlling Class Representative or any Certificateholder or Certificate Owner to provide information to any Rating Agency for the purpose of undertaking credit rating surveillance on the Certificates.  For the avoidance of doubt, nothing contained in the foregoing sentence shall be deemed to prohibit, restrict or otherwise limit the ability of the Controlling Class Representative, any Certificateholder and/or any Certificate Owner, as applicable, in each case, of their own accord and without any express or implicit authorization of or direction from the Depositor, any other party to this Agreement or any Seller, from communicating or transacting with any Rating Agency with respect to this transaction or otherwise.

ARTICLE VI
DISTRIBUTIONS

Section 6.1                      Distributions Generally.  Subject to Section 11.2(a), with respect to the final distribution on the Certificates, on each Distribution Date, the Certificate Administrator shall (1) first, withdraw from the Distribution Account and pay to the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Certificate Administrator, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Collection Account), and (2) second, make distributions in the manner and amounts set forth below.

Each distribution to Holders of Certificates shall be made by check mailed to such Holder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Certificate Administrator on or prior to the related Record Date (or upon standing instructions given to the Certificate Administrator on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Certificate Administrator five (5) days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Certificate Administrator shall be made by wire transfer of immediately available funds to the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the TA Unused Fees Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Certificate Administrator in a notice delivered to Certificateholders pursuant to Section 11.2(a).  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.  All distributions or allocations made with respect to Holders of Certificates of a particular Class on each Distribution Date shall be made or allocated among the outstanding Certificates of such Class in proportion to their respective initial Certificate Balances, in the case of a Class of Principal Balance Certificates, or initial Notional Amounts, in the case of a Class of Class X Certificates, or Percentage Interests, in the case of the Class R Certificates.

Section 6.2                      Compliance with Withholding Requirements.  Notwithstanding any other provision of this Agreement to the contrary, the Certificate Administrator on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Certificate Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement.  If the Certificate Administrator withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate to such Certificateholder the amount withheld.  The Trustee shall not be responsible for the Certificate Administrator’s failure to comply with any withholding requirements.

Section 6.3                      REMIC I.

(a)           On each Distribution Date, the Certificate Administrator shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

(i)           from the portion of the Available Distribution Amount attributable to interest (other than Excess Interest) collected or advanced or deemed collected or advanced on or with respect to, and any Excess Liquidation Proceeds attributable to, each Mortgage Loan (including each REO Mortgage Loan), to pay any and all Distributable Interest with respect to the Corresponding REMIC I Regular Interest for such Distribution Date;

(ii)           from the portion of the Available Distribution Amount attributable to principal collected or advanced or deemed collected or advanced on or with respect to each Mortgage Loan (including each REO Mortgage Loan), to pay such principal with respect to the Corresponding REMIC I Regular Interest, until the REMIC I Principal Amount thereof is reduced to zero; and

(iii)           from any remaining amount of the Available Distribution Amount (other than Excess Interest) and any remaining Excess Liquidation Proceeds with respect to each Mortgage Loan (including each REO Mortgage Loan), to reimburse, first, any unreimbursed Collateral Support Deficits previously allocated to the Corresponding REMIC I Regular Interest, together with unpaid interest thereon at the related REMIC I Net Mortgage Rate (in each case from the date of allocation), and then, any unreimbursed Collateral Support Deficits allocated to any other REMIC I Regular Interest, together with unpaid interest thereon at the related REMIC I Net Mortgage Rate (in each case from the date of allocation).

(b)           At such time as all Distributable Interest with respect to the REMIC I Regular Interests has been paid, the REMIC I Principal Amounts of all of the REMIC I Regular Interests have been reduced to zero, and all Collateral Support Deficits (including interest thereon) previously allocated thereto to the REMIC I Regular Interests have been reimbursed, the Certificate Administrator shall pay to the Holders of the Class R Certificates with respect to the REMIC I Residual Interest any amounts of the Available Distribution Amount (other than Excess Interest) remaining with respect to each Mortgage Loan or, to the extent of the Trust’s interest therein, the related REO Property.

(c)           Any Prepayment Premium distributed with respect to any Class of REMIC II Regular Certificates on any Distribution Date pursuant to Section 6.10, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding REMIC I Regular Interest for the Mortgage Loan (including an REO Mortgage Loan) as to which such Prepayment Premium was received.

Section 6.4                      REMIC II.

(a)           On each Distribution Date, following any allocations of Trust Advisor Expenses on such Distribution Date pursuant to Section 6.11, the Certificate Administrator shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, amounts distributable to the Holders of any Class of Principal Balance Certificates, pursuant to Section 6.5, Section 6.10 or Section 11.1, with respect to such Class’s Corresponding REMIC II Regular Interest.

(b)           All distributions made in respect of any Class of the Class X Certificates on any Distribution Date pursuant to Section 6.5, Section 6.10 or Section 11.1, and allocable to any particular Class X REMIC III Regular Interest, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Class X REMIC III Regular Interest’s Corresponding REMIC II Regular Interest.

(c)           For purposes of Section 6.4(a) and Section 6.4(b), if the subject distribution on any Class of REMIC III Regular Certificates was a distribution of interest, principal, Prepayment Premiums or in reimbursement of previously allocated Collateral Support Deficits or Trust Advisor Expenses, then the corresponding distribution deemed to be made on a REMIC II Regular Interest shall be deemed to also be, respectively, a distribution of interest, principal, Prepayment Premiums or in reimbursement of previously allocated Collateral Support Deficits or Trust Advisor Expenses with respect to such REMIC II Regular Interest.

(d)           Any amounts remaining in the Distribution Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the Holders of the Class R Certificates with respect to the REMIC II Residual Interest.

Section 6.5                      REMIC III.

(a)           On each Distribution Date, following any allocations of Trust Advisor Expenses on such Distribution Date pursuant to Section 6.11, the Certificate Administrator shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to any Excess Liquidation

Proceeds, which shall be distributed in accordance with Section 6.5(b), and any Excess Interest, which shall be distributed in accordance with Section 6.5(c)), in the following amounts and order of priority:

(i)           to make payments to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-A Certificates and Class X-B Certificates, in an amount up to all Distributable Certificate Interest with respect to such Classes of Certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

(ii)           to make payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the respective Aggregate Certificate Balances thereof, in an amount up to the remaining Principal Distribution Amount for such Distribution Date:  first, to the Holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the Aggregate Certificate Balance thereof is reduced to zero, second, upon payment in full of the Aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the Aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero, third, upon payment in full of the Aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the Aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero, fourth, upon payment in full of the Aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the Aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero;

(iii)           to make payments to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(iv)           to make payments to the Holders of the Class A-J Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(v)            upon payment in full of the Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, to make payments to the Holders of the Class A-J Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero;

(vi)           to make payments to the Holders of the Class A-J Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(vii)          to make payments to the Holders of the Class B Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(viii)         upon payment in full of the Aggregate Certificate Balance of the Class A-J Certificates, to make payments to the Holders of the Class B Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class B Certificates has been reduced to zero;

(ix)           to make payments to the Holders of the Class B Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(x)            to make payments to the Holders of the Class C Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(xi)           upon payment in full of the Aggregate Certificate Balance of the Class B Certificates, to make payments to the Holders of the Class C Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class C Certificates has been reduced to zero;

(xii)          to make payments to the Holders of the Class C Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(xiii)         to make payments to the Holders of the Class D Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(xiv)         upon payment in full of the Aggregate Certificate Balance of the Class C Certificates, to make payments to the Holders of the Class D Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class D Certificates has been reduced to zero;

(xv)          to make payments to the Holders of the Class D Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(xvi)         to make payments to the Holders of the Class E Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(xvii)        upon payment in full of the Aggregate Certificate Balance of the Class D Certificates, to make payments to the Holders of the Class E Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class E Certificates has been reduced to zero;

(xviii)       to make payments to the Holders of the Class E Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(xix)          to make payments to the Holders of the Class F Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(xx)           upon payment in full of the Aggregate Certificate Balance of the Class E Certificates, to make payments to the Holders of the Class F Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class F Certificates has been reduced to zero;

(xxi)          to make payments to the Holders of the Class F Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(xxii)         to make payments to the Holders of the Class G Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(xxiii)        upon payment in full of the Aggregate Certificate Balance of the Class F Certificates, to make payments to the Holders of the Class G Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class G Certificates has been reduced to zero;

(xxiv)        to make payments to the Holders of the Class G Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(xxv)         to make payments to the Holders of the Class H Certificates, in an amount up to all Distributable Certificate Interest with respect to such Class of Certificates for such Distribution Date;

(xxvi)        upon payment in full of the Aggregate Certificate Balance of the Class G Certificates, to make payments to the Holders of the Class H Certificates, in reduction of the Aggregate Certificate Balance thereof, in an amount up to the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Aggregate Certificate Balance of the Class H Certificates has been reduced to zero;

(xxvii)       to make payments to the Holders of the Class H Certificates, to reimburse any unreimbursed Collateral Support Deficits previously allocated thereto and not previously fully reimbursed, plus any unpaid interest at the applicable Pass-Through Rate on such Collateral Support Deficits, in each case from the date allocated;

(xxviii)      to each Class of Principal Balance Certificates (other than the Control Eligible Certificates) in sequential order as specified in clauses (i) through (xxi) above, until all amounts of Trust Advisor Expenses (including Excess Trust Advisor Expenses) previously allocated to such Classes of Certificates, whether as a reduction of interest or as a reduction of the Aggregate Certificate Balance of such Class, but not previously reimbursed, have been reimbursed in full (it being understood that previously allocated Trust Advisor Expenses are not reimbursable as part of the reimbursement of previously allocated Collateral Support Deficits); and

(xxix)         to make payments to the Holders of the Class R Certificates, up to the amount of any remaining portion of Available Distribution Amount on deposit in the Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the Aggregate Certificate Balance of all Classes of Subordinate Certificates, distributions of principal pursuant to clause (ii) of this Section 6.5(a) will be made to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on the respective Aggregate Certificate Balances of such Classes of Certificates, in reduction of the respective Aggregate Certificate Balances of such Classes of Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date, until the Aggregate Certificate Balance of each such Class is reduced to zero.

All distributions of interest, if any, made with respect to a Class of Class X Certificates on any Distribution Date, pursuant to this Section 6.5(a), shall be made, and shall be deemed to have been made, in respect of the various Class X REMIC III Regular Interests that relate to the subject Class of Class X Certificates, pro rata in accordance with the respective amounts of Distributable Interest in respect of such Class X REMIC III Regular Interests for such Distribution Date.

(b)           On each Distribution Date, the Certificate Administrator shall withdraw amounts in the Excess Liquidation Proceeds Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

(i)            First, to reimburse the Holders of the respective Classes of the REMIC III Regular Interest Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest then owing to such Classes;

(ii)           Second, to reimburse the Holders of the Principal Balance Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to them, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation; and

(iii)           Third, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account, to the Holders of the Class R Certificates.

(c)           On each Distribution Date, following application of amounts on deposit in the Excess Liquidation Proceeds Reserve Account as provided in Section 6.5(b), the Certificate Administrator shall withdraw any amounts on deposit in the TA Unused Fees Account and shall apply such amounts as follows:  first, to pay any current outstanding indemnification payments and other unreimbursed expenses payable to the Trust Advisor pursuant to this Agreement; second, to reimburse the Holders of the respective Classes of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to the extent of any Trust Advisor Expenses that were actually applied to reduce the Distributable Certificate Interest or Aggregate Certificate Balance of such Classes on any Distribution Date, which amounts will be allocated first as recoveries of principal of such Classes in the reverse order in which the applicable Excess Trust Advisor Expenses were allocated to reduce the respective Aggregate Certificate Balances of such Classes and then as recoveries of interest shortfalls on such Classes (other than the Class A Certificates) in the reverse order in which the applicable Trust Advisor Expenses were allocated to reduce Distributable Certificate Interest on such Classes (other than the Class A Certificates); third, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the Aggregate Certificate Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Holders of the respective Classes of the Principal Balance Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such Classes, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation; fourth, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the Aggregate Certificate Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Holders of the respective Classes of the Principal Balance Certificates and Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such Classes; and fifth, upon the reduction of the Aggregate Certificate Balance of the Principal

Balance Certificates to zero, to pay any amounts remaining on deposit in such account, to the Holders of the Class R Certificates.

(d)           On each Distribution Date, the Certificate Administrator shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Certificate Administrator shall pay such Excess Interest on such Distribution Date to the Holders of the Class H Certificates (even if the Aggregate Certificate Balance of the Class H Certificates has been reduced to zero for any reason).

Section 6.6                      Allocation of Collateral Support Deficits.

(a)           REMIC I.  On each Distribution Date, following the deemed distributions with respect to the REMIC I Regular Interests on such Distribution Date pursuant to Section 6.3, the Collateral Support Deficits, if any, with respect to each REMIC I Regular Interest on such Distribution Date will be allocated to such REMIC I Regular Interest in reduction of the REMIC I Principal Amount of such REMIC I Regular Interest.

(b)           REMIC II.  On each Distribution Date, following the deemed distributions with respect to the REMIC II Regular Interests on such Distribution Date pursuant to Section 6.4, any Collateral Support Deficits with respect to the REMIC II Regular Interests on such Distribution Date will be allocated to the respective REMIC II Regular Interests as follows:

(i)           first, to REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C, REMIC II Regular Interest B and REMIC II Regular Interest A-J, in that order, in each case in reduction of the REMIC II Principal Balance of the subject REMIC II Regular Interest until such REMIC II Principal Balance is reduced to zero; and

(ii)           then, to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-4, on a pro rata basis in accordance with, and in reduction of, the respective REMIC II Principal Balances of such REMIC II Regular Interests until such REMIC II Principal Balances are reduced to zero.

(c)           REMIC III.  On each Distribution Date, following the distributions with respect to the Principal Balance Certificates on such Distribution Date pursuant to Section 6.5, any Collateral Support Deficits with respect to the Principal Balance Certificates on such Distribution Date will be allocated to the respective Classes of the Principal Balance Certificates as follows:

(i)           first, to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C Certificates, the Class B Certificates and the Class A-J Certificates, in that order, in each case in reduction of the Aggregate Certificate Balance of the subject Class of Principal Balance Certificates until such Aggregate Certificate Balance is reduced to zero; and

(ii)           then, to the Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates, on a pro rata basis in accordance with, and in reduction of, the respective Aggregate Certificate Balances of such Classes of Principal Balance Certificates until such Aggregate Certificate Balances are reduced to zero.

Section 6.7                      Prepayment Interest Shortfalls and Net Aggregate Prepayment Interest Shortfalls.  On each Distribution Date, the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to any Principal Prepayment of any Mortgage Loan during the related Collection Period shall be allocated to the Corresponding REMIC I Regular Interest to reduce the Distributable Interest for such REMIC I Regular Interest in accordance with the definition of “Distributable Interest”.  On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date shall be allocated among the respective REMIC II Regular Interests, pro rata in proportion to the Accrued Interest for each REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Interest for each REMIC II Regular Interest in accordance with the definition of “Distributable Interest”.  On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date shall be allocated among the respective Classes of the REMIC III Regular Certificates, pro rata in proportion to the amount of Accrued Certificate Interest payable to each Class of REMIC III Regular Certificates for such Distribution Date and shall reduce the Distributable Certificate Interest for each Class of REMIC III Regular Certificates for such Distribution Date in accordance with the definition of “Distributable Certificate Interest”.  On each Distribution Date, the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to a Class of Class X Certificates shall, in turn, be allocated to the respective Class X REMIC III Regular Interests related to such Class, pro rata in proportion to the Accrued Interest with respect to each Class X REMIC III Regular Interest for such Distribution Date and shall reduce the Distributable Interest for each Class X REMIC III Regular Interest for such Distributable Date in accordance with the definition of “Distributable Interest”.  No Prepayment Interest Shortfall with respect to a Serviced Companion Loan or a B Note shall be allocated to any Class of Certificates.

Section 6.8                      Adjustment of Master Servicing Fees.  The Master Servicing Fee payable to the Master Servicer shall be adjusted as provided in Section 5.2(a)(I)(iv) herein.  Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.  The Master Servicer shall deposit in the Distribution Account prior to each Distribution Date any Compensating Interest for such Distribution Date not covered by the foregoing adjustment to Master Servicing Fees.

Section 6.9                      Appraisal Reductions.  If an Appraisal Event occurs, the Special Servicer shall obtain (and shall use reasonable efforts to obtain within sixty (60) days of such Appraisal Event) (A) an Appraisal (which the Special Servicer shall use reasonable best efforts to order within fifteen (15) calendar days of the occurrence of the related Appraisal Event) of the Mortgaged Property securing the related Mortgage Loan, Loan Pair or A/B Whole Loan, if the Stated Principal Balance of such Mortgage Loan, Loan Pair or A/B Whole Loan exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Stated Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an Appraisal; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior nine (9) months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless the Special Servicer is aware of any material change to the related Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation; and provided, further, that an updated Appraisal shall not be required with respect to any Mortgage Loan, and an Appraisal Reduction will not be required, so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then Unpaid Principal Balance of the subject Mortgage Loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an Appraisal is in the best interests of the Certificateholders.  The Special Servicer shall update such Appraisal or valuation in accordance with the definition of “market value” as set forth in 12 C.F.R. § 225.62 at least annually, and shall use reasonable efforts to do so within thirty (30) days of each annual anniversary of the related Appraisal Event, to the extent such Mortgage Loan remains a Required Appraisal Loan.  The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust (and any related B Note) and may be paid from REO Income or, to the extent collections from such related Mortgage Loan, B Note, Loan Pair or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer or by the Special Servicer pursuant to Section 4.2 in which event it shall be treated as a Servicing Advance.  The Special Servicer, based on the Appraisal or internal valuation prepared or obtained by the Special Servicer, shall calculate any Appraisal Reduction and promptly report such amount to the Master Servicer, the Trustee, the Certificate Administrator, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trust Advisor.  The Special Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan, B Note and Loan Pair based on updated Appraisals or internal valuations prepared or obtained from time to time by the Special Servicer and report such amount to the Master Servicer, the Trustee, the Certificate Administrator, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trust Advisor annually.  Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to any Non-Serviced Mortgage Loan if the applicable Non-Serviced Mortgage Loan Special Servicer shall have performed such obligations with respect to such Mortgage Loan.

On each and every day following the Closing Date, the then Aggregate Certificate Balance of each Class of the Principal Balance Certificates shall be notionally reduced (for purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect and, as and to the extent contemplated by the definition of “Voting Rights”, the allocation of Voting Rights among the respective Classes of Principal Balance Certificates) to the extent of the then existing Appraisal Reduction(s) (without giving effect to, and exclusive of, any Appraisal Reduction calculated pursuant to the penultimate sentence of the definition of “Appraisal Reduction” (other than the proviso contained in such sentence)) allocable to such Class.  The aggregate Appraisal Reduction as of any date of determination shall be applied (solely for purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect and, as and to the extent contemplated by the definition of “Voting Rights”, the allocation of Voting Rights among the respective Classes of Principal Balance Certificates) to notionally reduce the respective Aggregate Certificate Balances of the various Classes of Principal Balance

Certificates in the following order of priority:  first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-J Certificates; and finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates and (iv) the Class A-4 Certificates based on their respective Aggregate Certificate Balances (provided in each case that no Aggregate Certificate Balance in respect of any such Class may be notionally reduced below zero).  With respect to any Appraisal Reduction calculated for the purposes of determining the identity of the Controlling Class, the appraised value of the related Mortgaged Property shall be determined on an “as-is” basis.  If all or any portion of an Appraisal Reduction ceases to exist as of any date of determination, then such Appraisal Reduction or applicable portion thereof shall no longer thereafter be applied in accordance with the foregoing two (2) sentences to notionally reduce the Aggregate Certificate Balance of any Class of Principal Balance Certificates, and (consistent with the foregoing) the Aggregate Certificate Balances of the applicable Classes of Principal Balance Certificates shall be notionally restored to the extent such Appraisal Reduction or portion thereof ceases to exist.

Any Appraisal Reduction with respect to an A/B Whole Loan shall be allocated to notionally reduce the outstanding principal balance of the related B Note prior to any allocation to the related A Note.

Any Appraisal Reduction with respect to a Loan Pair shall be allocated between the related Mortgage Loan and the related Serviced Companion Loan on a pro rata basis by Unpaid Principal Balance.

The Holders of the majority (based on Certificate Balance) of any Class of Control Eligible Certificates the Aggregate Certificate Balance of which has been reduced to less than 25% of the initial Aggregate Certificate Balance thereof as a result of an allocation of Appraisal Reductions in respect of such Class (such Class, an “Appraised-Out Class”) shall have the right, at their sole expense, to present to the Special Servicer a second (2nd) Appraisal of the Mortgaged Property securing any Required Appraisal Loan (such holders, the “Requesting Holders”) prepared by an Independent MAI appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Upon receipt of such second (2nd) Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second (2nd) Appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted, shall recalculate such Appraisal Reduction based upon such second (2nd) Appraisal.  Any Appraised-Out Class(es) (together with any other Classes of Control Eligible Certificates affected by such Appraisal Reduction) shall have the related Aggregate Certificate Balance(s) notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect, as applicable.  The right of any Appraised-Out Class to present a second (2nd) Appraisal in connection with any Required Appraisal Loan is limited to one Appraisal with respect to each Mortgaged Property relating to such Required Appraisal Loan.

In addition, if subsequent to a Class of Control Eligible Certificates becoming an Appraised-Out Class there is a material change with respect to any of the Mortgaged Properties related to the Appraisal Reduction that caused such Class to become an Appraised-Out Class, the applicable Requesting Holders shall have the right, at their sole expense, to present to the Special Servicer an additional Appraisal prepared by an Independent MAI appraiser on as “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional Appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted, shall recalculate such Appraisal Reduction based upon such additional Appraisal.  Any Appraised-Out Class(es) (together with any other Classes of Control Eligible Certificates affected by such Appraisal Reduction) shall have the related Aggregate Certificate Balance(s) notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there shall be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect, as applicable.  With respect to each Class of Control Eligible Certificates, the right to present the Special Servicer with additional Appraisals as provided in this paragraph is limited to no more frequently than once in any 12-month period.

Appraisals that are permitted to be presented by any Appraised-Out Class will be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of such material change or that the Special Servicer is otherwise required or permitted to order under this Agreement without regard to any appraisal requests made by any Requesting Holder.

Any Appraised-Out Class shall not be entitled to exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class; and the rights of the Controlling Class will be exercised by the Holders of the next most senior Class of Control Eligible Certificates that is not an Appraised-Out Class, if any.

Copies of all Appraisals and other Third Party Reports obtained pursuant to this Agreement by the Special Servicer or the Master Servicer with respect to any Mortgaged Property shall be delivered (in electronic format or hard copy) to the other such servicer and to the Trustee, the Certificate Administrator (in electronic format), the 17g-5 Information Provider (in electronic format) and the Trust Advisor.

Section 6.10                      Prepayment Premiums.  Any Prepayment Premium collected with respect to a Mortgage Loan (but not a B Note or Serviced Companion Loan, which Prepayment Premium is payable to the holder of the related B Note or the related Serviced Companion Loan, as applicable) during any particular Collection Period will be distributed by the Certificate Administrator on the following Distribution Date as follows:

(i)           The Holders of the respective Classes of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Certificate Administrator on behalf of the Trustee will pay to such

Holder(s), an amount equal to, in the case of each such Class, the product of (A) a fraction, the numerator of which is the amount distributed as principal to the Holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all Classes of Principal Balance Certificates on that Distribution Date, multiplied by (B) the Base Interest Fraction for the related Principal Prepayment and that Class, multiplied by (C) the amount of the Prepayment Premium collected in respect of such Principal Prepayment during the related Collection Period.

(ii)           Any portion of any such Prepayment Premium that is not so distributed to the Holders of any Class of Principal Balance Certificates in accordance with the immediately preceding clause (i) (the applicable “Class X YM Distribution Amount”) will be distributed to the Holders of the respective Classes of the Class X Certificates as follows:  first, to the Holders of the Class X-A Certificates in an amount equal to the product of (A) a fraction, the numerator of which is the total amount distributed as principal to the Holders of the Class A Certificates on the applicable Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all Classes of Principal Balance Certificates on the applicable Distribution Date, multiplied by (B) the applicable Class X YM Distribution Amount; and then, to the Holders of the Class X-B Certificates in an amount equal to any portion of the applicable Class X YM Distribution Amount remaining after the foregoing distribution to the Holders of the Class X-A Certificates.

All distributions of Prepayment Premiums, if any, made with respect to a Class of Class X Certificates on any Distribution Date, pursuant to this Section 6.10, shall be made, and shall be deemed to have been made, in respect of the various Class X REMIC III Regular Interests that relate to the subject Class of Class X Certificates, pro rata in accordance with the respective amounts by which the Notional Amounts of such Class X REMIC III Regular Interests declined on such Distribution Date.

Section 6.11                      Allocation of Trust Advisor Expenses.

(a)           On each Distribution Date, immediately prior to the distributions to be made to the Certificateholders for such Distribution Date pursuant to Section 6.5(a), the Certificate Administrator shall allocate Trust Advisor Expenses to reduce the Distributable Certificate Interest for such Distribution Date for the Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case, until the Distributable Certificate Interest of such Class for such Distribution Date has been reduced to zero.  Trust Advisor Expenses shall not be allocated to reduce interest distributable to the Class A Certificates, the Class X Certificates, the Control Eligible Certificates or any B Note or Serviced Companion Loan.

To the extent that the amount of Trust Advisor Expenses payable with respect to any Distribution Date is greater than the aggregate amount of Distributable Certificate Interest otherwise distributable to the Class B, Class C, Class D, Class E and Class F Certificates for such Distribution Date, the resulting Excess Trust Advisor Expenses shall reduce the Principal Distribution Amount otherwise allocable to the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date.  In addition, such Excess Trust Advisor Expenses shall be allocated to reduce the Aggregate Certificate Balances of the respective Classes of Principal Balance Certificates that are not Control Eligible Certificates up to the aggregate amount of such reduction of the Principal Distribution Amount in the following order:  first, to the Class F Certificates, Class E Certificates, the Class D Certificates, Class C Certificates, Class B Certificates and Class A-J Certificates, in that order, in each case until the remaining Aggregate Certificate Balance of such Class of Certificates has been reduced to zero; and then, among the respective Classes of Class A Senior Certificates, pro rata (based upon their respective Aggregate Certificate Balances), until the remaining Aggregate Certificate Balances of the Class A Senior Certificates have been reduced to zero.

Any Trust Advisor Expenses (including Excess Trust Advisor Expenses) allocated to a Class of Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by such Certificates.  If amounts distributable in respect of the Distributable Certificate Interest to the Class B, Class C, Class D, Class E and Class F Certificates and otherwise available as the indicated portion of the Principal Distribution Amount are insufficient to reimburse any related Trust Advisor Expenses on a Distribution Date, any unreimbursed Trust Advisor Expenses shall remain unreimbursed until the next Distribution Date that such applicable amounts are available.  In no event shall any Trust Advisor Expenses (including Excess Trust Advisor Expenses) reduce or delay any principal or interest payable in respect of the Control Eligible Certificates.

(b)           On any Distribution Date, the amount reimbursable to the Trust Advisor in respect of Trust Advisor Expenses for such Distribution Date shall not exceed the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date otherwise distributable to the Principal Balance Certificates that are not Control Eligible Certificates and (ii) the aggregate amount of Distributable Certificate Interest (for such purposes, calculated without regard to any reductions therein as a result of Trust Advisor Expenses for such Distribution Date) that would otherwise be distributable to the Class B, Class C, Class D, Class E and Class F Certificates for such Distribution Date.  Any amount of Trust Advisor Expenses that are not reimbursed on a Distribution Date shall be payable on the next Distribution Date to the extent funds are sufficient, in accordance with this Section 6.11(b), to make such payments.

(c)           To the extent any Actual Recoveries of Trust Advisor Expenses are received during any Collection Period, such amounts shall be allocated first, as an increase in the Aggregate Certificate Balance of each applicable Class of Certificates in the reverse order in which the Excess Trust Advisor Expenses were allocated in reduction of the Aggregate Certificate Balances of the Class A Senior, Class A-J, Class B, Class C, Class D, Class E and/or Class F pursuant to Section 6.11(a), with a corresponding increase in the Principal Distribution Amount for the related Distribution Date in the aggregate amount of such increases to the Aggregate Certificate Balances of the Class A Senior, Class A-J, Class B, Class C, Class D, Class E and/or Class F Certificates and then, as an increase in the Distributable Certificate Interest for the related Distribution Date in respect of the Class B, Class C, Class D, Class E and Class F Certificates, in that order, in each case, up to an amount equal to the aggregate reduction of the subject Class’s Distributable Certificate Interest for all prior Distribution Dates (including as payment to a more senior Class of Certificates in respect of interest shortfalls created by previously allocated Trust Advisor Expenses), to the extent not previously reimbursed.

On each Distribution Date, if and to the extent that Trust Advisor Expenses have been allocated to the Class B Certificates on any prior Distribution Date in reduction of the

Distributable Certificate Interest for such Class, and such reductions in Distributable Certificate Interest for such Class have not been previously reimbursed, then the Holders of the Class B Certificates will be entitled to reimbursement for the Trust Advisor Expense Interest Shortfall in respect of the Class B Certificates for such Distribution Date (with a corresponding increase in the Distributable Certificate Interest with respect to the Class B Certificates for such Distribution Date):  first, out of amounts otherwise distributable as interest to the Holders of the Class F Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class F Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”); and second, out of amounts otherwise distributable as interest to the Holders of the Class E Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class E Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”); and third, out of amounts otherwise distributable as interest to the Holders of the Class D Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class D Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”); and fourth, out of amounts otherwise distributable as interest to the Holders of the Class C Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class C Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”).

On each Distribution Date, if and to the extent that Trust Advisor Expenses have been allocated to the Class C Certificates on any prior Distribution Date in reduction of the Distributable Certificate Interest for such Class, and such reductions in Distributable Certificate Interest for such Class have not been previously reimbursed, then the Holders of the Class C Certificates will be entitled to reimbursement for the Trust Advisor Expense Interest Shortfall in respect of the Class C Certificates for such Distribution Date (with a corresponding increase in the Distributable Certificate Interest with respect to the Class C Certificates for such Distribution Date):  first, out of amounts otherwise distributable as interest to the Holders of the Class F Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class F Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”), reduced by any reimbursement made on such Distribution Date to the Holders of the Class B Certificates pursuant to the prior paragraph out of amounts otherwise distributable as interest to the Holders of the Class F Certificates; and second, out of amounts otherwise distributable as interest to the Holders of the Class E Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class E Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”), reduced by any reimbursement made on such Distribution Date to the Holders of the Class B Certificates pursuant to the prior paragraph out of amounts otherwise distributable as interest to the Holders of the Class E Certificates; and third, out of amounts otherwise distributable as interest to the Holders of the Class D Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class D Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”), reduced by any reimbursement made on such Distribution Date to the Holders of the Class B Certificates pursuant to the prior paragraph out of amounts otherwise distributable as interest to the Holders of the Class D Certificates.

On each Distribution Date, if and to the extent that Trust Advisor Expenses have been allocated to the Class D Certificates on any prior Distribution Date in reduction of the Distributable Certificate Interest for such Class, and such reductions in Distributable Certificate Interest for such Class have not been previously reimbursed, then the Holders of the Class D Certificates will be entitled to reimbursement for the Trust Advisor Expense Interest Shortfall in respect of the Class D Certificates for such Distribution Date (with a corresponding increase in the Distributable Certificate Interest with respect to the Class D Certificates for such Distribution Date), first, out of amounts otherwise distributable as interest to the Holders of the Class F Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class F Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”), reduced by any reimbursement made on such Distribution Date to the Holders of the Class B Certificates and/or Class C Certificates pursuant to the prior two (2) paragraphs out of amounts otherwise distributable as interest to the Holders of the Class F Certificates; and second, out of amounts otherwise distributable as interest to the Holders of the Class E Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class E Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”), reduced by any reimbursement made on such Distribution Date to the Holders of the Class B Certificates and/or Class C Certificates pursuant to the prior two (2) paragraphs out of amounts otherwise distributable as interest to the Holders of the Class E Certificates.

On each Distribution Date, if and to the extent that Trust Advisor Expenses have been allocated to the Class E Certificates on any prior Distribution Date in reduction of the Distributable Certificate Interest for such Class, and such reductions in Distributable Certificate Interest for such Class have not been previously reimbursed, then the Holders of the Class E Certificates will be entitled to reimbursement for the Trust Advisor Expense Interest Shortfall in respect of the Class E Certificates for such Distribution Date (with a corresponding increase in the Distributable Certificate Interest with respect to the Class E Certificates for such Distribution Date), out of amounts otherwise distributable as interest to the Holders of the Class F Certificates for such Distribution Date, up to (and with a corresponding reduction in) the Distributable Certificate Interest with respect to the Class F Certificates for such Distribution Date (calculated for purposes of this paragraph without regard to clause (A)(3) of the definition of “Distributable Certificate Interest”), reduced by any reimbursement made on such Distribution Date to the Holders of the Class B, Class C and/or Class D Certificates pursuant to the prior three (3) paragraphs out of amounts otherwise distributable as interest to the Holders of the Class F Certificates.

Any reimbursement made out of amounts otherwise distributable as interest to the Holders of the Class C, Class D, Class E or Class F Certificates on any Distribution Date

pursuant to any of the prior four (4) paragraphs, shall be deemed an allocation to such Class of the Trust Advisor Expenses being reimbursed to the Holders of a more senior Class of Certificates.

(d)           On each Distribution Date, if any Trust Advisor Expense is allocated to the Class B, Class C, Class D, Class E or Class F Certificates in reduction of the Distributable Certificate Interest of such Class of Certificates for such Distribution Date, then such Trust Advisor Expense will be deemed allocated to the Corresponding REMIC II Regular Interest in reduction of the Distributable Interest of such Corresponding REMIC II Regular Interest for such Distribution Date.  In addition, on each Distribution Date, if any Excess Trust Advisor Expense is allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E or Class F Certificates in reduction of the Aggregate Certificate Balance of such Class of Certificates, then such Excess Trust Advisor Expense will be deemed allocated to the Corresponding REMIC II Regular Interest in reduction of the REMIC II Principal Amount of such Corresponding REMIC II Regular Interest.

(e)           For the avoidance of doubt and notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges and agrees (and each Certificateholder, by its acceptance of such Certificate, is deemed to acknowledge and agree) that all calculations to be made hereunder in respect of the entitlement of the Control Eligible Certificates to receive interest, principal and other amounts (including P&I Advances in respect to the Control Eligible Certificates) shall be made such that (i) the Control Eligible Certificates shall be paid the amounts to which they are entitled on each Distribution Date as if no Trust Advisor Expenses had been incurred, reimbursed or reimbursable, and (ii) in no event shall any Trust Advisor Expenses reduce or delay in any manner any principal, interest or other amounts (including P&I Advances) payable or reimbursable to the Control Eligible Certificates.

ARTICLE VII
CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 7.1                      Duties of the Trustee and the Certificate Administrator.

(a)           The Trustee and the Certificate Administrator each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator.  Any permissive right of the Trustee or the Certificate Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Certificate Administrator.  The Trustee and the Certificate Administrator each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default or Trust Advisor Termination Event hereunder, the Trustee and the Certificate Administrator each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           The Trustee or the Certificate Administrator, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided that the Trustee or the Certificate Administrator, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement.  If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Certificate Administrator shall request the providing party to correct the instrument and if not so corrected, the Certificate Administrator shall inform the Certificateholders.

(c)           Neither the Trustee nor the Certificate Administrator nor any of their respective directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.  No provision of this Agreement shall be construed to relieve the Trustee, the Certificate Administrator or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

(i)           neither the Trustee nor the Certificate Administrator nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or, to the extent not expressly inconsistent with the other terms of this Agreement, at the direction of Holders of Certificates evidencing not less than a majority of the Voting Rights of all the Certificates;

(ii)           no provision of this Agreement shall require either the Trustee or the Certificate Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(iii)           except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee, nor the Certificate Administrator nor any of their respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Trust Advisor, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

(iv)           the execution by the Trustee or the Certificate Administrator of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Certificate Administrator as to the adequacy of such form or plan of liquidation;

(v)           neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or the Certificate Administrator, as applicable in accordance with this

Agreement.  In such event, all legal expense and costs of such action shall be expenses and costs of the Trust, and the Trustee and the Certificate Administrator shall be entitled to be reimbursed therefor from the Collection Account pursuant to Section 5.2(a)(I)(vi); and

(vi)           neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any failure by the Master Servicer, the Special Servicer or the Trust Advisor or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee or the Certificate Administrator may be required to act, unless a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, obtains actual knowledge of such failure.

Section 7.2                      Certain Matters Affecting the Trustee and the Certificate Administrator.

(a)           Except as otherwise provided in Section 7.1:

(i)            the Trustee and the Certificate Administrator each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           the Trustee and the Certificate Administrator each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)          the Trustee and the Certificate Administrator shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of Certificates evidencing at least 25% of the Voting Rights of all the Certificates; provided that, if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding.  The reasonable expenses of the Trustee or the Certificate Administrator, as applicable, shall be paid by the Certificateholders requesting such examination;

(iv)          the Trustee and the Certificate Administrator each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee and the Certificate Administrator conferred on them by such appointment; provided that each of the Trustee and the Certificate Administrator, as the case may be, shall continue to be responsible for its duties and obligations hereunder as if it had not retained such agent or attorney;

(v)           neither the Trustee nor the Certificate Administrator (in its capacity as such) shall be required to obtain a deficiency judgment against a Mortgagor;

(vi)          neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement; and

(vii)         unless otherwise specifically required by law, neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder.

(b)           Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

(c)           All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)           The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) “prohibited transaction” penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on “net income from foreclosure property” as defined in Section 860G(c) of the Code, but only to the extent such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence, bad faith or willful misconduct of the Trustee.

(e)           The Certificate Administrator shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) “prohibited transaction” penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on “net income from foreclosure property” as defined in Section 860G(c) of the Code, but only to the extent such taxes arise out of a breach by the Certificate Administrator of its obligations hereunder, which breach constitutes negligence, bad faith or willful misconduct of the Certificate Administrator.

Section 7.3                      The Trustee and the Certificate Administrator Not Liable for Certificates or Interests or Mortgage Loans.  The Trustee and the Certificate Administrator each makes no representations as to the validity or sufficiency of this Agreement, the Certificates or the information contained in the Private Placement Memorandum, the Preliminary Prospectus or the Final Prospectus (other than the Certificate of Authentication on the Certificates if the

Certificate Administrator is the Authenticating Agent, the information in the Trustee Disclosure Sections (as defined below) of the Private Placement Memorandum, the Free Writing Prospectus and the Prospectus Supplement (solely in the case of the Trustee) and information in the Certificate Administrator Disclosure Sections (as defined below) of the Private Placement Memorandum, the Free Writing Prospectus and the Prospectus Supplement (solely in the case of the Certificate Administrator)) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Certificate Administrator represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts.  No recourse shall be had for any claim based on any provisions of this Agreement, the Certificates or the Private Placement Memorandum or the Preliminary Prospectus or the Final Prospectus (except with respect to the Trustee to the extent of the information regarding the Trustee in the Trustee Disclosure Sections (as defined in the Trustee Indemnification Agreement) in each of the Private Placement Memorandum, the Free Writing Prospectus and the Prospectus Supplement, and with respect to the Certificate Administrator, to the extent of information regarding the Certificate Administrator in the Certificate Administrator Disclosure Sections (as defined in the Certificate Administrator Indemnification Agreement) in each of the Private Placement Memorandum, the Free Writing Prospectus and the Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee or the Certificate Administrator in such Person’s individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein.  Neither the Trustee nor the Certificate Administrator (in its capacity as such) shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or the Trust Advisor or by each other hereunder.  Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor, the Master Servicer, the Special Servicer, the Trust Advisor or each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

Section 7.4                      The Trustee and the Certificate Administrator May Own Certificates.  Each of the Trustee and the Certificate Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Certificate Administrator, as the case may be.

Section 7.5                      Eligibility Requirements for the Trustee and the Certificate Administrator.

(a)           The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A1” by Moody’s and “AA (low)” by DBRS (or “A (high)” by DBRS if the Trustee has a short term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P)) and that has a short-term unsecured debt rating from Moody’s of at least “P-1” (or, in the case of any Rating Agency with respect to either the long-term or short-term ratings specified in this Section 7.5(a), such lower rating or ratings as is the subject of a Rating Agency Confirmation).  If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6.

(b)           The Certificate Administrator shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall at all times have long-term senior unsecured debt rating of at least “A1” by Moody’s and “AA (low)” by DBRS  (or “A (high)” by DBRS if the Certificate Administrator has a short term debt rating of at least

“R-1 (middle)” from DBRS) (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P)) and a short-term unsecured debt rating from Moody’s of at least “P-1” (or, in the case of any Rating Agency with respect to either the long-term or short-term ratings specified in this Section 7.5(b), such lower rating or ratings as is the subject of a Rating Agency Confirmation).

Section 7.6                      Resignation and Removal of the Trustee or the Certificate Administrator.

(a)           The Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the other such party, the Depositor, the Master Servicer, the Trust Advisor, each holder of a B Note or Serviced Companion Loan, the 17g-5 Information Provider and, subject to Section 5.7, the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment.  The Trustee and the Certificate Administrator, as applicable, shall bear all costs associated with its respective resignation and the appointment of a successor trustee or certificate administrator, as applicable.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or certificate administrator, as the case may be, except in the case of the initial Trustee, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the Master Servicer, the Certificate Administrator and, subject to Section 5.7, the Rating Agencies.  If no successor trustee or certificate administrator shall have been so appointed, as the case may be, and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or certificate administrator, as the case may be.  It shall be a condition to the appointment of a successor trustee that such entity satisfies the eligibility requirements set forth in Section 7.5 and if, and for so long as, the Trust or, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, are subject to the reporting requirements of the Exchange Act, such appointment shall have been consented to by the Depositor or the depositor under the Other Companion Loan Pooling and Servicing Agreement, as the case may be (which consent shall not be unreasonably withheld).

(b)           If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove such

Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer, the Certificate Administrator, the 17g-5 Information Provider and, subject to Section 5.7, the Rating Agencies.  In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer.  Such succession shall take effect after a successor trustee has been appointed.

(c)           If at any time (i) the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 7.5(b) and shall fail to resign after written request therefor by the Depositor, (ii) the Certificate Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Certificate Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Certificate Administrator is located solely because of the location of the Certificate Administrator in such state; provided, however, that, if the Certificate Administrator agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Certificate Administrator as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor or the Trustee shall send a written notice of termination to the Certificate Administrator and the 17g-5 Information Provider (which notice shall specify the reason for such termination) and remove such Certificate Administrator and the Depositor shall appoint a successor Certificate Administrator by written instrument, one copy of which instrument shall be delivered to the Certificate Administrator so removed, one copy to the successor Certificate Administrator, and one copy to each of the Trustee, the Master Servicer, the 17g-5 Information Provider and, subject to Section 5.7, the Rating Agencies.  In all such cases, the Certificate Administrator shall bear all costs of transfer to a successor Certificate Administrator, such succession only to take effect after a successor Certificate Administrator has been appointed.

(d)           The Holders of Certificates evidencing not less than a majority of the Voting Rights of all the Certificates may for cause upon thirty (30) days’ written notice to the Trustee or the Certificate Administrator, as the case may be, and to the Depositor remove the Trustee or the Certificate Administrator, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Certificate Administrator, as the case may be, so removed; and the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Certificate Administrator, as the case may be, in accordance with this Section.

(e)           Any resignation or removal of the Trustee or the Certificate Administrator, as the case may be, and appointment of a successor trustee or certificate administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or certificate administrator, as the case may be, as provided in Section 7.7.  Upon any succession of the Trustee or the Certificate Administrator under this Agreement, the predecessor Trustee or Certificate Administrator, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred.  The Trustee or the Certificate Administrator shall not be liable for any action or omission of any successor trustee or certificate administrator, as the case may be.

(f)           Following the Closing Date, for so long as the Trust, and, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, are subject to the reporting requirements of the Exchange Act, the Certificate Administrator may not appoint any sub-servicer that is or could become a Reporting Servicer without the prior written consent of the Depositor or the depositor with respect to the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, as the case may be, which consent shall not be unreasonably withheld.

Section 7.7                      Successor Trustee or Certificate Administrator.

(a)           Any successor trustee or certificate administrator appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Certificate Administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as the case may be, shall become effective and such successor trustee or certificate administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Certificate Administrator herein.  The predecessor Trustee or Certificate Administrator shall deliver (at such predecessor’s own expense) to the successor trustee or certificate administrator all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor’s own expense) to the successor trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer.  The predecessor Trustee or Certificate Administrator, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Certificate Administrator in the administration hereof as may be reasonably requested by the successor trustee or certificate administrator, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor Trustee or Certificate Administrator shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or certificate administrator, as the case may be, all such rights, powers, duties and obligations.  Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor certificate administrator exceed the Certificate Administrator Fee.

(b)           No successor trustee or certificate administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or certificate administrator, as the case may be, shall be eligible under the provisions of Section 7.5.

(c)           Upon acceptance of appointment by a successor trustee or certificate administrator as provided in this Section, the successor trustee or certificate administrator shall promptly provide written notice to the 17g-5 Information Provider and mail notice of the succession of such Trustee or Certificate Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to each holder of a B Note or Serviced Companion Loan and, subject to Section 5.7, to the Rating Agencies.  The expenses of such mailing shall be borne by the successor trustee or certificate administrator.  If the successor trustee or certificate administrator fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee or certificate administrator, the Master Servicer shall cause such notice to be mailed at the expense of the successor trustee or certificate administrator, as applicable.

Section 7.8                      Merger or Consolidation of Trustee or Certificate Administrator.  Any Person into which the Trustee or Certificate Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee or Certificate Administrator shall be a party, or any Persons succeeding to the corporate trust business of such Trustee or Certificate Administrator, shall be the successor of such Trustee or Certificate Administrator, as the case may be, hereunder, as applicable, provided that (i) such Person shall be eligible under the provisions of Section 7.5 and (ii) if, and for so long as, the Trust, or, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, is subject to the reporting requirements of the Exchange Act, such appointment shall have been consented to by the Depositor or the depositor under such Other Companion Loan Pooling and Servicing Agreement, as the case may be (which consent shall not be unreasonably withheld), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  The successor or surviving Person shall provide prompt notice of the merger or consolidation to the other parties hereto, the 17g-5 Information Provider and, subject to Section 5.7, the Rating Agencies.

Section 7.9                      Appointment of Co-Trustee, Separate Trustee, Agents or Custodian.

(a)           Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Holders of Certificates evidencing not less than a majority of the Voting Rights of all the Certificates shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located.  The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

(b)           The Trustee or the Certificate Administrator, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.).  The Trustee or the Certificate Administrator, as the case may be, shall supervise and oversee such agents appointed by it.  The terms of any arrangement or agreement between the Trustee or the Certificate Administrator, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees if the Trustee or the Certificate Administrator, as the case may be, is terminated in accordance with this Agreement.  In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent.  Notwithstanding the terms of any such agreement, the Trustee or the Certificate Administrator, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder and for all acts of its agents.

(c)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee or co-trustee;

(iii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iv)           the Trustee or, in the case of the Trust, the Holders of Certificates evidencing not less than a majority of the Voting Rights of all the Certificates may at any time accept the resignation of or remove any separate trustee or co-trustee, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(d)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(e)           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(f)           No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee or co-trustee hereunder shall be required.

(g)           The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(h)           The reasonable compensation of the co-trustees or separate trustees appointed shall be paid by the Trust pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

(i)           Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Certificate Administrator, at its sole cost and expense, may appoint at any time a successor Custodian.  Until such time as the Certificate Administrator appoints a successor Custodian, the Certificate Administrator shall be the Custodian hereunder.  Upon the appointment of a successor custodian, the Certificate Administrator and the Custodian shall enter into a custodial agreement.

Section 7.10                      Authenticating Agents.

(a)           The Certificate Administrator shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates.  Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b)           Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)           The Authenticating Agent may at any time resign by giving at least thirty (30) days’ advance written notice of resignation to the Trustee, the Certificate Administrator and the Depositor.  The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Certificate Administrator as Authenticating Agent unless the Certificate Administrator shall be removed as Certificate Administrator hereunder.  Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a).  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

Section 7.11                      Indemnification of Trustee and the Certificate Administrator.

(a)           The Trustee (whether individually, or in its capacity as Trustee), the Certificate Registrar and the Certificate Administrator and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, bad faith or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer, the Trust Advisor or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, and the Trustee, the Certificate Registrar and the Certificate Administrator and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by the Trustee, the Certificate Registrar and the Certificate Administrator of the reports required to be provided by it pursuant to this Agreement; provided that:

(i)           with respect to any such claim, the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, shall have actual knowledge thereof; provided, however, that failure to give such notice to the Depositor, Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee’s, Certificate Registrar’s or Certificate Administrator’s, as the case may be, rights to indemnification herein unless the Depositor’s defense of such claim on behalf of the Trust is materially prejudiced thereby;

(ii)           while maintaining control over its own defense, the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)           notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

(b)           The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be.

(c)           The Depositor shall indemnify and hold harmless the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, their respective directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, and any action in respect thereof, to which the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, their respective directors, officers, employees or agents or Controlling Persons may become subject under the Securities Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus or the Final Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and shall reimburse the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, their respective directors, officers, employees, agents or Controlling Persons for any legal and other expenses reasonably incurred by the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in the Private Placement Memorandum, the Preliminary Prospectus or the Final Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein.  It is hereby expressly agreed that the only written information provided by the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, for inclusion in the Private Placement Memorandum, the Preliminary Prospectus and the Final Prospectus is set forth in the case of the Trustee in the Trustee Disclosure Sections and in the case of the Certificate Administrator in the Certificate Administrator Disclosure Sections.  The Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, shall immediately notify the Depositor, the Underwriters, the Initial Purchasers and the Sellers if a claim is made by a third party that would entitle such Person, its directors, officers, employees, agents or Controlling Persons to indemnification under this Section 7.11(c), whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Depositor shall not affect any rights the Trustee, the Certificate Registrar or the Certificate Administrator, as the case may be, or any of their respective directors, officers, employees, agents or Controlling Persons may have to indemnification under this Section 7.11(c), unless the Depositor’s defense of such claim is materially prejudiced thereby.  The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee or the Certificate Administrator.  The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the Securities Act or Exchange Act by the Depositor.

Section 7.12                      Fees and Expenses of Trustee and the Certificate Administrator.  The Trustee shall be entitled to receive the Trustee Fee, and the Certificate Administrator shall be entitled to receive the Certificate Administrator Fee (other than the portion thereof constituting the Trustee Fee), pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties, respectively, hereunder of the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator shall also be entitled to recover from the Trust all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the Trustee and the Certificate Administrator in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses allocable to overhead, such as costs for office space, office equipment supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead or otherwise incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence, willful misconduct or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder.  The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Certificate Administrator.

Section 7.13                      Collection of Moneys.  Except as otherwise expressly provided in this Agreement, the Trustee and the Certificate Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Certificate Administrator, as the case may be, pursuant to this Agreement.  The Trustee or the Certificate Administrator, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement.  If the Trustee or the Certificate Administrator, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the Certificate Administrator, as the case may be, shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted.  If the Trustee or the Certificate Administrator, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

Section 7.14                      Trustee To Act; Appointment of Successor.

(a)           On and after the time the Master Servicer is terminated or resigns pursuant to this Agreement, and if no successor to the terminated or resigning Master Servicer is otherwise appointed hereunder, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide required information shall not be considered a default by the Trustee hereunder.  In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer’s obligation to repay losses resulting from the investment of funds in any account established under this Agreement).  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement.  As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

(b)           Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or master servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor master servicer as are set forth in this Agreement and with respect to which the Trustee has provided a Rating Agency Communication to each Rating Agency, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder.  Pending any such appointment, the Trustee shall act as the Master Servicer as hereinabove provided.  Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10, provided that no such compensation shall be in excess of that permitted to be paid to the Master Servicer under this Agreement.  The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession.  The Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans.  Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  The Trustee shall be reimbursed by the Trust for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer within thirty (30) days of the Trustee’s submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

(c)           On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, or resigns pursuant to this Agreement, and if a successor to the terminated or resigning Special Servicer is not otherwise appointed hereunder, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer’s failure to provide required information shall not be considered a default by the Trustee hereunder.  In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation.  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement.  As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation (other than any Workout Fee payable to the predecessor Special Servicer pursuant to Section 9.11).

(d)           Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.30(g), and with respect to which the Trustee has provided a Rating Agency Communication to each Rating Agency, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder.  Pending any such appointment, the Trustee shall act as the Special Servicer as hereinabove provided.  Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement.  The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession.  The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer’s responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors under Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer’s functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans.  Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer.  The Trustee shall be reimbursed by the Trust for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer within thirty (30) days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.  During any Subordinate Control Period, any appointment of a successor Special Servicer by the Trustee (or the Trustee’s acting as successor Special Servicer) shall be subject to the rights of the Controlling Class Representative to terminate and replace such successor Special Servicer, with or without cause, in accordance with this Agreement (including Section 9.30).

Section 7.15                      Notification to Holders.  Upon termination of, or an Event of Default by, the Master Servicer, the Certificate Administrator or the Special Servicer, or appointment of a successor to the Master Servicer, the Certificate Administrator or the Special Servicer, the Trustee shall promptly provide written notice to the 17g-5 Information Provider and mail notice thereof by first class mail to the Rating Agencies (subject to Section 5.7), the Controlling Class Representative (during any Subordinate Control Period or any Collective Consultation Period), the Trust Advisor, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

Section 7.16                      Representations and Warranties of the Trustee and the Certificate Administrator.

(a)           The Trustee hereby represents and warrants as of the date hereof that:

(i)           the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

(ii)           the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee’s ability to perform its obligations under this

Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; and the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

(iii)           the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

(iv)           this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(v)           no litigation is pending or, to the Trustee’s knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

(b)           The Certificate Administrator hereby represents and warrants as of the date hereof that:

(i)           the Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

(ii)           the execution and delivery by the Certificate Administrator of this Agreement have been duly authorized by all necessary action on the part of the Certificate Administrator; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Certificate Administrator or its properties that would materially and adversely affect the Certificate Administrator’s ability to perform its obligations under this Agreement, (ii) the organizational documents of the Certificate Administrator, or (iii) the terms of any material agreement or instrument to which the Certificate Administrator is a party or by which it is bound; and the Certificate Administrator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

(iii)           the execution, delivery and performance by the Certificate Administrator of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Certificate Administrator to perform its obligations under this Agreement;

(iv)           this Agreement has been duly executed and delivered by the Certificate Administrator and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(v)           there are no actions, suits or proceeding pending or, to the best of the Certificate Administrator’s knowledge, threatened, against the Certificate Administrator that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Certificate Administrator to perform under the terms of this Agreement.

Section 7.17                      Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee and the Certificate Administrator.  Each of the Trustee and the Certificate Administrator, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy.  The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or Certificate Administrators in similar transactions (unless the Trustee or the Certificate Administrator, as the case may be, self-insures as provided below).  If any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee or the Certificate Administrator, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.  So long as the long-term debt rating of the Trustee or the Certificate Administrator, as the case may be, is not less than “A3” as rated by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating such as that listed above for Moody’s by at least two other NRSRO’s (which may include S&P, Fitch and/or Moody’s)), the Trustee or the Certificate Administrator, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

Section 7.18                      Capacities.  The rights, privileges, protections and indemnities afforded to the Trustee or the Certificate Administrator in such capacity pursuant to this Agreement shall also be for the benefit of the Trustee or the Certificate Administrator, as the case may be, in each other capacity that such Person serves hereunder, including as Certificate Registrar, Authenticating Agent, 17g-5 Information Provider and Custodian.

ARTICLE VIII
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1                      Servicing Standard; Servicing Duties.

(a)           Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Whole Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Loan, the Master Servicer shall service and administer the Mortgage Loans, any B Note and any Serviced Companion Loan in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).  Certain of the provisions of this Article VIII make explicit reference to their applicability to Mortgage Loans, any B Note and any Serviced Companion Loan; notwithstanding such explicit references, references to “Mortgage Loans” contained in this Article VIII, unless otherwise specified, shall be construed to refer also to such B Note and Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

In connection with such servicing and administration, the Master Servicer shall seek to maximize the timely collection of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole (or, in the case of any A/B Whole Loan or Loan Pair the Certificateholders and the holder of the related B Note or Serviced Companion Loan, as applicable, all taken as a collective whole); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

(b)           The Master Servicer, in the case of an event specified in clause (x) of this subsection (b), and the Special Servicer, in the case of an event specified in clause (y) of this subsection (b), shall each send a written notice to the other and to the Trustee and the Certificate Administrator, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), the Depositor, the applicable Seller and, in the case of an A/B Whole Loan, the holder of the related B Note and, in the case of a Loan Pair, the holder of the related Serviced Companion Loan, within five (5) Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan (and, in the case of an A Note (or B Note) that was a Specially Serviced Mortgage Loan, its related B Note (or A Note) has also become a Rehabilitated Mortgage Loan and, in the case of a Serviced Pari Passu Mortgage Loan (or Serviced Companion Loan) that was a Specially Serviced Mortgage Loan, its related Serviced Companion Loan (or Serviced Pari Passu Mortgage Loan) has also become a Rehabilitated Mortgage Loan), which notice shall be effective upon receipt and shall identify the applicable

Mortgage Loan and, in the case of an event specified in clause (x) of this subsection (b), the Servicing Transfer Event that occurred.  After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under such Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

(c)           With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder.  Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer or the Special Servicer as a Servicing Advance.

(d)           In connection with any extension of the Maturity Date of a Mortgage Loan, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy (if any) and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

(e)           The parties hereto acknowledge that each Serviced Pari Passu Mortgage Loan and its related Serviced Companion Loan and each A Note and its related B Note is subject to the terms and conditions of the related Intercreditor Agreement, and each such party agrees that the provisions of each Intercreditor Agreement that are required by their terms to be set forth in this Agreement are hereby incorporated herein.  With respect to each Loan Pair and each A/B Whole Loan, the Trustee, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the holders of each Serviced Companion Loan  and B Note, as applicable, under the related Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of any Serviced Pari Passu Mortgage Loan, Serviced Companion Loan, A Note and B Note, as the case may be, in accordance with the related Intercreditor Agreement.  The Master Servicer shall comply with the applicable provisions of each Intercreditor Agreement, and if any Serviced Pari Passu Mortgage Loan, Serviced Companion Loan, A Note or B Note are then Specially Serviced Mortgage Loans, the Special Servicer shall comply with the applicable provisions of the related Intercreditor Agreement.  The parties hereto agree that any conflict between the terms of this Agreement and the terms of any Intercreditor Agreement shall be resolved in favor of the Intercreditor Agreement.

(f)           Promptly following the Closing Date, the Trustee shall send written notice to each Non-Serviced Mortgage Loan Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan, and directing such Non-Serviced Mortgage Loan Master Servicer to remit to the Master Servicer all amounts payable to, and directing such Non-Serviced Mortgage Loan Master Servicer to forward, deliver or otherwise make available, as the case may be, to, the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, such holder of the applicable Non-Serviced Mortgage Loan under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement.

(g)           Each Non-Serviced Mortgage Loan shall be serviced and administered by the applicable Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement, except as otherwise specifically provided in this Agreement.  If any Non-Serviced Companion Loan that is an asset under the trust created by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is removed from the pool of mortgage loans created under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement, or if such Non-Serviced Mortgage Loan Pooling and Servicing Agreement is otherwise terminated, the servicing of the Non-Serviced Mortgage Loan shall be transferred, pursuant to the related Non-Serviced Mortgage Loan Intercreditor Agreement, and shall be serviced and administered by a successor servicing agreement, which shall have similar provisions to such Non-Serviced Mortgage Loan Pooling and Servicing Agreement to the extent set forth in the related Non-Serviced Mortgage Loan Intercreditor Agreement, and such transfer shall be subject to the delivery by the Master Servicer of a Rating Agency Communication to each Rating Agency.

Section 8.2                      Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicer.  The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy.  The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self-insures as provided below) and be in form and amount consistent with the Servicing Standard.  If any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, then the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.  So long as the long-term rating of the Master Servicer is not less than “A3” as rated by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating such as that listed above for Moody’s by at least two other NRSRO’s (which may include S&P, Fitch and/or Moody’s)), the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

Section 8.3                      Master Servicer’s General Power and Duties.

(a)           The Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and 10.3 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard.  To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of any A/B Whole Loan and any Loan Pair, subject to the applicable Intercreditor Agreement and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer, as applicable), including Section 10.3, such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and in connection with any

B Note, the holder of the B Note and, in connection with any Loan Pair, the holder of the Serviced Companion Loan) and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage, (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders (and the holders of any B Note and Serviced Companion Loan) and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes, any Serviced Companion Loan and any B Note under the terms of the Mortgage, including all rights of consent or approval thereunder, subject to Sections 8.7 and 8.18 of this Agreement, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor’s tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and the holders of any B Note and Serviced Companion Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral.  The foregoing clauses (A) through (M) are referred to collectively as “Master Servicer Consent Matters.”  Notwithstanding the above, the Master Servicer shall have no power to (i) waive any Prepayment Premiums, (ii) consent to any modification of a Money Term of a Mortgage Loan or (iii) to exercise such rights or take any of the foregoing actions in violation of Section 10.3 or the terms and conditions of any related Intercreditor Agreement, or otherwise in contravention of the Controlling Class Representative’s or any related Loan-Specific Directing Holder’s, as applicable, rights to consent to or consult in respect of any such matters pursuant to this

Agreement (subject to the Master Servicer’s duty to service in accordance with the Servicing Standard).  Nothing contained in this Agreement shall limit the ability of the Master Servicer or the Special Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer or the Special Servicer, as applicable, was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

(b)           The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein.  The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans.  Notwithstanding the foregoing, the Master Servicer shall not be liable for its failure to make the calculations or prepare the reports required pursuant to the immediately preceding sentence with respect to any Specially Serviced Mortgage Loan if such failure is directly caused by the Special Servicer’s failure to provide the Master Servicer with the information that it is required to deliver to the Master Servicer pursuant to Section 9.32(a).  The Master Servicer shall give notice within three (3) Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer.  The Special Servicer shall instruct the Master Servicer within two (2) Business Days after receiving such notice on how to apply such funds.  The Master Servicer within one (1) Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer’s instructions.  Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan.  The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

(c)           Concurrently with the execution of this Agreement, the Trustee shall sign a Power of Attorney substantially in the form attached hereto as Exhibit O-1.  From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee shall execute and return to the Master Servicer or the Special Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties.  The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys’ fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer.  Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity, or (ii) knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the Master Servicer or the Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case the Master Servicer or the Special Servicer, as the case may be, shall give prompt prior notice to the Trustee of the initiation of such action).  The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

(d)           The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments (including servicing fees; special servicing fees, workout fees and liquidation fees) called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

(e)           The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Amounts shall be deposited within one (1) Business Day after receipt.  Each Escrow Account shall be an Eligible Account, to the extent permitted under the related Mortgage Loan documents.  The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan.  Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard.  Withdrawals from an Escrow Account may be made only:

(i)            to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

(ii)           to transfer funds to the Collection Account (or any sub-account thereof) to reimburse the Master Servicer for any Advance (or the Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

(iii)          for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

(iv)          to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

(v)           to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

(vi)          to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

Subject to the immediately succeeding sentence, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; [provided that, unless otherwise set forth in the related Mortgage Loan documents, such investment losses shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of “Eligible Account” both at the time such investment was made and as of a date not more than thirty (30) days prior to the date of such loss and (b) is not the Person or an Affiliate thereof that made the relevant investment.]  The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or deposit such amounts in Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts.  If the Master Servicer is not entitled to direct the investment of such funds, then:  (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor’s written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor’s directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to direct the investment of such funds; provided, however, that if such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, then the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

(f)           The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Certificate Administrator and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

(g)           With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts (“Lock-Box Accounts”) to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage.  No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents.  The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

(h)           The Master Servicer shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto; provided that, the Special Servicer shall process all defeasances in respect of Specially Serviced Mortgage Loans.  The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second (2nd) anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied.  Subsequent to the second (2nd) anniversary of the Closing Date, the Master Servicer, in connection with the defeasance of a Mortgage Loan shall (to the extent it is not inconsistent with the Servicing Standard):  (i) require that the defeasance collateral consists of Government Securities that are acceptable as defeasance collateral under the current guidelines of the Rating Agencies, (ii) determine that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) require that the related Mortgagor designate a Single-Purpose Entity to own the Defeasance Collateral (subject to customary qualifications) or (B) establish a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans, (iv) request and receive from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment and (v) provide a Rating Agency Communication to each Rating Agency.  Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.  Notwithstanding anything herein or in the related Mortgage Loan Documents to the contrary, the Master Servicer may accept as Defeasance Collateral any Government Securities notwithstanding any more restrictive requirements in the Mortgage Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such Defeasance Collateral will not cause an Adverse REMIC Event.

The parties hereto acknowledge that if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance of the related Mortgage Loan are insufficient to reimburse the Trust, including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount.  Promptly upon receipt of notice of such insufficiency or unpaid expense, the Master Servicer shall request the related Seller to make such payment by deposit to the Collection Account.

Notwithstanding the foregoing, with respect to the Mortgage Loans originated or acquired by MSMCH and subject to defeasance, MSMCH has retained the right to designate and establish the successor borrower and to purchase or cause the purchase on behalf of the related borrower of the related defeasance collateral (“MSMCH Defeasance Rights and Obligations”).  If the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan originated or acquired by MSMCH and subject to defeasance, the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to MSMCH or its assignee.  Until such time as MSMCH provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with MSMCH Defeasance Rights and Obligations shall be delivered to MSMCH pursuant to the notice provisions of this Agreement.

Notwithstanding the foregoing, Bank of America has retained the right of the lender under the Mortgage Loan documents with respect to the Bank of America Loans to receive a percentage of the economic benefit associated with the ownership of the successor borrower, and the right to designate and establish the successor borrower and to purchase or cause the purchase on behalf of the related borrower of the related defeasance collateral, if there is a defeasance of a Bank of America Loan (“Bank of America Lender Successor Borrower Right”).  If the Master Servicer receives notice of a defeasance request with respect to a Bank of America Loan subject to defeasance, the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to Bank of America or its assignee.  Until such time as Bank of America provides written notice to the contrary, notice of a defeasance of a Bank of America Loan with a Bank of America Lender Successor Borrower Right shall be delivered to Bank of America pursuant to the notice provisions of this Agreement.  [In addition, to the extent that the Master Servicer receives from the related successor borrower any amount in respect of a Bank of America Lender Successor Borrower Right, it shall remit such amount promptly, and in no event later than the second (2nd) Business Day after such receipt, to Bank of America (as the related Seller) or its designee.  If for any reason the Special Servicer receives from the related successor borrower any amount in respect of a Bank of America Lender Successor Borrower Right, it shall remit such amount promptly to the Master Servicer, who shall remit such amount to Bank of America (as the related Seller) or its designee as provided in the preceding sentence.  No such payments to Bank of America or its designee shall be made out of the assets of the Trust, and neither Bank of America nor any designee thereof shall have any claims against the Trust for such payments.] [BofA to provide proposed revision]

(i)           The Master Servicer shall, as to each Mortgage Loan set forth on Schedule V hereto each of which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after the Closing Date, the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer).  The Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

(j)           Subject to the rights of the Controlling Class Representative set forth in this Agreement, the Master Servicer shall be entitled, during any period when (i) the A Note and B Note under any A/B Whole Loan, (ii) the Serviced Pari Passu Mortgage Loan and Serviced Companion Loan under any Loan Pair, and (iii) any Mortgage Loan with any related mezzanine loan, do not constitute Specially Serviced Mortgage Loans, to exercise the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement to the “Note A Holder”, the “Note A Controlling Holder”, the “Senior Lender”, the “Senior Loan Controlling Holder”, or such other similar term as may be set forth in any such Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “Servicer” referred to therein.  For the avoidance of doubt, the parties acknowledge that the Master Servicer shall not be entitled or required to exercise the rights and powers granted to any “Note B Holder” as defined under the related Intercreditor Agreement.

(k)           Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s obligations and responsibilities hereunder and the Master Servicer’s authority with respect to any Non-Serviced Mortgage Loan are limited by and subject to the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement and the rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to monitor the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and shall enforce the rights of the Trustee (as holder of the Non-Serviced Mortgage Loans) under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related Non-Serviced Mortgage Loan Intercreditor Agreement.  The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Custodian in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master Servicer or applicable Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

Section 8.4                      Sub-Servicing.

(a)           The Master Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it.  Other than with respect to the agreements with any other Sub-Servicer (including the Seller Sub-Servicer) under agreements that are in effect on the Closing Date (each a “Surviving Sub-Servicer”), the terms of any arrangement or agreement between the Master Servicer and a Sub-Servicer shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee if such Master Servicer is terminated in accordance with this Agreement.  In addition, none of the Trustee, the Certificate Administrator, the Certificateholders, the holder of any Serviced Companion Loan or the holder of any B Note shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer.  The Master Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.  Notwithstanding the provisions of any primary servicing agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Trust, the Trustee, the Certificate Administrator, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans and the Serviced Companion Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.

(b)           Subject to the limitations of subsection (a), the Master Servicer may appoint one or more sub-servicers to perform all or any portion of its duties hereunder for the benefit of the Trust, the Trustee and the Certificateholders provided that, after the Closing Date, if and for so long as the Trust or, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, are subject to the reporting requirements of the Exchange Act, the Master Servicer shall not enter into a sub-servicing agreement with any Prohibited Party.

(c)           Notwithstanding anything herein to the contrary, any sub-servicing agreement with a Sub-Servicer shall provide that (i) the failure of such Sub-Servicer to comply with any of the requirements of Article XIII of this Agreement, (ii) if and for so long as the Trust or, with respect to any Serviced Companion Loan that is deposited into a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, such other trust, is subject to the reporting requirements of the Exchange Act, the failure of such Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any commercial mortgage loan securitization similar to the Trust or (iii) the status of such Sub-Servicer as a Prohibited Party at any time during which the Trust is subject to the reporting requirements of the Exchange Act, shall each constitute an event of default by such Sub-Servicer under such sub-servicing agreement upon the occurrence of which any of the Master Servicer, the Special Servicer or the Depositor shall have the right to immediately terminate such Sub-Servicer and that such termination shall be deemed for cause.

Section 8.5                      Servicers May Own Certificates.  The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent.  Any such interest of the Master Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

Section 8.6                      Maintenance of Hazard Insurance, Other Insurance, Taxes and Other.  Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO Mortgage Loans and any Non-Serviced Mortgage Loans) (A) a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage Loan documents and the related Mortgage so require or so permit the holder of the Mortgage Loan to require, contains no exclusion for damages due to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002) and which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan and any related B Note or Serviced Companion Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates.  If the related Mortgagor does not maintain the insurance set forth in clauses (A) and (B) above, then the Master Servicer shall cause such insurance to be maintained with a Qualified Insurer.  The Master Servicer shall be deemed to have satisfied its obligations with respect to clause (A) above if the Mortgagor maintains, or the Master Servicer shall have otherwise caused to be obtained, a Standard Hazard Insurance Policy that is in compliance with the related Mortgage Loan documents, and, if required by such Mortgage Loan documents or if such Mortgage Loan documents permit the holder of the Mortgage Loan to require, the Mortgagor pays, or the Master Servicer shall have otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against “acts of terrorism” as defined by the Terrorism Risk Insurance Act of 2002.

Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause.  If the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained.  Such flood insurance shall be in an amount equal to the lesser of (i) the Unpaid Principal Balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program.  Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Collection Account.

Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Certificate Administrator for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding principal balance thereof.  Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements.  Furthermore, the Master Servicer shall not be required in any event to cause the Mortgagor to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (in each case, as determined by the Master Servicer, which shall be entitled to rely, at its sole expense, on insurance consultants in making such determination, consistent with the Servicing Standard) and consistent with the Servicing Standard; provided that the Master Servicer shall be obligated to cause the Mortgagor to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents and the related Mortgage so require unless the Special Servicer determines, subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, that the failure to maintain such insurance would constitute an Acceptable Insurance Default (based on information and documents provided by the Master Servicer as reasonably requested by the Special Servicer).  The Master Servicer shall notify the holder of the related Serviced Companion Loan of any determination that it makes pursuant to the proviso to the prior sentence with respect to any Serviced Pari Passu Mortgage Loan.

The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, any Serviced Companion Loan and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer, for so long as its long-term rating is not less than “A3” as rated by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent rating such as those listed above by at least two other NRSRO’s (which may include S&P, Fitch and/or Moody’s)), self-insures for its obligations as set forth in the first paragraph of this Section 8.6.  If the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance.  If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer’s Certificate describing the calculation of such amount.  In connection with its activities as administrator and servicer of the Mortgage Loans, any Serviced Companion Loan and any B Note, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee and the holders of any Serviced Companion Loan or any B Note, claims under any such master force placed or blanket insurance policy.

With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto.  From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master Servicer, effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan.  If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date, subject to Section 4.4 hereof.  No costs incurred by the Master Servicer or the Trustee as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the principal balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

Section 8.7                      Enforcement of Due-on-Sale Clauses; Assumption Agreements; Due-on-Encumbrance Clause.

(a)           If the Master Servicer receives a request from a Mortgagor (or other obligor) pursuant to the provisions of any Mortgage Loan, Serviced Companion Loan or B Note (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan, Serviced Companion Loan or B Note by, another Person, then the Master Servicer shall obtain relevant information for purposes of evaluating such request.  For the purpose of the foregoing sentence, the term ‘expressly permits’ shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions, in each case without lender discretion.  In addition, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan contains a provision in the nature of a “due-on-sale” clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer, then, upon the request of the related Mortgagor or other appropriate party or a potential or actual breach of such “due-on-sale” clause, the Master Servicer shall review whether to recommend to the Special Servicer to waive the effect of such provision.  In connection with the foregoing, and subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Master Servicer shall provide to the Special Servicer (and solely with respect to any A/B Whole Loan, the holder of the B Note, and if required by the related Intercreditor Agreement, the holder of the Serviced

Companion Loan) a written recommendation as to whether such assignment and assumption should be approved or such due-on-sale clause should be waived, as the case may be, together with the materials and written analysis upon which such recommendation is based and any information in the possession of the Master Servicer that is reasonably necessary to make a decision with respect to such recommendation, and (A) subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Special Servicer shall, in accordance with the Servicing Standard, grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan, Serviced Companion Loan or B Note and this Agreement, or to any such waiver of a due-on-sale clause, such consent of the Special Servicer to be deemed given if not denied within the period contemplated by Section 10.3, and (B) the Master Servicer shall act accordingly and shall not permit any such assignment or assumption or waive any such due-on-sale clause unless (i) it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as set forth in this sentence and (ii) with respect to any A/B Whole Loan or Loan Pair, the Master Servicer has obtained the approval of the holder of the related B Note or Serviced Companion Loan, as applicable, to the extent provided for in the related Intercreditor Agreement, and in accordance with any procedures therefor set forth in Section 10.13.  If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer with a written statement and a verbal explanation, as necessary, as to its reasoning and analysis.

Upon consent or deemed consent by the Special Servicer (subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement) to any proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor (or other obligor) and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan, Serviced Companion Loan or B Note and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage.  To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor (or other obligor) is in conformity to the terms of the related Mortgage Loan and, if applicable, B Note or Serviced Companion Loan documents.  In making its recommendation to the Special Servicer, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard.

Neither the Master Servicer nor the Special Servicer shall have any liability, and each of them shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of any Rating Agency to respond to such request in a reasonable period of time.

(b)           Prior to consenting to any assignment and assumption or waiver of a “due-on-sale” clause pursuant to Section 8.7(a) with respect to any Mortgage Loan, the Master Servicer shall provide a Rating Agency Communication to each Rating Agency, the 17g-5

Information Provider and each Other NRSRO with respect to any securities that are rated by any such NRSRO and evidence direct beneficial interests in a Serviced Companion Loan or B Note regarding such assignment and assumption or waiver if (A) the Unpaid Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance of the Principal Balance Certificates or exceeds $35,000,000 or (B) such Mortgage Loan is one of the then current top 10 loans (by Unpaid Principal Balance) in the Trust Fund; provided, that no Rating Agency Communication will be required under such circumstances if the Unpaid Principal Balance of such Mortgage Loan is less than $5,000,000.  In connection with each such Rating Agency Communication, the Master Servicer shall prepare and, subject to Section 5.7, deliver to the Rating Agencies a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation and the Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider and the Trustee, and the Master Servicer shall promptly thereafter, subject to Section 5.7, forward such documents to the Rating Agencies.

(c)           The Master Servicer for the benefit of the Certificateholders, the holder of any related Serviced Companion Loan and the holder of any related B Note shall execute any necessary instruments (pursuant to subsection (a)) for such assignment and assumption agreements.  Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Custodian except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Custodian and the Special Servicer.

(d)           If any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) which contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms:

(i)           provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

(ii)           requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor, then, if the Master Servicer receives a request for a waiver of, or gains actual knowledge of any potential or actual breach of, such “due-on-encumbrance” clause, the Master Servicer shall obtain relevant information for purposes of evaluating whether to recommend to the Special Servicer to enforce or waive such due-on-encumbrance clause.  The Master Servicer shall then, subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, provide to the Special Servicer a written recommendation as to whether such due-on-encumbrance clause should be waived, together with the materials and an analysis upon which such recommendation is based, and any information in the possession of the Master Servicer that is reasonably necessary to make a decision with respect to such recommendation, and (A) subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Special Servicer shall, in accordance with the Servicing Standard, grant or withhold consent to any waiver of such due-on-encumbrance clause, such consent of the Special Servicer to be deemed given if not denied within the time period contemplated by Section 10.3, and (B) the Master Servicer shall act accordingly and shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as set forth in this sentence.  If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation, as necessary, as to its reasoning and analysis.  Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

(e)           Prior to consenting to any waiver of a “due-on-encumbrance” clause pursuant to Section 8.7(d) with respect to any Mortgage Loan, the Master Servicer shall provide a Rating Agency Communication regarding such waiver to each Rating Agency and the 17g-5 Information Provider with respect to any securities that are rated by any such NRSRO and evidence direct beneficial interests in a Serviced Companion Loan or a B Note.

Notwithstanding anything to the contrary contained in this Section 8.7 that requires the consent of the Master Servicer or the Special Servicer, as applicable, any such consent with respect to any A/B Whole Loan or any Loan Pair shall be obtained in accordance with the related Intercreditor Agreement and within the time periods specified therein.

Section 8.8                      Trustee to Cooperate; Release of Trust Mortgage Files.  Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of an A Note by the holder of a B Note pursuant to the related Intercreditor Agreement, or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trust Mortgage File in the form of Exhibit C hereto, the Trustee shall promptly release, or cause the Custodian to release, the related Trust Mortgage File to the Master Servicer, and the Trustee (or Custodian on its behalf) shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note with written evidence of cancellation thereon.  The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of any Serviced Companion Loan, the holder of any B Note or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, any Serviced Companion Loan or any B Note, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders, the holder of any Serviced Companion Loan and the holder of any B Note.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law.  From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trust Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release, or cause the Custodian to release, the Trust Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

Section 8.9                      Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee for the Benefit of the Certificateholders.  Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee and the Certificate Administrator, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee and the Certificate Administrator for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans (or any B Note or Serviced Companion Loan), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Collection Account (or any A/B Whole Loan Custodial Account or any Serviced Companion Loan Custodial Account), shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of any B Note or Serviced Companion Loan, as applicable) and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement.  The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trust Mortgage File or any funds that are deposited in the Collection Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Certificate Administrator, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trust Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 8.10                      Servicing Compensation.

(a)           As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable by the Trust from amounts held in the Collection Account (and from the related A/B Whole Loan Custodial Account to the extent related solely to a B Note and from the related Serviced Companion Loan Custodial Account to the extent related solely to a Serviced Companion Loan) or otherwise collected from the Mortgage Loans as provided in Section 5.2.  The Master Servicer’s rights to the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement or as provided in the following paragraph with respect to the Excess Servicing Fee.

The Master Servicer and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Loans with respect to such Mortgage Loans) shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit N-1 hereto, and (iii) the prospective transferee shall have delivered to the Master Servicer and the Depositor a certificate substantially in the form attached as Exhibit N-2 hereto.  None of the Depositor, the Trustee, the Certificate Administrator, the Trust Advisor or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification.  The Master Servicer and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and the Master Servicer hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Trust Advisor and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph.  By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Securities Act.  From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Master Servicer with respect to the related Mortgage Loan or successor REO Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to the Master Servicer as Master Servicing Fee with respect to such Mortgage Loan or REO Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fee to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer.  The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph.  None of the Certificate Administrator, the Certificate Registrar, the Trust Advisor, the Depositor, the Special Servicer or the Trustee shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

(b)           Notwithstanding anything herein to the contrary, the Master Servicer shall be entitled to receive the following items as additional servicing compensation:

(i)            100% of defeasance fees actually collected during the related Collection Period;

(ii)            (x) 50% of Unallocable Modification Fees actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement and (y) 100% of Unallocable Modification Fees actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(iii)           After application as set forth in Section 5.2(b) hereof, (x) 50% of Allocable Modification Fees (that constitute Excess Modification Fees) actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement and (y) 100% of Allocable Modification Fees (that constitute Excess Modification Fees) actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(iv)           100% of Assumption Fees collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement, and 50% of Assumption Fees collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(v)            100% of assumption application fees collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans;

(vi)           100% of Consent Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, assumption, extension, waiver or amendment of the terms of any Mortgage Loan documents and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement, and 50% of Consent Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, assumption, extension, waiver or amendment of the terms of any Mortgage Loan documents and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(vii)          Any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans;

(viii)         100% of charges for beneficiary statements or demands actually paid by the Mortgagors under the Mortgage Loans that are not Specially Serviced Mortgage Loans;

(ix)            (a) 100% of other loan processing fees actually paid by the Mortgagors under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is not required in connection with the associated action and (b) 50% of other loan processing fees actually paid by the Mortgagors under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action;

(x)             Interest or other income earned on deposits in the Collection Account maintained by the Master Servicer, in accordance with Section 5.2 (net of any investment losses with respect to the Collection Account); and

(xi)           After application as set forth in Section 5.2(b), any Excess Penalty Charges earned on Mortgage Loans that are not Specially Serviced Mortgage Loans.

(c)           The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess collected with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans during each Collection Period over the aggregate Prepayment Interest Shortfalls incurred with respect to such Mortgage Loans during such Collection Period, and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

Section 8.11                      Master Servicer Reports; Account Statements.

(a)           For each Distribution Date, (i) the Master Servicer shall deliver to the Certificate Administrator (or with respect to a Serviced Companion Loan, to the holder thereof or its servicer), no later than 2:00 p.m., New York City time, on the related Advance Report Date, the Master Servicer Remittance Report with respect to such Distribution Date including any information regarding prepayments and Balloon Payments made and (ii) the Master Servicer shall report to the Certificate Administrator on or prior to the related Advance Report Date, the amount of the P&I Advance, if any, to be made by the Master Servicer on the related Master Servicer Remittance Date.  The Special Servicer is required to provide all applicable information relating to Specially Serviced Mortgage Loans reasonably necessary in order for the Master

Servicer to satisfy its duties in this Section 8.11.  The Master Servicer Remittance Report shall be updated no later than 12:00 p.m., New York City time, on the Master Servicer Remittance Date to reflect any payment on a Mortgage Loan, a Serviced Companion Loan or a B Note for which the Scheduled Payment is paid on a Due Date (or within its grace period) that occurs after the end of the related Collection Period and the Master Servicer shall notify the Certificate Administrator on the Advance Report Date that such an updated Master Servicer Remittance Report is to be provided.

(b)           Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation (other than to the Certificate Administrator under Section 8.11(a) and (d) hereof and to the Special Servicer) to deliver any statement, notice or report that is then made available on the Master Servicer’s or the Certificate Administrator’s internet website, if it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time; provided that, with respect to any Loan Pair or A/B Whole Loan, the Master Servicer shall deliver to the holder of the related Serviced Companion Loan or B Note any statement, notice or report required to be delivered to it pursuant to the terms of the related Intercreditor Agreement.

(c)           The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Collection Account in order to permit the Special Servicer to remit amounts to the Master Servicer for deposit therein.

(d)           The Master Servicer shall deliver or cause to be delivered to the Certificate Administrator and the holder of any Serviced Companion Loan (in respect of such Serviced Companion Loan) the following CREFC Reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties and, to the extent received from the applicable Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan) providing the required information as of the related Determination Date upon the following schedule:  (i) a CREFC Comparative Financial Status Report and the CREFC Financial File not later than one (1) Business Day prior to each Distribution Date, commencing in December 2011; (ii) a CREFC Operating Statement Analysis Report and a CREFC NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement not later than one (1) Business Day prior to each Distribution Date; (iii) a CREFC Servicer Watch List in accordance with and subject to the terms of Section 8.11(e) not later than one (1) Business Day prior to each Distribution Date, commencing in December 2011; (iv) a CREFC Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in December 2011; (v) a CREFC Loan Periodic Update File not later than each Advance Report Date commencing in November 2011 (which CREFC Loan Periodic Update File shall be accompanied by a CREFC Advance Recovery Report); (vi) a CREFC Property File not later than each Report Date, commencing in December 2011; (vii) a CREFC Delinquent Loan Status Report not later than one (1) Business Day prior to each Distribution Date, commencing in December 2011; (viii) a CREFC Historical Loan Modification and Corrected Mortgage Loan Report not later than one (1) Business Day prior to each Distribution Date, commencing in December 2011; (ix) a CREFC Loan Level Reserve/LOC Report not later than one (1) Business Day prior to each Distribution Date, commencing in December 2011; (x) a CREFC REO Status Report not later than one (1) Business

Day prior to each Distribution Date, commencing in December 2011; and (xi) a CREFC Total Loan not later than one (1) Business Day prior to each Distribution Date, commencing in December 2011.  The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based upon the reports delivered by the Special Servicer to the Master Servicer in writing as of the related Determination Date and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer not later than the Special Servicer Remittance Date prior to the related Master Servicer Remittance Date in the form required under Section 9.32.  The Master Servicer’s responsibilities under this Section 8.11(d) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer’s obligations under Section 9.32.  The reporting obligations of the Master Servicer in connection with any A/B Whole Loan shall be construed to refer only to such information regarding the A/B Whole Loan (and its related Mortgaged Property) and by reference to the related A Note only, but whenever the Master Servicer remits funds to the holder of the related B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

(e)           For each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator (and solely with respect to any A/B Whole Loan, the holder of the related B Note and solely with respect to any Loan Pair, the holder of the related Serviced Companion Loan), not later than the related Report Date, a CREFC Servicer Watch List.  The Master Servicer shall list any Mortgage Loan on the CREFC Servicer Watch List as to which any of the events specified in the CREFC Servicer Watch List published by the CREFC for industry use has occurred.

(f)           If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or B Note), the Master Servicer shall, within five (5) Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Certificate Administrator, which notice shall set forth (i) the Unpaid Principal Balance of such Mortgage Loan or B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer’s good faith and reasonable judgment entitled the Master Servicer to make such drawing.

Section 8.12                      Reserved.

Section 8.13                      Reserved.

Section 8.14                      CREFC Operating Statement Analysis Reports Regarding the Mortgaged Properties.  The Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall use reasonable efforts to collect from the related Mortgagors any and all operating statements, other financial statements and rent rolls required to be delivered pursuant to the related Mortgage Loan documents after the Closing Date, and the Special Servicer shall deliver copies within ten (10) Business Days of receipt of all such items collected by it to the Master Servicer.  On a calendar quarterly basis within forty-five (45) days after the Master Servicer’s receipt of the related Mortgagor’s quarterly financial statements (commencing within 45 days of the receipt of related Mortgagor’s financial statements for the quarter ending March  2012) and on an annual basis within forty-five (45) days after the Master Servicer’s receipt of the related Mortgagor’s annual financial statements (commencing with the year ending December 31, 2011), the Master Servicer (in the case of all Mortgage Loans) shall deliver or make available electronically to the Certificate Administrator and the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) a CREFC Operating Statement Analysis Report and a CREFC Financial File for each Mortgaged Property (in electronic format), prepared, to the extent so required by the then current CREFC investor reporting package, using the normalized quarterly and normalized year-end operating statements and rent rolls of each applicable Mortgagor, and a copy of the actual operating statements, financial statements and rent rolls provided by each Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgage Loans, as provided to the Special Servicer, which the Special Servicer shall forward to the Master Servicer promptly upon receipt thereof).  Not later than the Report Date occurring in June of each year (commencing in 2012), the Master Servicer (in the case of all Mortgage Loans) shall deliver or make available electronically to the Certificate Administrator and the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) a CREFC Operating Statement Analysis Report, a CREFC Financial File and a CREFC NOI Adjustment Worksheet for each Mortgage Loan (in electronic format), based on the most recently available year-end operating statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgage Loans, as provided to the Special Servicer, which the Special Servicer shall forward to the Master Servicer on or before May 31st of each such year), containing such information and analyses for each Mortgage Loan provided for in the respective forms of a CREFC Operating Statement Analysis Report, CREFC Financial File and a CREFC NOI Adjustment Worksheet as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income, subject, in the case of any Non-Serviced Mortgage Loan, to the receipt of such report from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer.  The Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer.  In addition, the Master Servicer shall deliver to the Certificate Administrator, and upon request the Master Servicer shall make available to the Rating Agencies (subject to Section 5.7), the Special Servicer, the Trustee and the holder of any Serviced Companion Loan, within thirty (30) days following the Master Servicer’s receipt thereof, copies of any annual, monthly or quarterly financial statements and rent rolls collected with respect to the related Mortgaged Properties.  If reasonably requested by the Special Servicer, the Master Servicer shall discuss with the Mortgagor with respect to non-Specially Serviced Mortgage Loans (i) the annual, monthly or quarterly financial statements and rent rolls collected with respect to the related Mortgaged Properties or (ii) the performance of the related Mortgaged Properties.

Section 8.15                      Other Available Information and Certain Rights of the Master Servicer.

(a)           Subject to Section 5.7 and the restrictions described below, the Master Servicer shall afford any Privileged Person, any Seller, any holder of a Serviced Companion Loan or any holder of a B Note, upon reasonable prior notice and during normal business hours, reasonable access to all relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the Master Servicer’s internet website), and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder.  Copies of information or access will be provided to Certificateholders and each Certificate Owner and prospective investor providing satisfactory evidence of legal or beneficial ownership of, or intent to purchase, a Certificate, as the case may be, which shall include an Investor Certification (which shall include a certification that the Person requesting such information is not a Mortgagor under any Mortgage Loan, a Manager of any Mortgaged Property or an Affiliate or Agent of any of the foregoing).  Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Certificate Administrator, the Special Servicer, the Controlling Class Representative, the Trust Advisor, any Underwriter or any Initial Purchaser) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

(b)           Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person’s information or report.  Notwithstanding the above, the Master Servicer shall not have any liability to any Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information.  If any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account (including, subject to the related Intercreditor Agreement, (x) with respect to any such claims relating to a Serviced Companion Loan, from amounts held in the related Serviced Companion Loan Custodial Account and (y) with respect to any such claims relating to a B Note, from amounts held in the related A/B Whole Loan Custodial Account) or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

(c)           The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to any Mortgage Loans.  If the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof.  Any transmittal of information by the Master Servicer to any Person other than the Trustee, the

Certificate Administrator, the Master Servicer, the Special Servicer, the Trust Advisor, any Underwriter, any Initial Purchaser, the Rating Agencies (subject to Section 5.7), the Controlling Class Representative or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

“By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information.  You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.”

(d)           The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

(e)           Subject to Section 5.7, the Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

Section 8.16                      Rule 144A Information.  For as long as any of the Certificates are “restricted securities” within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Certificate Administrator for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Certificate Administrator upon the request of such Certificateholder, such Certificate Owner or the Certificate Administrator, as applicable, subject to this Section 8.16 and the provisions of Sections 5.4 and 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(c).  Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Underwriters, the Initial Purchasers or the Certificate Administrator shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16.  As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Certificate Administrator, the Special

Servicer, the Trust Advisor, the Sellers, the Controlling Class Representative, the holder of a Serviced Companion Loan, the holder of a B Note, the Underwriters, the Initial Purchasers, any Rating Agency (subject to Section 5.7) and/or the Certificateholders and Certificate Owners.  The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Depositor, the Rating Agencies, the Trustee, the Certificate Administrator, the Underwriters or the Initial Purchasers) sufficient to cover the reasonable costs and expenses of making such information available.

Section 8.17                      Inspections.  The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to Specially Serviced Mortgage Loans and Non-Serviced Mortgage Loans, every calendar year beginning in 2012, or every second (2nd) calendar year beginning in 2013 if the Unpaid Principal Balance of the related Mortgage Loan or Loan Pair is less than $2,000,000 (it being understood that such Mortgaged Properties securing a Mortgage Loan or Loan Pair with an Unpaid Principal Balance of less than $2,000,000 will be inspected in the 2013 calendar year and every second (2nd) calendar year thereafter); provided that the Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that has a Debt Service Coverage Ratio that falls below 1.0x and provided further, that with respect to any Mortgage Loan or Loan Pair that has an Unpaid Principal Balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the Master Servicer shall inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2012 so long as such Mortgage Loan or Loan Pair continues to be on the CREFC Servicer Watch List; provided, if such Mortgage Loan or Loan Pair is no longer on the CREFC Servicer Watch List at the time the inspection was scheduled, no such inspection shall be required.  The Master Servicer shall prepare an Inspection Report relating to each inspection.  The Master Servicer shall promptly forward the applicable Inspection Report to the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly upon receipt post it to the 17g-5 Information Provider’s Website pursuant to Section 5.7), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), the Special Servicer, solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Loan, and solely as it relates to any A/B Whole Loan, to the holder of the related B Note, and upon request, to any Certificateholder, any Certificate Owner and any Seller.

The Special Servicer shall have the right (but not the obligation), in its sole discretion, to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided that the Special Servicer notifies the Master Servicer prior to such inspection. The Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.

Section 8.18                      Modifications, Waivers, Amendments, Extensions and Consents.  Subject to the limitations of Section 12.3 hereof, the Master Servicer shall have the following powers:

(a)           i)           Subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Master Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term (other than a Money Term) of a Mortgage Loan, a Serviced Companion Loan or a B Note that is not a Specially Serviced Mortgage Loan (such terms to include, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof), provided that such amendment would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.  In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof.  Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer’s approval.

(ii)           Subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Master Servicer may extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than sixty (60) days following the original Maturity Date, if in the Master Servicer’s sole judgment exercised in good faith (and evidenced by an Officer’s Certificate delivered to the Special Servicer and the Trustee), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders and the holders of the related B Note and Serviced Companion Loan (as a collective whole) on a net present value basis (calculated in accordance with Section 1.2(e)) than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions.

(b)           The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver, amendment or collateral release, that such Mortgagor pay to the Trust a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a “significant modification” (within the meaning of Treasury Regulation Section 1.860G-2(b)) of the Mortgage Loan.  The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys’ fees and rating agency fees) incurred by the Master Servicer or the Special Servicer (and any amounts incurred by the Special Servicer shall be reimbursed to the Special Servicer as an Additional Trust Expense) in connection with any request for a modification, waiver, amendment or collateral release.  The Master Servicer agrees to use its reasonable best efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor and if the Master Servicer believes that the costs and expenses (including attorneys’ fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer prior to incurring any such costs and expenses, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor).

(c)           The Master Servicer shall notify the Trustee, the Certificate Administrator, the 17g-5 Information Provider, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period) and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee (or the Custodian on its behalf) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee (or the Custodian on its behalf).  The Master Servicer shall not agree to any modification, waiver, or amendment of any term of a Specially Serviced Mortgage Loan.  The Master Servicer shall notify the holder of the B Note and the Serviced Companion Loan of any modification of the monthly payments of an A/B Whole Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement.

(d)           Subject to the next succeeding sentence and as otherwise may be required in connection with the maintenance of any insurance with a “Qualified Insurer” as set forth in this Agreement, the Master Servicer shall not be required to obtain any “rating agency confirmation” in connection with this Agreement. The Master Servicer shall not be permitted to waive and shall enforce any requirement in any Mortgage Loan document that requires a “rating agency confirmation” be obtained if the matter with respect to which the “rating agency confirmation” is required does not also require lender consent unless (i) within ten (10) Business Days following such request, any applicable Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for “rating agency confirmation” and the party requesting the “rating agency confirmation” confirms that the applicable Rating Agency has received the “rating agency confirmation” request, (ii) the Master Servicer has obtained a Nondisqualification Opinion (the expenses of which shall not be an expense of the Trust) with respect to the waiver of any such requirement, and (iii) during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative shall have consented to such waiver. In no event shall the Master Servicer be permitted to waive the obligation of a Mortgagor under any Mortgage Loan document to pay all or any portion of any fee payable in connection with obtaining a “rating agency confirmation”.

Section 8.19                      Specially Serviced Mortgage Loans.

(a)           The Master Servicer shall send a written notice to the Special Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), the 17g-5 Information Provider (who shall promptly post such notice on the 17g-5 Information

Provider’s Website), the Certificate Administrator (who shall promptly post such notice on the Certificate Administrator’s Website), the Trustee and solely as it relates to any A/B Whole Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Loan, within five (5) Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy the Master Servicer may rely on Schedule IX attached hereto) and, in the case of the Special Servicer, shall be accompanied by a copy of the Servicer Mortgage File.

(b)           Prior to or concurrently with the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (and shall send a copy of such notice to the Special Servicer).

(c)           Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby.  The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

(d)           Subject to Section 5.4(e), on or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time.

Section 8.20                      Representations, Warranties and Covenants of the Master Servicer.

(a)           The Master Servicer hereby represents and warrants to and covenants with the Trustee and the Certificate Administrator, as of the date hereof:

(i)           the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer’s ability to perform its obligations hereunder in accordance with the terms of this Agreement;

(ii)           the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement.  The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, receivership and other similar laws affecting creditors’ rights generally (and, to the extent applicable, the rights of creditors of national banks) as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)           the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement or (2) result in a breach of any term or provision of its organizational documents;

(iv)           no litigation is pending or, to the Master Servicer’s knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(v)            no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its being qualified to do business or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

(vi)           the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

(b)           It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

(c)           Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the Trustee or the Certificate Administrator.  The Master Servicer shall give prompt notice to the Trustee, the Depositor and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

Section 8.21                      Merger or Consolidation.  Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, consolidation or other change in form to which the Master Servicer shall be a party (but not the surviving entity), or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that the Master Servicer shall have provided a Rating Agency Communication to each Rating Agency and each other NRSRO with respect to any securities rated by any such NRSRO evidencing direct beneficial ownership interests in any Serviced Companion Loan or B Note.  If a transaction described in the preceding sentence occurs and (i) the conditions to the provisions in such sentence are not met, then the Trustee may terminate or (ii) the conditions set forth in the following paragraph are not met, the Trustee shall terminate, the successor’s, survivor’s or resulting entity’s servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.  The successor or surviving Person shall provide prompt written notice of the merger or consolidation to the Trustee, the Certificate Administrator and the 17g-5 Information Provider.

Notwithstanding the foregoing, if, and for so long as, the Trust, or, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, is subject to the reporting requirements of the Exchange Act, the Master Servicer may not remain the Master Servicer under this Agreement after (x) being merged or consolidated with or into any Prohibited Party, or (y) transferring all or substantially all of its assets to any Prohibited Party, unless (i) the Master Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld (and if, within forty-five (45) days following the date of delivery of a notice by the Master Servicer to the Depositor of any merger or similar transaction described in the preceding paragraph, the Depositor shall have failed to notify the Master Servicer of the Depositor’s determination to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent).

Section 8.22                      Resignation of Master Servicer.

(a)           Except as otherwise provided in Section 8.22(b) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.  No such resignation shall become effective until a successor master servicer designated by the Trustee, with the consent of the Depositor and the Certificate Administrator, shall have assumed the Master Servicer’s responsibilities and obligations under this Agreement and the Trustee shall have provided each Rating Agency and each other NRSRO with respect to any securities rated by any such NRSRO evidencing interests in any Serviced Companion Loan or B Note with a Rating Agency Communication.  Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.  The Master Servicer shall bear all costs associated with its resignation and the transfer of servicing under this Section 8.22(a).  Notwithstanding the foregoing, if the Master Servicer shall cease to serve as such in accordance with this Section 8.22(a) and a successor servicer shall not have been engaged, the Trustee or an agent of the Trustee shall assume the duties and obligations of the Master Servicer under this Agreement.  If the Trustee or an agent of the Trustee assumes the duties and obligations of the Master Servicer pursuant to this Section 8.22(a), the Trustee or such agent shall be permitted to resign as master servicer if it has been replaced by a successor servicer satisfying the criteria in the fourth (4th) preceding sentence above.

(b)           The Master Servicer may resign from the obligations and duties imposed on it, upon thirty (30) days notice to the Trustee and the Certificate Administrator, provided that (i) a successor master servicer (A) is available, (B) has a net worth of at least $15,000,000, and (C) is willing to and does assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; (iii) (a) such successor master servicer is acting as master servicer in a commercial mortgage loan securitization that was rated by Moody’s and a commercial mortgage loan securitization that was rated DBRS within the twelve (12) month period prior to the date of determination and neither Moody’s nor DBRS has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the reason for such downgrade or withdrawal or (b) if such successor master servicer is not acting as master servicer in a commercial mortgage loan securitization that was rated by Moody’s and/or DBRS in such twelve (12) month period, then such Rating Agency shall have provided a Rating Agency Confirmation; and (iv) the resigning Master Servicer shall have provided each Rating Agency with a Rating Agency Communication with respect to such servicing transfer.

Section 8.23                      Assignment or Delegation of Duties by Master Servicer.  The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the holder of the B Note (only if such assignment/delegation relates to the related A/B Whole Loan), the holder of the Serviced Companion Loan (only if such assignment/delegation relates to the related Loan Pair) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement or any other subservicing agreement with any Surviving Sub-Servicer; (iii) the purchaser or transferee has a net worth in excess of $15,000,000; (iv) the Master Servicer shall have provided to each Rating Agency a Rating Agency Communication with respect to such assignment and delegation; and (v) the Depositor consents to such assignment and delegation, such consent not to be unreasonably withheld.  In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence.  Notwithstanding the above, the Master Servicer may appoint the Sub-Servicers in accordance with Section 8.4 hereof.

Section 8.24                      Limitation on Liability of the Master Servicer and Others.

(a)           Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Certificate Administrator, the Underwriters, the Initial Purchasers, the holder of any Serviced Companion Loan, the holder of any B Note, the Trust Advisor or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement or by reason of negligent disregard of obligations and duties hereunder.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder.  The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action that it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the Trustee and the Trust in the Mortgage Loans, the interests of the holder of any B Note or the interests of the holder of any Serviced Companion Loan (subject to the Special Servicer’s servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee.  In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

(b)           In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in, any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.  Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof.  Neither the Master Servicer, nor any director, officer, employee, consultant, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such director, officer, employee, consultant, agent or Affiliate, was negligent in ascertaining the pertinent facts.  Neither the Master Servicer nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

(c)           The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation,

warranty or covenant made by the Depositor, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee in this Agreement.  The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

(d)           Except as otherwise specifically provided herein:

(i)           the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; and

(iii)           the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

(e)           The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Certificate Administrator and the Special Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys’ fees incurred in connection with any legal action relating to the Trustee’s, the Certificate Administrator’s or the Special Servicer’s, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or by reason of negligent disregard of the Master Servicer’s obligations and duties hereunder.  The Master Servicer shall immediately notify the Trustee, the Certificate Administrator and the Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee, the Certificate Administrator, or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith or negligence, may assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Trustee, the Certificate Administrator and the Special Servicer shall not affect any rights that the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee’s, the Certificate Administrator’s or the Special Servicer’s defense of such claim is materially prejudiced thereby.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.  Any payment hereunder made by the Trustee, the Certificate Administrator or the Special Servicer pursuant to this paragraph to the Master Servicer shall be paid from the Trustee’s, the Certificate Administrator’s or Special Servicer’s own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement.  Any expenses incurred or indemnification payments made by the Trustee, the Certificate Administrator or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Certificate Administrator or the Special Servicer, as the case may be, was not culpable or found to not have acted with willful misfeasance, bad faith or negligence.

Section 8.25                      Indemnification; Third-Party Claims.

(a)           The Master Servicer and any director, officer, employee or agent of the Master Servicer (the “Master Servicer Indemnified Parties”) shall be indemnified and held harmless out of collections on, and other proceeds of, the Mortgage Loans, any Serviced Companion Loans and any B Notes (including REO Loans), as provided in the following paragraph, against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (collectively, “Master Servicer Losses”) incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any Serviced Companion Loans, any B Notes, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses, other than any loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of this Agreement; (ii) which constitutes a Servicing Advance that is otherwise reimbursable under this Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in this Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under this Agreement or negligent disregard of such obligations or duties.

Except as provided in the following sentence, indemnification for Master Servicer Losses described in the preceding paragraph (including in the case of such Master Servicer Losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions of the Code or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, any Serviced Companion Loan or any B Note.  In the case of any such Master Servicer Losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions of the Code or the actual payment of any REMIC tax or expense:

(1)           if such Master Servicer Losses relate to a Loan Pair, then (subject to the related Intercreditor Agreement) such indemnification shall be paid (x) first, out of collections on, and other proceeds of, such Serviced Pari Passu Mortgage Loan and Serviced Companion

Loan, in the relative proportions provided for in the applicable Intercreditor Agreement and (y) if the collections and proceeds described in subclause (x) of this clause (1) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole; and

(2)           if such Master Servicer Losses relate to any A/B Whole Loan, then (subject to the related Intercreditor Agreement) such indemnification shall be paid (x) first, if and to the extent permitted under the applicable Intercreditor Agreement, out of collections on, and other proceeds of, the B Note or B Notes related to such A/B Whole Loan, and (y) if the collections and proceeds described in subclause (x) of this clause (2) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

The Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  The indemnification provided herein shall survive the termination of this Agreement.  The Trustee, the Certificate Administrator or the Master Servicer shall promptly make from the Collection Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, any Serviced Companion Loan or any B Note, as set forth above, out of the related Serviced Companion Loan Custodial Account or the related A/B Whole Loan Custodial Account) any payments certified by the Master Servicer to the Trustee and the Certificate Administrator as required to be made to the Master Servicer pursuant to this Section 8.25.

(b)           The Master Servicer agrees to indemnify each other party to this Agreement, the Trust, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any such Person may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or by reason of negligent disregard of the Master Servicer’s obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from not complying with or not performing such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer.  The Trustee, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Depositor, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Trust to indemnification under this Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Trust Advisor, the Certificate Administrator or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Special Servicer, the Trust Advisor, the Depositor, the Certificate Administrator or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer’s defense of such claim is materially prejudiced thereby.  The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.  Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.

(c)           Any Non-Serviced Mortgage Loan Master Servicer and any director, officer, employee or agent of such Non-Serviced Mortgage Loan Master Servicer shall be indemnified by the Trust and held harmless against the Trust’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and this Agreement and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

Section 8.26                      Loan Registry.  It is hereby acknowledged and agreed that the loan agreement for each of the Mortgage Loans identified on Schedule VIII attached to this Agreement provides that the related Mortgagor or an agent of the related Mortgagor shall maintain a register (the “Lender Register”) on which it will record the related Mortgage Loan and each assignment thereof and/or participation therein.  Promptly following the Closing Date, the Master Servicer shall confirm, with respect to each of the Mortgage Loans identified on Schedule VIII attached to this Agreement, that the related Mortgagor or its agent has reflected the Trustee on behalf of the Certificateholders as the new lender on the applicable Lender Register.

Section 8.27                      Compliance with REMIC Provisions and Grantor Trust Provisions.  The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of any REMIC Pool as a REMIC and the Class H Grantor Trust created hereby as a grantor trust under the Code.  The Master Servicer shall not (A) take any action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on contributions pursuant to Section 860G(d)) or (B) take any action or cause the Class H Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Class H Grantor Trust unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax.  The Master Servicer shall comply with the provisions of Article XII hereof.  Notwithstanding the foregoing, the Master Servicer shall not be liable for an Adverse REMIC Event resulting from the failure of any Mortgage Loan by its terms to comply with Revenue Procedure 2010-30, provided that the Master Servicer directly pursues any available remedies against the relevant Seller with respect to any breach or violation of a representation or warranty with respect to such Mortgage Loan’s compliance with Revenue Procedure 2010-30.

Section 8.28                      Termination.  The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Certificate Administrator as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Certificate Administrator, the Special Servicer and the Trust that survive termination of this Agreement as provided herein) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(a)(iii), (iv), (viii), (ix) or (x) has occurred, sixty (60) days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(a)(i), (ii), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated.  After any Event of Default (but subject, in the case of Section 8.28(a)(x), to the waiver right of the Depositor described therein), the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the aggregate Voting Rights of all Certificates so direct the Trustee.

(a)           “Event of Default,” wherever used herein, means any one of the following events:

(i)           any failure by the Master Servicer to remit to the Certificate Administrator or otherwise make any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances; provided that, if a payment is required to be remitted by the Master Servicer to the Certificate Administrator on the Master Servicer Remittance Date, the failure to remit that payment to the Certificate Administrator shall only be an “Event of Default” under this clause (i)(a) if that payment has not been remitted to the Certificate Administrator prior to 10:00 a.m. (New York City time) on the related Distribution Date; or

(ii)          any failure by the Master Servicer to make a required deposit to the Collection Account which continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made; or

(iii)         any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement (other than if, and for so long as, the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of the Exchange Act, the duties, covenants or agreements set forth in Article XIII to the extent described in Section 8.28(a)(ix)) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure if (A) the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure and (B) the Certificateholders shall not be materially and adversely affected thereby; provided, further, that such cure period may not exceed 90 days; or

(iv)         any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach if (A) the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach and (B) the Certificateholders shall not be materially and adversely affected thereby; provided, further, that such cure period may not exceed 90 days; or

(v)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(vi)         the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(vii)        the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(viii)       the Master Servicer obtains knowledge that DBRS or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a B Note or Serviced Companion Loan or (B) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (A) or (B), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS or Moody’s, as applicable, within sixty (60) days of the date the Master Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), cited servicing concerns with the master servicer as the sole or material factor in such rating action; or

(ix)          if, and for so long as the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of the Exchange Act, the Master Servicer or any Additional Servicer or Sub-Servicer appointed by such Master Servicer (other than any Additional Servicer that is a Seller Sub-Servicer) shall fail to deliver any Regulation AB or any Exchange Act reporting items required to be delivered by such servicer under Article XIII of this Agreement at the times required under such Article; or

(x)           if, and for so long as the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of Regulation AB or the Exchange Act, the Master Servicer shall fail to terminate any Sub-Servicer that is a Reporting Servicer subject to and in accordance with Section 8.4(c); provided that the Depositor may waive any such Event of Default (including as a result of the failure by a Reporting Servicer to deliver any applicable reports required pursuant to Regulation AB or the Exchange Act) under this clause (x) in its sole discretion without the consent of the Trustee or any Certificateholders.

(b)           Reserved.

(c)           An Event of Default may be waived by the Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default (i) in making any required deposits to or payments from the Collection Account or the Distribution Account in accordance with this Agreement, (ii) in remitting payments as received in accordance with this Agreement or (iii) under clauses (ix) and (x) of the definition of “Event of Default”).  If an Event of Default by the Master Servicer is waived in connection with an A/B Whole Loan or a Loan Pair, the holder of the related B Note or Serviced Companion Loan, as applicable, shall, to the extent set forth in the related Intercreditor Agreement, be entitled to require that the Master Servicer appoint a Sub-Servicer to service such A/B Whole Loan or Loan Pair, as the case may be, if such Sub-Servicer meets the requirements that a successor master servicer would be required to satisfy to be a successor master servicer set forth in Section 8.22(b); provided that the Master Servicer shall be required to provide each Rating Agency with a Rating Agency Communication.

Section 8.29                      Procedure Upon Termination.

(a)           Notice of any termination pursuant to clause (i) of the first (1st) paragraph of Section 8.28, specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Certificate Administrator shall be made, shall be given promptly in writing by the Master Servicer to the Certificate Administrator no later than the later of (i) five (5) Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth (6th) day of the month of such final distribution.  Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to pay to the Certificate Administrator the amounts remaining in the Collection Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust that survive termination of this Agreement as provided herein) shall terminate and the Master Servicer shall transfer to the Certificate Administrator the amounts remaining in the Collection Account (and any sub-account) after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Collection Account and any other account or fund maintained with respect to the Mortgage Loans.

(b)           On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of the first (1st) paragraph of Section 8.28, or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of the first (1st) paragraph of Section 8.28 all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest); provided that in no event shall the termination of the Master Servicer be effective until a successor master servicer shall have (i)  succeeded the Master Servicer as successor master servicer, (ii) notified the Master Servicer of such succession and (iii) assumed the Master Servicer’s obligations and responsibilities under this Agreement pursuant to a writing executed by the successor master servicer and delivered to each of the other parties hereto.  Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b) hereof.  Notwithstanding the foregoing sentence, if the Master Servicer is terminated as a result of an event described in Section 8.28(a)(v), 8.28(a)(vi) or 8.28(a)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use commercially reasonable efforts within ninety (90) days of assuming the duties of the Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions.  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  The Master Servicer agrees to cooperate with the Trustee and the Certificate Administrator in effecting the termination of the Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer’s functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

(c)           If (i) the Master Servicer receives a written notice of termination (A) pursuant to clause (ii) of the first (1st) paragraph of Section 8.28 relating solely to an Event of Default set forth in clause (viii) or (ix) of Section 8.28(a) or (B) pursuant to Section 8.21 and (ii) the Master Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) but no more than five (5) Qualified Bidders or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders.  At the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids.  In no event shall the Trustee be responsible if less than three (3) Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

(d)           Each bid proposal shall require any Successful Bidder, as a condition of its bid, to (i) enter into this Agreement as successor master servicer and (ii) agree to be bound by the terms hereof, not later than thirty (30) days after termination of the Master Servicer hereunder.  The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the “Successful Bidder”) to act as successor master servicer hereunder.  The Trustee shall direct the Successful Bidder to enter into this Agreement as successor master servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder’s cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

(e)           Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

(f)           If the Successful Bidder has not entered into this Agreement as successor Master Servicer within thirty (30) days after the termination of the Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

(g)           If the Master Servicer is terminated as a result of an event described in Section 8.28(a)(viii), then the Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the successor master servicer with respect to all applicable Mortgage Loans that are not subject to a sub-servicing agreement or primary servicing agreement, if the Master Servicer is acting as master servicer in a commercial mortgage loan securitization that was rated by Moody’s and a commercial mortgage loan securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination and neither Moody’s nor DBRS has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the reason for such downgrade or withdrawal.

(h)           If the Trustee or an Affiliate acts pursuant to this Section 8.29(h) as successor to the resigning or terminated Master Servicer, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent that its or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation.  If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an Affiliate pursuant to this Section 8.29(h), it may reduce the Master Servicer’s Excess

Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 8.29(h).

ARTICLE IX
ADMINISTRATION AND SERVICING OF
SPECIALLY SERVICED MORTGAGE LOANS BY SPECIAL SERVICER

Section 9.1                      Duties of Special Servicer.

(a)           Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Whole Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Loan, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the Servicing Standard and the terms of this Agreement.  Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans, any Serviced Companion Loan and any B Note; notwithstanding such explicit references, references in this Article IX to “Mortgage Loans” shall be construed, unless otherwise specified, to refer also to such B Note and such Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

(b)           Subject to Section 5.4(e), the Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder.  The Special Servicer’s obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

(c)           The Special Servicer shall send a written notice to the Master Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), any holder of a related B Note or Serviced Companion Loan and the Certificate Administrator within five (5) Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan.  Upon the receipt of such notice by the Master Servicer and the Certificate Administrator, such Mortgage Loan shall constitute a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

(d)           Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor.  Upon receipt of any such monthly statement, the Special Servicer shall, within two (2) Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer.  The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor.  If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall resume sending the monthly statements to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

(e)           All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and a Specially Serviced Mortgage Loan that is a B Note or Serviced Companion Loan) shall be deposited in the Collection Account, and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a B Note shall be deposited in the related A/B Whole Loan Custodial Account and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a Serviced Companion Loan shall be deposited in the related Serviced Companion Loan Custodial Account.  The Master Servicer shall within three (3) Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof.  The Special Servicer shall, within two (2) Business Days thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Intercreditor Agreement, if any) or in accordance with this Agreement, as applicable).  The Special Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all special servicing fees, liquidation fees and workout fees called for under the terms and provisions of the Mortgage Loan documents for each applicable Specially Serviced Mortgage Loan.

(f)           After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled if the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy and (ii) if the Special Servicer has actual knowledge of such an event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder.  Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer (of if applicable, the Special Servicer) as a Servicing Advance.  All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1(f) shall be paid by the Trust.

Section 9.2                      Fidelity Bond and Errors and Omissions Insurance Policy of Special Servicer.  The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy.  The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self-insures as provided below) and be in form and amount consistent with the Servicing Standard.  If any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.  So long as the long-term rating of the Special Servicer is not less than two (2) rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but not less than “A3” as rated by Moody’s and “A (low)” by DBRS, or if not rated by DBRS, then either an equivalent rating (such as that listed above for Moody’s) by at least two NRSROs (which may include S&P, Fitch and/or Moody’s) or DBRS has issued a Rating Agency Confirmation, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

Section 9.3                      Special Servicer General Powers and Duties.

(a)           Subject to the other terms and provisions of this Agreement (and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer), including Section 10.3, the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans that the Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or holder of a B Note or Serviced Companion Loan, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any Mortgaged Property securing a Mortgage Loan.  The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit O-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, the Special Servicer shall not (i) take any action that actually causes the Trustee to be registered to do business in any state; and (ii) without the Trustee’s prior written consent initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Special Servicer’s representative capacity.  Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or holder of a B Note or Serviced Companion Loan, if applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee.  Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or holder of a B Note or the Serviced Companion Loan, if applicable).  In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or holder of a B Note or the Serviced Companion Loan, if applicable), be deemed to be the agent of the Trust (or holder of a B Note or the Serviced Companion Loan, as applicable).  The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys’ fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee.  Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement.  The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder.  The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

(b)           In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard.  The Special Servicer shall inspect, or cause to be inspected:  (i) each Mortgaged Property relating to a Specially Serviced Mortgage Loan as soon as practicable after the subject Mortgage Loan became a Specially Serviced Mortgage Loan and thereafter at least every twelve (12) months until such Mortgage Loan ceases to be a Specially Serviced Mortgage Loan; and (ii) each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan (provided that if the related Mortgage Loan is not a Specially Serviced Mortgage Loan the Master Servicer shall have given the Special Servicer notice of such delinquency).  The Special Servicer shall provide to the Master Servicer (who shall provide, solely as it relates to any A/B Whole Loan, to the holder of the related B Note, and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Loan), the Certificate Administrator, the 17g-5 Information Provider and, during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.  Any cost of any inspection performed under this Section 9.3(b) shall be an expense of the Trust and shall be treated as a Servicing Advance or as an Additional Trust Expense if such Servicing Advance would be a Nonrecoverable Advance).  Notwithstanding the foregoing, the Special Servicer shall not be liable for its failure to prepare the reports required pursuant to this Section 9.3(b) with respect to any Specially Serviced Mortgage Loan or REO Property if such failure is directly caused by the Master Servicer’s failure to perform its obligations or provide information to the Special Servicer as required by this Agreement.

(c)           Pursuant to the related Intercreditor Agreement, each owner of a Serviced Companion Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Loan pursuant to this Agreement.

(d)           Pursuant to the applicable Non-Serviced Mortgage Loan Intercreditor Agreement, the owners of a Non-Serviced Mortgage Loan have agreed that such owner’s rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer and such Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer’s obligations and responsibilities hereunder and the Special Servicer’s authority with respect to any Non-Serviced Mortgage Loan are limited by and subject to the terms of the applicable Non-Serviced Mortgage

Loan Intercreditor Agreement and the rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  The Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master Servicer or applicable Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

(e)           [Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer’s obligations and responsibilities hereunder and the Special Servicer’s authority with respect to a Serviced Pari Passu Mortgage Loan are limited by and subject to the terms of the related Intercreditor Agreement.  At such time when the related Serviced Companion Loan is deposited into a different commercial mortgage securitization (the “Other Securitization”), the Special Servicer shall be required to consult with the applicable Other Special Servicer in respect thereof, and shall provide the Other Special Servicer with an opportunity to review any proposed action to be taken in respect thereof.  The Other Special Servicer and the applicable Other Controlling Class Representative shall have such opportunity to consult with the Special Servicer for a period from the date of receipt of the Special Servicer’s written description of its proposed action through (but excluding) the fifth (5th) Business Day following the date of receipt (the “Initial Review Period”).  The Special Servicer shall implement its written proposal if the Other Special Servicer (in consultation with the Other Controlling Class Representative) does not disapprove the proposed action within the Initial Review Period, unless, during any Subordinate Control Period, the Special Servicer has been directed to do otherwise by the Controlling Class Representative (in which event the Special Servicer shall advise the Other Special Servicer of such alternate course of action).  If the Other Special Servicer (in consultation with the Other Controlling Class Representative) disagrees with any aspect of the written proposal and, after consulting with the Special Servicer during the Initial Review Period, is unable to reach agreement on the proper course of action and notifies the Special Servicer of its disagreement in writing, then the Other Special Servicer shall be entitled to an additional period of five (5) Business Days (the “Additional Review Period”) to continue its discussions with the Special Servicer and, during any Subordinate Control Period, the Controlling Class Representative.  If the Other Special Servicer and the Special Servicer agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action.  If the Other Special Servicer and the Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Special Servicer shall decide, in accordance with the Servicing Standard set forth in this Agreement, what course of action to follow.  If an Event of Default has occurred and is continuing with respect to the Special Servicer under this Agreement, which Event of Default does not relate to any Mortgage Loan other than the related Loan Pair, then the trustee under the related Other Companion Loan Pooling and Servicing Agreement relating to the Other Securitization shall be entitled to direct the Trustee to (a) terminate the defaulting Special Servicer solely with respect to the related Loan Pair and (b) appoint a successor special servicer that meets the eligibility requirements of the Other

Companion Loan Pooling and Servicing Agreement and this Agreement.  The replacement of the Special Servicer with respect to a Loan Pair, as contemplated above, will in any event be subject to obtaining Rating Agency Confirmation hereunder and any required rating agency confirmation with respect to the certificates by the trustee under the Other Companion Loan Pooling and Servicing Agreement.]

Section 9.4                      Sub-Servicers.  The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Master Servicer, except as set forth in this Section 9.4.  The Special Servicer shall notify the Master Servicer, Trustee and solely as it relates to any A/B Whole Loan, the holder of the related B Note, and solely as it relates to any Loan Pair, the holder of the related Serviced Companion Loan, of the appointment of any Sub-Servicer of the Special Servicer.  The Special Servicer shall not enter into future sub-servicing contracts unless it has provided to each Rating Agency a Rating Agency Communication with respect thereto.  Notwithstanding anything to the contrary contained in this Agreement, (i) the Special Servicer shall not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations hereunder, without the consent of the Controlling Class Representative during any Subordinate Control Period (which consent shall not be unreasonably delayed or withheld), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements, (ii) no sub-servicer shall be permitted under any sub-servicing agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Special Servicer and (iii) after the Closing Date, if and for so long as the Trust or, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, are subject to the reporting requirements of the Exchange Act, the Special Servicer, shall not enter into a sub-servicing agreement with any Prohibited Party.

Section 9.5                      “Due-on-Sale” Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans; Due-on-Encumbrance Clauses.  Subject to Section 10.3, the terms and conditions of any related Intercreditor Agreement (in the case of any A/B Whole Loan or Loan Pair) and the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

(a)           If any Specially Serviced Mortgage Loan contains a provision in the nature of a “due-on-sale” clause, which by its terms:

(i)           provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or

(ii)           provides that such Specially Serviced Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related Mortgagee in connection with any such sale or other transfer;

then, the Special Servicer, on behalf of the Trust, shall, subject to Section 10.3 and, in the case of any A/B Whole Loan or Loan Pair, the related Intercreditor Agreement, and in accordance with the Servicing Standard and the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, that the Special Servicer provides each Rating Agency with a Rating Agency Communication prior to waiving the effect of such provision.  In connection with each such Rating Agency Communication, the Special Servicer shall prepare and, subject to Section 5.7, deliver to the Rating Agencies a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation.  As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a “due-on-sale” clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(a).

In connection with the waiver of any due-on-sale clause under a Mortgage Loan in accordance with this Section 9.5(a), the Special Servicer is authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that, except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event.  To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria.  The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

(b)           In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage unless it is consistent with the Servicing Standard and the REMIC Provisions and the Special Servicer has received the consent of the Applicable Control Party.  Nothing in this Section 9.5 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(c)           Subject to the Servicing Standard and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage

Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would result in a recovery to Certificateholders, the holder of the related Serviced Companion Loan and the holder of the related B Note (as a collective whole) on a net present value basis (the relevant discounting to be performed at the applicable Calculation Rate) that would be equal to or greater than the recovery that would result if the applicable Specially Serviced Mortgage Loan was liquidated, as set forth in writing delivered by the Special Servicer to the Trustee and the Certificate Administrator, (C) such modification, waiver or amendment would not cause an Adverse REMIC Event or Adverse Grantor Trust Event (including with respect to any securities evidencing interests in any A Note or any B Note) to occur, and (D) if notice to, receipt of consent, approval or direction from, or consultation with the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) or any related Loan-Specific Directing Holder (with respect to an A/B Whole Loan or a Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder), as applicable, is required in connection with such modification, waiver or amendment pursuant to Section 10.3 or any applicable Intercreditor Agreement, then the Special Servicer has made such notice, obtained (or been deemed to have obtained) such consent, approval or direction or completed such consultation, as the case may be.  The Special Servicer, with respect to any B Note and any Serviced Companion Loan that is a Specially Serviced Mortgage Loan, shall notify the holder of the B Note and the Serviced Companion Loan, as applicable, of any modification of the monthly payments of an A/B Whole Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement.

In no event, however, shall the Special Servicer extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is five (5) years prior to the Rated Final Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease.  The Special Servicer shall not extend the Maturity Date of any Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five (5) years beyond such Mortgage Loan’s Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same material terms and conditions to cover the period through five (5) years past the extended Maturity Date, provided that, if such Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease.

The determination of the Special Servicer contemplated by clause (B) of the proviso to the first (1st) paragraph of this Section 9.5(c) shall be evidenced by an Officer’s

Certificate certifying the information in the proviso to the first (1st) paragraph under this subsection (c).

(d)           If the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust, the holder of any Serviced Companion Loan or the holder of any B Note in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.  The Special Servicer shall provide each Rating Agency with a Rating Agency Communication in connection with any consent to the substitution of collateral for any portion of the Mortgaged Property pursuant to Section 9.5(c).

(e)           The Special Servicer shall promptly deliver to the Master Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), the Trustee, the Certificate Administrator and, subject to Section 5.7, the Rating Agencies (and, solely with respect to an A/B Whole Loan, the holder of the related B Note and solely with respect to a Loan Pair, the holder of the related Serviced Companion Loan) a notice, specifying any assignments and assumptions, modifications, waivers or amendments executed pursuant to this Section 9.5, such notice identifying the affected Specially Serviced Mortgage Loan.  Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)).  The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

(f)           The Special Servicer may require, in its discretion (unless prohibited or otherwise provided in the related Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay a reasonable and customary modification fee to the extent permitted by law.  No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a “significant modification” of the Mortgage Note within the meaning of Treasury Regulation Section 1.860G-2(b).  Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a

Mortgage Loan from the Mortgagor.  The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

(g)           The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans.

(h)           If any Specially Serviced Mortgage Loan which contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms:

(i)           provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

(ii)           requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor, then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 10.3 and, in the case of any A/B Whole Loan or the related Loan Pair, the related Intercreditor Agreement, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard.  Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall provide each Rating Agency with a Rating Agency Communication regarding such waiver.

Section 9.6                      Release of Mortgage Files.

(a)           Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will immediately notify the Master Servicer.  The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

(b)           From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes.  The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer.

(c)           The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, deliver to the Master Servicer copies of all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan.  Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, the Mortgagor under such Rehabilitated Mortgage Loan of such transfer.

Section 9.7                      Documents, Records and Funds in Possession of Special Servicer To Be Held for the Trustee.

(a)           The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee.  Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the Master Servicer within one (1) Business Day of receipt of properly identified funds for deposit into the Collection Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account.  Subject to the confidentiality provisions and restrictions on release of Privileged Information contained in this Agreement, the Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Certificate Administrator, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Certificate Administrator shall be entitled to receive from the Special Servicer all such information in the Special Servicer’s possession as the Trustee and the Certificate Administrator shall reasonably require to perform their respective duties hereunder.  In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee’s, the Master Servicer’s, the Certificate Administrator’s, the Controlling Class Representative’s or the Trust Advisor’s purposes.

(b)           The Special Servicer hereby acknowledges that the Trust (and/or the holder of the related B Note, if an A/B Whole Loan is involved and/or the holder of the related Serviced Companion Loan, if a Loan Pair is involved) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special

Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or the holder of the related B Note, if an A/B Whole Loan is involved or the holder of the related Serviced Companion Loan, if a Loan Pair is involved).

(c)           The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

Section 9.8                      Representations, Warranties and Covenants of the Special Servicer.

(a)           The Special Servicer hereby represents and warrants to and covenants with the Trustee and the Certificate Administrator, as of the Closing Date:

(i)           the Special Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and shall be in compliance with the laws of each State in which any Mortgaged Property (including any REO Property) which is, or is related to, a Specially Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer’s ability to perform its obligations hereunder in accordance with the terms of this Agreement;

(ii)           the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement.  The Special Servicer has duly and validly authorized the execution, delivery and performance by it of this Agreement and this Agreement has been duly executed and delivered by the Special Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties to this Agreement, evidences the valid and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, receivership and other similar laws affecting creditors’ rights generally (and, to the extent applicable, the rights of creditors of national banks) as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and to matters of public policy with respect to indemnification or contribution as to violations of securities laws;

(iii)           the execution and delivery of this Agreement by the Special Servicer, the consummation by the Special Servicer of the transactions contemplated hereby, and the fulfillment of or compliance by the Special Servicer with the terms and conditions of this Agreement will not (1) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, in any manner that materially and adversely affects its ability to perform its obligations under this Agreement or (2) result in a breach of any term or provision of its organizational documents;

(iv)          no litigation is pending or, to the best of the Special Servicer’s knowledge, threatened, against it, the outcome of which, in the Special Servicer’s reasonable judgment, could reasonably be expected to materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Specially Serviced Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

(v)           no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified to do business or licensed in one or more states does not materially and adversely affect the performance by it of its obligations hereunder.

(b)           It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

(c)           Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the Master Servicer or the Certificate Administrator.  The Special Servicer shall give prompt notice to the Trustee or the Certificate Administrator, the Depositor, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period) and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

Section 9.9                      Standard Hazard, Flood and Comprehensive General Liability Insurance Policies.

(a)           For all REO Properties (other than REO Properties relating to Non-Serviced Mortgage Loans), the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer (A) a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage Loan documents and the related Mortgage so require, contains no exclusion as to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002) which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the Unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, any related B Note and Serviced Companion Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for such REO Property that the related Mortgagor was required to maintain for the related Mortgaged Property under the related Mortgage, subject, as to earthquake insurance, to the second (2nd) sentence following this sentence.  If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then Unpaid Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines.  It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law but at its sole option and at the Trust’s expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance.  The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties.  The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence.  All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause.  The costs of such insurance shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

(b)           Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account for further distribution to the Master Servicer pursuant to Section 9.10.  Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

(c)           Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is available at commercially reasonable rates; provided that, subject to Section 10.3, and the terms and conditions of any related Intercreditor Agreement, the Special Servicer shall maintain insurance against property damages resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents so require unless the Special Servicer determines that the failure to maintain such insurance would have been an Acceptable Insurance Default under the related Mortgage Loan.

(d)           The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, any Serviced Companion Loan and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least “A (low)” by DBRS and “A3” by

Moody’s or, if not rated by either or both of the Rating Agencies, then its equivalent by at least one (1) Other NRSRO for each Rating Agency that has not so assigned a rating or (ii) if the Special Servicer, for so long as the rating of such Person’s long-term debt is not less than “A (low)” as rated by DBRS and “A3” as rated by Moody’s, self-insures for its obligations as set forth in the first (1st) paragraph of this Section 9.9.  If the Special Servicer shall cause any Mortgage Loan, Serviced Companion Loan and B Note to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan, Serviced Companion Loan and B Note (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special Servicer, at its option, or by the Master Servicer, in either case as a Servicing Advance, subject to the provisions of Section 4.4 hereof.  If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan, A/B Whole Loan or Serviced Companion Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, A/B Whole Loan or Serviced Companion Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer’s Certificate describing the calculation of such amount.  In connection with its activities as administrator and servicer of the Mortgage Loans, any Serviced Companion Loan and any B Note, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

Section 9.10                      Presentment of Claims and Collection of Proceeds.  The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to recover under such policies.  Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Master Servicer for deposit into the Collection Account, upon receipt of properly identified funds, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard.  Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

Section 9.11                      Compensation to the Special Servicer.

(a)           As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Workout Fee.  Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one (1) Business Day of receipt thereof, and deposited by the Master Servicer in the Collection Account.  The Special Servicer shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a Specially Serviced Mortgage Loan or REO Property.  With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to “REO Property” in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received.  The Special Servicer shall also be entitled to additional special servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are Specially Serviced Mortgage Loans that have, during any Collection Period, been the subject of voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls incurred with respect to such Mortgage Loans during the same Collection Period.  If the Special Servicer is terminated or resigns, the Special Servicer shall retain the right (and the applicable successor Special Servicer shall not have the right) to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans serviced by the Special Servicer that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such termination or resignation and (ii) any Mortgage Loans that constitute Specially Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the Mortgage Loan would be deemed a Rehabilitated Mortgage Loan but for the related Mortgagor having not yet made, as of the date of such termination or resignation, three (3) timely Scheduled Payments required by the terms of the workout; provided, however, that in either case no other event has occurred as of the time of the Special Servicer’s termination or resignation that would otherwise cause such Mortgage Loan to again become a Specially Serviced Mortgage Loan.

(b)           The Special Servicer shall be entitled to cause the Master Servicer to withdraw (i) from the Collection Account, the Special Servicer Compensation in respect of each Mortgage Loan (but not a B Note), (ii) from any Serviced Companion Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the related Serviced Companion Loan and (iii) from any A/B Whole Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the related B Note, in the time and manner set forth in Section 5.2 of this Agreement.  The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

(c)           Notwithstanding anything herein to the contrary, Special Servicer shall be entitled to receive the following items as additional special servicing compensation:

(i)           (x) 100% of Unallocable Modification Fees actually collected during the related Collection Period with respect to any Specially Serviced Mortgage Loans or REO Mortgage Loans; and (y) 50% of Unallocable Modification Fees collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(ii)           After application as set forth in Section 5.2(b) hereof, (x) 100% of Allocable Modification Fees (that constitute Excess Modification Fees) actually collected during the related Collection Period with respect to any Specially Serviced Mortgage Loans or REO Mortgage Loans; and (y) 50% of Allocable Modification Fees (that constitute Excess Modification Fees) collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(iii)           100% of Assumption Fees collected during the related Collection Period with respect to Specially Serviced Mortgage Loans, and 50% of Assumption Fees collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(iv)           100% of assumption application fees collected during the related Collection Period with respect to Specially Serviced Mortgage Loans;

(v)           100% of Consent Fees on Specially Serviced Mortgage Loans in connection with a consent that involves no modification, assumption, extension, waiver or amendment of the terms of any Mortgage Loan documents, and 50% of Consent Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, assumption, extension, waiver or amendment of the terms of any Mortgage Loan documents and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the other provisions of this Agreement;

(vi)           100% of charges for beneficiary statements or demands actually paid by the Mortgagors under the Specially Serviced Mortgage Loans;

(vii)           50% of other loan processing fees actually paid by the Mortgagors under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action, and (b) 100% of other loan processing fees actually paid by the Mortgagors under the Specially Serviced Mortgage Loans;

(viii)           Interest or other income earned during any Collection Period on deposits in any REO Account maintained by the Special Servicer, in accordance with Section 9.14 (net of investment losses with respect to such REO Account for such Collection Period); and

(ix)           After application as set forth in Section 5.2(b), any Excess Penalty Charges earned on the Specially Serviced Mortgage Loans.

(d)           The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan, Loan Pair or A/B Whole Loan and any purchaser of any Mortgage Loan, Loan Pair, A/B Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Loan Pair or A/B Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 9.11; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

Section 9.12                      Realization Upon Defaulted Mortgage Loans.

(a)           The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.3(a), Section 9.12(b), Section 9.12(c), Section 9.12(e), Section 9.17 and Section 10.3 and the terms and conditions of any related Intercreditor Agreement, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement.  In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard.  The foregoing is subject to the proviso that the Special Servicer shall not request that the Master Servicer make a Servicing Advance for Liquidation Expenses that would be a Nonrecoverable Advance unless the Special Servicer determines that such Servicing Advance is in the best interest of the Certificateholders (and in the case of any A/B Whole Loan, the holder of the related B Note and the Trust as a collective whole and in the case of any Loan Pair, the holder of the related Serviced Companion Loan and the Trust as a collective whole).

(b)           The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

(i)           such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)           the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on any REMIC Pool under the Code or cause any REMIC Pool to fail to qualify as a REMIC.

(c)           Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust, or any trust that holds a B Note or Serviced Companion Loan would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a

“discharger” or “responsible party” thereunder, unless, subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of Fannie Mae in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, the Certificate Administrator and the 17g-5 Information Provider, that:

(i)           such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis (calculated in accordance with Section 1.2(e)) than not taking such actions;

(ii)           taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis (calculated in accordance with Section 1.2(e)) than pursuing a claim under the Environmental Insurance Policy; and

(iii)           there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert, that taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis (calculated in accordance with Section 1.2(e)) than not taking such actions (after taking into account the projected costs of such actions);

provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer or the Special Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

(d)           The cost of the Phase I Environmental Report contemplated by Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

(e)           If the Special Servicer determines, pursuant to Section 9.12(c), and subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable

Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis (calculated in accordance with Section 1.2(e)) than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (and the holder of the related B Note if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan if in connection with a Loan Pair, taken as a collective whole), including, without limitation, releasing the lien of the related Mortgage, and the Special Servicer shall provide written notice of such circumstances to the Trustee, the Certificate Administrator (who shall promptly post such written notice on the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post such written notice on the 17g-5 Information Provider’s Website pursuant to Section 5.7).  In connection with the foregoing, if the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Unpaid Principal Balance of the related Mortgage Loan, the Special Servicer shall provide written notice of such circumstances to the Trustee, the Certificate Administrator (who shall promptly post such written notice on the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post such written notice on the 17g-5 Information Provider’s Website pursuant to Section 5.7).

(f)           Subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, the Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

Section 9.13                      Foreclosure.  If the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof.  The Special Servicer, on behalf of the Trust (and the holder of the related B Note if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan if in connection with a Loan Pair), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15.  Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and the holder of the related B Note if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan if in connection with a Loan Pair) solely for the purpose of its prompt disposition and sale.

Section 9.14                      Operation of REO Property.

(a)           The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan if in connection with a Loan Pair) in the name of Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for U.S. Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates Series 2011-C3, the holder of any Serviced Companion Loan and the holder of any B Note as their interests may appear [name of Property Account]” (each, an “REO Account”), which shall be an Eligible Account.  The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two (2) days of receipt of properly identified funds.  The Special Servicer shall account separately for funds received or expended with respect to each REO Property.  All funds in each REO Account may be invested only in Eligible Investments at the risk of the Special Servicer.  The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

(b)           On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses.  The Special Servicer shall notify the Master Servicer of all such remittances (and the REO Properties to which the deposits relate) made into the Collection Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional Special Servicing Compensation any interest or net reinvestment income earned on funds deposited in the REO Account.  The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account, out of its own funds immediately as realized; provided that, such investment losses shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of “Eligible Account” both at the time such investment was made and as of a date not more than thirty (30) days prior to the date of such loss and (b) is not the Person that made the relevant investment.  If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from the REO Account, any provision herein to the contrary notwithstanding.

(c)           If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (and in the case of any A/B Whole Loan, the holder of the related B Note and the Trust as a collective whole, and in the case of any Loan Pair, the holder of the related Serviced Companion Loan and the Trust as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(e)), to the extent such amounts cannot be paid from REO Income:

(i)            all insurance premiums due and payable in respect of such REO Property;

(ii)           all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

(iii)          all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital improvements and, to the extent necessary to comply with the REMIC Provisions, capital expenditures).

(d)           The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as “foreclosure property” under the REMIC Provisions or (ii) avoid the imposition of a tax on “income from nonpermitted assets” within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

(i)            the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)           the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulation Section 1.856-4(b)(5);

(iii)           only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

(iv)          none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

(v)           if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Applicable Control Party, and a Nondisqualification Opinion must be obtained; and

(vi)          the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and, if applicable, the holder of a B Note or a Serviced Companion Loan) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property (or if not available from amounts on deposit in the related REO Account, shall be an Additional Trust Expense).  To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the Master Servicer or the Special Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and Section 4.6(e) hereof.

(e)           Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any “income from nonpermitted assets” within the meaning of Section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust’s sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders.  The Special Servicer shall notify the Trustee, the Certificate Administrator and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Certificate Administrator with all information for the Certificate Administrator to file the necessary tax returns in connection therewith and (iii) upon request from the Certificate Administrator, pay from such account to the Certificate Administrator the amount of the applicable tax.  The Certificate Administrator shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

(i)            permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)           permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)          authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten (10) percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)          Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than ninety (90) days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust’s sole expense to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

(f)           Notwithstanding any other provision of this Agreement, the Special Servicer shall not have any obligations with respect to an REO Property that relates to a Mortgaged Property that secures a Non-Serviced Mortgage Loan and all references to the Special Servicer’s obligations in this Agreement with respect to “REO Property” shall exclude any such Mortgaged Property that secures a Non-Serviced Mortgage Loan.

Section 9.15                      Sale of REO Property.

(a)           If title to any REO Property is acquired by the Trust (or its nominee) in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees.  The Special Servicer, subject to Section 10.3 and the terms and conditions of any related Intercreditor Agreement, shall use its reasonable best efforts to sell any REO Property for cash as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and, with respect to a Loan Pair or A/B Whole Loan, for the Certificateholders and the holder of the related Serviced Companion Loan or B Note, as applicable, as a collective whole), but in no event later than the end of the third (3rd) calendar year following the end of the year of its acquisition, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC Provisions, unless (i) the Trustee or the Special Servicer, on behalf of the applicable REMIC Pool, (A) has been granted an extension of time (an “Extension”) (which extension shall be applied for at least sixty (60) days prior to the expiration of the period specified above) by the IRS for the orderly liquidation of such REO Property (a copy of which Extension and the related application shall be delivered to the Certificate Administrator upon request), or (B) is permitted under the REMIC Provisions to continue to hold such REO Property during the period in which the application for such an Extension is pending, in either of which cases the Special Servicer may continue to attempt to sell the REO Property for cash for its fair market value for such longer period as such Extension permits or while the application for such Extension is pending, as the case may be, or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a

Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on “prohibited transactions” of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; provided, however, that in no event shall the Trust be permitted to hold any REO Property beyond the end of the sixth (6th) calendar year following the end of the year of such REO Property’s acquisition.   If the Trustee has not received such an Extension or Opinion of Counsel and the Special Servicer is not able to sell such REO Property for cash within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Applicable Control Party, before the end of such period or extended period, as the case may be, auction the REO Property to the highest cash bidder (which may be the Special Servicer or another Interested Person) in accordance with the Servicing Standard; provided, that if the Special Servicer, any other Interested Person or any of their respective affiliated entities intends to bid on or otherwise purchase any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (iii) the applicable Interested Person shall not bid less than the fair market value set forth in such Appraisal.  Neither the Trustee nor any Affiliate thereof may purchase an REO Property.  Notwithstanding anything contained in this paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in commercial real estate properties similar to the subject REO Property, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such REO Property.  If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable as, a Servicing Advance; provided that, the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(b)           Within thirty (30) days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Certificate Administrator, the 17g-5 Information Provider, the Trust Advisor, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Master Servicer (and the holder of the related B Note, if any, if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan, if in connection with a Loan Pair) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Certificate Administrator (and the holder of the related B Note, if any, if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan, if in connection with a Loan Pair) may reasonably request in writing.

(c)           The Liquidation Proceeds from the final disposition of the REO Property shall be remitted to the Master Servicer for deposit into the Collection Account within one (1) Business Day of receipt.

(d)           Notwithstanding any other provision of this Agreement, the Special Servicer shall not have any obligations with respect to an REO Property that relates to a Mortgaged Property that secures a Non-Serviced Mortgage Loan and all references to the Special Servicer’s obligations in this Agreement with respect to “REO Property” shall exclude any such Mortgaged Property that secures a Non-Serviced Mortgage Loan.

Section 9.16                      Realization on Collateral Security.  In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding or could result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code or on contributions pursuant to Section 860G(d)), unless such action has been approved by a vote of 100% of the Certificateholders (including the Class R Certificateholders).

Section 9.17                      Sale of Defaulted Mortgage Loans.

(a)           Promptly upon a Mortgage Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  Subject to the provisions of this Section 9.17 and Section 10.3, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Mortgage Loan.

(b)           The Special Servicer shall give the Trustee, the Certificate Administrator, the 17g-5 Information Provider, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Master Servicer, the Trust Advisor (other than during any Subordinate Control Period) and the holder of any related B Note or Serviced Companion Loan not less than five (5) Business Days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person shall be obligated to submit an offer to purchase any Defaulted Mortgage Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Mortgage Loan pursuant hereto.

(c)           Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan for purposes of this Section 9.17 shall be determined by the Special Servicer, if the highest offer is from a Person other than an Interested Person, or by the Trustee (determined either by itself or by retaining an independent third party as set forth below), if the highest offer is from an Interested Person; provided, however, that, no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least one (1) other offer is received from an independent third party.  In all cases under this Section 9.17, in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Mortgage Loan, the Trustee, if making such determination itself, shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 9 month period or, in the absence of any such Appraisal, on a new Appraisal.  The appraiser conducting any such new appraisal shall be an Appraiser selected by the Special Servicer if no Interested Person is making an offer with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance.  Where any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan, the Special Servicer shall require that all offers be submitted to the Trustee in writing and be accompanied by a refundable cash deposit in an amount equal to 5% of the offered amount from the person making such offer.  Such refundable cash deposits shall be held in an escrow account maintain and administered by the Special Servicer unless the Special Servicer is an offeree.  In such case, the refundable cash deposits shall be held in an escrow account maintain and administered by the Certificate Administrator.  At the conclusion of the bidding process, the Special Servicer or the Certificate Administrator, as applicable, shall return the deposit of all bidders not selected as the winning bidder.  In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the Defaulted Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan shall in all cases be deemed a fair price.  Notwithstanding anything contained in this paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in mortgage loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan.  If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable as, a Servicing Advance; provided that, the Trustee shall not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(d)           Subject to the other subsections of this Section 9.17, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan, and the collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account.  Any sale of any Defaulted Mortgage Loan shall be for cash.  Any sale of any Defaulted Mortgage Loan shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust (except such recourse to the Trust imposed by those representations and warranties typically given in such transactions and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(e)           Subject to the rights of a holder of any related B Note, Serviced Companion Loan or mezzanine loan, under the respective Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, to purchase a Mortgage Loan, unless and until a Defaulted Mortgage Loan is sold pursuant to this Section 9.17, the Special Servicer shall continue to service and administer such Mortgage Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such Mortgage Loan, as is consistent with this Agreement and the Servicing Standard.

(f)           The purchase price for any Defaulted Mortgage Loan purchased under this Section 9.17 shall be remitted to the Master Servicer for deposit into the Collection Account, and the Trustee or a Custodian on its behalf, upon receipt of an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Defaulted Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan.  In connection with any such purchase, the Special Servicer (to the extent it has possession of such file) and the Master Servicer (to the extent it has possession of such file) shall deliver the related Servicer Mortgage File to such purchaser.

(g)           Notwithstanding any of the foregoing paragraphs of this Section 9.17, but subject to Section 10.3, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines (in consultation with the Trust Advisor, during any Collective Consultation Period and any Senior Consultation Period, and subject to the rights of the Controlling Class Representative set forth in Section 10.3), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(h)           In no event shall the Trust or the Trustee, the Master Servicer or the Special Servicer on the Trustee’s behalf purchase, or pay or advance costs to purchase, any B Note or Serviced Companion Loan.

(i)           Notwithstanding anything to the contrary herein, any purchase of a Defaulted Mortgage Loan pursuant to this Section 9.17 will remain subject to the cure and purchase rights of, in each case if applicable, the holder of any related B Note or Serviced Companion Loan as set forth in the related Intercreditor Agreement and any holder of a related mezzanine loan as set forth in the related mezzanine loan intercreditor agreement.  The Special Servicer shall determine the price to be paid in accordance with the terms of the Intercreditor Agreement or the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of the holder of the related B Note, Serviced Companion Loan or mezzanine loan, as applicable, and shall provide such notices to the holder of the related B Note, Serviced Companion Loan or mezzanine loan, as applicable, as are required by the Intercreditor Agreement or the related mezzanine loan intercreditor agreement, as the case may be, in connection with each such holders’ purchase rights.

Section 9.18                      A/B Whole Loans.  The parties acknowledge that the Special Servicer shall not be entitled or required to exercise the rights and powers granted to any “Note B Holder” as defined under the related Intercreditor Agreement.  Subject to Section 10.3, when (i) any A Note or B Note under any A/B Whole Loan, (ii) any Serviced Pari Passu Mortgage Loan or Serviced Companion Loan under any Loan Pair, or (iii) any Mortgage Loan with any related mezzanine loan, as applicable, constitutes a Specially Serviced Mortgage Loan, the Special Servicer shall be entitled to exercise the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement that the Master Servicer would be entitled to exercise under Section 8.1(j) hereof with respect to the related A Note, Serviced Pari Passu Mortgage Loan or Mortgage Loan, as applicable.

Section 9.19                      Reserved.

Section 9.20                      Merger or Consolidation.  Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that the Special Servicer shall have provided a Rating Agency Communication to each Rating Agency and each other NRSRO with respect to any securities rated by any such NRSRO evidencing interests in any Serviced Companion Loan or B Note; provided, further, that the successor or surviving Person meets the requirements set forth in Section 9.30(g) for a successor Special Servicer and if, and for so long as, the Trust, or with respect to any Serviced Companion Loan the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, is subject to the reporting requirements of the Exchange Act, the Depositor or the depositor under such Other Companion Loan Pooling and Servicing Agreement, as the case may be, shall have consented thereto (which consent shall not be unreasonably delayed or withheld).  If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer’s servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in

Section 9.31.  The successor or surviving Person shall provide prompt notice of the merger or consolidation to the other parties hereto, the 17g-5 Information Provider and, subject to Section 5.7, the Rating Agencies.  If the Special Servicer enters into a merger and the Special Servicer is the surviving entity under applicable law, the Special Servicer shall not, as a result of the merger, be required to provide a Rating Agency Communication, meet the requirements of Section 9.30(g), or obtain the consent of the Depositor or any depositor under an Other Companion Loan Pooling and Servicing Agreement.

Section 9.21                      Resignation of Special Servicer.

(a)           Except as otherwise provided in this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trustee.  In connection with any such resignation, the successor special servicer shall either:  (i) during any Subordinate Control Period, be appointed by the Controlling Class Representative in accordance with the first (1st) paragraph of Section 9.30(c); or (ii) during any Collective Consultation Period or any Senior Consultation Period, be appointed by the Trustee and, during any Collective Consultation Period, be reasonably acceptable to the Controlling Class Representative, and otherwise satisfy the requirements for a successor Special Servicer set forth in Section 9.30(g); provided that in either case the Trustee shall have provided each Rating Agency and each other NRSRO with respect to any securities rated by any such NRSRO evidencing interests in any Serviced Companion Loan or B Note with a Rating Agency Communication with respect to the replacement of the existing Special Servicer with the proposed successor.  Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.  The Special Servicer shall bear all costs associated with its resignation and the transfer of servicing under this Section 9.21(a).  Notwithstanding the foregoing, if the Special Servicer shall cease to serve as such in accordance with this Section 9.21(a) and a successor servicer shall not have been engaged (or, during any Subordinate Control Period, shall not have been appointed by the Controlling Class Representative and engaged), the Trustee or an agent of the Trustee shall assume the duties and obligations of the Special Servicer under this Agreement.  If the Trustee or an agent of the Trustee assumes the duties and obligations of the Special Servicer pursuant to this Section 9.12(a), the Trustee or such agent shall be permitted to resign as special servicer if it has been replaced by a successor servicer satisfying the criteria in the fourth (4th) preceding sentence above.

(b)           The Special Servicer may resign from the obligations and duties hereby imposed on it, upon thirty (30) days notice to the Trustee, provided that (i) a successor special servicer (A) is available, (B) during any Subordinate Control Period, is acceptable to or has been appointed by the Controlling Class Representative, (C) during any Collective Consultation Period, is reasonably acceptable to the Controlling Class Representative, the Depositor, and the Trustee, (D) during any Senior Consultation Period, is reasonably acceptable to the Depositor and the Trustee, (E) is willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, and (F) otherwise satisfies the requirements for a successor Special Servicer set forth in Section 9.30(g), (ii) the successor special servicer has a net worth of at least $15,000,000, (iii) (a) the successor special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s and a commercial mortgage loan securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination and neither Moody’s nor DBRS has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities, as applicable, as the reason for such downgrade or withdrawal or (b) if such successor special servicer is not acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s and/or DBRS in such twelve (12) month period, then such Rating Agency shall have provided a Rating Agency Confirmation, and (iv) the resigning Special Servicer shall have provided each Rating Agency with a Rating Agency Communication with respect to such resignation.  Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

(c)           No such resignation under paragraph (a) or (b) above shall become effective unless and until such successor Special Servicer enters into an agreement with the other parties hereto assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

(d)           If the Special Servicer resigns under this Section 9.21, it shall continue to have rights to any and all compensation, indemnification, reimbursement of Advances and any other amounts due to the Special Servicer hereunder which were earned, accrued or expended prior to termination.

Section 9.22                      Assignment or Delegation of Duties by Special Servicer.  The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or (B)  assign and delegate all of its duties hereunder.  In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement.  In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer, the Certificate Administrator, the 17g-5 Information Provider, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the other parties hereto an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has a net worth in excess of $15,000,000 and otherwise satisfies the requirements for a successor Special Servicer set forth in Section 9.30(g); (iv) the Special Servicer shall have provided to each Rating Agency a Rating Agency Communication with respect to such assignment and delegation; (v) during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative consents to such assignment and delegation, such consent not to be unreasonably withheld during any Collective Consultation Period; (vi) the Depositor consents to such assignment and delegation, such consent not to be unreasonably withheld and (vii) (a) the successor special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s and a commercial mortgage loan securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination and neither Moody’s nor DBRS has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities, as applicable, as the reason for such downgrade or withdrawal or (b) if such successor special servicer is not acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s and/or DBRS in such twelve (12) month period, then such Rating Agency shall have provided a Rating Agency Confirmation.  Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section 9.4 hereof.

Section 9.23                      Limitation on Liability of the Special Servicer and Others.

(a)           Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the Depositor, the Trustee, the Certificate Administrator, the Underwriters, the Initial Purchasers, the holder of any B Note, the holder of any Serviced Companion Loan or the Master Servicer for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder.  The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder.  The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of any B Note, the holder of any Serviced Companion Loan and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee.  In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as a Servicing Advance, together with interest thereon, as provided by Section 5.2 hereof.

(b)           In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement, including by the Master Servicer.  Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts.  Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.  The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information unless otherwise required hereunder.

(c)           The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer, or the Trustee in this Agreement.  The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

(d)           Except as otherwise specifically provided herein:

(i)           the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; and

(iii)           the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine.

(e)           The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer, the Trustee and the Certificate Administrator, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys’ fees incurred in connection with any legal action relating to the Master Servicer’s, the Trustee’s or the Certificate Administrator’s, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer’s duties hereunder or by reason of negligent disregard of the Special Servicer’s obligations and duties hereunder.  The Special Servicer shall promptly notify the Master Servicer, the Trustee and the Certificate Administrator, if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Master Servicer, the Trustee or the Certificate Administrator, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer).  Any failure to so notify the Master Servicer, the Trustee or the Certificate Administrator shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer, the Trustee or the Certificate Administrator is materially prejudiced thereby.  The indemnification provided herein shall survive the termination of this Agreement and the termination, removal or resignation of the Special Servicer. Any payment hereunder made by the Master Servicer, the Trustee or the Certificate Administrator, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Master Servicer’s, the Trustee’s or the Certificate Administrator’s, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement.  Any expenses incurred or indemnification payments made by the Trustee, the Certificate Administrator or the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Certificate Administrator or the Master Servicer, as the case may be, was not culpable or found to not have acted with willful misfeasance, bad faith or negligence.

Section 9.24                      Indemnification; Third-Party Claims.

(a)           The Special Servicer and any director, officer, employee or agent of the Special Servicer (the “Special Servicer Indemnified Parties”) shall be indemnified and held harmless out of the proceeds of the Mortgage Loans, any Serviced Companion Loans and any B Notes (including REO Loans), against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (“Special Servicer Losses”) incurred in connection with any legal action relating to (i) this Agreement, any Mortgage Loans, any Serviced Companion Loans, any B Notes, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses and (ii) any action properly taken by the Special Servicer in accordance with this Agreement based on an instruction delivered in writing to the Special Servicer by the Trustee, the Controlling Class Representative or the Master Servicer pursuant to any provision of this Agreement, and the Special Servicer and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys’ fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, in each case other than any loss, liability or expense:  (A) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of this Agreement; (B) which constitutes a Servicing Advance that is otherwise reimbursable under this Agreement; (C) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in this Agreement; or (D) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under this Agreement or negligent disregard of such obligations or duties.

Except as provided in the following sentence, indemnification for Special Servicer Losses described in the preceding paragraph (including in the case of such Special Servicer Losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, any Serviced Companion Loan or any B Note.  In the case of any such Special Servicer Losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense:

(1) if such Special Servicer Losses relate to a Loan Pair, then (subject to the related Intercreditor Agreement) such indemnification shall be paid (x) first, out of collections on, and other proceeds of, such Serviced Pari Passu Mortgage Loan and Serviced Companion Loan, in the relative proportions provided for in the applicable Intercreditor Agreement and (y) if the collections and proceeds described in subclause (x) of this clause (1) are not sufficient to so indemnify the Special Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole; and

(2) if such Special Servicer Losses relate to any A/B Whole Loan, then (subject to the related Intercreditor Agreement) such indemnification shall be paid (x) first, if and to the extent permitted under the applicable Intercreditor Agreement, out of collections on, and other proceeds of, the B Note or B Notes related to such A/B Whole Loan, and (y) if the collections and proceeds described in subclause (x) of this clause (2) are not sufficient to so indemnify the Special Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee) and the Trust shall pay, from amounts on deposit in the Collection Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  The Master Servicer shall promptly make from the Collection Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, any Serviced Companion Loan or any B Note, as set forth above, out of the related Serviced Companion Loan Custodial Account or the related A/B Whole Loan Custodial Account) any payments certified by the Special Servicer to the Master Servicer, the Trustee and the Certificate Administrator as required to be made to the Special Servicer pursuant to this Section 9.24.

(b)           The Special Servicer agrees to indemnify the Trust, and the Trustee, the Depositor, the Master Servicer, the Trust Advisor, the Certificate Administrator and any director, officer, employee or agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that such person may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer.  The Trustee, the Depositor, the Certificate Administrator, the Trust Advisor or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Certificate Administrator, the Trust Advisor or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Certificate Administrator, the Trust Advisor or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Depositor, the Certificate Administrator, the Trust Advisor or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer’s defense of such claim is materially prejudiced thereby.  Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

(c)           The indemnification provided in Sections 9.24(a) and 9.24(b) shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Certificate Administrator, the Trust Advisor, the Master Servicer or the Trustee.

(d)           Any Non-Serviced Mortgage Loan Special Servicer and any director, officer, employee or agent of such Non-Serviced Mortgage Loan Special Servicer shall be indemnified by the Trust and held harmless against the Trust’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and this Agreement, and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Special Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

Section 9.25                      Reserved.

Section 9.26                      Special Servicer May Own Certificates.  The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent.  Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

Section 9.27                      Tax Reporting.  The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan and any REO Property.  The Special Servicer shall provide to the Master Servicer copies of any such reports.  The Master Servicer shall forward such reports to the Certificate Administrator.

Section 9.28                      Application of Funds Received.  It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans, any Serviced Companion Loan and any B Note (other than payments with respect to REO Income).  If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one (1) Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof) remit such payment or other amounts (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer for deposit into the Collection Account.  The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

Section 9.29                      Compliance with REMIC Provisions and Grantor Trust Provisions.  The Special Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of any REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation.  The Special Servicer shall not (A) take any action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on contributions pursuant to Section 860G(d)) or (B) take any action or cause the Class H Grantor Trust to take any action that could (i) endanger its status as a grantor trust, an “investment trust” under Treasury Regulations Section 301.7701-4(c), or a “domestic trust” under Treasury Regulations Section 301.7701-7 or (ii) result in the imposition of any tax upon the Class H Grantor Trust unless the Master Servicer and the Certificate Administrator have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax.  The Special Servicer shall comply with the provisions of Article XII hereof.  Notwithstanding the foregoing, the Special Servicer shall not be liable for an Adverse REMIC Event resulting from the failure of any Mortgage Loan by its terms to comply with Revenue Procedure 2010-30 or other REMIC Provisions.

Section 9.30                      Termination.

(a)           The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.3, 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) thirty (30) days following the date on which the Trustee or the Controlling Class Representative has given written notice to the Special Servicer that the Special Servicer is terminated pursuant to Section 9.30(b) or 9.30(c), respectively and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21.

(b)           The Trustee may terminate the Special Servicer if any of the following have occurred and are continuing or have not been cured:

(i)             the Special Servicer has failed to remit any amount required to be remitted to the Master Servicer within one (1) Business Day following the date such amount was required to have been remitted under the terms of this Agreement;

(ii)            the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made;

(iii)           the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement (other than if and for so long as the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of the Exchange Act, the duties, covenants or agreements set forth in Article XIII to the extent described in Section 9.30(b)(ix)), and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure if (A) the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and (B) the Certificateholders would not be materially and adversely affected thereby; provided, however, that such cure period may not exceed 90 days;

(iv)           the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure if (A) the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and (B) the Certificateholders shall not be materially and adversely affected thereby; provided, however, that such cure period may not exceed 90 days;

(v)            a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(vi)           the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property;

(vii)          the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

(viii)         the Special Servicer obtains knowledge that DBRS or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a B Note or Serviced Companion Loan or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS or Moody’s, as applicable, within sixty (60) days of the date the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), cited servicing concerns with the Special Servicer as the sole or material factor in such rating action;

(ix)            if, and for so long as the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of the Exchange Act, the Special Servicer, or any Servicing Function Participant appointed by the Special Servicer, shall fail to comply with any of its obligations under Article XIII of this Agreement; or

(x)             if, and for so long as the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of the Exchange Act, the Special Servicer shall fail to terminate, on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the Master Servicer, any Sub-Servicer appointed by the Special Servicer.

Such termination shall be effective on the date that the Trustee specifies in a written notice to the Special Servicer that the Special Servicer is terminated due to the occurrence of one of the foregoing events and the expiration of any applicable cure period or grace period specified above for such event.  During any Subordinate Control Period, the Controlling Class Representative shall have the right to appoint a successor Special Servicer if the Trustee terminates the existing Special Servicer.

Any event described in clauses (i) through (viii) of the first (1st) sentence of the prior paragraph may be waived by the Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement).

(c)           During any Subordinate Control Period, the Controlling Class Representative shall have the right to terminate the Special Servicer at any time, with or without cause, and the Controlling Class Representative shall have the right to, and shall, appoint a successor Special Servicer who will execute and deliver to the other parties hereto an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided that the Trustee shall have provided each Rating Agency and each other NRSRO with respect to any securities rated by any such NRSRO evidencing interests in any Serviced Companion Loan or B Note with a Rating Agency Communication prior to the termination of the Special Servicer.  The Special Servicer shall not be terminated pursuant to this paragraph until a successor Special Servicer shall have been appointed.  The Controlling Class Representative shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).  Notwithstanding anything to the contrary in this Agreement, no successor Special Servicer appointed by the Controlling Class Representative pursuant to Section 9.21(a), Section 9.30(b) or this Section 9.30(c) will be required to meet any net worth requirements.

During any Collective Consultation Period and any Senior Consultation Period, upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer meeting the requirements of Section 9.30(g), (ii) payment by such Holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by, and at the expense of, such Holders to each Rating Agency (with a copy to the Certificate Administrator and the Trustee) of a Rating Agency Communication with respect to the termination of the existing Special Servicer and the replacement thereof with the proposed successor, the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register.  Upon the written direction of Holders of Certificates evidencing at least 75% of the aggregate Voting Rights of the Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement, and the proposed successor Special Servicer shall succeed to the duties of the Special Servicer all as if a removal and replacement were occurring pursuant to Section 9.30(b) and Section 9.31; provided that if such written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect.  The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other.  The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions.  As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer.  The Holders of the Certificates that initiated the vote to replace the Special Servicer shall pay the costs and expenses incurred in connection with the removal and replacement of the Special Servicer pursuant to this paragraph.

In addition, during any Senior Consultation Period, if the Trust Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Trust Advisor may recommend the replacement of the Special Servicer.  In such event, the Trust Advisor shall deliver to the Trustee and Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with the relevant information justifying its recommendation) and recommending a suggested replacement special servicer.  The Certificate Administrator shall notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s Website.  The replacement of the Special Servicer based on the Trust Advisor’s recommendation must be confirmed by an affirmative vote of the Holders of Principal Balance Certificates evidencing greater than 50% of the aggregate Voting Rights of all Principal Balance Certificates on an aggregate basis; provided that if a proposed termination and replacement of the Special Servicer following the initial recommendation of the Trust Advisor is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement shall have no further force and effect.  If the Holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Trustee will be required to provide to each Rating Agency a Rating Agency Communication at that time.  If the successor special servicer agrees to be bound by the terms of this Agreement, the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under this Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer satisfies the requirements of Section 9.30(g), subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in this Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a replacement special servicer, providing the Rating Agency Communications and administering the vote of the applicable Principal Balance Certificates will be an Additional Trust Expense.  In any case, the Trustee will notify the outgoing Special Servicer promptly of the effective date of its termination.

(d)           To the extent set forth in the related Intercreditor Agreement, the holder of a Serviced Companion Loan or B Note, and with regard to the holder of a B Note, only for so long as it is the related Loan-Specific Directing Holder, shall have the right to terminate the Special Servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, if the holder of the related Serviced Companion Loan or B Note so terminates the Special Servicer, the holder of that Serviced Companion Loan or B Note shall appoint a successor Special Servicer who will (i) in the case of the related Loan Pair or A/B Whole Loan, be reasonably satisfactory to the Trustee and to the Depositor; and (ii) execute and deliver to the

Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall provide to each Rating Agency a Rating Agency Communication prior to the termination of the Special Servicer.  The Special Servicer shall not be terminated pursuant to this Section 9.30(d) until a successor Special Servicer shall have been appointed.  The holder of the applicable Serviced Companion Loan or B Note shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).  If the holder of a Serviced Companion Loan or B Note terminates the Special Servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, and appoints a successor special servicer with respect to such Loan Pair or A/B Whole Loan, as applicable, then the Controlling Class Representative shall not have the right to terminate any such successor special servicer without cause until the holder of the related Serviced Companion Loan or B Note is no longer the Loan-Specific Directing Holder with respect to such Loan Pair or A/B Whole Loan, as applicable.

(e)           Reserved.

(f)           If a replacement special servicer is appointed with respect to a Loan Pair or an A/B Whole Loan at the request of the Loan-Specific Directing Holder of such Loan Pair or A/B Whole Loan or at the request of a Serviced Companion Loan holder, as applicable, in accordance with Section 9.30(d) or Section 9.30(e) (any such replacement special servicer, a “Loan-Specific Special Servicer”), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean the related Loan-Specific Special Servicer, insofar as such duties and obligations relate to a Loan Pair or an A/B Whole Loan, as applicable, as to which a Loan-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean the related Loan-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Loan Pair or A/B Whole Loan, as applicable, as to which a Loan-Specific Special Servicer has been appointed in accordance with Section 9.30(d) or Section 9.30(e), and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust pursuant to Section 11.1(b), the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each Loan-Specific Special Servicer and the General Special Servicer; and (v) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation or warranty hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the related Loan-Specific Special Servicer or the General Special Servicer, as applicable.  References in this Section 9.30(f) to “General Special Servicer” mean the Person performing the duties and obligations of Special

Servicer with respect to the Mortgage Loans (exclusive of each and every A/B Whole Loan and Loan Pair as to which a Loan-Specific Special Servicer has been appointed).

(g)           In no event may a successor Special Servicer be a current or former Trust Advisor or any Affiliate of such current or former Trust Advisor.  Further, such successor must be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement (other than any net worth requirement during any Subordinate Control Period when the Controlling Class Representative is appointing the successor Special Servicer in accordance with Section 9.21(a), Section 9.30(b) or Section 9.30(c)) and, if applicable, any Intercreditor Agreement, (ii) is not obligated or allowed to pay the Trust Advisor (x) any fees or otherwise compensate the Trust Advisor in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Trust Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to receive any compensation from the Trust Advisor, (iv) does not have an arrangement with the Trust Advisor providing that the Trust Advisor is entitled to receive any compensation from the Special Servicer for such replacement, appointment or recommendation,  and (v) is not entitled to receive any fee from the Trust Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.

(h)           If the Special Servicer is terminated under this Agreement, it shall continue to have any rights to any and all compensation, reimbursement of Advances and any other amounts due to the Special Servicer hereunder which were earned, accrued or expended prior to termination.

Section 9.31                      Procedure Upon Termination.

(a)           Notice of any termination pursuant to clause (i) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Certificate Administrator no later than the later of (i) five (5) Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth (6th) day of the month in which the final Distribution Date will occur.  Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23, 9.24 and 9.28 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

(b)           On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate, subject to the Special Servicer’s right to receive compensation and indemnification as expressly provided herein, as well as the benefit of any other rights that survive termination hereunder; provided, that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer’s obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans.  The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section 9.20 hereof and otherwise complies with Section 9.30(g).  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer’s responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer’s functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.  On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement with respect to the applicable Serviced Pari Passu Mortgage Loan, whether such Mortgage Loan is a Specially Serviced Mortgage Loan or otherwise, shall terminate.  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.

Section 9.32                      Certain Special Servicer Reports.

(a)           The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer no later than Special Servicer Remittance Date for each month, the CREFC Special Servicer Loan File, in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CREFC format.  The Master Servicer may use such reports or information contained therein to prepare its reports and the Master Servicer shall forward such reports directly to the Depositor and the Certificate Administrator.

(b)           The Special Servicer shall maintain accurate records, prepared by a Special Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan, B Note, Serviced Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer’s Certificate delivered to the Trustee, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (other than during any Subordinate Control Period), the Certificate Administrator and the Master Servicer no later than the tenth (10th) Business Day following such Final Recovery Determination.  The Special Servicer shall promptly provide the Master Servicer with electronic written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination.  The Special  Servicer shall promptly provide a copy of such notice electronically to the Trustee, the Certificate Administrator (who shall promptly post a copy thereof on the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post a copy thereof on the 17g-5 Information Provider’s Website pursuant to Section 5.7)).

(c)           The Special Servicer shall provide to the Master Servicer, at the reasonable request in writing of the Master Servicer, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer shall require in order for the Master Servicer to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder.  The Master Servicer shall provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Master Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

(d)           Not later than twenty (20) days after any calendar month end, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business for such related calendar month end, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the related calendar month the aggregate of deposits into and withdrawals from each REO Account.

(e)           With respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicer (and the Master Servicer shall, upon receipt, deliver electronically to the Certificate Administrator, the 17g-5 Information Provider, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trust Advisor (other than during any Subordinate Control Period)), on or before April 15 of each year, commencing with April 15, 2012, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above; provided, that, with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan prior to April 15, 2012 and for which the items in clause (i) and (ii) above have not been delivered, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, deliver such items to the Master Servicer, the Certificate Administrator, the Rating Agencies (subject to Section 5.7), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trust Advisor (other than during any Subordinate Control Period), as soon as possible after receipt of such items.

(f)           The Special Servicer shall deliver to the Master Servicer, the Depositor, the Certificate Administrator and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee, the Certificate Administrator or the Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Certificate Administrator or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

(g)           The Special Servicer shall deliver electronically a written Inspection Report of each Mortgaged Property securing a Specially Serviced Mortgage Loan in accordance with Section 9.3(b) to the Master Servicer (who shall deliver electronically such written inspection report to the Certificate Administrator, the 17g-5 Information Provider, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), and the Trust Advisor (other than during any Subordinate Control Period)).

(h)           The Special Servicer shall prepare a report (the “Asset Status Report”) recommending the taking of certain actions for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan and deliver such Asset Status Report, together with all information reasonably requested by the Applicable Control Party in the possession of the Special Servicer that is reasonably necessary to make a decision regarding the Asset Status Report, to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) or any related Loan-Specific Directing Holder (with respect to an A/B Whole Loan or a Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder), as applicable, and the Master Servicer, the Certificate Administrator, the 17g-5 Information Provider and, during any Collective Consultation Period and any Senior Consultation Period, the Trust Advisor not later than forty-five (45) days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)            a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

(ii)           a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 9.12(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

(iii)          the most current rent roll and income or operating statement available for the related Mortgaged Property or Mortgaged Properties;

(iv)          a summary of the applicable Special Servicer’s recommended action with respect to such Specially Serviced Mortgage Loan;

(v)           the Appraised Value of the related Mortgaged Property or Mortgaged Properties, together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal); and

(vi)          such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.

If (i) the Applicable Control Party affirmatively approves in writing an Asset Status Report, (ii) after ten (10) Business Days from receipt of an Asset Status Report, together with all information in the possession of the Special Servicer that is necessary for the Applicable Control Party to make a decision regarding the Asset Status Report, the Applicable Control Party does not object to such Asset Status Report or (iii) within ten (10) Business Days after receipt of an Asset Status Report, together with all information in the possession of the Special Servicer that is necessary for the Applicable Control Party to make a decision regarding the Asset Status Report, the Applicable Control Party objects to such Asset Status Report and the Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders and any holder of a related B Note or Serviced Companion Loan, as a collective whole, then the Special Servicer shall take the recommended actions described in the Asset Status Report.  Within ten (10) Business Days after receipt of an Asset Status Report, together with all information reasonably requested by the Applicable Control Party in the possession of the Special Servicer that is reasonably necessary to make a decision regarding the Asset Status Report, the Applicable Control Party may object to such Asset Status Report; provided that following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of such ten (10) Business Day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such action before the expiration of such ten (10) Business Day period would materially and adversely affect the interest of the Certificateholders and the holder of any related B Note or Serviced Companion Loan, and the Special Servicer has made a reasonable effort to contact the Applicable Control Party, as applicable.  If the Applicable Control Party objects to an Asset Status Report, together with all information reasonably requested by the Applicable Control Party in the possession of the Special Servicer that is reasonably necessary for the Applicable Control Party to make a decision regarding the Asset Status Report, within the above-referenced ten (10) Business Day period, then the Special Servicer (absent a determination set forth in clause (iii) of the first sentence of this paragraph) shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after the objection to the Asset Status Report by the Applicable Control Party.  The Special Servicer shall revise such Asset Status Report as provided in the prior sentence until the earlier of (a) the delivery by the Applicable Control Party of an affirmative approval in writing of such revised Asset Status Report, and (b) the failure of the Applicable Control Party to disapprove such revised Asset Status Report in writing within ten (10) Business Days of its receipt thereof.  In any event, if the Applicable Control Party does not approve an Asset Status Report within ninety (90) days from the submission of such Asset Status Report, the Special Servicer shall take such action as directed by the Applicable Control Party, provided that such action does not violate the Servicing Standard.  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

Other than with respect to an A/B Whole Loan or a Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder, each of the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) and the Controlling Class Representative (during any Collective Consultation Period) will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report.  During any Collective Consultation Period and any Senior Consultation Period, other than with respect to an A/B Whole Loan or a Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder, the Special Servicer shall consider such alternative courses of action and any other feedback provided by the Trust Advisor or the Controlling Class Representative, as applicable.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Trust Advisor (and, during any Collective Consultation Period, the Controlling Class Representative).

The Asset Status Report is not intended to replace or satisfy any other specific consent or approval right which the Applicable Control Party may have.

The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard.  If the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify the Applicable Control Party of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

The Special Servicer shall deliver to the Master Servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor, the 17g-5 Information Provider (which shall promptly post the same to the 17g-5 Information Provider’s Website) and, subject to Section 5.7, each Rating Agency a copy of each Final Asset Status Report, in each case with reasonable promptness following the adoption thereof.

Notwithstanding anything herein to the contrary:  (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 10.3 or any other provision of this Agreement, or a Loan-Specific Directing Holder, as contemplated by this Agreement or the related Intercreditor Agreement, may (and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Special Servicer has determined, in its reasonable, good faith judgment, would):  (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the applicable Special Servicer’s obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Class H Grantor Trust, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under this Agreement.

(i)           With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Certificate Administrator, without charge and within two Business Days following the end of such Collection Period, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period.

Section 9.33                      Special Servicer to Cooperate with the Master Servicer, the Trustee and the Certificate Administrator.

(a)           Subject to Section 5.4(e), the Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer, the Trustee or the Certificate Administrator to enable it to perform its duties under this Agreement; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC Pool and the grantor trust status of the Class H Grantor Trust or (ii) expose the Special Servicer, the Trust, the Certificate Administrator or the Trustee to liability or materially expand the scope of the Special Servicer’s responsibilities under this Agreement.  In addition, the Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof.  The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

(b)           In addition to any other rights that a Controlling Class Representative or Loan-Specific Directing Holder may have hereunder, the Special Servicer shall from time to time make reports, recommendations and analyses to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period and other than with respect to an A/B Whole Loan or a Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder) or any related Loan-Specific Directing Holder (with respect to an A/B Whole Loan or a Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Loan-Specific Directing Holder), as applicable, with respect to the following matters, the expense of which shall not be an expense of the Trust:

(i)            whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

(ii)           if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

(iii)          whether the waiver or enforcement of any “due-on-sale” clause or “due-on-encumbrance” clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

(iv)          in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, whether to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer’s regular commercial mortgage origination or servicing standard;

(v)           in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

(vi)          with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a net present value basis (calculated at the applicable Calculation Rate) than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

ARTICLE X
CERTAIN MATTERS RELATING TO THE CONTROLLING CLASS
REPRESENTATIVE, THE TRUST ADVISOR AND THE HOLDERS
OF THE B NOTES AND SERVICED COMPANION LOANS

Section 10.1                      Selection and Removal of the Controlling Class Representative.

(a)           The Majority Controlling Class Certificateholders may elect the Controlling Class Representative.

(b)           The Controlling Class Representative shall be the Controlling Class Representative (or other representative) selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time; provided that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from the Majority Controlling Class Certificateholders that a Controlling Class Representative is no longer so designated, the Controlling Class Certificateholder which owns, and is identified (with contact information) to the Master Servicer, the Special Servicer and Certificate Administrator as owning, the largest aggregate Certificate Balance of Certificates of the Controlling Class shall be the Controlling Class Representative; provided that, if such Holder elects or has elected to not be the Controlling Class Representative, then the Holder of the next largest aggregate Certificate Balance shall be the Controlling Class

Representative.  Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Controlling Class Representative.

(c)           The initial Controlling Class Representative is BlackRock Financial Management, Inc. (on behalf of one or more managed accounts).  The Controlling Class shall give written notice to the Trustee, the Certificate Administrator, the Trust Advisor, the Master Servicer and the Special Servicer of the appointment of any subsequent Controlling Class Representative (in order to receive notices hereunder).

(d)           The Controlling Class Representative may be removed at any time by the written vote of the Majority Controlling Class Certificateholders, and a copy of the results of such vote must be delivered to each of the parties to this Agreement.

(e)           Reserved.

(f)           Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Certificate of the Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof.  Any Certificateholder or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Certificate Administrator when such Certificateholder or its designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Administrator will notify the Trustee, the Special Servicer and the Master Servicer of the identity of the Controlling Class Representative and any resignation or removal thereof.  In addition, upon the request of the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator shall provide the name of the then-current Controlling Class and a list of the Certificateholders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class to such requesting party.

(g)           Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Trust Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholders shall have notified each other party to this Agreement and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.

(h)           Until it receives notice to the contrary, each party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

Section 10.2                      Limitation on Liability of Controlling Class Representative; Acknowledgements of the Certificateholders.  The Controlling Class Representative will have no liability to the Trust or Certificateholders for having acted in accordance with or as permitted by this Agreement.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that:  (i) the Controlling Class Representative, the Holders of the Control Eligible Certificates and/or the Loan-Specific Directing Holders may each have special relationships and interests that conflict with those of Holders of one or more other Classes of Certificates; (ii) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may act solely in the interests of the Holders of the respective Classes of the Control Eligible Certificates (or any of them), and any Loan-Specific Directing Holder may act solely in its own interests; (iii) the Controlling Class Representative, the Holders of the Control Eligible Certificates and the Loan-Specific Directing Holders do not have any duties to the Holders of any other Class of Certificates; (iv) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may take actions that favor interests of the Holders of the respective Classes of the Control Eligible Certificates (or any of them), and any Loan-Specific Directing Holder may take actions that favor its interests, over the interests of the Holders of one or more other Classes of Certificates; (v) none of the Controlling Class Representative, the Holders of the Control Eligible Certificates and/or the Loan-Specific Directing Holders shall have any liability whatsoever to the Trust, the other parties to this Agreement, the Certificateholders or any other Person (including any Mortgagor) for having acted in accordance with or as permitted under the terms of this Agreement; and (vi) the Holders of the Certificates may not take any action whatsoever against the Controlling Class Representative, the Controlling Class, any Holder of a Control Eligible Certificate, any Loan-Specific Directing Holder or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative, the Controlling Class, the Holders of the Control Eligible Certificates and/or any Loan-Specific Directing Holder as applicable, having acted in accordance with the terms of and as permitted under this Agreement.

Section 10.3                      Rights and Powers of Controlling Class Representative.

(a)           Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 10.3(b), Section 10.3(c) and the second (2nd) and third (3rd) paragraphs of this Section 10.3(a), (i) the Master Servicer shall not be permitted to take any of the actions constituting a Major Decision unless it has obtained the consent of the Special Servicer (which approval shall be deemed given if the Special Servicer does not object within fifteen (15) Business Days (or (i) in the case of an action relating to an A/B Whole Loan or Loan Pair while the holder of the related B Note or Serviced Companion Loan, as the case may be, is the related Loan-Specific Directing Holder, within the period expiring five (5) Business Days following the expiration of the related Loan-Specific Directing Holder’s decision period under the related Intercreditor Agreement, and (ii) in the case of a determination of an Acceptable Insurance Default, ninety (90) days) of receipt of the Master Servicer’s written analysis and recommendation together with any information in the possession of the Master Servicer that is reasonably required to make a decision regarding the subject action), and (ii) during any Subordinate Control Period, the Special Servicer shall not be permitted to consent to the Master Servicer’s taking any of the actions constituting a Major Decision, nor will the Special Servicer itself be permitted to take any of the actions constituting a Major Decision, (i) as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, thirty (30) days), and (ii) in the case of an action relating to an A/B Whole Loan or Loan Pair while the holder of the related B Note or Serviced Companion Loan, as the case may be, is the related Loan-Specific Directing Holder, as to which the related Loan-Specific Directing Holder has objected within the decision period provided for under the related Intercreditor Agreement, in each case after receipt of the written recommendation and analysis from the Special Servicer, together with any information in the possession of the Special Servicer that is reasonably necessary to make a decision regarding the subject action (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day (or, in the case of a determination of an Acceptable Insurance Default, thirty (30) day) period, then the Controlling Class Representative will be deemed to have approved such action); provided that if the Special Servicer or Master Servicer (if the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Controlling Class Representative during any Subordinate Control Period, is necessary to protect the interests of the Certificateholders and, with respect to any A/B Whole Loan or Loan Pair, the holder of the related B Note or Serviced Companion Loan, as applicable (as a collective whole as if such Certificateholders and the holder of such B Note or Serviced Companion Loan, as the case may be, constituted a single lender), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response; provided, further, that the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions during any Collective Consultation Period or any Senior Consultation Period; provided, further, that during any Collective Consultation Period and any Senior Consultation Period, the Special Servicer will be required to consult, solely on a non-binding basis (and to consider alternative actions recommended by each such party) (i) with the Trust Advisor, as to any of the Major Decisions, and (ii) during any Collective Consultation Period, with the Controlling Class Representative with respect to any of the Major Decisions and any other matter as to which consent of the Controlling Class Representative would have been required during any Subordinate Control Period.

In addition, during any Subordinate Control Period, subject to Section 10.3(b), Section 10.3(c) and the immediately following paragraph, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, A/B Whole Loan or Loan Pair as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.  Notwithstanding anything herein to the contrary, no such direction, and no direction or objection contemplated by the preceding paragraph or any other provision of this Agreement, may require or cause the Master Servicer or the Special Servicer to violate any provision of any loan documents, any Intercreditor Agreement, applicable law, this Agreement or the REMIC Provisions, including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder.  Furthermore, in addition to the Controlling Class Representative’s rights of consent and consultation (as applicable) as set forth in Section 10.3(a) above, it is understood and agreed that to the extent any other provision of this Agreement requires the provision of notice to, the obtaining of consent of, and/or consultation with, the Controlling Class Representative, or otherwise provides for any right of the Controlling Class Representative thereunder, then none of the Trustee, the Master Servicer or the Special Servicer shall be entitled to take any action (or omit to take any action) in contravention of the applicable rights of the Controlling Class Representative contained in such provision; provided that this sentence is not intended to in any way (i) expand the rights of the Controlling Class Representative, (ii) limit the application of the immediately preceding sentence, (iii) remove any limitations on the exercise of such rights set forth in, such other provisions, or (iv) require the Trustee, the Master Servicer and/or the Special Servicer to send a notice to, obtain the consent of, or consult with a new Controlling Class Representative whose name and contact information have not yet been provided to the Trustee, the Master Servicer and/or the Special Servicer; and provided, further, that if such other provisions are in any way subject to this Section 10.3, then the exercise of such rights shall be subject to Section 10.3(b) and the immediately following paragraph.

If the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Controlling Class Representative or any direction or advice from the Controlling Class Representative would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any loan documents, any Intercreditor Agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent, direction or advice and notify the Controlling Class Representative, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor.  The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Controlling Class Representative that does not violate any loan documents, any Intercreditor Agreement, any applicable law, the REMIC Provisions, or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

(b)           During any Senior Consultation Period, the Controlling Class Representative shall have no consultation rights under this Agreement and shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative; provided that the Controlling Class Representative (if and to the extent that it is a Certificateholder) will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under this Agreement.  Notwithstanding anything to the contrary contained herein:  (i) for so long as the holder of any related B Note or Serviced Companion Loan, as applicable, or its designee is the Loan-Specific Directing Holder with respect to any A/B Whole Loan or Loan Pair, the Controlling Class Representative will not be entitled to exercise any of the rights in Section 10.3(a) with respect to such A/B Whole Loan or Loan Pair, as the case may be, or any related REO Property; and (ii) the Controlling Class Representative shall not have any consent or consultation rights with respect to any Non-Serviced Mortgage Loan.

(c)           Notwithstanding anything to the contrary contained herein, for so long as the holder of any related B Note or Serviced Companion Loan, as applicable, or its designee is the Loan-Specific Directing Holder with respect to any A/B Whole Loan or Loan Pair, (i) such Loan-Specific Directing Holder shall be entitled to exercise with respect to such A/B Whole Loan or Loan Pair, as the case may be, or any related REO Property all of the rights and powers of such Loan-Specific Directing Holder under the related Intercreditor Agreement, and (ii) the Controlling Class Representative shall not have any of the consent rights or rights to direct the Special Servicer contemplated by Section 10.3(a) with respect to such A/B Whole Loan or Loan

Pair, as the case may be, or any related REO Property except as set forth in the related Intercreditor Agreement.  The rights of the holder of any related B Note or Serviced Companion Loan, as applicable, or its designee as Loan-Specific Directing Holder with respect to any A/B Whole Loan or Loan Pair will be unaffected by the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period.

Section 10.4                      Controlling Class Representative and Trust Advisor Contact with Master Servicer and Special Servicer.  Upon reasonable request, each of the Master Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the Trust Advisor (other than during any Subordinate Control Period) regarding the performance and servicing of the Mortgage Loans (or, in the case of the Special Servicer, Specially Serviced Mortgage Loans and REO Properties) for which the Master Servicer or the Special Servicer, as the case may be, is responsible (but shall not respond to questions of the Trust Advisor with any information regarding communications between the Controlling Class Representative or a Loan-Specific Directing Holder, on the one hand, and the Master Servicer or Special Servicer, on the other hand).

Section 10.5                      Appointment, Duties and Compensation of the Trust Advisor.

(a)           ii) The Trust Advisor shall promptly review all information made available to Privileged Persons on the Certificate Administrator’s Website related to any Specially Serviced Mortgage Loan or REO Property and included as part of the CREFC Investor Reporting Package (IRP) and each Asset Status Report delivered to the Trust Advisor by the Special Servicer; provided that, during any Subordinate Control Period the Trust Advisor shall only be permitted to review Final Asset Status Reports.

(ii)           During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any Mortgage Loan was a Specially Serviced Mortgage Loan or any Mortgaged Property was an REO Property, the Trust Advisor shall meet with representatives of the Special Servicer to perform a review of the Special Servicer’s operational practices in light of the Servicing Standard and the requirements of this Agreement and shall discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with this Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.  During any Collective Consultation Period and any Senior Consultation Period, promptly following its receipt of any Final Asset Status Report, the Trust Advisor shall prepare and forward to the Certificate Administrator (who shall promptly post same on the Certificate Administrator’s Website) and the 17g-5 Information Provider (who shall promptly post same on the 17g-5 Information Provider’s Website) a summary of such Final Asset Status Report (which summary shall solely reflect such Final Asset Status Report and not include extraneous information).  The Special Servicer shall prepare and forward to the Certificate Administrator a summary of each Final Asset Status Report prepared by it during any Subordinate Control Period in accordance with Section 9.32(h) and during any Collective Consultation Period and any Senior Consultation Period if there is no acting Trust Advisor.

(iii)           The Trust Advisor shall provide the Special Servicer at least thirty (30) days prior written notice of the date proposed for the annual meeting described in Section 10.5(a)(ii).  The Trust Advisor and the Special Servicer shall determine a mutually acceptable date for the annual meeting.  The Trust Advisor shall deliver, at least fourteen (14) days prior to such annual meeting, a proposed written agenda to the Special Servicer and such agenda shall identify the Asset Status Reports that shall be discussed during the annual meeting.  The Trust Advisor and the Special Servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Mortgage Loan and any REO Property as part of the Trust Advisor’s annual assessment of the Special Servicer’s performance hereunder.  The Special Servicer shall make available senior Servicing Officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and REO Properties and the related platform level information for each annual meeting.

(iv)           During any Collective Consultation Period and any Senior Consultation Period, based on the Trust Advisor’s meeting with the Special Servicer, the Trust Advisor’s review of any Asset Status Reports and other information delivered to the Trust Advisor by the Special Servicer (other than any communications between the Controlling Class Representative or a Loan-Specific Directing Holder and the Special Servicer that would be Privileged Information) and any other information available to Privileged Persons on the Certificate Administrator’s Website, the Trust Advisor shall, in each case, deliver to the Certificate Administrator and the 17g-5 Information Provider (each of which shall promptly post such Trust Advisor Annual Report on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, respectively) within 120 days of the end of the prior calendar year an annual report (the “Trust Advisor Annual Report”), substantially in the form of Exhibit L hereto; provided, that in no event shall the information or any other content included in any Trust Advisor Annual Report consist of Privileged Information or otherwise contravene any provision of this Agreement.  Each Trust Advisor Annual Report shall set forth the Trust Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year on a platform-level basis with respect to the resolution or liquidation of Specially Serviced Mortgage Loans  and REO Properties.  Each of the Special Servicer and, during any Collective Consultation Period, the Controlling Class Representative shall be given an opportunity to review any Trust Advisor Annual Report at least three (3) Business Days prior to its delivery to the Certificate Administrator and the 17g-5 Information Provider.  Subject to the restrictions in this Agreement, each such Trust Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties and (B) comply with all of the confidentiality requirements described in this Agreement regarding Privileged Information.  No Trust Advisor Annual Report shall be required to be prepared or delivered with respect to any calendar year during which no annual meeting described in Section 10.5(a)(ii) shall have occurred or any calendar year during which no Asset Status Reports have been prepared.

(b)           The Trust Advisor, as an independent contractor, shall review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans and REO Properties, consult (on a non-binding basis) with the Special Servicer and perform each other obligation of the Trust Advisor as set forth in this Agreement in accordance with the Trust Advisor Standard.  The Trust Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, any Holder of a Certificate or any other Person in connection with this Agreement.  Certificateholders are hereby deemed to have acknowledged and agreed that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the directive of the Trust Advisor’s participation in any resolution process is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute and (ii) the Trust Advisor is not an advisor to any Person including without limitation any Certificateholder.

(c)           During any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after such calculations have been finalized.  The Trust Advisor shall review such calculations but shall not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

During any Collective Consultation Period and any Senior Consultation Period, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value, the Special Servicer shall promptly forward such calculations, and the Special Servicer shall promptly forward with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Trust Advisor but in any event no later than two (2) Business Days after preparing such calculations, and the Trust Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the Special Servicer; provided, that notwithstanding the foregoing, the Trust Advisor will not be permitted to recalculate or verify any Appraisal Reduction or net present value calculations performed by the Special Servicer with respect to any B Note or Serviced Companion Loan for so long as the related B Note or Serviced Companion Loan holder is the related Applicable Control Party with respect to the related A/B Whole Loan or Loan Pair.  The Trust Advisor may not opine on or call into question these calculations, other than with respect to mathematical errors.

In connection with this Section 10.5(c), if the Trust Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Trust Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations.  If the Trust Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such 5-Business Day period, the Trust Advisor shall promptly notify the Trustee of such disagreement and the Trustee shall determine which calculation is to apply.  In making such determination, the Trustee may hire an independent third-party to assist with any such calculation at the expense of the Trust.

(d)           [Reserved].

(e)           During any Collective Consultation Period and any Senior Consultation Period, the Special Servicer shall consult (on a non-binding basis) with the Trust Advisor in connection with any Major Decision involving any Mortgage Loan, A/B Whole Loan, Loan Pair or any related REO Property and consider alternative actions recommended by the Trust Advisor; provided that, with respect to matters related to any A/B Whole Loan and any Loan Pair, the Special Servicer shall only be required to consult with the Trust Advisor in respect of such A/B Whole Loan or Loan Pair, as applicable, after the holder of the related B Note or Serviced Companion Loan, as applicable, is no longer the related Loan-Specific Directing Holder.

(f)           Subject to the requirements of confidentiality imposed on the Trust Advisor herein (including without limitation in respect of Privileged Information), the Trust Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 5.4.

(g)           The Trust Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any other person (including any Certificateholders), other than to the other parties to this Agreement, to the extent expressly required by this Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, shall not without the prior written consent of the Special Servicer and the Controlling Class Representative (or with respect to an A/B Whole Loan or a Loan Pair any other Applicable Control Party), disclose such information to any other Person, except that such parties and the Trust Advisor may disclose such information if (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel to the Trust Advisor, the Special Servicer, the Controlling Class Representative (or with respect to an A/B Whole Loan or a Loan Pair the Applicable Control Party), as applicable, the Certificate Administrator and the Trustee.

(h)           The Trust Advisor shall be entitled to the Trust Advisor Fee.  The Trust Advisor Fee shall be payable from funds on deposit in the Collection Account as provided in Section 5.2.

(i)           The Trust Advisor shall be entitled to reimbursement of any Trust Advisor Expenses provided for pursuant to Section 10.11, such amounts to be reimbursed from amounts on deposit in the Distribution Account as provided by Section 5.3, but solely to the extent payable from amounts available as set forth in Section 6.11.  The Trust Advisor hereby acknowledges and agrees that in no event will any Trust Advisor Expenses be payable from, and the Trust Advisor hereby waives any and all claims to, amounts distributable in respect of, the Control Eligible Certificates.  Each successor Trust Advisor shall be required to acknowledge and agree to the terms of the preceding sentence.

Section 10.6                      Representations, Warranties and Covenants of the Trust Advisor.

(a)           The Trust Advisor hereby represents and warrants to and covenants with the Trustee and the Certificate Administrator, as of the Closing Date:

(i)            the Trust Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Georgia;

(ii)           the Trust Advisor has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement; the Trust Advisor has duly and validly authorized the execution, delivery and performance by it of this Agreement and this Agreement has been duly executed and delivered by the Trust Advisor; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid and binding obligation of the Trust Advisor enforceable against the Trust Advisor in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors’ rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)           the execution and delivery of this Agreement by the Trust Advisor, the consummation by the Trust Advisor of the transactions contemplated hereby, and the fulfillment of or compliance by the Trust Advisor with the terms and conditions of this Agreement will not (A) result in a breach of any term or provision of its organizational documents or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

(iv)          no litigation is pending or, to the best of the Trust Advisor’s knowledge, threatened, against it, the outcome of which, in the Trust Advisor’s reasonable judgment, could reasonably be expected to materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its obligations hereunder in accordance with the terms hereof; and

(v)           no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

(b)           It is understood that the representations and warranties set forth in this Section 10.6 shall survive the execution and delivery of this Agreement.

Any cause of action against the Trust Advisor arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Trust Advisor by any of the Trustee, the Master Servicer or the Certificate Administrator.  The Trust Advisor shall give prompt notice to the Trustee or the Certificate Administrator, the Depositor, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Special Servicer and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

Section 10.7                      Merger or Consolidation of the Trust Advisor.  Any Person into which the Trust Advisor may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Trust Advisor shall be a party, or any Person succeeding to the business of the Trust Advisor, shall be the successor of the Trust Advisor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that the successor or surviving Person is an Eligible Trust Advisor.  If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the successor or surviving Person as Trust Advisor, such termination to be effected in the manner set forth in Section 10.12.  The successor or surviving Person shall provide prompt written notice of the merger or consolidation to the Trustee, the Certificate Administrator and the 17g-5 Information Provider.

Notwithstanding the foregoing, if, and for so long as, the Trust, or, with respect to any Serviced Companion Loan, the trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, is subject to the reporting requirements of the Exchange Act, the Trust Advisor may not remain the Trust Advisor under this Agreement after (x) being merged or consolidated with or into any Prohibited Party, or (y) transferring all or substantially all of its assets to any Prohibited Party, unless (i) the Trust Advisor is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld (and if, within forty-five (45) days following the date of delivery of a notice by the Trust Advisor to the Depositor of any merger or similar transaction described in the preceding paragraph, the Depositor shall have failed to notify the Trust Advisor of the Depositor’s determination to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent).

Section 10.8                      Resignation of Trust Advisor.

(a)           Except as otherwise provided in Section 10.8(b), the Trust Advisor shall not resign from the obligations and duties hereby imposed on it unless it determines that the Trust Advisor’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the Trust Advisor shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Certificate Administrator, the Depositor and the Trustee.

(b)           The Trust Advisor (at its cost and expense and not at the expense of the Trust) will have the right to resign from its obligations and duties under this Agreement and recommend the replacement of the Trust Advisor (which shall be an Eligible Trust Advisor), provided that the Trust Advisor shall (i) pay, or reimburse the Certificate Administrator or the Trust, as applicable, for, all of the reasonable costs and expenses to be incurred by the Trust Advisor, the Certificate Administrator and/or the Trust, as applicable, in connection with obtaining the vote to replace the Trust Advisor (and such fees and expenses will not constitute Additional Trust Expenses), (ii) pay any amounts in the nature of Trust Advisor Fees, costs or expenses, to the extent such amounts are in excess of the amounts being paid to the Trust Advisor prior to its termination, necessary to obtain or payable to a replacement Trust Advisor, and (iii) obtain the requisite vote of Certificateholders as provided below.  In such event, the Trust Advisor shall deliver to the Certificate Administrator, with a copy to the Trustee, the 17g-5 Information Provider and the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Trust Advisor, which recommendation shall include a ballot that identifies the proposed replacement and that allows the Holders of Principal Balance Certificates to approve or object to such recommendation and, further, shall clearly and conspicuously include on the face thereof the following legend (in all capital letters and at least 14 point font): “FAILURE TO AFFIRMATIVELY OBJECT TO THIS RECOMMENDATION WITHIN 180 DAYS OF THE DATE HEREOF SHALL BE DEEMED AN AFFIRMATIVE CONSENT TO REPLACE THE EXISTING TRUST ADVISOR WITH THE RECOMMENDED SUCCESSOR TRUST ADVISOR IDENTIFIED IN THIS RECOMMENDATION”.  The Certificate Administrator shall post such written recommendation on the Certificate Administrator’s Website.  The Trust Advisor’s recommendation of a successor Trust Advisor must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing at least 66-2/3% of the aggregate Voting Rights of all Principal Balance Certificates; provided that if any Holder of Principal Balance Certificates does not affirmatively object within 180 days of the date on which such written recommendation was posted on the Certificate Administrator’s Website, then such Holder shall be deemed to have consented to the replacement of the existing Trust Advisor with the recommended successor Trust Advisor.  If so confirmed, the Trustee shall terminate all of the rights and obligations of the then existing Trust Advisor under this Agreement and to appoint the successor Trust Advisor approved or deemed approved by the Certificateholders, subject to the consent of the Controlling Class Representative during any Subordinate Control Period and any Collective Consulation Period.  The terminated Trust Advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in this Agreement shall survive its termination or resignation.

(c)           No resignation pursuant to this Section 10.8 shall become effective until a successor Trust Advisor appointed as provided in Section 10.12(d) shall have assumed the Trust Advisor’s responsibilities and obligations under this Agreement.

Section 10.9                      Assignment or Delegation of Duties by Trust Advisor.  The Trust Advisor may not assign or delegate its rights and duties under this Agreement.

Section 10.10                                Limitation on Liability of the Trust Advisor and Others.

(a)           Neither the Trust Advisor nor any of the directors, officers, employees or agents of the Trust Advisor shall be under any liability to the Holders of the Certificates, the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Master Servicer, the Special Servicer, the holder of any B Note, the holder of any Serviced Companion Loan or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Trust Advisor or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder.  The Trust Advisor and any director, officer, employee or agent of the Trust Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder.  The Trust Advisor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement.

(b)           In addition, the Trust Advisor shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trust Advisor and conforming to the requirements of this Agreement.  Neither the Trust Advisor, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Trust Advisor or such officer was negligent in ascertaining the pertinent facts.  Neither the Trust Advisor, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.  The Trust Advisor shall be entitled to rely on reports and information supplied to it by the Master Servicer, the Special Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

(c)           The Trust Advisor shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in this Agreement.  The Trust shall indemnify and hold harmless the Trust Advisor from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

(d)           Except as otherwise specifically provided herein:

(i)           the Trust Advisor may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           the Trust Advisor may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; and

(iii)           the Trust Advisor, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine.

(e)           The Trust Advisor and any director, officer, employee or agent of the Trust Advisor shall be indemnified by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys’ fees incurred in connection with any legal action relating to the Master Servicer’s, the Special Servicer’s, the Trustee’s or the Certificate Administrator’s, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Advisor’s duties hereunder or by reason of negligent disregard of the Trust Advisor’s obligations and duties hereunder.  The Trust Advisor shall promptly notify the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, if a claim is made by a third party entitling the Trust Advisor to indemnification hereunder, whereupon the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trust Advisor).  Any failure to so notify the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall not affect any rights the Trust Advisor may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator is materially prejudiced thereby.  The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Trust Advisor hereunder.  Any payment hereunder made by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, pursuant to this paragraph to the Trust Advisor shall be paid from the Master Servicer’s, the Special Servicer’s, the Trustee’s or the Certificate Administrator’s, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement.  Any expenses incurred or indemnification payments made by the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

Section 10.11                                Indemnification; Third-Party Claims.

(a)           The Trust Advisor and any director, officer, employee or agent of the Trust Advisor shall be indemnified and held harmless by the Trust, out of the proceeds of the Mortgage Loans (subject to Section 6.11) against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense incurred (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of this Agreement; (ii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in this Agreement; or (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under this Agreement or negligent disregard of such obligations or duties.  The Trust shall pay, from amounts on deposit in the Collection Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Trust Advisor. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Trust Advisor, if a court of competent jurisdiction makes a final, non-appealable judgment that the Trust Advisor was found to have acted with willful misfeasance, bad faith or negligence.

(b)           The Trust Advisor agrees to indemnify the Trust, and the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and any director, officer, employee or agent or Controlling Person of the Trustee, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Depositor, the Certificate Administrator, the Special Servicer or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Trust Advisor.  The Trustee, the Depositor, the Certificate Administrator, the Special Servicer or the Master Servicer shall immediately notify the Trust Advisor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Trust Advisor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Trust Advisor shall not affect any rights the Trust or the Trustee, the Depositor, the Certificate Administrator, the Special Servicer or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trust Advisor’s defense of such claim is materially prejudiced thereby.  The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Trust Advisor, the

Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee.  The Trust Advisor shall not be entitled to reimbursement from the Trust for any payment made by the Trust Advisor pursuant to this paragraph.  Any expenses incurred or indemnification payments made by the Trust Advisor shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Trust Advisor was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

Section 10.12                                Termination of the Trust Advisor.

(a)           An “Trust Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)           any failure by the Trust Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure or breach shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach shall have been given to the Trust Advisor by the Trustee or the Certificate Administrator or to the Trust Advisor and the Certificate Administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure or breach which is not curable within such 30-day period, the Trust Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure or breach with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)           any failure by the Trust Advisor to perform in accordance with the Trust Advisor Standard which failure shall continue unremedied for a period of thirty (30) days;

(iii)           any failure by the Trust Advisor to be an Eligible Trust Advisor, which failure shall continue unremedied for a period of thirty (30) days;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trust Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(v)           the Trust Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Trust Advisor or of or relating to all or substantially all of its property;

(vi)           the Trust Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vii)           if, and for so long as the Trust or a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement is subject to the reporting requirements of the Exchange Act, the Trust Advisor shall fail to deliver any Regulation AB and any Exchange Act reporting items required to be delivered by it under Article XIII of this Agreement at the times required under such Article.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Trust Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If a Trust Advisor Termination Event shall occur, then, and in each and every such case, so long as such Trust Advisor Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of all the Certificates, the Trustee shall, terminate all of the rights and obligations of the Trust Advisor under this Agreement, other than rights and obligations accrued prior to such termination, by notice in writing to the Trust Advisor.  Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Trust Advisor Termination Event of which the Depositor becomes aware.

(b)           Upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of all the Certificates requesting a vote to terminate the existing Trust Advisor and to replace the existing Trust Advisor with a proposed successor Trust Advisor that is an Eligible Trust Advisor and (ii) payment by such Holders to the Trust, the Certificate Administrator and the Trust Advisor, as applicable, of the reasonable fees and expenses to be incurred by the Trust, the Certificate Administrator and the Trust Advisor, as applicable, in connection with such vote (which fees and expenses will not constitute Additional Trust Expenses), the Certificate Administrator shall promptly provide written notice of the requested vote described in clause (i) of the prior sentence to all Certificateholders by (i) posting such notice on its internet website and including in the next Distribution Date Statement a statement that such request was received, and (ii) mail at their addresses appearing in the Certificate Register.  Upon the written direction of Holders of Certificates evidencing more than 75% of all the Voting Rights of the Certificates, the Trustee shall terminate all of the rights (other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification hereunder) and obligations of the Trust Advisor under this Agreement by notice in writing to the Trust Advisor; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Trust Advisor, then that written direction will have no force and effect.  In addition, the Holders of Certificates evidencing more than 75% of all the Voting Rights of the Certificates may direct the Trustee not to replace the terminated Trust Advisor; provided that if at any time there is no Trust Advisor acting in such capacity, the provisions of this Agreement relating to the rights (other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification hereunder) and obligations of the Trust Advisor will have no force and effect; and provided, further, that, if the Holders of at least 25% of the Voting Rights of the Certificates subsequently request a vote to reinstate the role of Trust Advisor and appoint a new Trust Advisor under this Agreement, and the Holders of at least 75% of the Voting Rights of the Certificates vote in favor of such reinstatement and appointment, then a new Trust Advisor will be appointed and references to Trust Advisor in this Agreement will again be applicable.  During any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative shall have the right to consent, such consent not to be unreasonably withheld, to any replacement of the Trust Advisor, and provided, further, that such consent shall be deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  The provisions set forth in the foregoing sentences of this Section 10.12(b) shall be binding upon and inure solely to the benefit of the Certificateholders and the Trustee as between each other.  The Trust Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions; provided that this sentence shall not affect the Trust Advisor’s right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification hereunder.  As between the Trust Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Trust Advisor.

(c)           If there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then the Holders of Certificates representing greater than 50% of the junior-most Class of Control Eligible Certificates outstanding may elect to terminate the Trust Advisor without payment of any termination fee.  Upon its receipt of notice from such Holders of their election to so terminate the Trust Advisor, the Trustee shall terminate all of the rights and obligations of the Trust Advisor under this Agreement by notice in writing to the Trust Advisor.  If the Trust Advisor is terminated pursuant to this Section 10.12(c), then no replacement Trust Advisor will be appointed.

(d)           On or after the receipt by the Trust Advisor of written notice of termination pursuant to Section 10.12(a), Section 10.12(b) or Section 10.12(c), or the effectiveness of any resignation by the Trust Advisor pursuant to Section 10.8, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Trust Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  As soon as practicable, but in no event later than fifteen (15) Business Days (or such longer period of time as may be necessary to find a willing successor trust advisor if no willing successor trust advisor can be identified in such fifteen (15) Business Day period) after (1) the Trust Advisor resigns pursuant to Section 10.8 or (2) the Trustee delivers such written notice of termination to the Trust Advisor pursuant to Section 10.12(a) or Section 10.12(b), the Trustee shall appoint a successor Trust Advisor (to the extent a willing successor trust advisor can be identified) that is an Eligible Trust Advisor (which successor Trust Advisor may be an Affiliate of the Trustee) and shall be the recommended or proposed Trust Advisor in the case of a resignation pursuant to Section 10.8(b) or a termination pursuant to Section 10.12(b).  During any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative shall have the right to consent, such consent not to be unreasonably withheld, to any replacement Trust Advisor (except that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class

Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn).  If the Trustee is the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Trust Advisor.  If the termination of the Trust Advisor is pursuant to Section 10.12(b), and if the Holders of Certificates representing more than 75% of the aggregate Voting Rights of the Certificates so direct, then the Trustee shall not replace the terminated Trust Advisor (subject to the provisos to the third (3rd) sentence of Section 10.12(b)).  Except as contemplated by Section 10.12(b), and except for any consent rights of the Controlling Class Representative expressly set forth in this Article X, the appointment of the Trust Advisor shall not be subject to the vote, consent or approval of the Holder of any Class of Certificates.  The Trust Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Seller or an Affiliate of any of them.  If any of such entities becomes the Trust Advisor, including by means of an affiliation arising after the date hereof, the Trust Advisor shall immediately resign, and the Trustee shall appoint a successor Trust Advisor subject to and in accordance with this Section 10.12(d).

Upon any resignation or termination of the Trust Advisor and, if applicable, appointment of a successor Trust Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall promptly post such notice to the Certificateholder’s Website pursuant to Section 5.4), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 5.7), the Depositor, the Certificateholders and, during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative and, subject to Section 5.7, each Rating Agency.  If the Trust Advisor resigns or is terminated for any reason, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all fees, expenses and indemnities accrued and owing to it under this Agreement which shall be payable in accordance with the priorities and subject to the limitations set forth herein including, without limitation, Section 6.11).

Section 10.13                                Rights of the Holders of a B Note and Serviced Companion Loan.  With respect to each A/B Whole Loan (if any) and Loan Pair (if any), the holder of the B Note and the holder of the Serviced Companion Loan shall have such consent rights or consultation rights, if any, during the specified time periods, as are set forth in the related Intercreditor Agreement.

Notwithstanding the foregoing, if the Master Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interest of the Certificateholders and the holder of any related B Note or Serviced Companion Loan (as a collective whole), then the Master Servicer or Special Servicer, as applicable may take any such action without waiting for the response of the holder of the B Note or holder of the Serviced Companion Loan provided for in the related Intercreditor Agreement.

In addition, with respect to any A/B Whole Loan or Loan Pair, to the extent provided for in the related Intercreditor Agreement, the holder of the B Note or holder of the Serviced Companion Loan may direct the Master Servicer or Special Servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the B Note or holder of the Serviced

Companion Loan may deem advisable or as to which provision is otherwise made herein.  Upon reasonable request, to the extent provided for in the related Intercreditor Agreement, the Master Servicer or Special Servicer, as applicable, shall, with respect to any A/B Whole Loan or Loan Pair, provide the holder of the B Note or holder of the Serviced Companion Loan with any information in the Master Servicer’s or Special Servicer’s, as applicable, possession with respect to such matters, including its reasons for determining to take a proposed action.

If the holder of the B Note or holder of the Serviced Companion Loan shall direct the Master Servicer or the Special Servicer to take any action (other than those provided for in the related Intercreditor Agreement), the Master Servicer or the Special Servicer shall be entitled to receive reimbursement from collections on and other proceeds of the B Note or Serviced Companion Loan for (i) its reasonable out-of-pocket expenses incurred in taking such action and (ii) to the extent that such action constitutes an extraordinary action not in the ordinary course of administering and servicing such mortgage loan, other reasonable costs incurred by the Master Servicer or the Special Servicer in taking such action. The Master Servicer or the Special Servicer shall notify the holder of the B Note or holder of the Serviced Companion Loan, prior to taking the related action, if the Master Servicer or the Special Servicer anticipates that it will seek reimbursement therefor under the preceding sentence, and of the estimated amount of such reimbursement, and shall further notify the holder of the B Note or holder of the Serviced Companion Loan if it intends to obtain actual reimbursement in excess of the estimated amount.

Notwithstanding anything herein to the contrary, no advice, direction or objection from the holder of the B Note or holder of the Serviced Companion Loan, as contemplated by this Agreement, may (and the Master Servicer and Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in accordance with the Servicing Standard, will) (i) require or cause the Master Servicer or the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Master Servicer’s or the Special Servicer’s obligation to act in accordance with the Servicing Standard, (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Class H Grantor Trust, (iii) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, or any of their respective Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under this Agreement.

With respect to any B Note or Serviced Companion Loan, the Master Servicer (if the B Note or Serviced Companion Loan has not become a Specially Serviced Mortgage Loan and the related Mortgaged Property has not become an REO Property) or the Special Servicer (if the B Note or Serviced Companion Loan has become a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property) shall prepare and make available (or to the extent required pursuant to the terms of the related Intercreditor Agreement, deliver) to the holder of such B Note or Serviced Companion Loan and the related Loan-Specific Directing Holder all notices, reports, statements and communications to be delivered by the holder of the related Mortgage Loan under the Intercreditor Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing-related duties and obligations to be performed by the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

If the holder of any Serviced Companion Loan notifies the Trustee, the Master Servicer or the Special Servicer of any changes in the name and contact information of the holder of such Serviced Companion Loan, the party receiving such information shall promptly notify the other such parties thereof.  The Trustee, the Master Servicer and the Special Servicer may each conclusively rely on the information so provided to it by any other such party regarding identity and/or contact information of the holder of any Serviced Companion Loan, and none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall have any liability for notices or reports not sent to the correct holder of any Serviced Companion Loan or any obligation to obtain the consent of or consult with the correct holder of any Serviced Companion Loan to the extent any other such party or the holder of such Serviced Companion Loan has not provided updated or correct information regarding the holder of such Serviced Companion Loan or has not provided the most recent identity and/or contact information regarding the holder of such Serviced Companion Loan to the Trustee, the Master Servicer or the Special Servicer, as applicable.

ARTICLE XI
PURCHASE AND TERMINATION OF THE TRUST

Section 11.1                      Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans.

(a)           The obligations and responsibilities of the Trustee and the Certificate Administrator created hereby (other than the obligation of the Certificate Administrator, to make payments to the Class R Certificateholders, as set forth in Section 11.3 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 11.1(b), (iii) the termination of the Trust pursuant to Section 11.1(c) below or (iv) voluntary exchange by the Sole Certificateholder of all the outstanding Certificates (other than the Class R Certificates) for the remaining Mortgage Loans and REO Properties in the Trust Fund pursuant to the terms of Section 11.1(d) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

(b)           The Master Servicer shall give the Trustee, the Certificate Administrator and the 17g-5 Information Provider notice of the date when the Aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to one percent (1%) of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.  The Certificate Administrator shall promptly forward such notice to the Trustee, the Depositor, the Holders of a majority of the most subordinate Class of REMIC III Regular Certificates then outstanding, the Special Servicer, the Master Servicer and the Holders of the Class R Certificates; and the Holders of a majority of the most subordinate Class of Certificates then outstanding, the Special

Servicer, the Master Servicer and the Holder of Certificates representing a majority interest in the Class R Certificates, in such priority (and in the case of the Class R Certificateholders, a majority of the Class R Certificateholders), may purchase, in whole only, the Mortgage Loans (in the case of any A/B Whole Loan or Loan Pair, subject to the rights of the holder of the related B Note or Serviced Companion Loan provided for in the related Intercreditor Agreement) and any other property, if any, remaining in the Trust.  If any party desires to exercise such option, it will notify the Certificate Administrator who will notify any party with a prior right to exercise such option.  If any party that has been provided notice by the Certificate Administrator (excluding the Depositor) notifies the Certificate Administrator within ten (10) Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, if more than one of such parties notifies the Certificate Administrator that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement.  Upon the Certificate Administrator’s receipt of the Termination Price set forth below, the Certificate Administrator shall promptly notify the Trustee in writing of its receipt thereof, and the Trustee shall thereupon direct the Custodian promptly to release or cause to be released to the Master Servicer for the benefit of the Person(s) exercising the option set forth in this Section 11.1(b) the Mortgage Files pertaining to the Mortgage Loans.  The “Termination Price” shall equal 100% of the aggregate Unpaid Principal Balances of the Mortgage Loans (other than REO Mortgage Loans and Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any REO Properties and other property remaining in REMIC I.  The Trustee shall consult with the Underwriters and the Initial Purchasers or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if an Affiliate of any Underwriter or Initial Purchaser is exercising its right to purchase the Trust assets, the Trustee shall consult with the Special Servicer in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered, provided that the Special Servicer is not an Affiliate of any Holder of Class R Certificates, the Master Servicer or the Trustee (the fees and expenses of such determination which shall be paid for by the buyer of the property constituting the Trust).  As a condition to the purchase of the Trust assets pursuant to this Section 11.1(b), the Person(s) exercising the option must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Person(s) stating that such termination will be a “qualified liquidation” under section 860F(a)(4) of the Code.  Such purchase shall be made in accordance with Section 11.3.

(c)           If at any time the Holders of the Class R Certificates own 100% of the REMIC III Regular Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a “qualified liquidation” of REMIC I under Section 860F(a)(4) of the Code, and (ii) the payment of any and all costs associated with such termination.  Such termination shall be made in accordance with Section 11.3.

(d)           Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class B, Class C, Class D and Class E Certificates are retired (and provided that there is only one Holder of the then outstanding Certificates (other than the Class R Certificates)), the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by Section 11.1(a)(iv) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.  If the Sole Certificateholder elects to exchange all of its Certificates (other than the Class R Certificates) for all of the Mortgage Loans and the Trust Fund’s portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor and the Certificate Administrator hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account pursuant to Section 5.2 or that may be withdrawn from the Distribution Account pursuant to Section [5.3], but only to the extent that such amounts are not already on deposit in the Collection Account.  In addition, the Servicer shall transfer all amounts required to be transferred to the Excess Interest Sub-Account on the Master Servicer Remittance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Collection Account.  Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class R Certificates) on the final Distribution Date, the Certificate Administrator shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 11.2.  Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the REMIC I for an amount equal to the remaining Certificate Balance of the Principal Balance Certificates, plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of such Certificates and REMIC I Interests.

(e)           Upon the termination of the Trust, any funds or other property held by the Class H Grantor Trust shall be distributed to the Class H Certificateholders on a pro rata basis, whether or not the respective Certificate Balances of the Class H Certificates have been reduced to zero.

(f)           Upon the sale of the A Note relating to an A/B Whole Loan by the Trust or the payment in full of such A Note, the related B Note shall no longer be subject to this Agreement and shall no longer be serviced by the Master Servicer or the Special Servicer.

Section 11.2                      Procedure Upon Termination of Trust.

(a)           Notice of any termination pursuant to the provisions of Section 11.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Certificate Administrator to the Trustee, the 17g-5 Information Provider, the

Rating Agencies (subject to Section 5.7), the Holders of the Class R Certificates and the REMIC III Regular Certificates mailed no later than ten (10) days prior to the date of such termination.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R Certificates and the REMIC III Regular Certificates will be made, and upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein specified.  The Certificate Administrator shall give such notice to the Depositor, the Trustee and the Certificate Registrar at the time such notice is given to Holders of such Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Class R Certificates and the REMIC III Regular Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer and the Certificate Administrator to terminate, the Collection Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Certificate Administrator’s obligation hereunder to hold all amounts payable to the Holders of the Class R Certificates and the REMIC III Regular Certificates in trust without interest pending such payment.

(b)           If all of the Holders do not surrender their certificates evidencing the Class R Certificates and the REMIC III Regular Certificates for cancellation within three (3) months after the time specified in the above-mentioned written notice, then the Certificate Registrar shall give a second (2nd) written notice to the remaining Holders of such Certificates to surrender their Certificates evidencing such Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second (2nd) notice any such Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Holders of such Certificates concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two (2) years after the second (2nd) notice any such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Trustee and not distributed to a Holder of such Certificates due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.  Any money held by the Certificate Administrator pending distribution under this Section 11.2 after ninety (90) days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and shall be beneficially owned by the related Holder.

Section 11.3                      Additional Trust Termination Requirements.

(a)           The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R Certificateholders, as the case may be, the Trustee seeks, and the Certificate Administrator subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Certificate Administrator to the effect that the failure of the Trust to comply with the requirements of this Section 11.3 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)           Within eighty-nine (89) days prior to the time of the making of the final payment on the REMIC III Regular Certificates and the Class R Certificates, the Master Servicer shall prepare and the Trustee (on behalf of REMIC I, REMIC II or REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 11.2(a) and shall be specified in a statement attached to the federal income tax return of each applicable REMIC Pool;

(ii)           At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III Regular Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R Certificates are purchasing the assets of the Trust or REMIC I, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

(iii)           At the time of the making of the final payment on the REMIC III Regular Interests, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R Certificates all assets of REMIC II remaining after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims); and upon making of the final payment to all Class R Certificates of all remaining assets of each REMIC Pool, and the Trust shall terminate at that time; and

(iv)           In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests, or REMIC III Regular Interests, or the final distribution or credit to the Holders of the Class R Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)           By their acceptance of the Class R Certificates, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool, and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R Certificateholders.

ARTICLE XII
REMIC AND GRANTOR TRUST ADMINISTRATION

The provisions of this Article XII shall apply to each REMIC Pool and the Class H Grantor Trust, as applicable.

Section 12.1                      REMIC Administration.

(a)           An election will be made by the Certificate Administrator on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Collection Account, the Reserve Accounts and the Distribution Account (exclusive of the Excess Interest Sub-account), the Insurance Policies and any related amounts in the REO Account and, to the extent of the Trust’s interest therein, any related REO Properties as a REMIC under the Code (such REMIC being herein designated as “REMIC I”), other than any portion of the foregoing amounts allocable to a B Note or Serviced Companion Loan.  Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued.  For purposes of such election, the REMIC I Regular Interests shall be designated as the “regular interests” in REMIC I, and the REMIC I Residual Interest (which shall be evidenced by the Class R Certificates) shall be designated as the sole class of “residual interests” in REMIC I.

An election will be made by the Certificate Administrator to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code (such REMIC being herein designated as “REMIC II”).  Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued.  For the purposes of such election, the REMIC II Regular Interests shall be designated as the “regular interests” in REMIC II, and the REMIC II Residual Interest (which shall be evidenced by the Class R Certificates) shall be designated as the sole class of “residual interests” in REMIC II.

An election will be made by the Certificate Administrator to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code (such REMIC being herein designated as “REMIC III”).  Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Interests are issued.  For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the Class H REMIC III Regular Interest and the Class X REMIC III Regular Interests shall be designated as the “regular interests” in REMIC III, and the REMIC III Residual Interest (which shall be evidenced by the Class R Certificates) shall be designated as the sole class of “residual interests” in REMIC III.

The Trustee and the Certificate Administrator shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Interests, the REMIC II Interests and the REMIC III Interests.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

(c)           The Certificate Administrator shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

(d)           The Certificate Administrator shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4.  The Certificate Administrator, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer.  The Certificate Administrator shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

(e)           The Certificate Administrator shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool’s federal and state income or franchise tax and information returns as such REMIC Pool’s direct representative, and the Certificate Administrator (or, if necessary, the Trustee) shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Certificate Administrator, except that if additional state tax returns are required to be filed in more than three (3) states, the Certificate Administrator shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(I)(vi) hereof.  Each of the Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor, the Master Servicer or the Special Servicer, as the case may be, has received or prepared by virtue of its role as Depositor, Master Servicer or the Special Servicer, as the case may be, hereunder and reasonably requested by the Certificate Administrator to enable it to perform its obligations under this subsection, and the Certificate Administrator shall be entitled to conclusively rely on such information in the performance of its obligations hereunder.  The Depositor shall indemnify the Trust, the Trustee and the Certificate Administrator for any liability or assessment against any of them or cost or expense (including attorneys’ fees) incurred by them resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Depositor or caused by the negligence, willful misconduct or bad faith of the Depositor in providing any information for which the Depositor is responsible for preparing.  The Master Servicer and the Special Servicer shall indemnify the Trustee, the Certificate Administrator and the Depositor for any liability or assessment against the Trustee, the Depositor, the Certificate Administrator or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys’ fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may be, or caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be.  The Certificate Administrator shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Certificate Administrator.  Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e).  Any such indemnification shall survive the resignation or termination of the Master Servicer, the Certificate Administrator or the Special Servicer, or the termination of this Agreement.

(f)           The Certificate Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, the Certificate Administrator shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Class R Certificate, a Disqualified Organization or an agent that has acquired such Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions.

(g)           The Certificate Administrator shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Certificate Administrator as the Depositor may reasonably request in writing.  Moreover, the Certificate Administrator shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Certificate Administrator be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Certificate Administrator) to the extent required by applicable law.  The Certificate Administrator will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

(h)           The Holder of more than 50% of the Percentage Interests in the Class R Certificates (or of the greatest percentage of the Class R Certificates if no Holder holds more than 50% thereof) shall be the Tax Matters Person for each of REMIC I, REMIC II and REMIC III.  The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Certificate Administrator, and each Class R Certificateholder, by acceptance of its Class R Certificate, agrees, on behalf of itself and all successor holders of such Class R Certificate, to such delegation to the Certificate Administrator as their agent and attorney in fact.  If the Code or applicable regulations prohibits the Certificate Administrator (or, if necessary, the Trustee) from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Certificate Administrator shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of the Holder of more than 50% of the Percentage Interests in the Class R Certificates (or of the greatest percentage of the Class R Certificates if no Holder holds more than 50% thereof).  The Certificate Administrator shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(i)           The Trustee, the Certificate Administrator, the Holders of the Class R Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC for so long as any REMIC III Regular Certificates are outstanding and the Class H Grantor Trust as a grantor trust for so long as the Class H Certificates are outstanding.

(j)           The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Holders of Class R Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2)) or (iii) endanger the status of the Class H Grantor Trust as a grantor trust unless the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.  Any action required under this Section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party requiring the Trustee, the Certificate Administrator or the Holders of the Class R Certificates to undertake such action.

(k)           If any tax is imposed on any REMIC Pool, including, without limitation, “prohibited transactions” taxes as defined in Section 860F(a)(2) of the Code, any tax on “net income from foreclosure property” as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), then such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys’ fees), shall be charged to and paid by:  (i) the Certificate Administrator, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement; and (iv) the Trust in all other instances.  Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property.  Any such amounts payable by the Trust in respect of taxes shall be paid by the Certificate Administrator out of amounts on deposit in the Distribution Account.

(l)           The Certificate Administrator and, to the extent that books and records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.  The books and records must be sufficient concerning the nature and amount of each REMIC Pool’s investments to show that such REMIC Pool has complied with the REMIC Provisions.

(m)           None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

(n)           In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten (10) days after the Closing Date all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans.  Thereafter, the Depositor shall provide to the Certificate Administrator or its designee, promptly upon request therefor, any such additional information or data within the Depositor’s possession or knowledge that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein.  The Certificate Administrator is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein.  The Depositor hereby indemnifies the Trustee, the Certificate Administrator and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys’ fees) or assessments against the Trustee, the Certificate Administrator and each REMIC Pool arising from any errors or miscalculations of the Certificate Administrator pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Certificate Administrator (but not resulting from the methodology employed by the Certificate Administrator) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Certificate Administrator.

The Certificate Administrator agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Certificate Administrator and its parent, or (ii) in connection with its rights and obligations under this Agreement.

(o)           At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(p)           For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the “latest possible maturity date” for each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for the Class H REMIC III Regular Interest, for each Class X REMIC III Regular Interest, for each REMIC I Regular Interest and for each REMIC II Regular Interest is the Rated Final Distribution Date.

Section 12.2                      Prohibited Transactions and Activities.  None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a “qualified liquidation” as defined in Section 860F(a)(4) of the Code, or (iv) a repurchase or substitution contemplated by Article II hereof), nor acquire any assets for the Trust, except as contemplated by Article II hereof, nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on “prohibited transactions” or “prohibited contributions” or other tax pursuant to the REMIC Provisions.

Section 12.3                      Modifications of Mortgage Loans.  Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan (or of a related B Note or Serviced Companion Loan) unless (i) the Trustee, the Special Servicer, the Certificate Administrator and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the related Mortgagor, any holder of a related B Note or Serviced Companion Loan or the Trust) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a “significant modification” for purposes of Section 1.860G-2(b) of the Treasury Regulations) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

Section 12.4                      Liability with Respect to Certain Taxes and Loss of REMIC Status.  If any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Certificate Administrator of its respective duties and obligations set forth herein, the Trustee or the Certificate Administrator, as the case may be, shall be liable to the REMIC Pools and the Holders of the Class R Certificates for any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence and relating to the Class R Certificates; provided, however, that the Trustee, or the Certificate Administrator, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Trustee (with respect to the Certificate Administrator), the Certificate Administrator (with respect to the Trustee), the Depositor or the Holders of the Class R Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Trustee (with respect to the Certificate Administrator), the Certificate Administrator (with respect to the Trustee), the Depositor or the Holders of the Class R Certificates on which the Trustee or the Certificate Administrator, as the case may be, has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Class R Certificates now or hereafter existing at law or in equity.  The Trustee or the Certificate Administrator shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

Section 12.5                      Class H Grantor Trust.

(a)           The assets of the Class H Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Mortgage Loans and the Excess Interest Sub-account, shall be held by the Certificate Administrator for the benefit of the Holders of the Class H Grantor Trust Interest, represented by the Class H Certificates, which Class H Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date.  Under no circumstances may the Certificate Administrator vary the assets of the Class H Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class H Certificates.  The Certificate Administrator shall be deemed to hold and shall account for each of the Class H Grantor Trust separate and apart from the assets of REMIC I, REMIC II and REMIC III created hereunder.

(b)           (i)           The parties intend that the portions of the Trust consisting of the Class H Grantor Trust shall constitute, and that the affairs of the Trust (exclusive of the REMIC Pools) shall be conducted so as to qualify such portion as, a “grantor trust” under the Code, as an “investment trust” under Treasury Regulations Section 301.7701-4(c), and as a “domestic trust” under Treasury Regulations Section 301.7701-7, and the provisions hereof shall be interpreted consistently with this intention.  In furtherance of such intention, the Certificate Administrator shall furnish or cause to be furnished to the Class H Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 (or, if the Class H Grantor Trust, is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable, at the time and in the manner required by the Code, indicating their respective shares of income and deductions with respect to such grantor trusts, as such amounts accrue or are received, as the case may be.

(ii)           The Class H Grantor Trust is a WHFIT that is a WHMT.  The Certificate Administrator will report as required under the WHFIT Regulations to the extent such information that is reasonably necessary to enable the Certificate Administrator to do so, and that is not already in its possession, is provided to the Certificate Administrator on a timely basis.  The Certificate Administrator is hereby directed to assume that Depository is the only “middleman” as defined by the WHFIT Regulations unless the Depositor provides the Certificate Administrator with the identities of other “middlemen” that are Certificateholders.  The Certificate Administrator shall be entitled to rely on the first (1st) sentence of this paragraph and shall be entitled to indemnification in accordance with the terms of this Agreement if the Internal Revenue Service makes a determination that the first (1st) sentence of this paragraph is incorrect.

(iii)           The Certificate Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The Certificate Administrator shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method.  The Certificate Administrator shall make available WHFIT information to Certificateholders annually.  In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(iv)           The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to:  (i) the lack of reasonably necessary information that is not already in its possession being provided to the Certificate Administrator, or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator.  Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale.  Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(v)           To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on an appropriate website the CUSIPs for the Certificates that represent ownership of a WHFIT.  The CUSIPs so published will represent the Rule 144A CUSIPs.  The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received.  Absent the receipt of a CUSIP, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP.  The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

ARTICLE XIII
EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 13.1                      Intent of the Parties; Reasonableness.  Except with respect to Section 13.9, Section 13.10 and Section 13.11, the parties hereto acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Depositor nor the Certificate Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in reasonable good faith, or (except with respect to Section 13.9, Section 13.10 or Section 13.11) for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, or otherwise, and agree to comply with reasonable requests made by the Depositor or the Certificate Administrator in good faith for delivery of information under these provisions on the basis of such evolving interpretations of the requirements of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered” and do not mandate compliance).  In connection with the Morgan Stanley Capital I Inc., Series 2011-C3 transaction, each of the parties to this Agreement shall cooperate fully with the Depositor and the Certificate Administrator, as applicable, to deliver or make available to the Depositor or the Certificate Administrator, as applicable (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in its possession and necessary in the reasonable good faith determination of the Depositor or the Certificate Administrator, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosure relating to the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Certificate Administrator, as applicable, to be necessary in order to effect such compliance.  None of the Master Servicer, the Trust Advisor, the Trustee, any Sub-Servicer or the Special Servicer are responsible for filing any Exchange Act report with the Commission on behalf of the Trust.  Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 13.1, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Certificate Administrator, as applicable, to satisfy any related filing requirements.  For purposes of this Article XIII, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 13.2                      Information to be Provided by the Master Servicer, the Special Servicer, any Primary Servicer and the Certificate Administrator.

(a)           For so long as the Trust, and with respect to any Serviced Companion Loan that is deposited into an Other Securitization, such Other Securitization, is subject to the reporting requirements of the Exchange Act, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall (and each of the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, as applicable, shall (a) use commercially reasonable efforts to cause each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) (i) notify the Depositor, or the depositor in the Other Securitization with respect to the related Serviced Companion Loan, in writing of (A) any litigation or governmental proceedings pending against the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or such Sub-Servicer, as the case may be, or with respect to any of its property, that, in each such case, would be material to Certificateholders and (B) any affiliations of the type described in Item 1119 of Regulation AB or relationships of the type described in Item 1119 of Regulation AB that develop following the Closing Date between the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator (or, if applicable, any Sub-Servicer) (and any other parties identified in writing by the requesting party), on the one hand, and any other such party on the other, as the case may be, as such affiliation or relationship relates to the Morgan Stanley Capital I Inc., Series 2011-C3 transaction (or an Other Securitization, if applicable), and (ii) provide to the Depositor a description of such legal proceedings, affiliations or relationships, in each case, in a form that would enable the Depositor to satisfy its reporting obligations under Item 1117 or 1119 of Regulation AB, as applicable.

(b)           In connection with the succession to the Master Servicer, the Special Servicer, any Additional Servicer, any Sub-Servicer or the Trustee as servicer or trustee under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, the Master Servicer, the Special Servicer, any Additional Servicer, any Sub-Servicer or the Trustee, as the case may be, shall (and each of the Master Servicer, the Special Servicer or the Trustee, as applicable, shall (a) use commercially reasonable efforts to cause each Additional Servicer and each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) provide to the Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K as it relates to the Servicing Function with respect to any class of Certificates.

(c)           With respect to any Serviced Companion Loan that is deposited into an Other Securitization, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall take all actions reasonably requested of it to enable such Other Securitization to comply with Regulation AB.  For the avoidance of doubt and without limiting the foregoing, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall, if requested by the depositor for such Other Securitization, provide disclosure (in substantially the same form as the disclosure provided by it in the Prospectus Supplement, to the extent reasonably necessary to comply with Regulation AB) regarding the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, respectively, as reasonably and in good faith determined by the depositor in such Other Securitization to be required by Regulation AB for inclusion in disclosure documents with respect to such Other Securitization, together with an opinion of counsel as to the compliance of such disclosure with the requirements of Regulation AB and indemnification substantially similar to that provided in connection with the offering of the Certificates regarding damages incurred in connection with the non-compliance with the requirements of Regulation AB relating to the disclosure referred to in this sentence.

Section 13.3                      Filing Obligations.  The Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and each Sub-Servicer shall, and the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and each Sub-Servicer, as applicable, shall (a) use commercially reasonable efforts to cause each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to, reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.

Section 13.4                      Form 10-D Filings.  Within 15 calendar days after each Distribution Date (the “10-D Filing Deadline”) (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any necessary disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the immediately succeeding paragraph, be reported by the parties set forth on Schedule XI and directed to the Depositor and the Certificate Administrator for approval by the Depositor.  The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule XI) absent such reporting, direction and approval.  Each Form 10-D shall include, without limitation, for any Distribution Date Statement distributed after December 31, 2011, (i) the information required by Rule 15Ga-1(a) under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase or replace for breach of the representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the Depositor and each Seller, if applicable, and the Commission assigned “Central Index Key” number for each such filer.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date, each Person identified on Schedule XI shall be required to provide to the Depositor and the Certificate Administrator (or, with respect to any Serviced Companion Loan that is deposited into an Other Securitization, the depositor and the trustee in such Other Securitization), to the extent known by such person, the form and substance of the corresponding Additional Form 10-D Disclosure set forth on Schedule XI, if applicable, and in a form readily convertible to an EDGAR-compatible format, or in such other form as otherwise agreed by the Depositor, the Certificate Administrator and such party.  Each Person set forth on Schedule XI hereto shall include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as Schedule XIV.  The Certificate Administrator shall provide prompt notice to the Depositor (or, with respect to a Serviced Companion Loan deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) to the extent the Certificate Administrator is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from such party.  The Certificate Administrator shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XI of their duties under this paragraph or proactively solicit or procure from any such parties any Additional Form 10-D Disclosure information.  Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by the 2nd calendar day after such 5th calendar day after the related Distribution Date, the Certificate Administrator shall include the form and substance of the Additional Form 10-D Disclosure on the related Form 10-D.  The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.  Any notice delivered to the Certificate Administrator pursuant to this paragraph shall be delivered by facsimile to (410) 715-2380 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Certificate Administrator to the other parties in writing.

On or prior to the end of business on the 11th calendar day (or, if such day is not a Business Day, the immediately preceding Business Day) after the related Distribution Date the Certificate Administrator shall prepare and deliver electronically the Form 10-D to the Depositor for review.  No later than the end of business on the 12th calendar day after the related Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to such Form 10-D.  No later than the end of business on the 13th calendar day after the related Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of its approval of such Form 10-D, and shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-D, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the end of business on the 5th calendar day after the related Distribution Date.  The Certificate Administrator shall (a) file such Form 10-D not later than 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (b) use commercially reasonable best efforts to file such Form 10-D, if the Certificate Administrator received the signed Form 10-D after the signing deadline set forth in Section 13.14, not later than 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date; provided that if the Certificate Administrator cannot file the Form 10-D prior to the deadline set forth in the immediately preceding clause (b), the Certificate Administrator shall file such Form 10-D as soon as possible thereafter.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Certificate Administrator will follow the procedures set forth in Section [13.8(b)].  After filing with the Commission, the Certificate Administrator shall promptly, pursuant to Section [5.4], make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Certificate Administrator.  The parties to this Agreement acknowledge (and each Additional Servicer and each Servicing Function Participant shall be required to acknowledge) that the performance by the Certificate Administrator of its duties under this Section 13.4 related to the timely preparation and filing of Form 10-D is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 13.4.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution or file such Form 10-D where such failure results from the Certificate Administrator’s inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.  Any notices or draft Form 10-D delivered to the Depositor pursuant to this Section 13.4 shall be delivered by email to cmbs_filings@morganstanley.com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

Section 13.5                      Form 10-K Filing.  On or prior to 5:30 p.m. (New York City time) on the 90th calendar day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2012, the Certificate Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Reporting Servicer, as set forth under Section 13.9, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as set forth under Section 13.10, and (B) if any Reporting Servicer’s report on assessment of compliance with Servicing Criteria described under Section 13.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with Servicing Criteria described under Section 13.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as set forth under Section 13.11, and (B) if any registered public accounting firm attestation report described under Section 13.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as set forth in Section 13.6.  Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XII and directed to the Depositor and the Certificate Administrator for approval by the Depositor.  The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule XII) absent such reporting, direction and approval.

For so long as the Trust, and, with respect to any Serviced Companion Loan, the trust in the related Other Securitization, are subject to the reporting requirements of the Exchange Act, no later than March 7th of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2012, each Person identified on Schedule XII shall be required to provide to the Depositor (or, with respect to any Serviced Companion Loan that is deposited into an Other Securitization, the depositor and the trustee in such Other

Securitization) and the Certificate Administrator, to the extent known by such Person, the form and substance of the corresponding Additional Form 10-K Disclosure as set forth on Schedule XII, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Certificate Administrator and such Person.  Each Person set forth on Schedule XII hereto shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Schedule XIV.  The Certificate Administrator shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent the Certificate Administrator is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from such party.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XII of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by March 15th, the Certificate Administrator shall include the form and substance of the Additional Form 10-K Disclosure on the related Form 10-K.  The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.  Any notice delivered to the Certificate Administrator pursuant to this paragraph shall be delivered by facsimile to (410) 715-2380 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Certificate Administrator to the other parties in writing.

On or prior to the end of business on March 23rd (or, if such day is not a Business Day, the immediately preceding Business Day), the Certificate Administrator shall prepare and deliver electronically a draft copy of the Form 10-K to the Depositor for review.  No later than 5:00 p.m. (New York City time) on the 3rd Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-K, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than 5:00 p.m. (New York City time) on the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K.  The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 13.8(b).  After filing with the Commission, the Certificate Administrator shall, pursuant to Section [5.4], make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at the address identified in Section 14.5.  The parties to this Agreement acknowledge (and each Additional Servicer and each Servicing Function Participant shall be required to acknowledge)

that the performance by the Certificate Administrator of its duties under this Section 13.5 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article XIII.  The Certificate Administrator shall have no liability with respect to any failure to properly prepare, arrange for execution or file such Form 10-K resulting from the Certificate Administrator’s inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.  Any notices or draft Form 10-K delivered to the Depositor pursuant to this Section 13.5 shall be delivered by email to [___]cmbs_filings@morganstanley.com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

If a Form 10-K is permitted to be filed notwithstanding any missing information for inclusion therein, the Certificate Administrator shall nonetheless file such Form 10-K and, if Regulation AB (or Form 10-K itself) permits the inclusion of an explanation why such information is missing, the Certificate Administrator shall include such explanation of the circumstances (such explanation to be based solely on such notice regarding the same as may have been delivered to the Certificate Administrator by the person responsible for the missing information).

Section 13.6                      Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), exactly as set forth in Exhibit P-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each Reporting Servicer shall provide, and each Reporting Servicer shall (a) use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by noon (New York City time) on March 15th (with no grace period) of each year subsequent to the fiscal year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit P-2, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person,  the“Certification Parties”) can reasonably rely.  The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted at the address identified in Section 14.5.   If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a Performance Certification and a reliance certificate to the Certifying Person pursuant to this Section 13.6 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 13.9, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section 13.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 13.11 and shall include a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the registered public accountants of such Reporting Servicer to enable such accountants to render the attestation provided for in Section 13.11.

If any Serviced Companion Loan is deposited into a commercial mortgage securitization, and the applicable Reporting Servicer is provided with timely and complete contact information therefor, such Reporting Servicer shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to an Other Securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to the related Serviced Companion Loan), upon which such certifying person, the entity for which the certifying person acts as an officer, and such entity’s officers, directors and Affiliates can reasonably rely.  With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Master Servicer shall use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Servicer Mortgage Loan Certificate Administrator and the Non-Serviced Mortgage Loan Trustee in form and substance similar to a Performance Certification or in the form specified in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such Sarbanes-Oxley back-up certification received by the Master Servicer.

Section 13.7                      Form 8-K Filings.

Within four (4) Business Days after the occurrence of an event requiring disclosure (the “8-K Filing Deadline”) under Form 8-K (each a “Reportable Event”), the Certificate Administrator, at the direction of the Depositor, shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the paragraph immediately below, be reported by any party set forth on Schedule XIII to which such Reportable Event relates and such Form 8-K Disclosure Information shall be directed to the Depositor and the Certificate Administrator for approval by the Depositor.  The Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule XIII) absent such reporting, direction and approval.

As set forth on Schedule XIII hereto, for so long as the Trust, and, with respect to any Serviced Companion Mortgage Loan, the trust in the related Other Securitization, are subject to the Exchange Act reporting requirements, no later than noon (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the applicable Person identified on such Schedule XIII shall be required to provide written notice to the Depositor (or with respect to any

Serviced Companion Loan that is deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) and the Certificate Administrator of, to the extent known by such Person, the form and substance of the corresponding Form 8-K Disclosure Information, as set forth on Schedule XIII, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Certificate Administrator and such Party.  Each Person set forth on Schedule XIII hereto shall include with such Form 8-K Disclosure Information an Additional Disclosure Notification in the form attached hereto as Schedule XIV.  Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by the close of business on the 2nd Business Day after such Reportable Event, the Certificate Administrator shall include the form and substance of the Form 8-K Disclosure Information on the related Form 8-K.  The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.  Any notice delivered to the Certificate Administrator pursuant to this paragraph shall be delivered by facsimile to (410) 715-2380 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Certificate Administrator to the other parties in writing.

No later than noon (New York City time) on the 3rd Business Day after the Reportable Event, the Certificate Administrator shall prepare the Form 8-K.  No later than the end of business on the 3rd Business Day after the Reportable Event, the Depositor (or with respect to any Serviced Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) shall sign the Form 8-K.  If so directed by the Depositor, the Certificate Administrator shall (a) file such Form 8-K not later than 5:30 p.m. (New York City time) on the 4th Business Day after the related Reportable Event or (b) use reasonable best efforts to file such Form 8-K, if the Certificate Administrator received the signed Form 8-K after the end of business on the 3rd Business Day after the Reportable Event, not later than 5:30 pm (New York City time) on the 4th Business Day after the related Reportable Event; provided that if the Certificate Administrator cannot file the Form 8-K prior to the deadline set forth in the immediately preceding clause (b), the Certificate Administrator shall file such Form 8-K as soon as possible thereafter.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 13.8(b).  After filing with the Commission, the Certificate Administrator will, pursuant to Section 5.4, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Certificate Administrator.  The parties to this Agreement acknowledge (and each Additional Servicer and each Servicing Function Participant shall be required to acknowledge) that the performance by the Certificate Administrator of its duties under this Section 13.7 related to the timely preparation and filing of Form 8-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Section 13.7.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct; provided, however, that the Certificate Administrator shall prepare, arrange for execution and file such Form 8-K where such information from such other party is not received on a timely basis or not provided by such other party.  Any notices or draft Form 8-K delivered to the Depositor pursuant to this Section 13.7 shall be delivered by email to [___]cmbs_filings@morganstanley.com, or such other address as may hereafter be furnished by the Depositor to the other parties in writing.

Notwithstanding the second preceding paragraph, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, each Sub-Servicer and each Servicing Function Participant, shall promptly notify (and the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee each Sub-Servicer and each Servicing Function Participant shall (a) use commercially reasonable efforts to cause each Sub-Servicer and each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Sub-Servicer and each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to promptly notify the Depositor and the Certificate Administrator, but in no event later than noon on the 2nd Business Day after its occurrence, of any Reportable Event of which it has actual knowledge to the extent such party is identified as a “Responsible Party” on Schedule XIII with regard to such Reportable Event.

Section 13.8                      Suspension of Exchange Act Filings; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports.

(a)           On or before January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Certificate Administrator, at the direction of the Depositor, shall prepare and file any form necessary to be filed with the Commission to suspend reporting in respect of the Trust under the Exchange Act.  After the filing of any such form, the obligations of the parties to this Agreement under Sections 13.2(b), 13.4, 13.5, 13.6 and 13.7 shall be suspended for so long as neither the Trust nor, with respect to any Serviced Companion Loan, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act.  The Certificate Administrator shall provide each Reporting Servicer with prompt written notice (which notice may be sent via facsimile or by email) if the Certificate Administrator files any such forms that effectuates the suspension of the Trust’s Exchange Act reporting obligations pursuant to this Section 13.8(a).

(b)           The Certificate Administrator shall promptly notify the Depositor (which notice may be sent by facsimile or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) and each Reporting Servicer that failed to deliver such information required to be delivered by it under this Agreement, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 13.9, annual reports on assessment of compliance with servicing criteria pursuant to Section 13.10 and attestation reports pursuant to Section 13.11).  If the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Certificate Administrator shall promptly notify the Depositor (which may be sent by facsimile or by email, and which notice shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) and each Reporting Servicer that failed to make such delivery.  In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall reasonably cooperate with the Depositor and the Certificate Administrator to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act, which forms shall be filed no later than one calendar day after the original due date for the related Form 10-D or Form 10-K, as applicable.  In the case of Form 8-K, the Certificate Administrator shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed on behalf of the Trust.  If any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Certificate Administrator shall notify the Depositor and such other parties as may be required and such parties shall reasonably cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A.  Any form filed under Section 13.8(a), Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed, in the case of form filed under Section 13.8(a), Form 12b-25 or any amendment to Form 8-K or Form 10-D, by a duly authorized officer of the Depositor, and in the case of Form 10-K, by a senior officer of the Depositor in charge of securitization.  The parties to this Agreement acknowledge (and each Additional Servicer and each Servicing Function Participant shall be required to acknowledge) that the performance by the Certificate Administrator of its duties under this Section 13.8 related to the timely preparation and filing of any form filed under Section 13.8(a), a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Servicing Function Participant) performing their duties under this Section 13.8(b).  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such form filed under Section 13.8(a), Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such form filed under Section 13.8(a), Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 13.9                      Annual Compliance Statements.

The Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator, each Sub-Servicer, and, if it has made an Advance during the applicable calendar year, the Trustee (each a “Certifying Servicer”) shall (and the Master Servicer, the Special Servicer and the Certificate Administrator shall (a) use commercially reasonable efforts to cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) deliver electronically to the Depositor, the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 5.7), with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and, solely in the case of the Master Servicer and the Special Servicer of any A/B Whole Loan or Loan Pair, to the holder of the related B Note or Serviced Companion Loan, as applicable, on or before March 7th, with respect to any Additional Servicer and each Sub-Servicer, or March 15th or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), with respect to the Master Servicer, the Special Servicer, the Trust Advisor or the Certificate Administrator, of each year, commencing in March 2012, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s or Additional Servicer’s, as the case may be, activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s or Additional Servicer’s, as the case may be, performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer or Additional Servicer’s, as the case may be, has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Each Certifying Servicer shall, and the Master Servicer, the Special Servicer and the Certificate Administrator shall (a) use reasonable efforts to cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to forward a copy of each such statement to the Rating Agencies (subject to Section 5.7) and the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period).  Promptly after receipt of each such Officer’s Certificate, the Depositor and, if applicable, the depositor under any Other Companion Loan Pooling and Servicing Agreement, shall have the right to review such Officer’s Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer’s obligations hereunder, or any failures by an Additional Servicer retained by such Certifying Servicer in the fulfillment of any of such Additional Servicer’s obligations under the applicable sub-servicing or primary servicing agreement.  None of the Certifying Servicers or any Additional Servicer or any Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such Officer’s Certificate until April 15, in the case of a Certifying Servicer, or April 1, in the case of any Additional Servicer or any Sub-Servicer, in any given year so long as it has received written confirmation (which shall be provided prior to March 1) from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

If any Serviced Companion Loan is deposited into an Other Securitization, each Certifying Servicer, to the extent applicable, shall provide, if requested by a party to the Other Companion Loan Pooling and Servicing Agreement, an Officer’s Certificate as set forth in this Section.  With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Master Servicer will use reasonable best efforts to procure an Officer’s Certificate as set forth in this Section, or in the form specified in the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, from the Non-

Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer and the Non-Serviced Mortgage Loan Certificate Administrator in form and substance similar to the Officer’s Certificate described in this Section.  The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such Officer’s Certificate received by the Master Servicer.

Section 13.10                                Annual Reports on Assessment of Compliance with Servicing Criteria.

By March 15th of each year, or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), commencing in March 2012, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trust Advisor and, to the extent it is a Servicing Function Participant, the Trustee, each at its own expense, shall furnish electronically (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), to the Depositor, the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 5.7), with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and, solely in the case of the Master Servicer and the Special Servicer of any A/B Whole Loan or Loan Pair, to the holder of the related B Note or Serviced Companion Loan, as applicable, a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.5, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

No later than ten (10) Business Days after the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer, the Special Servicer and the Trustee (if applicable)  shall each forward to the Certificate Administrator and the Depositor the name and address of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer, the Special Servicer, the Trustee (if applicable) and each Sub-Servicer submit their respective assessments by March 7th or March

15th, as applicable, to the Certificate Administrator, each such party shall also at such time include, in its submission to the Certificate Administrator, the assessment (and attestation pursuant to Section 13.11) of each Servicing Function Participant engaged by it.  Not later than the end of each fiscal year for which the Trust (or any other securitization trust which owns a Serviced Companion Loan or a Non-Serviced Companion Loan) is required to file a Form 10-K, the Certificate Administrator shall provide to each Seller written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor and, if applicable, the depositor under any Other Companion Loan Pooling and Servicing Agreement, shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Trustee (if applicable)  and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Trustee (if applicable)  or any Servicing Function Participant, respectively, and (ii) the Certificate Administrator shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Schedule X and notify the Depositor of any exceptions.  None of the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee (if applicable)  or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in the case of the Master Servicer, the Special Servicer, the Trust Advisor or the Trustee (if applicable), or April 1 in the case of any Servicing Function Participant, in any given year so long as it has received written confirmation (which shall be provided prior to March 1) from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.  If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide the reports and statements pursuant to this Section 13.10 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be.  The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 13.10 by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties’ obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

If any Serviced Companion Loan is deposited into an Other Securitization, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Trustee, each at its own expense, shall furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), if requested by a party to the Other Companion Loan Pooling and Servicing

Agreement, an annual report on assessment of compliance as set forth in this Section and an attestation as set forth in Section 13.11.  With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Master Servicer shall use reasonable best efforts to procure an annual report on assessment of compliance as set forth in this Section and an attestation as set forth in Section 13.11 from the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Certificate Administrator and the Non-Serviced Mortgage Loan Trustee in form and substance similar to the annual report on assessment of compliance described in this Section and the attestation described in Section 13.11 or in the form required under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.  The Master Servicer shall promptly forward to the Certificate Administrator and the Depositor any such annual report on assessment of compliance received by the Master Servicer.

Section 13.11                                Annual Independent Public Accountants’ Servicing Report.

By March 15th of each year, or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), commencing in March 2012, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trust Advisor and, to the extent it is a Servicing Function Participant, the Trustee, each at its own expense, shall cause (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 7th, each Servicing Function Participant (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to cause, each at its own expense) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Trustee, such Sub-Servicer or such other Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Depositor, the Certificate Administrator (who shall promptly upon receipt post it to the Certificate Administrator’s Website pursuant to Section 5.4) and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 5.7), with a copy to the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and, solely in the case of the Master Servicer and the Special Servicer of any A/B Whole Loan or Loan Pair, to the holder of the related B Note or Serviced Companion Loan, as applicable, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or (if applicable) the Trustee (or any Sub-Servicer or Servicing Function Participant with which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or (if applicable) the Trustee has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement)), (i) the Depositor and, if applicable, the depositor under any Other Companion Loan Pooling and Servicing Agreement, shall have the right to review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Trustee (if applicable), any Sub-Servicer or any such Servicing Function Participant as to the nature of any material instance of noncompliance by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Trustee or any such Servicing Function Participant with the Servicing Criteria applicable to such Person, and (ii) the Certificate Administrator shall confirm that each assessment submitted pursuant to Section 13.10 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.  The Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Trustee (if applicable) or any Servicing Function Participant shall not be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in the case of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor or the Trustee (if applicable), or April 1 in the case of any Servicing Function Participant, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

Section 13.12                                Indemnification.

Each of the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor and the Certificate Administrator (each an “Indemnifying Party”) shall indemnify and hold harmless each Certification Party and its affiliates (and, with respect only to clauses (a)(ii) and (a)(iii) below, any comparable party in an Other Securitization), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Certification Indemnitee”), against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) an actual breach by the Indemnifying Party of such Indemnifying Party’s representations under [Section 1.02(d)] of the related indemnification agreement, each dated the Pricing Date, between the related Indemnifying Party, the Depositor, the Underwriters and the Initial Purchasers, (ii) failure to perform its obligations under this Article XIII or (iii) negligence, bad faith or willful misconduct on the part of the Indemnifying Party in the performance of such obligations.  The Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to indemnify and hold harmless each Certification Party (and any comparable party in an Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trust Advisor, the Trustee and the Certificate Administrator, each Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall (and the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer or other Servicing Function Participant with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) and (b) cause each Additional Servicer or other Servicing Function Participant with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to) contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article XIII (or breach of its representations or obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports or otherwise comply with the requirements of this Article XIII) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith.  The Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee shall (a) use commercially reasonable efforts to cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) and (b) cause each Additional Servicer or Servicing Function Participant with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to agree to the foregoing indemnification and contribution obligations.

Section 13.13                                Amendments.

This Article XIII, Schedule X, Schedule XI, Schedule XII and Schedule XIII may be amended by the written consent of all of the parties hereto and, if any such amendment to Schedule X, Schedule XI, Schedule XII and Schedule XIII adds additional reporting obligations for a Seller, with the consent of the related Seller, pursuant to Section 14.3 (without, in each case, any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement) for purposes of complying with Regulation AB, the Trust’s Exchange Act reporting obligations.

Section 13.14                                Exchange Act Report Signatures.

Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor.  The Depositor shall provide its signature to the Certificate Administrator by electronic or fax transmission (with hard copy to follow by overnight mail) no later than the end of business on the 13th calendar day following the related Distribution Date for Form 10-D, and not later than the end of business on the 3rd Business Day after the Reportable Event for Form 8-K (provided, that in each case the Certificate Administrator shall not file the related form until the Depositor has given its approval thereof).  If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Certificate Administrator will follow the procedures set forth in this Article XIII.  The signing party at the Depositor can be contacted at the address identified in Section 14.5.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

Section 14.1                      Binding Nature of Agreement

.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 14.2                      Entire Agreement

.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 14.3                      Amendment.

(a)           This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Preliminary Prospectus, the Final Prospectus or the Private Placement Memorandum, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or of the Class H Grantor Trust as a grantor trust or to facilitate the administration or reporting thereof) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Class R Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators, (vii) to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the Depositor, the Trustee and the Master Servicer determine that that industry standard has changed, (x) such modification will not result in an Adverse REMIC Event or Adverse Grantor Trust Event, as evidenced by an Opinion of Counsel, (y) each Rating Agency shall have been provided with a Rating Agency Communication with respect to such modification and (z) during any Subordinate Control Period and any Collective

Consultation Period, the Controlling Class Representative consents to such modification, (viii) to modify the procedures relating to Exchange Act Rule 17g-5, provided that such modification does not materially increase the obligations of the Trustee, the Certificate Administrator, the 17g-5 Information Provider, the Trust Advisor, the Master Servicer or the Special Servicer; provided further, that notice of any such amendment must be provided by the Trustee to the 17g-5 Information Provider, who will post such notice to the 17g-5 Information Provider’s Website, and within two (2) Business Days following delivery to the 17g-5 Information Provider, deliver notice to the Rating Agencies, (ix) to modify, alter, amend, add to or rescind any of the provisions contained in this Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided, with respect to Rule 15Ga-1 under the Exchange Act, or (x) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).  No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Certificateholder not consenting thereto without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC Pool as a REMIC (or of the Class H Grantor Trust as a grantor trust) for purposes of federal income tax law (or comparable provisions of state income tax law).  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel, addressed to the parties to this Agreement, to the effect that such amendment is permitted under this paragraph and a Nondisqualification Opinion.

(b)           [Reserved].

(c)           This Agreement may also be amended from time to time by the parties with the consent of the Holders of Certificates representing not less than 51% of the aggregate Voting Rights of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) directly or indirectly reduce in any manner the amount of, or delay the timing of, the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) modify this Section 14.3 without the consent of 100% of the Certificateholders, (iii) eliminate or reduce the Master Servicer’s or the Trustee’s obligation to make an Advance, including without limitation, in the case of the Master Servicer, the obligation to advance on a B Note or Serviced Companion Loan, or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions, (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders), or the status of the Class H Grantor Trust as a grantor trust without the consent of 100% of the holders of the Class H Certificates, (v) adversely affect the interests of any Class of Certificateholders (other than as contemplated by clause (i), (ii) or clause (vi) of this sentence) without the consent of Certificateholders entitled to 66-2/3% of the Voting Rights allocated to such Class, and (vi) adversely affect the Voting Rights of any Class of Certificateholders without the consent of Certificateholders entitled to 100% of the Voting Rights allocated to such Class.  The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 14.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

(d)           The costs and expenses associated with any such amendment, including those related to Opinions of Counsel, shall be borne by the Depositor if the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 14.3(a).  In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

(e)           Promptly after the execution of any such amendment, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Holder, the other parties hereto, the 17g-5 Information Provider and, subject to Section 5.7, the Rating Agencies.

(f)           It shall not be necessary for the consent of Holders under this Section 14.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

(g)           Notwithstanding anything to the contrary contained in this Section 14.3, the parties hereto agree that this Agreement may not be amended in any manner materially adverse to any Underwriter or any Initial Purchaser, the holder of any B Note or the holder of any Serviced Companion Loan without the prior written consent of such Underwriter or Initial Purchaser, the holder of such B Note or the holder of such Serviced Companion Loan, respectively.

(h)           Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would increase the obligations or impair the rights of any Seller under the related Mortgage Loan Purchase Agreement without the prior written consent of such Seller.

Section 14.4                      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 14.5                      Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:  Stephen Holmes (with a copy to Morgan Stanley Capital I Inc., 1221 Avenue of the Americas, New York, New York 10020, Attention:  James Y. Lee, Esq.); (B) in the case of the Trustee at the Corporate Trust Office; (C) in the case of the Master Servicer, Wells Fargo Bank, National Association, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, Attention:  [MSC 2011-C3] Asset Manager, facsimile:  (704) 715-0036 (with a copy to Stacy Ackermann, Alston & Bird, 101 South Tryon Street, Suite 4000, Charlotte, NC 28280-4000, facsimile: (704) 444-1778; (D) in the case of Bank of America, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention:  David S. Fallick, facsimile number:

(704) 386-1094 (with a copy to W. Todd Stillerman, Esq., Assistant General Counsel, Bank of America Corporation, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255, facsimile number: (404) 736-2127 and with a copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202, facsimile number: (704) 348-5200); (E) in the case of MSMCH, Morgan Stanley Mortgage Capital Holdings LLC, 1585 Broadway, New York, New York 10036, Attention:  Stephen Holmes (with a copy to Morgan Stanley Mortgage Capital Holdings LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention:  James Y. Lee, Esq.); (F) in the case of the Special Servicer, Midland Loan Services, a Division of PNC Bank, National Association, 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, facsimile number:  (913) 253-9001, Attention: President, with a copy to Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2900, Kansas City, Missouri  64106-2150, facsimile number:  (816) 412-9338, Attention:  Kenda K. Tomes; (G) in the case of the Trust Advisor, TriMont Real Estate Advisors, Inc., Attention: J. Gregory Winchester, fax number: (404) 420-5610 (with a copy to: McKenna Long & Aldridge LLP, Attention: Patrick McGeehan, facsimile number: (404) 527-4198; (H) in the case of the initial Controlling Class Representative, [_____],[_____], facsimile number:  [_____] Attention:  [_____] (with a copy to [_____], facsimile number [_____], Attention:  [_____]; (I) in the case of the Certificate Administrator, Wells Fargo Bank, National Association, the Corporate Trust Office thereof, Attention:  Client Manager – Morgan Stanley Capital I Inc., Series 2011-C3, facsimile number (410) 715-2380; and (J) in the case of the Trustee, U.S. Bank National Association, the Corporate Trust Office thereof, Attention: Morgan Stanley Capital I Inc., Series 2011-C3, facsimile number: (312) 332-7996 or as to each party such other address as may hereafter be furnished by such party to the other parties in writing.  Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 14.6                      Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 14.7                      Indulgences; No Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 14.8                      Headings Not to Affect Interpretation.  The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

Section 14.9                      Benefits of Agreement.  Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that:  (i) the Underwriters and Initial Purchasers are intended third-party beneficiaries of Section 5.7 and of any other provision hereunder that expressly grants them any rights, including the right to indemnity and the right to receive notices, reports and access to information; (ii) each Seller is an intended third-party beneficiary of Section 2.3(e), Section 5.7 and Section 8.3(h); (iii) the holder of any Serviced Companion Loan and any B Note, if any, is an intended third-party beneficiary in respect of the rights afforded it hereunder; (iv) the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer are intended third-party beneficiaries of Sections 5.2(a)(I)(ii)(B), 8.25(c) (only in the case of the Non-Serviced Mortgage Loan Master Servicer), 9.24(d) (only in the case of the Non-Serviced Mortgage Loan Special Servicer), and Article XIII and (v) the Mortgagor set forth in Schedule VI hereto are intended third-party beneficiaries of the fifth and sixth paragraphs of Section 2.3(a).

Section 14.10                                Notices to the Rating Agencies; Rating Agency Communications; and Rating Agency Confirmations.

(a)           All notices and Rating Agency Communications and requests for Rating Agency Confirmations to the Rating Agencies shall be in writing and sent by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to DBRS, to:

DBRS, Inc.
101 N. Wacker, Suite 100
Chicago, Illinois 60606
Fax: (312) 332-3492
Attention: Commercial Mortgage Surveillance
Email: cmbs.surveillance@dbrs.com

If to Moody’s, to:

Moody’s Investors Service, Inc.
7 World Trade Center
New York, New York 10007
Fax: (212) 553-0300
Attention: Commercial Mortgage Surveillance Group
Email: CMBSSurveillance@moodys.com

or at such other address as shall be provided in writing to the Depositor by such Rating Agency, which other address the Depositor shall promptly provide to the other parties hereto.

(b)           The delivery of any notice, document, information or communication to a Rating Agency shall be subject to Section 5.7.  Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request.  Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 5.7, and promptly but not earlier than the second (2nd) Business Day following such delivery to the 17g-5 Information Provider, the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with the delivery instructions set forth in Section 5.7.

Section 14.11                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 14.12                                Intention of Parties.  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property.  It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, if, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of, and the Depositor hereby grants to the Trustee, for the benefit of the Certificateholders, a security interest in all of the Depositor’s right, title, and interest, whether now owned or existing or hereafter acquired or arising, in, to and under:

(i)           the property described in clauses (1)-(4) below (regardless of whether subject to the UCC or how classified thereunder) and all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, the Collection Account, and the Reserve Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements that are permitted to be assigned to the Trustee pursuant to Section 14 thereof;

(ii)           all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(iii)           all cash and non-cash Proceeds (as defined in the Uniform Commercial Code) of the collateral described in clauses (i) and (ii) above.

The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 8-301 and 9-315 thereof) as in force in the relevant jurisdiction.

Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

The Depositor and, at the Depositor’s direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Master Servicer shall prepare and make all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property.  In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 14.13                                Recordation of Agreement.  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere.  Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

Section 14.14                                Rating Agency Surveillance Fees.  The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no surveillance fees are payable subsequent to the Closing Date in respect of the rating of the Certificates.

Section 14.15                                Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

Section 14.16                                Submission to Jurisdiction.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.17                                Limitation on Rights of Holders.

(a)           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)           Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)           No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(d)           No Certificateholder shall be “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Section 14.18                                Acts of Holders of Certificates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Certificate Administrator.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Certificate Administrator, if made in the manner provided in this Section.  The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer’s or member’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Certificate Administrator shall be affected by any notice to the contrary.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Certificate Administrator or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, the Authenticating Agent and the Trust Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORGAN STANLEY CAPITAL I INC., as Depositor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:
Name:
Title:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Special Servicer

By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

MSC 2011-C3 - Signature Page to the Pooling and Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian, Certificate Administrator, 17g-5 Information Provider, Authenticating Agent and Certificate Registrar

By:
Name:
Title:

TRIMONT REAL ESTATE ADVISORS, INC., as Trust Advisor

By:
Name:
Title:

MSC 2011-C3 - Signature Page to the Pooling and Servicing Agreement

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this __ day of October [_], 2011, before me, a notary public in and for said State, personally appeared _________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this ___ day of October [_], 2011, before me, a notary public in and for said State, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ______________ of [_____], and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this ___ day of October [_], 2011, before me, a notary public in and for said State, personally appeared ______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ______________ of [____], and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this ___ day of October [_], 2011, before me, a notary public in and for said State, personally appeared ________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ________________ of [_____], and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this ___ day of October [_], 2011, before me, a notary public in and for said State, personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ______________ of [_____], and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

SCHEDULE X

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Relevant Servicing Criteria”:

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Certificate Administrator Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Certificate Administrator Trustee* Master Servicer Special Servicer
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Master Servicer Special Servicer Trustee*
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Certificate Administrator Master Servicer Special Servicer

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Certificate Administrator Master Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

Certificate Administrator Trust Advisor
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other
Master Servicer Special Servicer

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria

number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Master Servicer Special Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Master Servicer Special Servicer Trust Advisor
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Master Servicer
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer

	Relevant Servicing Criteria	Applicable Party(ies)
Reference	Criteria

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

* The Trustee is only required to provide an assessment of compliance if it has made an Advance during the calendar year to which such assessment of compliance relates.

SCHEDULE XI
Additional Form 10-D Disclosure

The parties identified in the “Party Responsible” column are obligated pursuant to Section 13.4 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or Seller.  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this Series 2011-C3 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 10-D	Party Responsible
Item 1A: Distribution and Pool Performance Information: • Item 1121(a)(13) of Regulation AB	• Master Servicer • Certificate Administrator
Item 1B: Distribution and Pool Performance Information: • Item 1121 (a)(14) of Regulation AB	• Certificate Administrator • Depositor
Item 2: Legal Proceedings: • Item 1117 of Regulation AB
•  Master Servicer (as to itself)
•  Special Servicer (as to itself)
•  Certificate Administrator (as to itself)
•  Trustee (as to itself)
•  Depositor (as to itself)
•  Any other Reporting Servicer (as to itself)
•  Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust
•  Each Seller as sponsor (as defined in Regulation AB)
•  Originators under Item 1110 of Regulation AB
•  Party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds	• Depositor
Item 4: Defaults Upon Senior Securities	• Certificate Administrator • Trustee
Item 5: Submission of Matters to a Vote of Security Holders	• Certificate Administrator • Trustee
Item 6: Significant Obligors of Pool Assets	• Depositor • Sponsor • Applicable Seller • Master Servicer
Item 7: Significant Enhancement Provider Information	• Depositor
Item 8: Other Information	• Certificate Administrator • Any other party responsible for disclosure items on Form 8-K
Item 9: Exhibits	• Certificate Administrator • Depositor • Master Servicer • Special Servicer

SCHEDULE XII
Additional Form 10-K Disclosure

The parties identified in the “Party Responsible” column are obligated pursuant to Section 13.5 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Seller.  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this Series 2011-C3 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	• Depositor
Item 9B: Other Information	• Certificate Administrator • Any other party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	• Certificate Administrator • Depositor
Additional Item: Disclosure per Item 1117 of Regulation AB
•  Master Servicer (as to itself)
•  Special Servicer (as to itself)
•  Certificate Administrator (as to itself)
•  Trustee (as to itself)
•  Depositor (as to itself)
•  Any other Reporting Servicer (as to itself)
•  Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust
•  Each Seller as sponsor (as defined in Regulation AB)
•  Originators under Item 1110 of Regulation AB
•  Party under Item 1100(d)(1) of Regulation AB

Additional Item: Disclosure per Item 1119 of Regulation AB
•  Master Servicer (as to itself)
•  Special Servicer (as to itself)
•  Certificate Administrator (as to itself)
•  Trustee (as to itself)
•  Depositor (as to itself)
•  Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust
•  Each Seller as sponsors (as defined in Regulation AB)
•  Originators under Item 1110 of Regulation AB
•  Party under Item 1100(d)(1) of Regulation AB

Additional Item: Disclosure per Item 1112(b) of Regulation AB	• Depositor • Each Applicable Seller as sponsor (as defined in Regulation AB) • Master Servicer • Special Servicer
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	• Depositor • Master Servicer • Special Servicer

SCHEDULE XIII
Form 8-K Disclosure Information

The parties identified in the “Party Responsible” column are obligated pursuant to Section 13.7 of the Pooling and Servicing Agreement to report to the Depositor and the Certificate Administrator the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has knowledge of such information (other than information as to itself).  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Seller.  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this Series 2011-C3 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	• Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust
Item 1.02- Termination of a Material Definitive Agreement	• Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust
Item 1.03- Bankruptcy or Receivership	• Depositor
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	• Master Servicer
Item 3.03- Material Modification to Rights of Security Holders	• Certificate Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	• Depositor
Item 6.01- ABS Informational and Computational Material	• Depositor
Item 6.02- Change of Servicer or Trustee	• Master Servicer • Special Servicer • Trustee (as to Trustee) • Depositor

Item 6.03- Change in Credit Enhancement or External Support	• Depositor • Certificate Administrator
Item 6.04- Failure to Make a Required Distribution	• Certificate Administrator
Item 6.05- Securities Act Updating Disclosure	• Depositor
Item 7.01- Regulation FD Disclosure	• Depositor
Item 8.01	• Depositor
Item 9.01	• Depositor • Master Servicer • Special Servicer • Certificate Administrator

SCHEDULE XIV
Additional Disclosure Notification

**SEND VIA FAX TO [__]-[__]-[___] AND VIA EMAIL TO [__]@[__].com AND VIA OVERNIGHT MAIL TO THE ADDRESSES IMMEDIATELY BELOW**

[___], as Certificate Administrator
[___]
[___],[___][___]
Attn:  Corporate Trust Services-  [DEAL NAME]—SEC REPORT PROCESSING

Morgan Stanley Capital I Inc., as Depositor
1585 Broadway
New York, New York 10036
Attn:           Stephen Holmes

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of [         ][ ], 2011, among [            ], as [               ], [            ], as [               ], [            ], as [               ] and [            ], as [               ]. the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],
as [role]
By:
Name:
Title:

SCHEDULE XV
Seller Sub-Servicers

Bank of America, National Association
[Northmarq]
[HFF]
[CBRE]
[Newmark Realty Capital, Inc.]